    As filed with the Securities and Exchange Commission on October 11, 2002

                          Registration Number 333-90980
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------


                       ATLAS AMERICA PUBLIC #11-2002 LTD.
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                      ------------------------------------

                                      1311
            (Primary Standard Industrial Classification Code Number)
                      ------------------------------------

                                    2-0600231
                      (IRS Employer Identification Number)
                      ------------------------------------

                                 311 Rouser Road
                        Moon Township, Pennsylvania 15108
                                 (412) 262-2830
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                      ------------------------------------

    Jack L. Hollander, Senior Vice President - Direct Participation Programs
                              Atlas Resources, Inc.
               311 Rouser Road, Moon Township, Pennsylvania 15108
                                 (412) 262-2830
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                      ------------------------------------

                                 With a Copy to:
                          Wallace W. Kunzman, Jr., Esq.
                            Kunzman & Bollinger, Inc.
                                5100 N. Brookline
                                    Suite 600
                          Oklahoma City, Oklahoma 73112
                      ------------------------------------

   As soon as practicable after this Registration Statement becomes effective.
        (Approximate Date of Commencement of Proposed Sale to the Public)

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]



------------------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Proposed            Proposed
Title of Each                            Unit                Dollar              Maximum             Maximum           Amount of
Class of Securities                      Amounts             Amounts             Offering            Aggregate         Registration
to be Registered                         to be Registered    to be Registered    Price per Unit      Offering Price    Fee

------------------------------------------------------------------------------------------------------------------------------------
   Investor General Partner Units (1)           3,960         $39,600,000           $10,000            $39,600,000       $3,643.20
   Converted Limited Partner Units (2)          3,960               - 0 -             - 0 -                  - 0 -           - 0 -
   Limited Partner Units (2)                       40            $400,000           $10,000               $400,000          $36.80
   -------------------------                    -----         -----------           -------            -----------       ---------
TOTAL                                           4,000         $40,000,000                              $40,000,000       $3,680.00
=====                                           =====         ===========                              ===========       =========

(1) "Investor General Partner Units" means the investor general partner interests offered to participants in the partnership.
(2) "Limited Partner Units" means up to 40 initial limited partner interests offered to participants in the partnership and up to 3,960 limited partner units into which the investor general partners automatically will be converted by the managing general partner with no additional price paid by the investor.

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       ATLAS AMERICA PUBLIC #11-2002 LTD.
                              CROSS REFERENCE SHEET

                        Item of Form S-1                                               Caption in Prospectus
                        ----------------                                               ---------------------
Item 1.   Forepart of the Registration Statement and Outside Front
          Cover Page of Prospectus..................................   Front Page of Registration Statement and Outside Front
                                                                       Cover Page of Prospectus

Item 2.   Inside Front and Outside Back Cover Pages of Prospectus...   Inside Front and Outside Back Cover Pages of Prospectus

Item 3.   Summary Information, Risk Factors and Ratio Of Earnings
          to Fixed Changes..........................................   Summary of the Offering; Risk Factors

Item 4.   Use of Proceeds...........................................   Capitalization and Source of Funds and Use of Proceeds

Item 5.   Determination of Offering Price...........................   Terms of the Offering

Item 6.   Dilution..................................................   The partnership has not conducted any activities and the
                                                                       managing general partner's officers, directors,
                                                                       promoters and affiliated persons have not acquired any
                                                                       units during the past five years. Also, no units will be
                                                                       issued in this offering to the managing general partner
                                                                       except units subscribed for by the managing general
                                                                       partner, which it does not anticipate.  Discounted units, if any, are described in "Plan of Distribution."

Item 7.   Selling Security Holders..................................   The partnership does not have any selling security holders

Item 8.   Plan of Distribution......................................   Plan of Distribution

Item 9.   Description of Securities to be Registered................   Summary of the Offering; Terms of the Offering; Summary
                                                                       of Partnership Agreement

Item 10.  Interests of Named Experts and Counsel....................   Legal Opinions; Experts

Item 11.  Information with respect to the Registrant

          (a)   Description of Business.............................   Proposed Activities; Management

          (b)   Description of Property.............................   Proposed Activities

          (c)   Legal Proceedings...................................   Litigation

          (d)   Market Price of and Dividends on the Registrant's
                Common Equity and Related Stockholder Matters.......   The partnership has no markets in which its units are
                                                                       being traded, no holders of units, and it has not
                                                                       conducted activities or paid any dividends.

          (e)   Financial Statements................................   Financial Information Concerning the Managing General
                                                                       Partner and the Partnership

          (f)   Selected Financial Data.............................   The partnership has not conducted any activities and it
                                                                       does not have this information.

          (g)   Supplementary Financial Information.................   The partnership has not conducted any activities and it
                                                                       does not have this information.

          (h)   Management's Discussion and Analysis of Financial
                Condition and Results of Operations.................   Management's Discussion and Analysis of Financial Condition,
                                                                       Results of Operations, Liquidity and Capital Resources

          (i)   Changes in and Disagreements with Accountants on
                Accounting and Financial Disclosure.................   There have been no changes in and disagreements with
                                                                       accountants on accounting and financial disclosure.

          (j)   Quantitative and Qualitative Disclosures about
                Market Risk.........................................   The partnership has no market for its units and none
                                                                       will be created.

          (k)   Directors and Executive Officers....................   Management

          (l)   Executive Compensation..............................   Management

          (m)   Security Ownership of Certain Beneficial Owners
                and Management......................................   Management

          (n)   Certain Relationships and Related Transactions......   Compensation; Management; Conflicts of Interest

Item 12.  Disclosure of Commission Position on Indemnification
          for Securities Act Liabilities............................   Fiduciary Responsibilities of the Managing General Partner

                  SUBJECT TO COMPLETION, DATED OCTOBER __, 2002

                       ATLAS AMERICA PUBLIC #11-2002 LTD.

     o Up to 3,960 Investor General Partner Units and 3,960 converted Limited Partner Units and up to 40 Limited Partner Units, which are collectively referred to as the "Units," at $10,000 per Unit

     o $1 Million (100 Units) Minimum Aggregate Subscriptions

     o $40 Million (4,000 Units) Maximum Aggregate Subscriptions

   o    Atlas America Public #11-2002 Ltd., a              o    The Offering: In addition to the information in the table below for
        limited partnership, is managed by Atlas                not less than 95% (3,800) of the units, up to 5% (200) of the units,
        Resources, Inc. of Pittsburgh, Pennsylvania,            in the aggregate, may be sold at $8,950 per unit to the managing
        and will be funded to drill primarily natural           general partner, its officers, directors and affiliates, and
        gas development wells.                                  investors who buy units through the officers and directors of the managing general partner; or at $9,300 per unit to registered investment advisors and their clients, and selling agents and their registered representatives and principals. These discounted prices reflect certain fees, sales commissions and reimbursements which will not be paid for these sales. (See "Plan of Distribution.") To the extent that units are sold at discounted prices, the
                                                                partnership's subscription proceeds will be reduced. (See "Risk
                                                                Factors - Risks Related to an Investment in a Partnership -
                                                                Spreading the Risks of Drilling Among a Number of Wells Will be
                                                                Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled.")


   o    The units will be offered on a "best
        efforts" "minimum-maximum" basis. This means                                                   Total            Total
        the broker-dealers must sell at least 100                                       Per Unit       Minimum          Maximum
        units and receive subscription proceeds of at                                   --------       -------          -------
        least $1 million in order for this offering to     Public Price                   $10,000      $1,000,000      $40,000,000
        close, and they must use only their best
        efforts to sell the remaining  units.  Thus,       Dealer-manager fee, sales
        this offering may close even though all 4,000        commissions, and
        units offered have not been sold.                    reimbursements (1)            $1,050       $ 105,000       $4,200,000

   o    Subscription proceeds will be held in an           Proceeds to partnership        $10,000      $1,000,000      $40,000,000
        interest bearing escrow account until $1
        million has been received.  This offering will     ----------
        close on or before December 31, 2002, and will
        not be extended.  If subscription proceeds of     (1)  These fees, sales commissions and reimbursements will be paid by
        $1 million are not received by the offering            the managing general partner and not from subscription proceeds.
        termination date, then your subscription will
        be promptly returned to you from the escrow
        account with interest and without deduction
        for any fees.

     o The partnership's drilling operations involve the possibility of a substantial or partial loss of your investment because of wells which are productive, but do not produce enough revenue to return the investment made.

     o The partnership's revenues are directly related to the ability to market the natural gas and the price of natural gas, which is unstable and cannot be predicted, and if the price of gas decreases then your investment return will decrease.

     o Unlimited joint and several liability for partnership obligations if you choose to invest as an investor general partner until you convert to a limited partner.

     o Lack of liquidity or a market for the units.

     o Lack of conflict of interest resolution procedures.

     o Total reliance on managing general partner and its affiliates.

     o Authorization of substantial fees to the managing general partner and its affiliates.

     o You and the managing general partner will share in costs disproportionately to your sharing of revenues.

     o Possible allocation of taxable income to investors in excess of their cash distributions from the partnership.

     o No guaranty of cash distributions every quarter.

   These securities are speculative and are subject to certain risks. You should purchase these securities only if you can afford a complete loss of your investment. (See "Risk Factors," Page 7.)


   Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Anthem Securities, Inc. - Dealer-Manager

                                TABLE OF CONTENTS

SUMMARY OF THE OFFERING........................................................1
    Business of the Partnership and the Managing General Partner...............1
    Risk Factors...............................................................1
    Terms of the Offering......................................................2
    Description of Units.......................................................3
       Investor General Partner Units..........................................3
       Limited Partner Units...................................................4
    Use of Proceeds............................................................4
    Subordination, Participation in Costs and Revenues, and Distributions......4
    Compensation...............................................................6

RISK FACTORS...................................................................7
    Risks Related To The Partnership's Oil and Gas Operations..................7
       No Guarantee of Return of Investment or Rate of Return on Investment
          Because of Speculative Nature of Drilling Natural Gas and Oil Wells..7 Because Some Wells May Not Return Their Drilling and Completion Costs,
          It May Take Many Years to Return Your Investment in Cash, If Ever....7
       Nonproductive Wells May be Drilled Even Though the Partnership's
          Operations are Limited to  Development Drilling......................7
       Partnership Distributions May be Reduced if There is a Decrease in the
          Price of Natural Gas and Oil.........................................7
       Adverse Events in Marketing the Partnership's Natural Gas Could Reduce
          Partnership Distributions............................................8
       Possible Leasehold Defects..............................................8
       Transfer of the Leases Will Not Be Made Until Well is Completed.........8
       Participation with Third-Parties in Drilling Wells May Require the
          Partnership to Pay Additional Costs..................................8
       Wells in Southern Ohio Could be Lost if There is Additional Coal
          Development Where the Wells Are Situated.............................9
    Risks Related to an Investment In a Partnership............................9
       If You Choose to Invest as a General Partner, Then You Have Greater Risk
          Than a Limited Partner...............................................9
       The Managing General Partner May Not Meet Its Indemnification and
          Purchase Obligations If Its Liquid Net Worth Is Not Sufficient.......9
       An Investment  in the Partnership Must be for the Long-Term Because the
          Units Are Illiquid and Not Readily Transferable.....................10
       Spreading the Risks of Drilling Among a Number of Wells Will be Reduced
          if Less than the Maximum Subscription Proceeds are Received and Fewer
          Wells are Drilled...................................................10

       The Partnership Does Not Own Any Prospects, the Managing General Partner
          Has Complete Discretion to Select Which Prospects Are Acquired, and the Lack of Information for a Portion of the Prospects Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling
          Program.............................................................10
       Lack of Production Information Increases Your Risk and Decreases Your
          Ability to Evaluate the Feasibility of the Partnership's Drilling
          Program.............................................................11
       Managing General Partner's Subordination is not a Guarantee of the Return
          of Any of Your Investment...........................................11
       Borrowings by the Managing General Partner Could Reduce Funds Available
          for Its Subordination Obligation....................................11

       Compensation and Fees to the Managing General Partner Regardless of
          Success of the Partnership's Activities Will Reduce Cash
          Distributions.......................................................11

       The Intended Quarterly Distributions to Investors May be Reduced or
          Delayed.............................................................12
       There Are Conflicts of Interest Between the Managing General Partner and
          the Investors.......................................................12
       The Presentment Obligation May Not Be Funded and the Presentment Price
          May Not Reflect Full Value..........................................13

       The Managing General Partner May Not Devote the Necessary Time to the
          Partnership Because Its Management Obligations Are Not Exclusive....13
       Prepaying Subscription Proceeds to Managing General Partner May Expose
          the Subscription Proceeds to Claims of the Managing General Partner's
          Creditors...........................................................13

       Lack of Independent Underwriter May Reduce Due Diligence Investigation of
          the Partnership and the Managing General Partner....................14
    Tax Risks.................................................................14
       Changes in the Law May Reduce to Some Degree Your Tax Benefits From an
          Investment in the Partnership.......................................14
       You May Owe Taxes in Excess of Your Cash Distributions from the
          Partnership.........................................................14

       Your Deduction for Intangible Drilling Costs May Be Limited for Purposes
          of the Alternative Minimum Tax......................................14
       Investment Interest Deductions of Investor General Partners May Be
          Limited.............................................................14
       Lack of Tax Shelter Registration Could Result in Penalties to You......14

ADDITIONAL INFORMATION........................................................15

FORWARD LOOKING STATEMENTS AND
ASSOCIATED RISKS..............................................................15

INVESTMENT OBJECTIVES.........................................................16

ACTIONS TO BE TAKEN BY MANAGING GENERAL PARTNER TO REDUCE RISKS OF ADDITIONAL
    PAYMENTS BY INVESTOR GENERAL PARTNERS.....................................17

CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS........................19
    Source of Funds...........................................................19

    Use of Proceeds...........................................................19

COMPENSATION..................................................................21
    Natural Gas and Oil Revenues..............................................21
    Lease Costs...............................................................22
    Drilling Contracts........................................................22
    Per Well Charges..........................................................24
    Gathering Fees............................................................24
    Dealer-Manager Fees.......................................................25
    Interest and Other Compensation...........................................26
    Estimate of Administrative Costs and Direct Costs to be Borne by the
       Partnership............................................................26

TERMS OF THE OFFERING.........................................................27
    Subscription to the Partnership...........................................27
    Partnership Closings and Escrow...........................................27
    Acceptance of Subscriptions...............................................28
    Suitability Standards.....................................................28
       In General.............................................................28
       Purchasers of Limited Partner Units....................................29
       Purchasers of Investor General Partner Units...........................29
       Fiduciary Accounts and Confirmations...................................31

PRIOR ACTIVITIES..............................................................31

MANAGEMENT....................................................................38
    Managing General Partner and Operator.....................................38
    Officers, Directors and Other Key Personnel...............................38
    Atlas America, Inc., a Delaware Holding Company...........................41
    Organizational Diagram....................................................42
    Remuneration..............................................................42
    Security Ownership of Certain Beneficial Owners...........................42
    Transactions with Management and Affiliates...............................42

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, RESULTS OF
    OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES...............................43

PROPOSED ACTIVITIES...........................................................44
    Overview of Drilling Activities...........................................44
    Primary Areas of Operations...............................................45

       Clinton/Medina Geological Formation In Western Pennsylvania............46

       Clinton/Medina Geological Formation in Southern Ohio...................46
       Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County,
          Pennsylvania........................................................47
       Upper Devonian Sandstone Reservoirs, Armstrong County, Pennsylvania....47
    Secondary Areas of Operations.............................................48
       Clinton/Medina Geological Formation In Western New York................48
       Mississippian Berea Sandstone in Eastern Ohio..........................48
       Devonian Oriskany Sandstone in Eastern Ohio............................48
    Acquisition of Leases.....................................................49
    Deep Drilling Rights Retained by Managing General Partner.................50
    Interests of Parties......................................................50
    Primary Areas.............................................................51
       Clinton/Medina Geological Formation in Western Pennsylvania and
          Mississippian/Upper Devonian Sandstone Reservoirs in Fayette and
          Greene Counties, Pennsylvania.......................................51
       Clinton/Medina Geological Formation in Southern Ohio and Upper Devonian
          Sandstone Reservoirs in Armstrong County, Pennsylvania..............51
    Secondary Areas...........................................................51
    Title to Properties.......................................................52
    Drilling and Completion Activities; Operation of Producing Wells..........52
    Sale of Natural Gas and Oil Production....................................53
       Policy of Treating All Wells Equally in a Geographic Area..............53
       Gathering of Natural Gas...............................................53
       Natural Gas Contracts..................................................54
    Marketing of Natural Gas Production from Wells in Other Areas of the United
       States.................................................................56
    Crude Oil.................................................................56
    Insurance.................................................................56
    Use of Consultants and Subcontractors.....................................56

COMPETITION, MARKETS AND REGULATION...........................................57
    Natural Gas Regulation....................................................57
    Crude Oil Regulation......................................................57
    Competition and Markets...................................................57
    State Regulations.........................................................58
    Environmental Regulation..................................................59
    Proposed Regulation.......................................................59

PARTICIPATION IN COSTS AND REVENUES...........................................60
    In General................................................................60
    Costs.....................................................................60
    Revenues..................................................................61

                                TABLE OF CONTENTS


    Subordination of Portion of Managing General Partner's Net Revenue Share..61
    Table of Participation in Costs and Revenues..............................63
    Allocation and Adjustment Among Investors.................................64
    Distributions.............................................................64
    Liquidation...............................................................65

CONFLICTS OF INTEREST.........................................................65
    In General................................................................65
    Conflicts Regarding Transactions with the Managing General Partner and its
       Affiliates.............................................................66
    Conflict Regarding the Drilling and Operating Agreement...................66
    Conflicts Regarding Sharing of Costs and Revenues.........................67
    Conflicts Regarding Tax Matters Partner...................................67
    Conflicts Regarding Other Activities of the Managing General Partner, the
       Operator and Their Affiliates..........................................67
    Conflicts Involving the Acquisition of Leases.............................68
    Conflicts Between Investors and the Managing General Partner as an
       Investor...............................................................72
    Lack of Independent Underwriter and Due Diligence Investigation...........72
    Conflicts Concerning Legal Counsel........................................72
    Conflicts Regarding Presentment Feature...................................72
    Conflicts Regarding Managing General Partner Withdrawing an Interest......73
    Conflicts Regarding Order of Pipeline Construction and Gathering Fees.....73
    Procedures to Reduce Conflicts of Interest................................73
    Policy Regarding Roll-Ups.................................................74

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER......................75
    In General................................................................75
    Limitations on Managing General Partner Liability as Fiduciary............76

TAX ASPECTS...................................................................76
    Summary of Tax Opinion....................................................76
    In General................................................................79
    Partnership Classification................................................79
    Limitations on Passive Activities.........................................79
       Publicly Traded Partnership Rules......................................80
       Conversion from Investor General Partner to Limited Partner............80
    Taxable Year and Method of Accounting.....................................80
    2002 Expenditures.........................................................80
    Availability of Certain Deductions........................................81
    Intangible Drilling Costs.................................................81
    Drilling Contracts........................................................81
    Depletion Allowance.......................................................82
    Depreciation - Modified Accelerated Cost Recovery System ("MACRS")........83
    Leasehold Costs and Abandonment...........................................84
    Tax Basis of Units........................................................84

    "At Risk" Limitation for Losses...........................................84

    Distributions from the Partnership........................................85

    Sale of the Properties....................................................85
    Disposition of Units......................................................85

    Minimum Tax - Tax Preferences.............................................86

    Limitations on Deduction of Investment Interest...........................86
    Allocations...............................................................87
    Partnership Borrowings....................................................87
    Partnership Organization and Syndication Fees.............................87
    Tax Elections.............................................................87
    Disallowance of Deductions under Section 183 of the Internal Revenue
       Code...................................................................88
    Termination of the Partnership............................................88
    Lack of Registration as a Tax Shelter.....................................88

       Investor Lists.........................................................89
    Tax Returns and Audits....................................................89
       In General.............................................................89
       Tax Returns............................................................89

    Penalties and Interest....................................................89
       In General.............................................................89
    Penalty for Negligence or Disregard of Rules or Regulations...............89
       Valuation Misstatement Penalty.........................................89
       Substantial Understatement Penalty.....................................89
       IRS Anti-Abuse Rule....................................................90
       Judicial Doctrines.....................................................90
    State and Local Taxes.....................................................90
    Severance and Ad Valorem (Real Estate) Taxes..............................90
    Social Security Benefits and Self-Employment Tax..........................90

    Farmouts..................................................................91

    Foreign Partners..........................................................91
    Estate and Gift Taxation..................................................91
    Changes in the Law........................................................91

SUMMARY OF PARTNERSHIP AGREEMENT..............................................91
    Liability of Limited Partners.............................................91
    Amendments................................................................92
    Notice....................................................................92
    Voting Rights.............................................................92
    Access to Records.........................................................93
    Withdrawal of Managing General Partner....................................93
    Return of Subscription Proceeds if Funds Are Not Invested in Twelve
       Months.................................................................93

SUMMARY OF DRILLING AND OPERATING AGREEMENT...................................94

REPORTS TO INVESTORS..........................................................94

PRESENTMENT FEATURE...........................................................95

TRANSFERABILITY OF UNITS......................................................97
    Restrictions on Transfer Imposed by the Tax Laws and the Partnership
       Agreement..............................................................97
    Conditions to Becoming a Substitute Partner...............................98

                                TABLE OF CONTENTS


PLAN OF DISTRIBUTION..........................................................98
    Commissions...............................................................98
    Indemnification..........................................................100

SALES MATERIAL...............................................................100

LEGAL OPINIONS...............................................................101

EXPERTS......................................................................101

LITIGATION...................................................................101

FINANCIAL INFORMATION CONCERNING THE MANAGING GENERAL PARTNER AND THE
    PARTNERSHIP..............................................................101

Exhibits

Appendix A - Information Concerning Currently Proposed Wells

Exhibit (A)  Amended and Restated Certificate and Agreement of Limited
             Partnership

Exhibit (I-A)    Managing General Partner Signature Page
Exhibit (I-B)    Subscription Agreement
Exhibit (II)     Drilling and Operating Agreement

Exhibit (B)      Special Suitability Requirements and Disclosures to Investors

                             SUMMARY OF THE OFFERING

This is a summary and does not include all of the information which may be important to you. You should read the entire prospectus and the attached exhibits and appendix before you decide to invest. Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or participant in the partnership.

Business of the Partnership and the Managing General Partner
The partnership, Atlas America Public #11-2002 Ltd., is a Delaware limited partnership which will drill, own and operate natural gas wells in the Appalachian Basin located in western Pennsylvania, eastern and southern Ohio and western New York as described in "Proposed Activities." Currently, the partnership does not hold any interests in any properties or prospects on which the wells will be drilled.

All offering proceeds will be used to drill development wells. A development well means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

The managing general partner of the partnership is Atlas Resources, Inc., a Pennsylvania corporation, which was incorporated in 1979, and is sometimes referred to in this prospectus as "Atlas Resources." As set forth in "Prior Activities," the managing general partner has sponsored and serves as managing general partner of 30 private drilling partnerships which raised a total of $150,749,447, and 10 public drilling partnerships which raised a total of $96,261,205. Atlas Resources also will serve as the partnership's general drilling contractor and operator and supervise the drilling, completing and operating of the wells to be drilled. As of January 1, 2002, the managing general partner and its affiliates operated approximately 4,375 natural gas and oil wells located in Ohio, Pennsylvania and New York.

The address and telephone number of the partnership and the managing general partner are 311 Rouser Road, Moon Township, Pennsylvania 15108, (412) 262-2830.

Risk Factors
This offering involves numerous risks, including the risks related to the partnership's oil and gas operations, the risks related to a partnership investment, and tax risks. You should carefully consider a number of significant risk factors inherent in and affecting the business of the partnership and this offering, including the following.

     o The partnership's drilling operations involve the possibility of a substantial or partial loss of your investment because of wells which are productive, but do not produce enough revenue to return the investment made and/or from time to time dry holes.

     o The partnership's revenues are directly related to the ability to market the natural gas and the price of natural gas, which cannot be predicted, and if the price of gas decreases then your investment return will decrease.

     o Unlimited joint and several liability for partnership obligations if you choose to invest as an investor general partner until you convert to a limited partner.

     o Lack of liquidity or a market for the units, necessitating a long-term commitment.

     o Total reliance on managing general partner and its affiliates.

     o Authorization of substantial fees to the managing general partner and its affiliates.

     o Possible allocation of taxable income to investors in excess of their cash distributions from the partnership.

     o Lack of asset diversification and concentration of investment risk should less than the maximum subscriptions be raised and thus fewer wells drilled.

     o Certain conflicts of interest between the managing general partner and you and the other investors and lack of procedures to resolve the conflicts.

     o You and the other investors and the managing general partner will share in costs disproportionately to the sharing of revenues.

     o The partnership does not currently hold any interests in any properties or prospects on which the wells will be drilled. Although the managing general partner has absolute discretion in determining which properties or prospects will be drilled, the managing general partner intends that the partnership will drill the currently proposed prospects described in "Appendix A - Information Regarding Currently Proposed Prospects." If there are adverse events with respect to any of the currently proposed prospects, the managing general partner will substitute the partnership's prospects.

     o The managing general partner's subordination of a portion of its share of partnership net production revenues is not a guaranty by the managing general partner. If the wells produce small volumes of gas and/or the price of gas decreases, then even with subordination your cash flow may be very small and you may not receive a return of your entire investment.

     o Quarterly cash distributions to investors may be deferred if revenues are used for partnership operations or reserves.

Terms of the Offering
The offering period will begin on the date of this prospectus, and will end on or before December 31, 2002, as determined by the managing general partner, in its sole discretion, which will not be extended.

The partnership will offer a minimum of 100 units, which is $1 million, and a maximum of 4,000 units, which is $40 million. Units are offered at a subscription price of $10,000 per unit, provided that up to 5% of the total units sold, in the aggregate, may be sold to certain investors at discounts as described in "Plan of Distribution." All subscriptions must be paid 100% in cash at the time of subscribing. However, the partnership may not break escrow as described in "Terms of the Offering-Partnership Closings and Escrow," unless the partnership is in receipt of subscription proceeds of $1 million after the discounts described in "Plan of Distribution."

Your minimum subscription is one unit; however, the managing general partner, in its discretion, may accept one-half unit subscriptions from you at any time. Larger fractional subscriptions will be accepted in $1,000 increments, beginning, for example, with either $11,000, $12,000, etc. if you pay $10,000 for a full unit, or $6,000, $7,000, etc. if you pay $5,000 for a one-half unit.

The managing general partner will have exclusive management authority for the partnership. You will have the election to purchase units as either an investor general partner or a limited partner as described below in "- Description of Units."


Subscription proceeds will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania until receipt of the minimum subscriptions. On receipt of the minimum subscriptions the partnership may break escrow, transfer the partnership funds to a partnership account, and begin its activities, including drilling. The managing general partner does not anticipate that there will be any production before the offering closes. After breaking escrow additional subscription payments may be paid directly to the partnership account and will continue to earn interest until the offering closes. (See "Terms of the Offering.")

Description of Units

You may buy either:

     o investor general partner units; or

     o limited partner units.

The type of unit you buy will not affect the allocation of costs, revenues, and cash distributions among you and the other investors. There are, however, material differences in the federal income tax effects and liability associated with each type of unit.

Investor General Partner Units.

     o Tax Effect. Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay and accrue as expenses in 2002 most, if not all, of its intangible drilling costs for wells the drilling of which will begin in 2003. If you invest as an investor general partner, then your share of the partnership's 2002 deduction for intangible drilling costs will not be subject to the passive activity limitations because your investor general partner units will not be converted to limited partner units until after all the wells have been drilled and completed, which the managing general partner anticipates will be in the late Summer of 2003. For example, if you pay $10,000 for a unit, then generally you may deduct approximately 90% of your subscription, $9,000, in 2002, which includes your deduction for intangible drilling costs, other than any cost overruns for intangible drilling costs, for all of the wells to be drilled by the partnership including all of the wells to be drilled in 2003. (See "Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners" and "Tax Aspects - Limitations on Passive Activities.")

     o Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared to lease costs which must be recovered through the depletion allowance and costs for equipment in the well which must be recovered through depreciation deductions.

     o Liability. If you invest as an investor general partner, then you will have unlimited liability regarding partnership activities. This means if:

     o the insurance proceeds;

     o the managing general partner's indemnification; and

     o the partnership assets

     were not sufficient to satisfy a partnership liability for which you and the other investor general partners were also liable, then the managing general partner would require you and the other investor general partners to make additional capital contributions to the partnership to satisfy the liability. In addition, you and the other investor general partners have joint and several liability, which means generally that a person with a claim against the partnership may sue all or any one or more of the partnership's general partners, including you, for the entire amount of the liability. (See "Actions To Be Taken By Managing General Partner To Reduce Risks of Additional Payments by Investor General Partners" and "Proposed Activities - Insurance.")

     Although past performance is no guarantee of future results, the investor general partners in the managing general partner's prior partnerships have not had to make additional capital contributions to their partnerships because of their status as investor general partners.

       Your investor general partner units will be automatically converted by the managing general partner to limited partner units after all of the partnership wells have been drilled and completed. The conversion will not create any tax liability to you or the other investors. The managing general partner anticipates conversion in late Summer of 2003 and that all wells will be placed in service by the early Fall of 2003.

       Once your units are converted you will have the lesser liability of a limited partner under Delaware law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after conversion.

Limited Partner Units.

     o Tax Effect. If you invest as a limited partner, then the use of your share of the partnership's deduction for intangible drilling costs will be limited to net passive income from "passive" trade or business activities. Passive trade or business activities generally include the partnership and other limited partner investments. This means that you will not be able to deduct your share of the partnership's intangible drilling costs in 2002 unless you have passive income from investments other than the partnership.

     o Liability. If you invest as a limited partner, then you will have limited liability. This means you will not be liable for amounts beyond your initial investment and share of undistributed net profits, subject to certain exceptions set forth in "Summary of Partnership Agreement - Liability of Limited Partners."

Use of Proceeds

The subscription proceeds received from you and the other investors, regardless of whether the minimum or maximum number of units are sold, will be used to pay:

     o 100% of the intangible drilling costs, which include items which do not have a salvage value, such as labor, fuel, repairs, supplies and hauling for drilling and completing the partnership's wells; and

     o 34% of the equipment costs of drilling and completing the partnership's wells, but not to exceed 10% of the partnership's subscription proceeds.

The managing general partner will:

     o contribute all of the leases to the partnership covering the acreage on which the wells will be drilled; and

     o pay 100% of the organization and offering costs, 66% of the equipment costs of drilling and completing the partnership's wells, and any equipment costs that exceed 10% of the partnership's subscription proceeds that would otherwise be charged to you and the other investors.

(See "Capitalization and Source of Funds and Use of Proceeds" and "Tax Aspects - Intangible Drilling Costs.")

Subordination, Participation in Costs and Revenues, and Distributions
The partnership is structured to provide you and the other investors with preferred cash distributions equal to a minimum of 10% per unit, based on $10,000 per unit regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with the partnership's first cash distributions from operations. To help achieve this investment feature the managing general partner will subordinate up to 50% of its share of partnership net production revenues during this subordination period.

The partnership's 60-month subordination period will begin with the first partnership cash distribution from operations to you and the other investors. However, no subordination distributions to you and the other investors will be required until the partnership's first cash distribution after substantially all of the partnership wells are drilled, completed, and begin producing into a sales line. Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period, but not after, the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return described above. The specific formula is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The following table sets forth the participation in partnership costs and revenues between the managing general partner and you and the other investors after deducting from the partnership's gross revenues the landowner royalties and any other lease burdens.

                                                        Managing
                                                         General
                                                         Partner     Investors
Partnership Costs                                        -------     ---------
Organization and offering costs.............................100%            0%
Lease costs.................................................100%            0%
Intangible drilling costs.....................................0%          100%
Equipment costs (1)..........................................66%           34%
Operating costs, administrative costs,
     direct costs, and all other costs........................(2)          (2)

Partnership Revenues
Interest income..............................................(3)           (3)
Equipment proceeds (1).......................................66%           34%
All other revenues including production revenues..........(4)(5)        (4)(5)

-----------------------------------

(1) These percentages may vary. If the total equipment costs for all of the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors in the partnership, then the excess will be charged to the managing general partner.
(2) These costs will be charged to the parties in the same ratio as the related production revenues are being credited.
(3) Interest earned on your subscription proceeds before the offering closes will be credited to your account and paid not later than the partnership's first cash distributions from operations. After the offering closes and until proceeds from the offering are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.
(4) The managing general partner and the investors will share in all of the partnership's other revenues in the same percentage as their respective capital contributions bears to the total partnership capital contributions except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues.
(5) The actual allocation of partnership revenues between the managing general partner and the investors will vary from the allocation described in (4) above if a portion of the managing general partner's partnership net production revenues is subordinated as described above.

The managing general partner will review the partnership's accounts at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The partnership will distribute funds to you and the other investors that the managing general partner does not believe are necessary for the partnership to retain. (See "Participation in Costs and Revenues.")

Compensation
The items of compensation paid to the managing general partner and its affiliates from the partnership are as follows:

     o The managing general partner will receive a share of partnership revenues in the same percentage as its capital contribution bears to the total partnership capital contributions, plus an additional 7% of partnership revenues not to exceed 35% of partnership revenues, regardless of the amount of the managing general partner's capital contribution, subject to the managing general partner's subordination obligation.

     o The managing general partner will receive a credit to its capital account equal to the cost of the leases or the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

     o The partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete the partnership wells at cost plus 15%. The cost of the well includes reimbursement to the managing general partner of its general and administrative overhead of $14,380 per well.

     o When the wells begin producing the managing general partner, as operator of the wells, will receive reimbursement at actual cost for all direct expenses incurred on behalf of the partnership and well supervision fees for operating and maintaining the wells during producing operations at a competitive rate.

     o The managing general partner will receive gathering fees at competitive rates.

     o Subject to certain exceptions described in "Plan of Distribution," Anthem Securities, Inc., the dealer-manager and an affiliate of the managing general partner, which is sometimes referred to in this prospectus as "Anthem Securities," will receive on each unit sold to an investor a 2.5% dealer-manager fee, a 7% sales commission, a .5% reimbursement of marketing expenses, and a .5% reimbursement of the selling agents' bona fide accountable due diligence expenses.

     o The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of the partnership. If the managing general partner provides equipment, supplies, and other services to the partnership, then it may do so at competitive industry rates.

     o The managing general partner and its affiliates will receive an unaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month. The managing general partner may not increase this fee during the term of the partnership.

(See "Compensation.")

                                  RISK FACTORS

An investment in the partnership involves a high degree of risk and is suitable only if you have substantial financial means and no need of liquidity in your investment.

Risks Related To The Partnership's Oil and Gas Operations
No Guarantee of Return of Investment or Rate of Return on Investment Because of Speculative Nature of Drilling Natural Gas and Oil Wells. Natural gas and oil exploration is an inherently speculative activity. Before the drilling of a well the managing general partner cannot predict with absolute certainty:

     o the volume of natural gas and oil recoverable from the well; or

     o the time it will take to recover the natural gas and oil.

You may not recover all of your investment, or if you do recover your investment you may not receive a rate of return on your investment which is competitive with other types of investment.

You will be able to recover your investment only through the partnership's distributions of the sales proceeds from the production of natural gas and oil from productive wells. The quantity of natural gas and oil in a well, which is referred to as its reserves, decreases over time as the natural gas and oil is produced until the well is no longer economical to operate. All of these distributions to you will be considered a return of capital until you have received 100% of your investment. This means that you are not receiving a return on your investment, excluding tax benefits, until your total cash distributions from the partnership exceed 100% of your investment. (See "Prior Activities.")

Because Some Wells May Not Return Their Drilling and Completion Costs, It May Take Many Years to Return Your Investment in Cash, If Ever. Even if a well is completed by the partnership and produces natural gas and oil in commercial quantities, it may not produce enough natural gas and oil to pay for the costs of drilling and completing the well, even if tax benefits are considered. For example, the managing general partner has formed 41 partnerships since 1985, 36 of which were formed in 1990 or subsequent years. All the partnerships are continuing to make cash distributions, however, 33 of the 41 partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account. Thus, it may take many years to return your investment in cash, if ever. (See "Prior Activities.")

Nonproductive Wells May be Drilled Even Though the Partnership's Operations are Limited to Development Drilling. The partnership may drill some wells which are nonproductive and must be plugged and abandoned. If one or more of the partnership's wells are nonproductive, then the partnership's productive wells may not produce enough revenues to offset the loss of investment in the nonproductive wells. (See "Prior Activities.")

Partnership Distributions May be Reduced if There is a Decrease in the Price of Natural Gas and Oil. The price at which the partnership's natural gas and oil will be sold cannot be predicted. The price of natural gas and oil will depend on supply and demand factors largely beyond the control of the partnership. For example, the demand for natural gas is usually greater in the winter months because of residential heating requirements than the summer months, and generally results in lower natural gas prices in the summer months than in the winter months. Natural gas and oil prices are volatile, and natural gas and oil prices could decrease in the future. If natural gas and oil prices decrease, then your partnership distributions will decrease accordingly.

Also, the price of natural gas and oil may decrease during the first years of production when the wells achieve their greatest level of production. This would have a greater adverse effect on your partnership distributions than price decreases in later years when the wells have a lower level of production. (See "Proposed Activities - Sale of Natural Gas and Oil Production.")

Adverse Events in Marketing the Partnership's Natural Gas Could Reduce Partnership Distributions. In addition to the risk of decreased natural gas and oil prices described above, there are risks associated with marketing natural gas which could reduce partnership distributions to you and the other investors. These risks are set forth below.

     o Competition from other natural gas producers and marketers in the Appalachian Basin may make it more difficult to market the partnership's natural gas.

     o The partnership may not be paid or may experience delays in receiving payment for natural gas that has already been delivered.

     o A substantial portion of the partnership's natural gas will be sold under a 10-year agreement which began on April 11, 1999, and provides that the price may be adjusted upward or downward in accordance with the spot market price and market conditions. The managing general partner anticipates that the remainder of the partnership's natural gas will be sold under similar contracts. Thus, the partnership is not guaranteed a specific natural gas price, other than through hedging, and the price for the partnership's natural gas may decrease because of market conditions.

     o Partnership revenues may be less the farther the natural gas is transported because of increased transportation costs.

     o Production from wells drilled in certain areas, such as the wells in Crawford County, Pennsylvania and to a lesser extent, Fayette County, Pennsylvania, may be delayed until construction of the necessary gathering lines and production facilities is completed. (See "Proposed Activities - Sale of Natural Gas and Oil Production.")

Possible Leasehold Defects. There may be defects in the partnership's title to its leases. Although the managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, it will not obtain a division order title opinion after the well is completed. The partnership may experience losses from title defects which arose during drilling that would have been disclosed by a division order title opinion, such as liens that may arise during drilling or transfers made after drilling begins. Also, the managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of leases transferred to the partnership. (See "Proposed Activities - Title to Properties."

Transfer of the Leases Will Not Be Made Until Well is Completed. Because the leases will not be transferred from the managing general partner to the partnership until the wells are drilled and completed, the transfer could be set aside by a creditor of the managing general partner, or the trustee in the event of the voluntary or involuntary bankruptcy of the managing general partner, if it were determined that the managing general partner received less than a reasonably equivalent value for the leases. In this event, the leases and the wells would revert to the creditors or trustee, and the partnership would either recover nothing or the amount paid for the leases and the cost of drilling the wells. Assigning the leases to the partnership after the wells are drilled and completed, however, will not affect the availability of the tax deductions since the partnership will have an economic interest in the wells under the drilling and operating agreement before the wells are drilled. (See "Proposed Activities
- Title to Properties.")

Participation with Third-Parties in Drilling Wells May Require the Partnership to Pay Additional Costs. Third-parties may participate with the partnership in drilling some of the wells. Financial risks exist when the cost of drilling, equipping, completing, and operating wells is shared by more than one person. If the partnership pays its share of the costs, but another interest owner does not pay its share of the costs, then the partnership would have to pay the costs of the defaulting party. In this event, the partnership would receive the defaulting party's revenues from the well, if any, under penalty arrangements set forth in the operating agreement.

Wells in Southern Ohio Could be Lost if There is Additional Coal Development Where the Wells are Situated. The managing general partner anticipates that many of the leases in southern Ohio, which is one of the primary areas for the partnership's drilling activities as discussed in "Proposed Activities - Primary Areas of Operations," will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Thus, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands that were previously mined. However, this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well.

Risks Related to an Investment In a Partnership
If You Choose to Invest as a General Partner, Then You Have Greater Risk Than a Limited Partner. If you invest as an investor general partner for the tax benefits instead of as a limited partner, then under Delaware law you will have unlimited liability for the partnership's activities. This could result in you being required to make payments, in addition to your original investment, in amounts that are impossible to predict because of their uncertain nature. Under the terms of the partnership agreement, if you are an investor general partner you agree to pay only your proportionate share of the partnership's obligations and liabilities. This agreement, however, does not eliminate your liability to third-parties if another investor general partner does not pay his proportionate share of the partnership's obligations and liabilities.

Also, the partnership may own less than 100% of the interest in some of the wells. If a court holds you and the other third-party owners of the well liable for the development and operation of a well and the third-party well owner does not pay its proportionate share of the costs and liabilities associated with the well, then the partnership and you and the other investor general partners would be liable to third-parties for those costs and liabilities.

As an investor general partner you may become subject to the following:

     o contract liability, which is not covered by insurance;

     o liability for pollution, abuses of the environment, and other environmental damages against which the managing general partner cannot insure because coverage is not available or against which it may elect not to insure because of high premium costs or other reasons; and

     o liability for drilling hazards, which result in property damage, personal injury, or death to third-parties, in amounts greater than the insurance coverage. The drilling hazards include, but are not limited to, well blowouts, fires, and explosions.

If the partnership's insurance proceeds and assets, the managing general partner's indemnification of you and the other investor general partners, and liability coverage provided by major subcontractors were not sufficient to satisfy the liability, then the managing general partner would call for additional funds from you to satisfy the liability. (See "Actions To Be Taken By Managing General Partner To Reduce Risks of Additional Payments by Investor General Partners.")

The Managing General Partner May Not Meet Its Indemnification and Purchase Obligations If Its Liquid Net Worth Is Not Sufficient. The managing general partner has made commitments to you and the other investors regarding the following:

     o the payment of the majority of equipment costs and organization and offering costs;

     o indemnification of the investor general partners for liabilities in excess of their pro rata share of partnership assets; and

     o purchasing units presented by an investor, although this may be suspended if the managing general partner determines, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms.

A significant financial reversal for the managing general partner could adversely affect its ability to honor these obligations.

The managing general partner's net worth is based primarily on the estimated value of its producing natural gas properties and is not available in cash without borrowings or a sale of the properties. Also, if natural gas prices decrease, then the estimated value of the properties and the managing general partner's net worth will be reduced. The managing general partner's net worth may not be sufficient, either currently or in the future, to meet its financial commitments under the partnership agreement. These risks are increased because the managing general partner has made similar financial commitments in 37 other partnerships and will make this same commitment in future partnerships. (See "Financial Information Concerning the Managing General Partner and the Partnership.")

An Investment in the Partnership Must be for the Long-Term Because the Units Are Illiquid and Not Readily Transferable. If you invest in the partnership, then you must assume the risks of an illiquid investment. The transferability of the units is limited by the federal securities laws, tax laws, and the partnership agreement. The units cannot be readily liquidated since there is not a readily available market for the sale of the units. Further, the partnership does not intend to list the units on any exchange. Also, a sale of your units could create adverse tax and economic consequences for you. (See "Tax Aspects-Disposition of Units" and "Presentment Feature.")

Spreading the Risks of Drilling Among a Number of Wells Will be Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled. If all of the units offered are not sold, then fewer wells will be drilled which decreases the partnership's ability to spread the risks of drilling. The managing general partner anticipates that approximately 5 gross wells will be drilled if the minimum required subscriptions of $1 million are received, and approximately 204 gross wells will be drilled if subscription proceeds of $40 million are received. A gross well is a well in which the partnership owns an interest. This is compared with a net well in which the partnership's actual interest in the well is divided by one hundred. For example, a 50% interest in a well is one gross well, but a .50 net well.

On the other hand, to the extent more than the minimum subscriptions are received and the number of wells drilled increases, the partnership's overall investment return may decrease if the managing general partner is unable to find enough suitable wells to be drilled. Also, in a large partnership greater demands will be placed on the managing general partner's management capabilities.

Also, there may be cost overruns in drilling and completing the wells because the wells will not be drilled and completed on a turnkey basis for a fixed price, which would shift the risk of loss to the managing general partner as drilling contractor. The majority of the equipment costs of the partnership's wells, including any equipment costs in excess of 10% of the partnership's subscription proceeds, will be paid by the managing general partner. However, all of the intangible drilling costs will be charged to you and the other investors. If there is a cost overrun for the intangible drilling costs of a well or wells, then the managing general partner anticipates that it would use the partnership's subscription proceeds, if available, to pay the cost overrun or advance the necessary funds to the partnership. However, using subscription proceeds to pay cost overruns will result in the partnership drilling fewer wells.

The Partnership Does Not Own Any Prospects, the Managing General Partner Has Complete Discretion to Select Which Prospects Are Acquired, and The Lack of Information for a Portion of the Prospects Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling Program. The partnership does not currently hold any interests in any prospects on which the wells will be drilled, and the managing general partner has absolute discretion in determining which prospects will be acquired to be drilled.

The wells currently proposed to be drilled represent approximately 60% of the wells that will be drilled if all the units are sold, and the partnership takes the interest in the prospects and wells that is set forth in "Appendix A - Information Regarding Currently Proposed Wells." With respect to the identified wells, the managing general partner has the right on behalf of the partnership to:

     o substitute wells;

     o take a lesser interest in the wells;

     o drill in other areas; or

     o do any combination of the foregoing.

You do not have any geological or production information to evaluate any additional and/or substituted prospects and wells. Instead, you must rely entirely on the managing general partner to select those prospects and wells.

The partnership does not have the right of first refusal in the selection of prospects from the inventory of the managing general partner and its affiliates, and they may sell their prospects to other partnerships, companies, joint ventures, or other persons at any time.

Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling Program. Production information from surrounding wells in the area is an important indicator in evaluating the economic potential of a proposed well to be drilled. However, the data set forth in "Appendix A - Information Concerning Currently Proposed Wells" for the proposed wells in Pennsylvania may not show all the wells drilled and/or production from those wells because there was a third-party operator and the Pennsylvania Department of Environmental Resources keeps production data confidential for the first five years from the time a well starts producing. If the managing general partner is the operator and no production data is shown it is because the wells are not yet completed, on-line to sell production, or have been producing for only a short period of time. This lack of production information from surrounding wells results in greater uncertainty.

Managing General Partner's Subordination is not a Guarantee of the Return of Any of Your Investment. If your cash distributions are less than a 10% return for each of the first five 12-month periods beginning with the partnership's first cash distributions from operations, then the managing general partner has agreed to subordinate a portion of its share of the partnership's net production revenues. However, if the wells produce only small natural gas and oil volumes, and/or natural gas and oil prices decrease, then even with subordination you may not receive the 10% return for each of the first five years as described above, or a return of your investment. Also, at any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return, described above. (See "Participation in Costs and Revenues - Subordination of Portion of the Managing General Partner's Net Revenue Share.")

Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation. The managing general partner will pledge either its partnership interest and/or an undivided interest in the partnership assets equal to or less than its revenue interest, which will range from 32% to 35%, depending on the amount of its capital contribution, to secure borrowings for its own corporate purposes. Under agreements previously entered into, the managing general partner's lenders have required a first lien in the property and will have priority over the managing general partner's subordination obligation under the partnership agreement. Thus, if there was a default to the lender under this pledge arrangement, then this would reduce the amount of the partnership's net production revenues available to the managing general partner for its subordination obligation to you and the other investors.

Compensation and Fees to the Managing General Partner Regardless of Success of the Partnership's Activities Will Reduce Cash Distributions. The managing general partner and its affiliates will profit from their services in drilling, completing, and operating the partnership's wells, and will receive the other fees and reimbursement of direct costs described in "Compensation" regardless of the success of the partnership's wells. These fees and direct costs will reduce the amount of cash distributions to you and the other investors. The amount of the fees is subject to the complete discretion of the managing general partner other than the fees must not exceed competitive fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses and any other restrictions set forth in "Compensation." With respect to direct costs, the managing general partner has sole discretion on behalf of the partnership to select the provider of the services or goods and the provider's compensation as discussed in "Compensation."

The Intended Quarterly Distributions to Investors May be Reduced or Delayed. Cash distributions to you and the other investors may not be paid each quarter. Distributions may be deferred, in the discretion of the managing general partner, to the extent partnership revenues are used for any of the following:

     o repayment of borrowings;

     o cost overruns;

     o remedial work to improve a well's producing capability;

     o general and administrative expense of the partnership;

     o reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

     o indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership's activities. (See "Participation in Costs and Revenues - Distributions.")

There Are Conflicts of Interest Between the Managing General Partner and the Investors. There are conflicts of interest between you and the managing general partner and its affiliates. These conflicts of interest, which are not otherwise discussed in the "Risk Factors" section, include the following:

     o the managing general partner has determined the compensation and reimbursement that it and its affiliates will receive in connection with the partnership without any unaffiliated third-party dealing at arms' length on behalf of the investors;

     o the managing general partner must monitor and enforce, on behalf of the partnership, its own compliance with the drilling and operating agreement;

     o because the managing general partner will receive a percentage of revenues greater than the percentage of costs that it pays there may be a conflict of interest concerning which wells will be drilled based on the wells' risk and profit potential;

     o the allocation of all intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner may create a conflict of interest concerning whether to complete a well;

     o if the managing general partner, as tax matters partner, represents the partnership before the IRS potential conflicts include whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to the amount of your deduction for intangible drilling costs, or the credit to the managing general partner's capital account for contributing the leases to the partnership;

     o which wells will be drilled by the managing general partner's and its affiliates' other affiliated partnerships or third-party programs in which they serve as driller/operator and which wells will be drilled by the partnership, and the terms on which the partnership's leases will be acquired;

     o the terms on which the managing general partner or affiliated limited partnerships may purchase producing wells from the partnership;

     o the possible purchase of units by the managing general partner, its officers, directors, and affiliates for a reduced price which will dilute the voting rights of you and the other investors on certain matters;

     o the representation of the managing general partner and the partnership by the same legal counsel;

     o the right of Atlas Pipeline Partners to determine the order of priority for constructing gathering lines;

     o the benefits to Atlas Pipeline Partners of the managing general partner drilling wells that will connect to the gathering system owned by Atlas Pipeline Partners; and

     o the managing general partner's affiliates' obligation, which does not include the partnership, to pay the difference between the gathering fees to be paid by the partnership and the greater of $.35 per mcf or 16% of the gross sales price for the gas as described in "Proposed Activities - Sale of Oil and Gas Production - Gathering of Natural Gas."

Other than certain guidelines set forth in "Conflicts of Interest," the managing general partner has no established procedures to resolve a conflict of interest.

The Presentment Obligation May Not Be Funded and the Presentment Price May Not Reflect Full Value. Subject to certain conditions, beginning in 2007 you may present your units to the managing general partner for purchase. There is a risk that the managing general partner will determine, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms. In either event the managing general partner may suspend the presentment feature. This risk is increased because the managing general partner has and will incur similar presentment obligations in other partnerships.

Further, the presentment price may not reflect the full value of the partnership's property or your units because of the difficulty in accurately estimating natural gas and oil reserves. The estimates are merely appraisals of value and may not correspond to realizable value. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way, and the accuracy of the reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment. The presentment price paid for your units and any revenues received by you before the presentment may not be equal to the purchase price of the units. Conversely, because the presentment price is a contractual price it is not reduced by discounts such as minority interests and lack of marketability that generally are used to value partnership interests for tax and other purposes. (See "Presentment Feature.")

The Managing General Partner May Not Devote the Necessary Time to the Partnership Because Its Management Obligations Are Not Exclusive. There is a risk that the managing general partner will not devote the necessary time to the partnership. The managing general partner and its affiliates will be engaged in other oil and gas activities, including other partnerships and unrelated business ventures for their own account or for the account of others, during the term of the partnership. (See "Management.")

Prepaying Subscription Proceeds to Managing General Partner May Expose the Subscription Proceeds to Claims of the Managing General Partner's Creditors. Under the drilling and operating agreement the partnership will be required to immediately pay the managing general partner the investors' share of the entire estimated price for drilling and completing the partnership's wells. Thus, these funds could be subject to claims of the managing general partner's creditors. (See "Financial Information Concerning the Managing General Partner and the Partnership.")

Lack of Independent Underwriter May Reduce Due Diligence Investigation of the Partnership and the Managing General Partner. There has not been an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnership and the managing general partner that would be provided by independent underwriters. Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of accountable due diligence expenses for certain due diligence investigations conducted by the selling agents that will be reallowed to the selling agents. However, its due diligence examination concerning this offering cannot be considered to be independent or as comprehensive as an investigation that would be conducted by an independent broker/dealer. (See "Conflicts of Interest.")

Tax Risks
Changes in the Law May Reduce to Some Degree Your Tax Benefits From an Investment in the Partnership. Your investment in the partnership may be affected by changes in the tax laws. For example, under the Economic Growth and Tax Relief Reconciliation Act of 2001 the federal income tax rates are being reduced between 2001 and 2006, including reducing the top rate in stages from 39.1% for 2001 to 38.6% for 2002 and 2003, 37.6% for 2004 and 2005, and 35% for
2006 through 2010. This will reduce to some degree the amount of taxes you save by virtue of your share of the partnership's deductions for intangible drilling costs, depletion, and depreciation. Also, the federal income tax rates described above may be changed in the future.

You May Owe Taxes in Excess of Your Cash Distributions from the Partnership. You may become subject to income tax liability for partnership income in excess of the cash you actually receive from the partnership. For example:

     o if the partnership borrows money your share of partnership revenues used to pay principal on the loan will be included in your taxable income from the partnership and will not be deductible;

     o income from sales of natural gas and oil may be accrued by the partnership in one tax year, although payment is not actually received by the partnership until the next tax year;

     o taxable income or gain may be allocated to you if there is a deficit in your capital account even though you do not receive a corresponding distribution of partnership revenues;

     o partnership revenues may be expended by the managing general partner for non-deductible costs or retained to establish a reserve for future estimated costs, including a reserve for the estimated costs of eventually plugging and abandoning the wells; and

     o the taxable disposition of partnership property or your units may result in income tax liability in excess of cash distributions.

Your Deduction for Intangible Drilling Costs May Be Limited for Purposes of the Alternative Minimum Tax. You will be allocated a share of the partnership's deduction for intangible drilling costs. However, under current tax law your alternative minimum taxable income cannot be reduced by more than 40% by the deduction for intangible drilling costs. Also, if you invest as a limited partner you may not have enough passive income to use your share of the partnership's deduction for intangible drilling costs.

Investment Interest Deductions of Investor General Partners May Be Limited. An investor general partner's share of the partnership's deduction for intangible drilling costs will reduce his investment income and may adversely affect the deductibility of his investment interest expense, if any.

Lack of Tax Shelter Registration Could Result in Penalties to You. The managing general partner believes that the partnership is not a tax shelter required to register with the IRS. If it is subsequently determined by the IRS or the courts that the partnership was required to be registered with the IRS as a tax shelter, then you would be liable for a $250 penalty for failure to include a tax registration number of the partnership on your tax return, unless this failure was due to reasonable cause.

                             ADDITIONAL INFORMATION

The partnership currently is not required to file reports with the SEC. However, a registration statement on Form S-1 has been filed on behalf of the partnership with the SEC. Certain portions of the registration statement have been deleted from this prospectus under SEC rules and regulations. You are urged to refer to the registration statement and exhibits for further information concerning the provisions of certain documents referred to in this prospectus.

You may read and copy any materials filed as a part of the registration statement, including the tax opinion included as Exhibit 8, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains an internet world wide web site that contains registration statements, reports, proxy statements, and other information about issuers who file electronically with the SEC, including the partnership. The address of that site is http://www.sec.gov. Also, you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, a copy of the tax opinion may be obtained by you or your advisors from the managing general partner at no cost. The delivery of this prospectus does not imply that its information is correct as of any time after its date.


                 FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

Statements, other than statements of historical facts, included in this prospectus and its exhibits address activities, events or developments that the managing general partner and the partnership anticipate will or may occur in the future. These forward-looking statements include such things as:

     o investment objectives;

     o business strategy;

     o estimated future capital expenditures;

     o competitive strengths and goals;

     o references to future success; and

     o other similar matters.

These statements are based on certain assumptions and analyses made by the partnership and the managing general partner in light of their experience and their perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond the control of the partnership, including, but not limited to:

     o general economic, market, or business conditions;

     o changes in laws or regulations;

     o the risk that the wells are productive, but do not produce enough revenue to return the investment made;

     o the risk that the wells are dry holes; and

     o uncertainties concerning the price of natural gas and oil.

Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. There can be no assurance that actual results will conform with the managing general partner's and the partnership's expectations.

                              INVESTMENT OBJECTIVES

The partnership's principal investment objectives are to invest the subscription proceeds in natural gas development wells which will:

     o Provide quarterly cash distributions to you until the wells are depleted, historically 20+ years, with a preferred annual cash flow of 10% during the first five years beginning with the partnership's first revenue distribution based on $10,000 per unit for all units sold. These distributions are not guaranteed, but are subject to the managing general partner's subordination obligation. (See "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share.") The partnership does not currently hold any interests in any prospects on which the wells will be drilled.

       The basis for this forward looking statement is a reserve and economic report effective October 2001 which was prepared by Wright & Company, Inc., petroleum consultants, and reviewed by the managing general partner, which evaluated the past history and estimated future production of 1,114 wells drilled to the Clinton/Medina geological formation in western Pennsylvania which is one of the partnership's primary drilling areas. These wells are owned by the managing general partner and its affiliates and not by the partnership. Based on data in that report, approximately 1,054 of those wells are expected by the managing general partner to produce more than 20 years. The Clinton/Medina geological formation is also the objective formation in southern Ohio, which is another one of the partnership's primary drilling areas, as well as western New York, which is one of the partnership's secondary drilling areas.

     o Obtain tax deductions in 2002 from intangible drilling costs to offset a portion of your taxable income, subject to the passive activity rules if you invest as a limited partner. For example, if you pay $10,000 for a unit your investment will produce a 2002 tax deduction of approximately $9,000 per unit, 90% against:

     o ordinary income or capital gain if you invest as an investor general partner; and

     o passive income if you invest as a limited partner.

       If you are in either the new 38.6% or 35.5% tax bracket for 2002, then one unit will save you up to approximately $3,475 or $3,195 per unit, respectively, in federal taxes this year. Most states also allow this type of a deduction against the state income tax.

     o Offset a portion of any taxable income generated by the partnership with tax deductions from percentage depletion, which is 15% in 2002 and estimated by the managing general partner to be 17% on net revenue. The managing general partner estimates that in 2002 this feature would reduce your effective tax rate from 38.6% to approximately 32%, which is 83% of 38.6%, on partnership net revenues. The percentage depletion rate fluctuates from year to year depending on the price of oil, but under current tax law will not be less than the statutory rate of 15% nor more than 25%.

     o Obtain tax deductions of the remaining 10% of the initial investment of you and the other investors in the partnership over a seven-year cost recovery period. For example, if you pay $10,000 for a unit, you will receive an additional tax deduction of approximately $1,000 per unit for depreciation of the partnership's equipment costs for the wells. Also, under the recent Job Creation and Worker Assistance Act of 2002, the partnership will be entitled to accelerate the depreciation allowance based on 30% of its equipment costs of the wells in the year the equipment is placed in service. You will receive your share of this additional accelerated depreciation deduction, which will not increase your alternative minimum tax.

Attainment of the partnership's investment objectives will depend on many factors, including the ability of the managing general partner to select suitable wells that will be productive and produce enough revenue to return the investment made. The success of the partnership depends largely on future economic conditions, especially the future price of natural gas which is volatile and may decrease. There can be no guarantee that the foregoing objectives will be attained.


                     ACTIONS TO BE TAKEN BY MANAGING GENERAL
                      PARTNER TO REDUCE RISKS OF ADDITIONAL
                      PAYMENTS BY INVESTOR GENERAL PARTNERS


You may choose to invest as an investor general partner so that you can receive an immediate tax deduction against any type of income. To help reduce the risk that you and other investor general partners could be required to make additional payments to the partnership, the managing general partner will take the actions set forth below.

         o Insurance. The managing general partner will obtain and maintain insurance coverage in amounts and for purposes which would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. The partnership will be named as an additional insured under these policies. In addition, the managing general partner requires all of its subcontractors to certify that they have acceptable insurance coverage for worker's compensation and general, auto, and excess liability coverage. Major subcontractors are required to carry general and auto liability insurance with a minimum of $1 million combined single limit for bodily injury and property damage in any one occurrence or accident. The managing general partner's current insurance coverage satisfies the following specifications:

                  o worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws where the wells will be drilled;

                  o commercial general liability: bodily injury and property damage third party liability, including products/completed operations, blow out, cratering, and explosion with limits of: $1 million per occurrence/$2 million general aggregate; $2 million products/completed operations aggregate;

                  o underground resources and equipment property damages liability to others with a limit of $500,000;

                  o automobile liability with a $1 million combined single limit;

                  o        employer's liability with a $500,000 policy limit;

                  o        commercial umbrella liability;

                           o primary umbrella limit of $10 million over general liability, automobile liability, pollution liability and employer's liability;

                           o commercial excess liability providing excess limits of $40 million over the $10 million provided in the commercial umbrella, but excludes pollution liability; and

                  o pollution liability including on-site clean-up with a limit of $1 million bodily injury and property damage and an on-site clean up limit of $100,000. Coverage, however, does not apply to pollution to the well site itself.

                  Because the managing general partner is driller and operator of other partnerships, the insurance available to the partnership could be substantially less if insurance claims are made in the other partnerships.

                  This insurance has deductibles, which would first have to be paid by the partnership, of:

                  o        $1,000 per claim for property damage; and

                  o        $10,000 per occurrence for pollution damage.

                  There is no deductible for bodily injury claims.

                  The insurance has terms, including exclusions, which are standard for the natural gas and oil industry. On request the managing general partner will provide you or your representative a copy of its insurance policies. The managing general partner will use its best efforts to maintain insurance coverage that meets its current coverage, but may be unsuccessful if the coverage becomes unavailable or too expensive.

                  If you are an investor general partner and there is going to be an adverse material change in the partnership's insurance coverage, which the managing general partner does not anticipate, then the managing general partner must notify you at least 30 days before the effective date of the change. You will have the right to convert your units into limited partner units before the change by giving written notice to the managing general partner.

         o Conversion of Investor General Partner Units to Limited Partner Units. Your investor general partner units will be automatically converted by the managing general partner to limited partner units after all of the partnership wells have been drilled and completed. The managing general partner anticipates conversion in late Summer of 2003 and that the wells will be placed in service by the early Fall of 2003.

                  Once your units are converted, which is a nontaxable event, you will have the lesser liability of a limited partner under Delaware law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after conversion.

         o Nonrecourse Debt. The partnership does not anticipate that it will borrow funds. However, if borrowings are required, then the partnership will be permitted to borrow funds only from the managing general partner or its affiliates without recourse against your non-partnership assets. Thus, if there is a default under this loan arrangement you cannot be required to contribute funds to the partnership. Any borrowings will be repaid from partnership revenues.

                  The amount that may be borrowed at any one time may not exceed an amount equal to 5% of the investors' subscriptions. However, because you do not bear the risk of repaying these borrowings with non-partnership assets, the borrowings will not increase the extent to which you are allowed to deduct your individual shares of partnership losses.

         o Indemnification. The managing general partner will indemnify you from any liability incurred in connection with the partnership that is in excess of your interest in the partnership's:

                  o        undistributed net assets; and

                  o insurance proceeds, if any, from all potential sources.

                  The managing general partner's indemnification obligation, however, will not eliminate your potential liability if the managing general partner's assets are insufficient to satisfy its indemnification obligation. There can be no assurance that the managing general partner's assets, including its liquid assets, will be sufficient to satisfy its indemnification obligation.

             CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

Source of Funds
On completion of the offering the partnership's source of funds will be as follows assuming each unit is sold for $10,000:

         o the subscription proceeds of you and the other investors, which will range from $1 million if 100 units are sold to $40 million if 4,000 units are sold; and

         o the managing general partner's capital contribution, which includes its credit for contributing the leases, which it estimates will range from approximately $340,400 if 100 units are sold, to approximately $13,617,200 if 4,000 units are sold.

The managing general partner has made the largest single capital contribution in each of its prior partnerships and no individual investor has contributed more, although the total investor contributions in each partnership have exceeded the managing general partner's contribution. The managing general partner expects to make the largest single capital contribution in this offering as well.

Use of Proceeds
The subscription proceeds received from you and the other investors will be used to pay:

         o 100% of the intangible drilling costs of drilling and completing the partnership's wells; and

         o 34% of the equipment costs of drilling and completing the partnership's wells, but not to exceed 10% of the partnership's subscription proceeds.

The managing general partner will:

         o contribute all of the leases to the partnership covering the acreage on which the wells will be drilled; and

         o pay 100% of the organization and offering costs, 66% of the equipment costs of drilling and completing the partnership's wells, and any equipment costs that exceed 10% of the partnership's subscription proceeds that would otherwise be charged to you and the other investors.

The following tables present information concerning the partnership's use of the proceeds provided by both you and the other investors and the managing general partner. The tables are based in part on the managing general partner's estimate that approximately 5 gross wells and 4.7 net wells will be drilled if 100 units are sold and 204 gross wells and 194.7 net wells will be drilled if 4,000 units are sold. Substantially all of the proceeds available to the partnership will be expended for the following purposes and in the following manner:

                                INVESTOR CAPITAL

ENTITY RECEIVING PAYMENT      NATURE OF PAYMENT                    100 UNITS SOLD         % (1)       4,000 UNITS SOLD    % (1)
------------------------      -----------------                    --------------         -----       ----------------    -----
Organization and Offering Expenses
Broker/Dealers                Dealer-manager fee, sales
                              commissions, .5% reimbursement
                              of marketing expenses, and .5%
                              reimbursement for bona fide
                              accountable due diligence expenses           - 0 -          - 0 -                - 0 -      - 0 -

Various                       Organization costs                           - 0 -          - 0 -                - 0 -      - 0 -

Amount Available for Investment:
Managing General Partner      Intangible drilling costs (2)             $900,000            90%         $ 36,000,000        90%

Managing General Partner      Equipment costs (2)                       $100,000            10%          $ 4,000,000        10%

Managing General Partner      Leases                                       - 0 -          - 0 -                - 0 -      - 0 -
                                                                           -----         ------                -----      -----

Total Investor Capital                                                $1,000,000           100%          $40,000,000       100%
                                                                      ==========           ====          ===========       ====

--------------------------------
(1) The percentage is based on total investor subscriptions and excludes the managing general partner's capital contribution.
(2) These costs will vary depending on the actual cost of drilling and completing the wells, but not less than 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs.

                        MANAGING GENERAL PARTNER CAPITAL

ENTITY RECEIVING PAYMENT      NATURE OF PAYMENT                    100 UNITS SOLD         % (1)       4,000 UNITS SOLD    % (1)
------------------------      -----------------                    --------------         -----       ----------------    -----
Organization and Offering Expenses
Broker-Dealers                Dealer-manager fee, sales commissions,
                              .5% reimbursement of marketing
                              expenses, and .5% reimbursement for
                              bona fide accountable due diligence
                              expenses (2)                              $105,000          30.8%           $4,200,000      30.8%

Various                       Organization costs (2)                     $45,000          13.2%           $1,800,000      13.2%

Amount Available for Investment:
Managing General Partner      Intangible drilling costs                      -0-            -0-                  -0-        -0-

Managing General Partner      Equipment costs (3)                       $170,025          50.0%           $6,773,175      50.0%

Managing General Partner      Leases (4)                                 $20,375           6.0%             $844,025       6.0%
                                                                        --------          -----             --------       ----
Total Managing General Partner Capital                                  $340,400           100%          $13,617,200       100%
                                                                        ========           ====          ===========       ====

--------------------------------
(1) The percentage is based on the managing general partner's capital contribution and excludes the investors' subscriptions.
(2) If these fees, sales commissions, reimbursements, and organization costs exceed 15% of the investors' subscription proceeds, then the excess will be paid by the managing general partner, but will not be included as part of its capital contribution.
(3) These costs will vary depending on the actual costs of drilling and completing the wells.

(4) Instead of contributing cash for the leases, the managing general partner will assign to the partnership the leases covering the acreage on which the partnership's wells will be drilled. However, as described in "Compensation," the managing general partner's lease cost is approximately $4,335 per prospect and for purposes of this table has been quantified based on the managing general partner's estimate of the number of wells that will be drilled as set forth above.

                            TOTAL PARTNERSHIP CAPITAL

ENTITY RECEIVING PAYMENT      NATURE OF PAYMENT                    100 UNITS SOLD         % (1)       4,000 UNITS SOLD    % (1)
------------------------      -----------------                    --------------         -----       ----------------    -----
Organization and Offering Expenses

Broker-Dealers                Dealer-manager fee, sales commissions,    $105,000           7.7%           $4,200,000       7.8%
                              .5% reimbursement of marketing
                              expenses, and .5% reimbursement for
                              bona fide accountable due diligence
                              expenses (2)

Various                       Organization costs (2)                     $45,000           3.4%           $1,800,000       3.4%
Amount Available for Investment:
Managing General Partner      Intangible drilling costs (3)             $900,000          67.1%         $ 36,000,000      67.1%

Managing General Partner      Equipment costs (3)                       $270,025          20.1%          $10,773,175      20.1%

Managing General Partner      Leases (4)                                 $20,375           1.6%             $844,025       1.6%
                                                                         -------           ----             --------       ----
Total Partnership Capital                                             $1,340,400           100%          $53,617,200       100%
                                                                      ==========           ====          ===========       ====

--------------------------------
(1) The percentage is based on total investor subscriptions and the managing general partner's estimate of its capital contributions.
(2) If these fees, sales commissions, reimbursements and organization costs exceed 15% of the investors' subscription proceeds, then the excess will be paid by the managing general partner, but will not be included as part of its capital contribution.
(3) These costs will vary depending on the actual cost of drilling and completing the wells, but not less than 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs.
(4) Instead of contributing cash for the leases, the managing general partner will assign to the partnership the leases covering the acreage on which the partnership's wells will be drilled. However, as described in "Compensation," the managing general partner's lease cost is approximately $4,335 per prospect and for purposes of the table has been quantified based on the managing general partner's estimate of the number of wells that will be drilled as set forth above.


                                  COMPENSATION

The items of compensation paid to the managing general partner and its affiliates from the partnership are set forth below.

Natural Gas and Oil Revenues
Subject to the managing general partner's subordination obligation, the investors and the managing general partner will share in partnership revenues in the same percentages as their respective capital contributions bear to the total partnership capital contributions except that the managing general partner will receive an additional 7% of partnership revenues. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contribution. For example, if the managing general partner contributes the minimum of 25% of the total partnership capital contributions and the investors contribute 75% of the total partnership capital contributions, then the managing general partner will receive 32% of the partnership revenues and the investors will receive 68% of the partnership revenues. On the other hand, if the managing general partner contributes 30% of the total partnership capital contributions and the investors contribute 70% of the total partnership capital contributions, then the managing general partner will receive 35% of the partnership revenues, not 37%, because its revenue share cannot exceed 35% of partnership revenues, and the investors will receive 65% of partnership revenues. Also, the managing general partner's revenue share is subject to its subordination obligation as described in "Partnership Costs and Revenues - Subordination of Portion of the Managing General Partner's Revenue Share" and the accompanying tables. For example, if the managing general partner's revenue share is 35% of the partnership revenues, then 17.5% of the managing general partner's partnership revenues could be used for its subordination obligation.

Lease Costs
Under the partnership agreement the managing general partner will contribute to the partnership all the undeveloped leases necessary to cover each of the partnership's prospects. The managing general partner will receive a credit to its capital account equal to:

         o        the cost of the leases; or

         o the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

The cost of the leases will include a portion of the managing general partner's reasonable, necessary, and actual expenses for services allocated to the partnership's leases by it using industry guidelines.

In the partnership's primary areas of interest, the managing general partner's lease cost is approximately $4,335 per prospect assuming the partnership acquires 100% of the interest in the prospect. The managing general partner's credit for lease costs will be proportionally reduced to the extent the partnership acquires less than 100% of the interest in the prospect. In this regard, a gross well is a well in which the partnership owns an interest, and a net well is a well in which the partnership's actual interest in the well, which may be less than 100%, is divided by one hundred. Assuming all the leases are situated in these areas, the managing general partner estimates that its credit for lease costs will be:

         o $20,375 if $1 million is received, which is 4.7 net wells times $4,335 per prospect; and

         o $844,025 if $40 million is received, which is 194.7 net wells times $4,335 per prospect.

Drilling the partnership's wells may also provide the managing general partner with offset prospects to be drilled by allowing it to determine at the partnership's expense the value of adjacent acreage in which the partnership would not have any interest.

Drilling Contracts
The partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete the partnership wells at cost plus 15%. The managing general partner has determined that this is a competitive rate based on its information concerning drilling rates of third-party drilling companies in the Appalachian Basin, the estimated costs of non-affiliated persons to drill and equip wells in the Appalachian Basin as reported for 2000 by an independent industry association which surveyed other non-affiliated operators in the area, and increases in drilling costs in the area since 2000. If this rate subsequently exceeds competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, then the rate will be adjusted to the competitive rate. However, the 15% premium may not be increased by the managing general partner during the term of the partnership.

The managing general partner expects to subcontract some of the actual drilling and completion of the partnership's wells to third-parties selected by it. However, the managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of drilling contractor services, and may not profit by drilling in contravention of its fiduciary obligations to the partnership.

Cost, when used with respect to services, generally means the reasonable, necessary, and actual expense incurred in providing the services, determined in accordance with generally accepted accounting principles. The cost of the well includes reimbursement to the managing general partner of its general and administrative overhead of $14,380 per well and all ordinary costs of drilling, testing and completing the well. This includes the cost of the following for a natural gas well, which will be the classification of the majority of the wells:

         o a second completion and frac, which means, in general, treating a second potentially productive geological formation in an attempt to enhance the gas production from the well;

         o installing gathering lines for the natural gas of up to 2,500 feet; and

         o        the necessary facilities for the production of natural gas.

The amount of compensation that the managing general partner could earn as a result of these arrangements depends on many factors, including the number of wells drilled. Assuming a 100% interest in the wells, the managing general partner anticipates that the average cost of drilling and completing approximately 204 wells, which includes all of the proposed wells set forth in "Appendix A - Information Regarding Currently Proposed Wells," excluding lease costs, will be approximately $238,500 per well. This estimate was based on the number of wells, including the currently proposed wells, which the managing general partner estimates will be drilled in each area, and their associated drilling and completion costs, which are different for each area. Based on this anticipated average cost for a 100% interest in each partnership well, the managing general partner expects that it will receive a profit of 15% (approximately $27,000) per well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors. The actual compensation received by the managing general partner as a result of the partnership's drilling operations will vary from these assumptions, but the managing general partner's profit will not in any event exceed 15% of the costs of drilling and completing the wells. Also, to the extent that the partnership acquires less than a 100% interest in a well, its drilling and completion costs of that well will be proportionately decreased.

Subject to the foregoing, the managing general partner estimates that its general and administrative overhead reimbursement of $14,380 and profit of 15% (approximately $27,000), which totals $41,380 per well, will be:

         o $194,486 if $1 million is received, which is 4.7 net wells times $41,380; and

         o $8,056,686 if $40 million is received, which is 194.7 net wells times $41,380.

The anticipated average cost of $238,500 per well as discussed above consists of:

         o        intangible drilling costs of approximately $186,030 (78%); and

         o        equipment costs of approximately $52,470 (22%).

In this regard, the managing general partner further anticipates that the cost of drilling and completing any given well in the partnership's primary areas, excluding lease costs, may range from as low as $160,000 to as high as $330,000, depending on the area and assuming a 100% interest in the well.

Per Well Charges
Under the drilling and operating agreement when the wells begin producing the managing general partner, as operator of the wells, will receive the following:

         o reimbursement at actual cost for all direct expenses incurred on behalf of the partnership; and

         o well supervision fees for operating and maintaining the wells during producing operations at a competitive rate.

Currently the competitive rate is $275 per well per month. The well supervision fees will be proportionately reduced to the extent the partnership acquires less than 100% of the interest in the well, and may be adjusted for inflation annually beginning January 1, 2004. If the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of providing comparable services or equipment, then the rates will be adjusted to the competitive rate. The managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of operator services. In no event will any consideration received for operator services be duplicative of any consideration or reimbursement received under the partnership agreement.

The well supervision fee covers all normal and regularly recurring operating expenses for the production, delivery, and sale of natural gas and oil, such as:

         o        well tending, routine maintenance, and adjustment;

         o reading meters, recording production, pumping, maintaining appropriate books and records; and

         o preparing reports to the partnership and to government agencies.

The well supervision fees do not include costs and expenses related to:

         o        the purchase of equipment, materials, or third-party services;

         o        brine disposal; and

         o        rebuilding of access roads.

These costs will be charged at the invoice cost of the materials purchased or the third-party services performed.

Assuming the partnership acquires 100% of the interest in the wells, the managing general partner estimates that it will receive well supervision fees for the partnership's first 12 months of operation after all of the wells have been placed in production of:

         o $15,510 if $1 million is received, which is 4.7 net wells at $275 per well per month; and

         o $642,510 if $40 million is received, which is 194.7 net wells at $275 per well per month.

Gathering Fees
The managing general partner anticipates that Atlas Pipeline Partners will gather and deliver the majority of the natural gas produced by the partnership to interstate pipeline systems, local distribution companies, or industrial end-users in the area. As described in "Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas," the managing general partner's affiliate, Atlas America, Inc., which is sometimes referred to in this prospectus as "Atlas America," or another affiliate controls and manages the pipeline for Atlas Pipeline Partners. Also, Atlas America and the managing general partner's affiliates, Resource Energy, Inc., sometimes referred to in this prospectus as "Resource Energy," and Viking Resources Corporation, sometimes referred to in this prospectus as "Viking Resources," (the "Resource Entities"), which do not include the partnership, have an agreement with Atlas Pipeline Partners which provides that generally all of the gas produced by their affiliated partnerships, which includes the partnership, will be gathered and transported through Atlas Pipeline Partners and that the Resource Entities must pay the greater of $.35 per mcf or 16% of the gross sales price for each mcf transported by these affiliated partnerships. The partnership, however, will pay a gathering fee directly to the managing general partner.

The current rates for gathering fees which have been determined by the managing general partner for the partnership's primary and secondary drilling areas are set forth in the chart below. Although the gathering fee paid by the partnership to the managing general partner may be increased by the managing general partner, in its sole discretion, from those set forth in the chart below, the managing general partner may not increase the gathering fees beyond those charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. The gathering fees have not been increased by the managing general partner in several years. The gathering fee paid to the managing general partner by the partnership will be paid by the managing general partner to Atlas Pipeline Partners and applied towards the obligation of the Resource Entities to Atlas Pipeline Partners or to the third-party gathering the natural gas.

                                                                                        Current Amount of Gathering Fees to be
                                                                                        --------------------------------------
        The Partnership's Primary and                                                   Paid by the Partnership to Managing
        -----------------------------                                                   -----------------------------------
        Secondary Drilling Areas                                                        General Partner (1)
        ------------------------                                                        ------------------

              Clinton/Medina Geological Formation in Western Pennsylvania in
                  Mercer, Lawrence, Warren, Venango and Crawford Counties,
                  and Eastern Ohio primarily in Stark, Mahoning, Trumbull and
                  Portage Counties ..........................................................................$.29 per mcf
              Clinton/Medina Geological Formation in Southern Ohio...........................................$.35 per mcf
              Mississippian/Upper Devonian Sandstone Reservoirs in
                  Fayette and Greene Counties, Pennsylvania..................................................$.35 per mcf
              Upper Devonian Sandstone Reservoirs in
                  Armstrong County, Pennsylvania......................................................................(2)
              Clinton/Medina Geological Formation in New York................................................$.35 per mcf
              Mississippian Berea Sandstone Geological Formation in
                  Columbiana County, Ohio....................................................................$.35 per mcf
              Devonian Oriskany Sandstone Geological Formation in
                  Tuscarawas County, Ohio....................................................................$.35 per mcf

----------------------
(1) The gathering fee paid by the partnership must not exceed a competitive rate as determined by the managing general partner, and the managing general partner may increase or decrease the gathering fee to a competitive rate from time to time if conditions in the industry change.
(2) The partnership will use a gathering system provided by a third-party joint venture partner which will not charge the partnership a gathering fee if it markets the gas. If the partnership markets its own gas, then it will pay a gathering fee of $.20 per mcf.

The actual amount to be paid to the managing general partner cannot be quantified because the volume of natural gas that will be produced from the wells and transported by Atlas Pipeline Partners cannot be predicted.

Dealer-Manager Fees
Subject to certain exceptions described in "Plan of Distribution," Anthem Securities, the dealer-manager and an affiliate of the managing general partner, will receive on each unit sold to an investor a 2.5% dealer-manager fee, a 7% sales commission, a .5% reimbursement of marketing expenses, and a .5% reimbursement of the selling agents' bona fide accountable due diligence expenses. Anthem Securities is a wholly-owned subsidiary of AIC, Inc., which owns 100% of the common stock of the managing general partner. The dealer-manager will receive:

         o        $105,000 if $1 million is received; and

         o        $4,200,000 if $40 million is received.

All of the sales commissions and reimbursement of the selling agents' bona fide accountable due diligence expenses will be reallowed to the selling agents, but only a portion of the reimbursement of marketing expenses may be allowed to the selling agents. Generally, the 2.5% dealer-manager fee will be reallowed to the Regional Marketing Directors, who are associated with Anthem Securities, for subscriptions obtained through their effort.

Interest and Other Compensation
The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of the partnership. If the managing general partner provides equipment, supplies, and other services to the partnership, then it may do so at competitive industry rates. The managing general partner will determine a competitive rate of interest and competitive industry rates for equipment, supplies and other services by conducting a survey of the interest and/or fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. If possible, the managing general partner will contact at least two unaffiliated third-parties, however, the managing general partner will have sole discretion in determining the amount to be charged the partnership.

Estimate of Administrative Costs and Direct Costs to be Borne by the Partnership The managing general partner and its affiliates will receive an unaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month. The managing general partner may not increase this fee during the term of the partnership. This fee will be proportionately reduced to the extent the partnership acquires less than 100% of the interest in the well, and will not be received for plugged and abandoned wells. The managing general partner estimates that the unaccountable, fixed payment reimbursement for administrative costs allocable to the partnership's first 12 months of operation after all of its wells have been placed into production will not exceed approximately:

         o $4,230 if $1 million is received, which is 4.7 net wells at $75 per well per month; and

         o $175,230 if $40 million is received, which is 194.7 net wells at $75 per well per month.

Direct costs will be determined by the managing general partner, in its sole discretion, including the provider of the services or goods and the amount of the provider's compensation. Direct costs will be billed directly to and paid by the partnership to the extent practicable. The anticipated direct costs set forth below for the partnership's first 12 months of operation after all of its wells have been placed into production may vary from the estimates shown for numerous reasons which cannot accurately be predicted. These reasons include:

         o        the number of investors;

         o        the number of wells drilled;

         o        the partnership's degree of success in its activities;

         o        the extent of any production problems;

         o        inflation; and

         o various other factors involving the administration of the partnership.

                                                   Minimum            Maximum
                                                Subscriptions      Subscriptions
                                                of $1 million     of $40 million
                                                -------------     --------------

Direct Costs
     External Legal.............................   $ 6,000            $ 8,000
     Accounting Fees............................     4,000              8,000
     Independent Engineering Reports............     1,500              3,000
                                                    ------              -----
     TOTAL .....................................   $11,500            $19,000
                                                   =======            =======

                              TERMS OF THE OFFERING

Subscription to the Partnership
The partnership will offer a minimum of 100 units, which is $1 million, and a maximum of 4,000 units, which is $40 million. Units are offered at a subscription price of $10,000 per unit, subject to certain exceptions which are described in "Plan of Distribution," and must be paid 100% in cash at the time of subscribing. However, the partnership may not break escrow as described below in "-Partnership Closings and Escrow" unless the partnership is in receipt of subscription proceeds of $1 million after the discounts described in "Plan of Distribution."

The subscription price of the units has been arbitrarily determined by the managing general partner because the partnership does not have any prior operations, assets, earnings, liabilities or present value.

Your minimum subscription is one unit; however, the managing general partner, in its discretion, may accept one-half unit ($5,000) subscriptions from you at any time. Larger fractional subscriptions will be accepted in $1,000 increments, beginning with either $11,000, $12,000, etc. if a full unit or $6,000, $7,000, etc. if a one-half unit.

The managing general partner will have exclusive management authority for the partnership. You will have the election to purchase units as either an investor general partner or a limited partner.

Partnership Closings and Escrow
The offering period will begin on the date of this prospectus, and will end on or before December 31, 2002, as determined by the managing general partner, in its sole discretion, which will not be extended. Also, subject to the receipt of the minimum subscriptions of $1 million, the managing general partner may close the offering period before this date. No subscriptions to the partnership will be accepted after either:

         o        the receipt of the maximum subscriptions, or

         o        the close of the offering by the managing general partner.

If subscriptions for $1 million are not received by the offering termination date, then the sums deposited in the escrow account will be promptly returned to you and the other subscribers with interest and without deduction for any fees. Although the managing general partner and its affiliates may buy up to 10% of the units, they do not currently anticipate purchasing any units. If they do buy units, then those units will not be applied towards the minimum subscriptions required for the partnership to break escrow and begin operations.

Subscription proceeds will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania until receipt of the minimum subscriptions. On receipt of the minimum subscriptions the partnership may break escrow, transfer the partnership funds to a partnership account, and begin its activities, including drilling. The managing general partner does not anticipate that there will be any production before the offering closes. After breaking escrow additional subscription payments may be paid directly to the partnership account and will continue to earn interest until the offering closes.

You will receive interest on your subscription proceeds from the time they are deposited in the escrow account, or the partnership account if you subscribe after the minimum subscriptions have been received and escrow has been broken, until the final closing of the partnership. The interest will be paid to you not later than the partnership's first cash distribution from operations.

Subscription proceeds will be invested during the escrow period only in institutional investments comprised of or secured by securities of the United States government. After the funds are transferred to the partnership account and before their use in partnership operations, they may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills. If the managing general partner determines that the partnership may be deemed an investment company under the Investment Company Act of 1940, then the investment activity will cease. Subscriptions will not be commingled with the funds of the managing general partner or its affiliates, nor will subscriptions be subject to their creditors' claims before they are paid to the managing general partner under the drilling and operating agreement.

Acceptance of Subscriptions
Your execution of the subscription agreement constitutes your offer to buy units and hold the offer open until either:

         o your subscription is accepted or rejected by the managing general partner; or

         o        you withdraw your offer.

To withdraw your offer, you must give written notice to the managing general partner before your offer is accepted by the managing general partner. Your subscription will be accepted or rejected by the partnership within 30 days of its receipt. The managing general partner's acceptance of your subscription is discretionary, and the managing general partner may reject your subscription for any reason without incurring any liability to you for this decision. If your subscription is rejected, then all of your funds will be promptly returned to you together with any interest earned on your subscription proceeds.

When you will be admitted to the partnership depends on whether your subscription is accepted before or after breaking escrow. If your subscription is accepted:

         o before breaking escrow you will be admitted to the partnership not later than 15 days after the release from escrow of the investors' funds to the partnership; and

         o after breaking escrow you will be admitted to the partnership not later than the last day of the calendar month in which your subscription was accepted by the partnership.

Your execution of the subscription agreement and the managing general partner's acceptance also constitutes your:

         o execution of the partnership agreement and agreement to be bound by its terms as a partner; and

         o grant of a special power of attorney to the managing general partner to file amended certificates of limited partnership, governmental reports, and other matters.

Suitability Standards
In General. It is the obligation of persons selling the units to make every reasonable effort to assure that the units are suitable for you based on your investment objectives and financial situation, regardless of your income or net worth. However, you should invest in the partnership only if you are willing to assume the risk of a speculative, illiquid, and long-term investment. Also, subscriptions to the partnership will not be accepted from IRAs, Keogh plans and qualified retirement plans because the partnership's income would be characterized as unrelated business taxable income, which is subject to tax.

The decision to accept or reject your subscription will be made by the managing general partner, in its sole discretion, and is final. The managing general partner will not accept your subscription until it has reviewed your apparent qualifications, and the suitability determination must be maintained by the managing general partner during the partnership's term and for at least six years thereafter.

Units will be sold to you only if you have:

         o a minimum net worth of $225,000, exclusive of home, home furnishings, and automobiles; or

         o a minimum net worth of $60,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in Section 63 of the Internal Revenue Code of at least $60,000 without regard to an investment in the partnership.

However, if you are a resident of the states set forth below, then additional suitability requirements apply to you.

Purchasers of Limited Partner Units. If you are a resident of California and you purchase limited partner units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, and expect to have gross income in the current tax year of $65,000 or more; or

         o have a net worth of not less than $500,000, exclusive of home, home furnishings, and automobiles; or

         o        have a net worth of not less than $1 million; or

         o expect to have gross income in the current tax year of not less than $200,000.

If you are a resident of Michigan or North Carolina and you purchase limited partner units, then you must:

         o have a net worth of not less than $225,000, exclusive of home, home furnishings, and automobiles; or

         o have a net worth of not less than $60,000, exclusive of home, home furnishings, and automobiles, and estimated current tax year taxable income as defined in Section 63 of the Internal Revenue Code of $60,000 or more without regard to an investment in the partnership.

If you are a resident of New Hampshire and you purchase limited partner units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles; or

         o have a net worth of not less than $125,000, exclusive of home, home furnishings, and automobiles and $50,000 of taxable income.

In addition, if you are a resident of Michigan, Ohio, or Pennsylvania, then you must not make an investment in the partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

Purchasers of Investor General Partner Units. If you are a resident of Alabama, Maine, Massachusetts, Minnesota, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, or Washington and you purchase investor general partner units, then you must:

         o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings, and automobiles, and a combined gross income of $100,000 or more for the current year and for the two previous years; or

         o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings, and automobiles; or

         o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

         o have a combined "gross income" as defined in Internal Revenue Code Section 61 in excess of $200,000 in the current year and the two previous years.

If you are a resident of Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Mississippi, Missouri, New Mexico, Oregon, South Dakota or Vermont and you purchase investor general partner units, then you must:

         o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings, and automobiles, and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

         o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings, and automobiles; or

         o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

         o have a combined "gross income" as defined in Internal Revenue Code Section 61 in excess of $200,000 in the current year and the two previous years.

If you are a resident of New Hampshire and you purchase investor general partner units, then you must:

         o have a net worth, exclusive of home, home furnishings, and automobiles, of $250,000; or

         o have a net worth, exclusive of home, home furnishings, and automobiles, of $125,000 and $50,000 of taxable income.

In addition, if you are a resident of Iowa, Michigan, Ohio or Pennsylvania, then you must not make an investment in the partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings, and automobiles.

If you are a resident of California and you purchase investor general partner units, then you must:

         o have a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, and expect to have gross income in the current tax year of $120,000 or more; or

         o have a net worth of not less than $500,000, exclusive of home, home furnishings, and automobiles; or

         o        have a net worth of not less than $1 million; or

         o expect to have gross income in the current tax year of not less than $200,000.

Fiduciary Accounts and Confirmations. If there is a sale of a unit to a fiduciary account, then all the suitability standards set forth above must be met by:

         o        the beneficiary;

         o        the fiduciary account; or

         o the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Generally, you are required to execute your own subscription agreement, and the managing general partner will not accept any subscription agreement that has been executed by someone other than you. The only exception is if you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions in this prospectus. Also, the managing general partner will:

         o not complete a sale of units to you until at least five business days after the date you receive a final prospectus; and

         o        send you a confirmation of purchase.

                                PRIOR ACTIVITIES

The following tables reflect certain historical data with respect to 30 private drilling partnerships which raised a total of $150,749,447, and 10 public drilling partnerships which raised a total of $96,261,205, that the managing general partner has sponsored. The tables also reflect certain historical data with respect to 1999 Viking Resources LP, a private drilling program which raised $4,555,210, and is the only drilling program sponsored by Viking Resources after it was acquired by Resource America in August 1999. Information concerning other programs sponsored by Viking Resources before it was acquired by Resource America will be provided to you on written request to the managing general partner. The tables also do not include information concerning wells acquired by Atlas Resources through merger or other form of acquisition.

Although past performance is no guarantee of future results, the investor general partners in the managing general partner's prior partnerships have not had to make additional capital contributions to their partnerships because of their status as investor general partners.

It should not be assumed that you and the other investors will experience returns, if any, comparable to those experienced by investors in the prior drilling partnerships for several reasons, including, but not limited to, differences in:

         o        partnership terms;

         o        property locations;

         o        partnership size; and

         o        economic considerations.

The results of the prior drilling partnerships should be viewed only as a measure of the level of activity and experience of the managing general partner with respect to drilling partnerships.

Table 1 sets forth certain sales information of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                     TABLE 1
                                     -------
                           EXPERIENCE IN RAISING FUNDS
                               AS OF JULY 15, 2002


                                                            Managing                                                          Years
                                  Number                     General                   Date      Date of        Wells      Previous
                                    of         Investor      Partner        Total   Operations    First           In        Assess-
       Partnership               Investors      Capital      Capital       Capital     Began   Distributions   Production    ments
       -----------               ---------      -------      -------       -------     -----   -------------   ----------    -----

1.     Atlas L.P. #1 - 1985             19     $600,000     $114,800      $714,800    12/31/85    07/02/86        16.55       -0-
2.     A.E. Partners 1986               24      631,250      120,400       751,650    12/31/86    04/02/87        15.55       -0-
3.     A.E. Partners 1987               17      721,000      158,269       879,269    12/31/87    04/02/88        14.55       -0-
4.     A.E. Partners 1988               21      617,050      135,450       752,500    12/31/88    04/02/89        13.55       -0-
5.     A.E. Partners 1989               21      550,000      120,731       670,731    12/31/89    04/02/90        12.55       -0-
6.     A.E. Partners 1990               27      887,500      244,622     1,132,122    12/31/90    04/02/91        11.55       -0-
7.     A.E. Nineties-10                 60    2,200,000      484,380     2,684,380    12/31/90    03/31/91        11.33       -0-
8.     A.E. Nineties-11                 25      750,000      268,003     1,018,003    09/30/91    01/31/92        10.50       -0-
9.     A.E. Partners 1991               26      868,750      318,063     1,186,813    12/31/91    04/02/92        10.33       -0-
10.    A.E. Nineties-12                 87    2,212,500      791,833     3,004,333    12/31/91    04/30/92        10.25       -0-
11.    A.E. Nineties-JV 92             155    4,004,813    1,414,917     5,419,730    10/28/92    04/05/93         9.58       -0-
12.    A.E. Partners 1992               21      600,000      176,100       776,100    12/14/92    07/02/93         9.08       -0-
13.    A.E. Nineties-Public #1         221    2,988,960      528,934     3,517,894    12/31/92    07/15/93         8.83       -0-
14.    A.E. Nineties-1993 Ltd.         125    3,753,937    1,264,183     5,018,120    10/08/93    02/10/94         8.50       -0-
15.    A.E. Partners 1993               21      700,000      219,600       919,600    12/31/93    07/02/94         8.25       -0-
16.    A.E. Nineties-Public #2         269    3,323,920      587,340     3,911,260    12/31/93    06/15/94         8.00       -0-
17.    A.E. Nineties-14                263    9,940,045    3,584,027    13,524,072    08/11/94    01/10/95         7.50       -0-
18.    A.E. Partners 1994               23      892,500      231,500     1,124,000    12/31/94    07/02/95         7.25       -0-
19.    A.E. Nineties-Public #3         391    5,799,750      928,546     6,728,296    12/31/94    06/05/95         7.25       -0-
20.    A.E. Nineties-15                244   10,954,715    3,435,936    14,390,651    09/12/95    02/07/96         6.42       -0-
21.    A.E. Partners 1995               23      600,000      244,725       844,725    12/31/95    10/02/96         6.00       -0-
22.    A.E. Nineties-Public #4         324    6,991,350    1,287,752     8,279,102    12/31/95    07/08/96         6.25       -0-
23.    A.E. Nineties-16                274   10,955,465    1,643,320    12,598,785    07/31/96    01/12/97         5.58       -0-
24.    A.E. Partners 1996               21      800,000      367,416     1,167,416    12/31/96    07/02/97         5.25       -0-
25.    A.E. Nineties-Public #5         378    7,992,240    1,654,740     9,646,980    12/31/96    06/08/97         5.25       -0-
26.    A.E. Nineties-17                217    8,813,488    2,113,947    10,927,435    08/29/97    12/12/97         4.67       -0-
27.    A.E. Nineties-Public #6         393    9,901,025    1,950,345    11,851,370    12/31/97    06/08/98         4.25       -0-
28.    A.E. Partners 1997               13      506,250      231,050       737,300    12/31/97    07/02/98         4.08       -0-
29.    A.E. Nineties-18                225   11,391,673    3,448,751    14,840,424    07/31/98    01/07/99         3.33       -0-
30.    A.E. Nineties-Public #7         366   11,988,350    3,812,150    15,800,500    12/31/98    07/10/99         3.00       -0-
31.    A.E. Partners 1998               26    1,740,000      756,360     2,496,360    12/31/98    07/02/99         3.00       -0-
32.    A.E. Nineties-19                288   15,720,450    4,776,598    20,497,048    09/30/99    01/14/00         2.50       -0-
33.    A.E. Nineties-Public #8         380   11,088,975    3,148,181    14,237,156    12/31/99    06/09/00         2.00       -0-
34.    A.E. Partners 1999                8      450,000      196,500       646,500    12/31/99    10/02/00         2.00       -0-
35.    1999 Viking Resources LP        131    4,555,210    1,678,038     6,233,248    12/31/99    06/01/00         2.00       -0-
36.    Atlas America-Series 20         361   18,809,150    6,297,945    25,107,095    09/30/00    01/30/01         1.75       -0-
37.    Atlas America - Public #9       530   14,905,465    5,563,527    20,468,992    12/31/00    07/13/01         1.35       -0-
38.    Atlas America - Series 21-A     282   12,510,713    4,456,573    16,967,286    05/15/01    11/16/01         1.10       -0-
39.    Atlas America - Series 21-B     360   17,411,825    6,449,743    23,861,568    09/19/01    03/02/02         0.50       -0-
40.    Atlas America - Public #10      818   21,281,170    7,354,491    28,635,661    12/31/01     6/20/02         0.25       -0-
41.    Atlas America - Series 22       258   10,156,375    3,481,591    13,637,966    05/31/02         (1)          (1)       -0-

       ----------------------------

       (1) This program closed May 30, 2002, and its first distribution is expected in the summer of 2002.

Table 2 reflects the drilling activity of previous development drilling partnerships sponsored by the managing general partner and its affiliates. All the wells were development wells. You should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.


                                     TABLE 2
                                     -------
                       WELL STATISTICS - DEVELOPMENT WELLS
                               AS OF JULY 15, 2002


                                                GROSS WELLS (1)                                    NET WELLS (2)
                                      ----------------------------------             ---------------------------------------
      Partnership                     Oil            Gas         Dry (3)             Oil               Gas           Dry (3)
      -----------                     ---            ---         -------             ---               ---           -------
1.     Atlas L.P. #1 - 1985             0              7            1                  0              3.15             0.25
2.     A.E. Partners 1986               0              8            0                  0              3.50             0.00
3.     A.E. Partners 1987               0              9            0                  0              4.10             0.00
4.     A.E. Partners 1988               0              9            0                  0              3.80             0.00
5.     A.E. Partners 1989               0             10            0                  0              3.30             0.00
6.     A.E. Partners 1990               0             12            0                  0              5.00             0.00
7.     A.E. Nineties-10                 0             12            0                  0             11.50             0.00
8.     A.E. Nineties-11                 0             14            0                  0              4.30             0.00
9.     A.E. Partners 1991               0             12            0                  0              4.95             0.00
10.    A.E. Nineties-12                 0             14            0                  0             12.50             0.00
11.    A.E. Nineties-JV 92              0             52            0                  0             24.44             0.00
12.    A.E. Partners 1992               0              7            0                  0              3.50             0.00
13.    A.E. Nineties-Public #1          0             14            0                  0             14.00             0.00
14.    A.E. Nineties-1993 Ltd.          0             20            1                  0             19.40             1.00
15.    A.E. Partners 1993               0              8            0                  0              4.00             0.00
16.    A.E. Nineties-Public #2          0             16            0                  0             15.31             0.00
17.    A.E. Nineties-14                 0             55            2                  0             55.00             2.00
18.    A.E. Partners 1994               0             12            0                  0              5.00             0.00
19.    A.E. Nineties-Public #3          0             27            1                  0             26.00             1.00
20.    A.E. Nineties-15                 0             61            1                  0             55.50             1.00
21.    A.E. Partners 1995               0              6            0                  0              3.00             0.00
22.    A.E. Nineties-Public #4          0             31            0                  0             30.50             0.00
23.    A.E. Nineties-16                 0             57            6                  0             47.50             4.50
24.    A.E. Partners 1996               0             13            0                  0              4.84             0.00
25.    A.E. Nineties-Public #5          0             36            0                  0             35.91             0.00
26.    A.E. Nineties-17                 0             52            5                  0             42.00             4.00
27.    A.E. Nineties-Public #6          0             55            0                  0             44.45             0.00
28.    A.E. Partners 1997               0              6            0                  0              2.81             0.00
29.    A.E. Nineties-18                 0             63            0                  0             58.00             0.00
30.    A.E. Nineties-Public #7          0             64            0                  0             57.50             0.00
31.    A.E. Partners 1998               0             19            0                  0              9.50             0.00
32.    A.E. Nineties-19                 0             86            4                  0             79.75             4.00
33.    A.E. Nineties-Public #8          0             58            0                  0             54.66             0.00
34.    A.E. Partners 1999               0              5            0                  0              2.50             0.00
35.    1999 Viking Resources LP         0             25            2                  0             23.00             2.00
36.    Atlas America - Series 20        0            106            1                  0            100.25             1.00
37.    Atlas America - Public #9        0             85            2                  0             80.75             2.00
38.    Atlas America - Series 21-A      0             67            0                  0             62.40             0.00
39.    Atlas America - Series 21-B      0             89            0                  0             83.40             0.00
40.    Atlas America - Public #10       0            107            3                  0            103.15             3.00
41.    Atlas America - Series 22        0             14            0                  0             14.00             0.00
                                      ---           ----          ---                ---             -----             ----
                                        0           1423           29                  0           1218.12            25.75
                                        =           ====           ==                  =           =======            =====

  ------------------------------------------------------------------------------

  (1)      A "gross well" is one in which a leasehold interest is owned.
  (2) A "net well" equals the actual leasehold interest owned in one gross well divided by one hundred. For example, a 50% leasehold interest in a well is one gross well, but a .50 net well.
  (3) A "Dry Hole" means a well which is plugged and abandoned with or without a completion because the operator has determined that it will not be productive of gas and/or oil in commercial quantities.

Table 3 provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates. You should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.

                                     TABLE 3
                 INVESTOR OPERATING RESULTS - INCLUDING EXPENSES
                               AS OF JULY 15, 2002


                                                                  TOTAL COSTS
                                                        -----------------------------
       Partnership                Investor Capital (1)  Operating    Admin.    Direct
      -----------                 --------------------  ---------    ------    ------
1.    Atlas L.P. #1 - 1985                $600,000       $190,888   $39,918    $9,679
2.    A.E. Partners 1986                   631,250        152,919    61,337     8,446
3.    A.E. Partners 1987                   721,000        146,164    53,616     8,419
4.    A.E. Partners 1988                   617,050        122,229    50,346     7,901
5.    A.E. Partners 1989                   550,000        116,639    54,014     6,962
6.    A.E. Partners 1990                   887,500        173,549    75,650     8,287
7.    A.E. Nineties - 10                 2,200,000        367,567    74,284    24,235
8.    A.E. Nineties - 11                   750,000        142,400    84,409    55,123
9.    A.E. Partners 1991                   868,750        154,938    98,170    16,298
10.   A.E. Nineties - 12                 2,212,500        382,252    79,016   119,065
11.   A.E. Nineties - JV 92              4,004,813        606,941   128,993   210,486
12.   A.E. Partners 1992                   600,000         87,943    49,013     6,375
13.   A.E. Nineties - Public  #1         2,988,960        374,004    79,972    93,395
14.   A.E. Nineties - 1993 Ltd.          3,753,937        449,760    88,867    43,198
15.   A.E. Partners 1993                   700,000        109,321    35,775     5,948
16.   A.E. Nineties - Public  #2         3,323,920        367,282    69,141    49,943
17.   A.E. Nineties - 14                 9,940,045      1,111,616   217,009    51,693
18.   A.E. Partners 1994                   892,500         95,241    40,968     4,988
19.   A.E. Nineties - Public  #3         5,799,750        556,399   110,872    52,752
20.   A.E. Nineties - 15                10,954,715      1,044,458   208,207    33,841
21.   A.E. Partners 1995                   600,000         60,372    14,583     4,188
22.   A.E. Nineties - Public  #4         6,991,350        650,181   119,440    46,758
23.   A.E. Nineties - 16                10,955,465        871,742   149,048    47,061
24.   A.E. Partners 1996                   800,000         78,326    18,089    39,416
25.   A.E. Nineties - Public  #5         7,992,240        596,774   109,690    36,339
26.   A.E. Nineties - 17                 8,813,488        605,954   106,032   100,847
27.   A.E. Nineties - Public  #6         9,901,025        683,737   115,394    37,367
28.   A.E. Partners 1997                   506,250         39,770     8,907    26,309
29.   A.E. Nineties - 18                11,391,673        733,183   116,667   261,079
30.   A.E. Nineties - Public  #7        11,988,350        653,845    90,680    37,382
31.   A.E. Partners 1998                 1,740,000        121,675    17,075    41,148
32.   A.E. Nineties - 19                15,720,450        776,360   103,449     9,554
33.   A.E. Nineties - Public  #8        11,088,975        581,841    61,674    36,319
34.   A.E. Partners 1999                   450,000         23,632     1,866     2,051
35.   1999 Viking Resources LP           4,555,210        569,053         0   100,902
36.   Atlas America - Series 20         18,809,150        871,979    77,392    38,281
37.   Atlas America - Public  #9        14,905,465        647,182    42,001    17,092
38.   Atlas America - Series 21-A (5)   12,510,713        257,795    23,450     3,091
39.   Atlas America - Series 21-B (5)   17,411,825        222,587    21,283     2,964
40.   Atlas America - Public #10 (5)    21,281,170         58,058         0     2,476
41.   Atlas America - Series 22 (5)     10,156,375              0         0         0


[RESTUBBED TABLE]


                                                                                    Latest Quarterly
                                                Cash              Cash on          Cash Distribution
       Partnership                     Distributions (2)(4)    Cash Return (4)    As of Date of Table
      -----------                      --------------------    ---------------    -------------------
1.    Atlas L.P. #1 - 1985                    $1,424,394            237%                $7,850
2.    A.E. Partners 1986                         689,013            109%                 4,756
3.    A.E. Partners 1987                         577,104             80%                 1,978
4.    A.E. Partners 1988                         520,569             84%                 2,268
5.    A.E. Partners 1989                         701,874            128%                 5,754
6.    A.E. Partners 1990                         954,593            108%                10,108
7.    A.E. Nineties - 10                       1,698,512             77%                15,539
8.    A.E. Nineties - 11                       1,003,343            134%                 7,724
9.    A.E. Partners 1991                       1,040,184            120%                12,541
10.   A.E. Nineties - 12                       1,890,447             85%                18,405
11.   A.E. Nineties - JV 92                    3,981,107 (3)         99%                35,441
12.   A.E. Partners 1992                         713,622            119%                 7,835
13.   A.E. Nineties - Public  #1               2,172,521             73%                21,093
14.   A.E. Nineties - 1993 Ltd.                2,114,607             56%                12,021
15.   A.E. Partners 1993                         845,438            121%                13,390
16.   A.E. Nineties - Public  #2               1,971,268             59%                24,196
17.   A.E. Nineties - 14                       5,404,325             54%                62,277
18.   A.E. Partners 1994                         894,384            100%                17,045
19.   A.E. Nineties - Public  #3               3,423,815             59%                52,511
20.   A.E. Nineties - 15                       6,580,204             60%               104,887
21.   A.E. Partners 1995                         346,026             58%                 4,199
22.   A.E. Nineties - Public  #4               2,837,889             41%                41,081
23.   A.E. Nineties - 16                       4,398,287             40%                89,764
24.   A.E. Partners 1996                         423,785             53%                10,186
25.   A.E. Nineties - Public  #5               3,178,650             40%                66,305
26.   A.E. Nineties - 17                       3,824,323             43%               116,441
27.   A.E. Nineties - Public  #6               4,209,614             43%               128,166
28.   A.E. Partners 1997                         271,150             54%                10,259
29.   A.E. Nineties - 18                       4,147,669             36%               141,627
30.   A.E. Nineties - Public  #7               3,255,510             27%               101,954
31.   A.E. Partners 1998                         820,787             47%                29,845
32.   A.E. Nineties - 19                       4,234,585             27%             1,333,555
33.   A.E. Nineties - Public  #8               3,268,264             29%               137,241
34.   A.E. Partners 1999                         248,588             55%                11,141
35.   1999 Viking Resources LP                 4,529,380             99%               258,018
36.   Atlas America - Series 20                7,660,733             41%             4,324,508
37.   Atlas America - Public  #9               3,384,308             23%               212,089
38.   Atlas America - Series 21-A (5)          1,109,497              9%               417,232
39.   Atlas America - Series 21-B (5)            732,009              4%               485,994
40.   Atlas America - Public #10 (5)             146,978              1%               146,978
41.   Atlas America - Series 22 (5)                    0              0%                     0



--------------------------------------------------------------------------------
      (1) There have been no partnership borrowings other than from the managing general partner. The approximate principal amounts of such borrowings are as follows:
               o A.E. Nineties-10 - $330,000;
               o A.E. Nineties-11 - $125,000; and
               o A.E. Nineties-12 - $365,500.
               A portion of each partnership's cash distributions was used to repay that partnership's loan.

      (2) All cash distributions were from the sale of gas, and not sales of properties.

      (3) A portion of the cash distributions was used to drill three reinvestment wells at a cost of $307,434 in accordance with the terms of the offering.

      (4) This column reflects total cash distributions beginning with the first production from the program and includes the return of investor capital.

      (5) As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 3A provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                    TABLE 3A
                            MANAGING GENERAL PARTNER
                     OPERATING RESULTS - INCLUDING EXPENSES
                               AS OF JULY 15, 2002


                                                                  TOTAL COSTS
                                                        -----------------------------
                                  Managing General
       Partnership                Partner Capital       Operating    Admin.    Direct
      -----------                 ----------------      ---------    ------    ------
1.    Atlas L.P. #1 - 1985                $114,800        $36,360    $7,603    $1,844
2.    A.E. Partners 1986                   120,400         29,128    11,683     1,609
3.    A.E. Partners 1987                   158,269         42,143    15,459     2,427
4.    A.E. Partners 1988                   135,450         39,364    16,214     2,545
5.    A.E. Partners 1989                   120,731         25,604    11,857     1,528
6.    A.E. Partners 1990                   244,622         57,850         0         0
7.    A.E. Nineties - 10                   484,380        122,522         0         0
8.    A.E. Nineties - 11                   268,003         61,029    36,175    18,566
9.    A.E. Partners 1991                   318,063         51,646         0         0
10.   A.E. Nineties - 12                   791,833        163,822    33,864    25,521
11.   A.E. Nineties - JV 92              1,414,917        298,941    63,534    19,258
12.   A.E. Partners 1992                   176,100         29,314         0         0
13.   A.E. Nineties - Public  #1           528,934        118,107    25,254    22,108
14.   A.E. Nineties - 1993 Ltd.          1,264,183        192,754    38,086    14,931
15.   A.E. Partners 1993                   219,600         36,440         0         0
16.   A.E. Nineties - Public  #2           587,340        115,984    21,834    21,404
17.   A.E. Nineties - 14                 3,584,027        547,513    06,885    15,907
18.   A.E. Partners 1994                   231,500         31,747         0         0
19.   A.E. Nineties - Public  #3           928,546        185,466    36,957    22,608
20.   A.E. Nineties - 15                 3,435,936        447,625    89,232    14,503
21.   A.E. Partners 1995                   244,725         20,124         0         0
22.   A.E. Nineties - Public  #4         1,287,752        216,727    39,813    18,703
23.   A.E. Nineties - 16                 1,643,320        238,757    40,822    12,650
24.   A.E. Partners 1996                   367,416         26,109         0         0
25.   A.E. Nineties - Public  #5         1,654,740        198,925    36,563    15,574
26.   A.E. Nineties - 17                 2,113,947        218,473    38,229     8,339
27.   A.E. Nineties - Public  #6         1,950,345        227,912    38,465    16,014
28.   A.E. Partners 1997                   231,050         13,257         0         0
29.   A.E. Nineties - 18                 3,448,751        337,157    53,650     6,698
30.   A.E. Nineties - Public  #7         3,812,150        293,756    40,740    16,021
31.   A.E. Partners 1998                   756,360         40,558         0         0
32.   A.E. Nineties - 19                 4,776,598        357,012    47,572     4,095
33.   A.E. Nineties - Public  #8         3,148,181        237,654    25,191    15,565
34.   A.E. Partners 1999                   196,500          7,877         0         0
35.   1999 Viking Resources LP           1,678,038        189,684         0    33,634
36.   Atlas America - Series 20          6,297,945        322,513    28,624    16,406
37.   Atlas America - Public  #9         5,563,527        264,342    17,155     6,981
38.   Atlas America - Series 21-A (2)    4,588,337        131,826    11,991     1,580
39.   Atlas America - Series 21-B (2)    6,449,743        114,666    10,964     1,527
40.   Atlas America - Public #10 (2)     7,354,491         27,321         0     1,165
41.   Atlas America - Series 22 (2)      3,481,591              0         0         0


[RESTUBBED TABLE]


                                                                             Latest Quarterly
                                             Cash              Cash on       Cash Distribution
       Partnership                     Distributions (1)     Cash Return    As of Date of Table
      -----------                      -----------------     -----------    -------------------
1.    Atlas L.P. #1 - 1985                      $269,863            235%                $1,495
2.    A.E. Partners 1986                         131,569            109%                   906
3.    A.E. Partners 1987                         148,658             94%                   570
4.    A.E. Partners 1988                         133,392             98%                   731
5.    A.E. Partners 1989                         159,701            132%                 1,263
6.    A.E. Partners 1990                         364,894            149%                 3,969
7.    A.E. Nineties - 10                         599,197            124%                 5,764
8.    A.E. Nineties - 11                         406,435            152%                 3,310
9.    A.E. Partners 1991                         438,456            138%                 4,949
10.   A.E. Nineties - 12                         810,192            102%                 7,888
11.   A.E. Nineties - JV 92                    1,067,656             75%                 5,123
12.   A.E. Partners 1992                         324,853            184%                 3,037
13.   A.E. Nineties - Public  #1                 585,257            111%                 6,661
14.   A.E. Nineties - 1993 Ltd.                  427,712             34%                 5,152
15.   A.E. Partners 1993                         329,621            150%                 4,763
16.   A.E. Nineties - Public  #2                 301,129             51%                 7,641
17.   A.E. Nineties - 14                       1,474,165             41%                30,674
18.   A.E. Partners 1994                         334,501            144%                 6,132
19.   A.E. Nineties - Public  #3               1,034,194            111%                17,506
20.   A.E. Nineties - 15                       1,876,761             55%                30,674
21.   A.E. Partners 1995                         120,703             49%                 1,625
22.   A.E. Nineties - Public  #4                 583,517             45%                13,694
23.   A.E. Nineties - 16                         801,903             49%                24,585
24.   A.E. Partners 1996                         147,734             40%                 3,721
25.   A.E. Nineties - Public  #5                 411,730             25%                22,102
26.   A.E. Nineties - 17                       1,265,233             60%                26,899
27.   A.E. Nineties - Public  #6               1,275,266             65%                25,633
28.   A.E. Partners 1997                          93,897             41%                 3,678
29.   A.E. Nineties - 18                       1,907,322             55%                65,128
30.   A.E. Nineties - Public  #7                 752,920             20%                27,483
31.   A.E. Partners 1998                         279,765             37%                10,321
32.   A.E. Nineties - 19                       1,947,291             41%               175,811
33.   A.E. Nineties - Public  #8               1,303,549             41%                56,056
34.   A.E. Partners 1999                          84,121             43%                 3,824
35.   1999 Viking Resources LP                 1,456,990             87%                86,006
36.   Atlas America - Series 20                2,833,422             45%               558,511
37.   Atlas America - Public  #9               1,382,323             25%               212,089
38.   Atlas America - Series 21-A (2)            567,331             12%               417,232
39.   Atlas America - Series 21-B (2)            377,096              6%               250,360
40.   Atlas America - Public #10 (2)              69,166              1%                69,166
41.   Atlas America - Series 22 (2)                    0              0%                     0


--------------------------------------------------------------------------------
      (1) All cash distributions were from the sale of gas and not sales of properties.

      (2) As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 4 sets forth the managing general partner's estimate of the federal tax savings to investors in the managing general partner's prior development drilling partnerships, based on the maximum marginal tax rate in each year, the share of tax deductions as a percentage of their subscriptions, and the aggregate cash distributions. You are urged to consult with your own tax advisors concerning your specific tax situation and should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.


                                     TABLE 4
                                     -------
         SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS
                                  JULY 15, 2002

                                                                                     Estimated Federal Tax Savings From (1):
                                                                         ----------------------------------------------------------
                                                     1st Year    Eff     1st Year
                                          Investor   Tax         Tax     I.D.         Depletion                        Section 29
      Partnership                          Capital   Deduct (2)  Rate    Deduct (3)  Allowance (3)  Depreciation (3)  Tax Credit (4)
      -----------                          -------   ---------   ----    ---------   ------------   ---------------   -------------
1.    Atlas L.P. #1 - 1985                $600,000      99%      50.0%    $298,337     $120,251            N/A           $55,915
2.    A.E. Partners 1986                   631,250      99%      50.0%     312,889       66,715            N/A            13,507
3.    A.E. Partners 1987                   721,000      99%      38.5%     356,895       49,631            N/A             N/A
4.    A.E. Partners 1988                   617,050      99%      33.0%     244,351       45,187            N/A             N/A
5.    A.E. Partners 1989                   550,000      99%      33.0%     179,685       62,918            N/A             N/A
6.    A.E. Partners 1990                   887,500      99%      33.0%     275,125       84,779            N/A           266,142
7.    A.E. Nineties - 10                 2,200,000     100%      33.0%     726,000      153,080            N/A           495,105
8.    A.E. Nineties - 11                   750,000     100%      31.0%     232,500       92,375            N/A           316,501
9.    A.E. Partners 1991                   868,750     100%      31.0%     269,313      100,756            N/A           298,653
10.   A.E. Nineties - 12                 2,212,500     100%      31.0%     685,875      186,820            N/A           590,380
11.   A.E. Nineties - JV 92              4,004,813    92.5%      31.0%   1,322,905      320,981            N/A           947,795
12.   A.E. Partners 1992                   600,000     100%      31.0%     186,000       73,257            N/A           214,598
13.   A.E. Nineties - Public  #1         2,988,960    80.5%      36.0%     877,511      199,379          254,729           N/A
14.   A.E. Nineties - 1993 Ltd.          3,753,937    92.5%      39.6%   1,378,377      194,536            N/A             N/A
15.   A.E. Partners 1993                   700,000     100%      39.6%     273,216       76,231            N/A             N/A
16.   A.E. Nineties - Public  #2         3,323,920    78.7%      39.6%   1,036,343      170,638          279,039           N/A
17.   A.E. Nineties - 14                 9,940,045      95%      39.6%   3,739,445      453,023            N/A             N/A
18.   A.E. Partners 1994                   892,500     100%      39.6%     353,430       68,862            N/A             N/A
19.   A.E. Nineties - Public  #3         5,799,750    76.2%      39.6%   1,752,761      295,714          498,399           N/A
20.   A.E. Nineties - 15                10,954,715    90.0%      39.6%   3,904,261      521,350            N/A             N/A
21.   A.E. Partners 1995                   600,000     100%      39.6%     237,600       21,806            N/A             N/A
22.   A.E. Nineties - Public  #4         6,991,350    80.0%      39.6%   2,214,860      220,931          468,991           N/A
23.   A.E. Nineties - 16                10,955,465    86.8%      39.6%   3,361,289      336,891          753,490           N/A
24.   A.E. Partners 1996                   800,000     100%      39.6%     316,800       32,065            N/A             N/A
25.   A.E. Nineties - Public  #5         7,992,240    84.9%      39.6%   2,530,954      248,981          476,609           N/A
26.   A.E. Nineties - 17                 8,813,488    85.2%      39.6%   2,966,366      304,595          308,586           N/A
27.   A.E. Nineties - Public  #6         9,901,025    80.0%      39.6%   3,166,406      339,051          514,793           N/A
28.   A.E. Partners 1997                   506,250     100%      39.6%     200,475       20,519            N/A             N/A
29.   A.E. Nineties - 18                11,391,673    90.0%      39.6%   4,030,884      192,324          305,302           N/A
30.   A.E. Nineties - Public  #7        11,988,350    85.0%      39.6%   4,043,670      215,375          380,359           N/A
31.   A.E. Partners 1998                 1,740,000   100.0%      39.6%     689,040       59,400            N/A             N/A
32.   A.E. Nineties - 19                15,720,450    90.0%      39.6%   5,602,767      299,717          261,995           N/A
33.   A.E. Nineties - Public  #8        11,088,975    85.0%      39.6%   3,734,654      236,529          252,327           N/A
34.   A.E. Partners 1999                   450,000   100.0%      39.6%     178,200       13,901            N/A             N/A
35.   1999 Viking Resources LP           4,555,210    92.0%      39.6%   1,678,038      307,448            N/A             N/A
36.   Atlas America - Series 20         18,809,150    90.0%      39.6%   6,712,802      409,411            N/A             N/A
37.   Atlas America - Public  #9        14,905,465    90.0%      39.6%   5,349,744      188,476            N/A             N/A
38.   Atlas America - Series 21-A (8)   12,510,713    91.0%      39.1%   4,468,617       28,180          37,786            N/A
39.   Atlas America - Series 21-B (8)   17,411,825    91.0%      39.1%   6,197,907        4,223          29,062            N/A
40.   Atlas America - Public #10 (8)    21,281,170    91.0%      39.1%   7,550,729          0              (6)             N/A
41.   Atlas America - Series 22 (8)     10,156,375    91.0%      39.1%           0         (6)             (6)             N/A


[RESTUBBED TABLE]

                                                                                     Total             Cumulative
                                                             Cash Distribution     Cash Dist.       Percent of Cash
                                                                As of Date          And Tax       Dist. And Tax
      Partnership                                  Total      Of Table (5)(7)      Savings (7)     Savings to Date (7)
      -----------                                  -----      --------------       ----------     -------------------
1.    Atlas L.P. #1 - 1985                       $474,503         $1,424,394       $1,898,897             316%
2.    A.E. Partners 1986                          393,111            689,013        1,082,124             171%
3.    A.E. Partners 1987                          406,526            577,104          983,630             136%
4.    A.E. Partners 1988                          289,538            520,569          810,106             131%
5.    A.E. Partners 1989                          242,603            701,874          944,477             172%
6.    A.E. Partners 1990                          626,046            954,593        1,580,638             178%
7.    A.E. Nineties - 10                        1,374,185          1,698,512        3,072,697             140%
8.    A.E. Nineties - 11                          641,376          1,003,343        1,644,719             219%
9.    A.E. Partners 1991                          668,722          1,040,184        1,708,906             197%
10.   A.E. Nineties - 12                        1,463,075          1,890,447        3,353,522             152%
11.   A.E. Nineties - JV 92                     2,591,680          3,981,107        6,572,787             164%
12.   A.E. Partners 1992                          473,856            713,622        1,187,478             198%
13.   A.E. Nineties - Public  #1                1,331,619          2,172,521        3,504,139             117%
14.   A.E. Nineties - 1993 Ltd.                 1,572,913          2,114,607        3,687,520              98%
15.   A.E. Partners 1993                          349,447            845,438        1,194,885             171%
16.   A.E. Nineties - Public  #2                1,486,020          1,971,268        3,457,288             104%
17.   A.E. Nineties - 14                        4,192,468          5,404,325        9,596,793              97%
18.   A.E. Partners 1994                          422,292            894,384        1,316,676             148%
19.   A.E. Nineties - Public  #3                2,546,874          3,423,815        5,970,690             103%
20.   A.E. Nineties - 15                        4,425,611          6,580,204       11,005,816             100%
21.   A.E. Partners 1995                          259,406            346,026          605,432             101%
22.   A.E. Nineties - Public  #4                2,904,782          2,837,889        5,742,672              82%
23.   A.E. Nineties - 16                        4,451,670          4,398,287        8,849,957              81%
24.   A.E. Partners 1996                          348,865            423,785          772,650              97%
25.   A.E. Nineties - Public  #5                3,256,544          3,178,650        6,435,195              81%
26.   A.E. Nineties - 17                        3,579,547          3,824,323        7,403,869              84%
27.   A.E. Nineties - Public  #6                4,020,250          4,209,614        8,229,865              83%
28.   A.E. Partners 1997                          220,994            271,150          492,145              97%
29.   A.E. Nineties - 18                        4,528,510          4,147,669        8,676,179              76%
30.   A.E. Nineties - Public  #7                4,639,404          3,255,510        7,894,914              66%
31.   A.E. Partners 1998                          748,440            820,787        1,569,226              90%
32.   A.E. Nineties - 19                        6,164,480          4,234,585       10,399,065              66%
33.   A.E. Nineties - Public  #8                4,223,509          3,268,264        7,491,773              68%
34.   A.E. Partners 1999                          192,101            248,588          440,689              98%
35.   1999 Viking Resources LP                  1,985,486          4,529,380        6,514,866             143%
36.   Atlas America - Series 20                 7,122,213          7,660,733       14,782,946              79%
37.   Atlas America - Public  #9                5,538,220          3,384,308        8,922,528              60%
38.   Atlas America - Series 21-A (8)           4,534,583          1,109,497        5,644,079              45%
39.   Atlas America - Series 21-B (8)           6,231,192            732,009        6,963,202              40%
40.   Atlas America - Public #10 (8)            7,550,723            146,978        7,697,701              36%
41.   Atlas America - Series 22 (8)                     0                  0                0               0%


--------------------------------------------------------------------------------
     1. These columns reflect the savings in taxes which would have been paid by an investor, assuming full use of deductions available to the investor.

     2. Atlas Resources anticipates that approximately 90% of an investor general partner's subscription to the partnership will be deductible in 2002. -

     3. The I.D.C. Deductions, Depletion Allowance and MACRS depreciation deductions have been reduced to credit equivalents.

     4. The Section 29 tax credit is not available with respect to wells drilled after December 31, 1992. N/A means not applicable.

     5. These distributions were all from production revenues. See footnotes 1 and 3 of Table 3.

     6. These amounts had not been determined as of the date of this table.

     7. This column reflects total cash distributions beginning with the first production from the program and includes the return of investor capital.

     8. As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 5 sets forth payments made to the managing general partner and its affiliates from its previous partnerships.


                                     TABLE 5
                                     -------
       SUMMARY OF PAYMENTS TO THE MANAGING GENERAL PARTNER AND AFFILIATES
                             FROM PRIOR PARTNERSHIPS
                               AS OF JULY 15, 2002

                                                                                                                Cumulative
                                                                            Leasehold                         Reimbursement
                                                                           Drilling and      Cumulative       of General and
                                      Investor    Non-recurring             Completion        Operator's      Administrative
      Partnership                      Capital    Management Fee            Costs (1)          Charges           Overhead
      -----------                      -------    --------------            ---------          -------           --------
1.    Atlas L.P. #1 - 1985           $600,000          -0-                   $600,000         $227,248            $47,522
2.    A.E. Partners 1986              631,250          -0-                    631,250          182,047             73,021
3.    A.E. Partners 1987              721,000          -0-                    721,000          188,307             69,076
4.    A.E. Partners 1988              617,050          -0-                    617,050          161,593             66,560
5.    A.E. Partners 1989              550,000          -0-                    550,000          142,243             65,870
6.    A.E. Partners 1990              887,500          -0-                    887,500          231,398             75,650
7.    A.E. Nineties-10              2,200,000          -0-                  2,200,000          490,089             74,284
8.    A.E. Nineties-11                750,000          -0-                    761,802 (2)      203,429            120,584
9.    A.E. Partners 1991              868,750          -0-                    867,500          206,584             98,170
10.   A.E. Nineties-12              2,212,500          -0-                  2,272,017 (2)      546,075            112,880
11.   A.E. Nineties-JV 92           4,004,813          -0-                  4,157,700          905,883            192,527
12.   A.E. Partners 1992              600,000          -0-                    600,000          117,257             49,013
13.   A.E. Nineties-Public #1       2,988,960          -0-                  3,026,348 (2)      492,110            105,226
14.   A.E. Nineties-1993 Ltd.       3,753,937          -0-                  3,480,656 (2)      642,515            126,953
15.   A.E. Partners 1993            3,323,920          -0-                  3,324,668 (2)      483,266             90,975
16.   A.E. Nineties-Public #2         700,000          -0-                    689,940          145,762             35,775
17.   A.E. Nineties-14              9,940,045          -0-                  9,512,015 (2)    1,659,129            323,894
18.   A.E. Partners 1994              892,500          -0-                    892,500          126,989             40,968
19.   A.E. Nineties-Public #3       5,799,750          -0-                  5,799,750          741,866            147,830
20.   A.E. Nineties-15             10,954,715          -0-                  9,859,244 (2)    1,492,083            297,439
21.   A.E. Partners 1995              600,000          -0-                    600,000           80,496             14,583
22.   A.E. Nineties-Public #4       6,991,350          -0-                  6,991,350          866,908            159,254
23.   A.E. Nineties-16             10,955,465          -0-                 10,955,465        1,110,499            189,870
24.   A.E. Partners 1996              800,000          -0-                    800,000          104,435             18,089
25.   A.E. Nineties-Public #5       7,992,240          -0-                  7,992,240          795,698            146,253
26.   A.E. Nineties-17              8,813,488          -0-                  8,813,488          824,427            144,261
27.   A.E. Nineties-Public #6       9,901,025          -0-                  9,901,025          911,650            153,858
28.   A.E. Partners 1997              506,250          -0-                    506,250           53,027              8,907
29.   A.E. Nineties-18             11,391,673          -0-                 11,391,673        1,070,340            170,317
30.   A.E. Nineties-Public #7      11,988,350          -0-                 11,988,350          947,601            131,421
31.   A.E. Partners 1998            1,740,000          -0-                  1,740,000          162,234             17,075
32.   A.E. Nineties-19             15,720,450          -0-                 15,720,450        1,133,372            151,021
33.   A.E. Nineties-Public #8      11,088,975          -0-                 11,088,975          819,495             86,864
34.   A.E. Partners 1999              450,000          -0-                    450,000           31,509              1,866
35.   1999 Viking Resources LP      4,555,210          -0-                  4,555,210          758,738                  0
36.   Atlas America-Series 20      18,809,150          -0-                 18,809,150        1,194,492            106,017
37.   Atlas America-Public #9      14,905,465          -0-                 14,905,465          911,524             59,156
38.   Atlas America-Series 21-A    12,510,713          -0-                 11,428,689          389,630             35,441
39.   Atlas America-Series 21-B    17,411,825          -0-                 15,851,425          337,253             32,247
40.   Atlas America-Public #10     21,281,170          -0-                 19,311,328           85,379                  0
41.   Atlas America-Series 22      10,156,375          -0-                  9,233,970                0                  0


--------------------------------------------------------------------------------
     (1)      Excluding the managing general partner's capital contributions.

     (2) Includes additional drilling costs and/or additional fracing costs paid with production revenues.

                                   MANAGEMENT

Managing General Partner and Operator
The partnership will have no officers or directors. Instead, Atlas Resources, Inc., a Pennsylvania corporation, which was incorporated in 1979, will serve as the partnership's managing general partner. Atlas Resources' affiliate, Atlas Energy Group, Inc., an Ohio corporation which was the first of the Atlas group of companies, was incorporated in 1973. Atlas Energy Group, Inc. will serve as the partnership's general drilling contractor and operator in Ohio. As of January 1, 2002, the managing general partner and its affiliates operated approximately 4,375 natural gas and oil wells located in Ohio, Pennsylvania and New York.

Since 1985 the managing general partner has sponsored 10 public and 31 private partnerships to conduct natural gas drilling and development activities in Pennsylvania, Ohio, and New York. In these partnerships the managing general partner and its affiliates acted as the operator and the general drilling contractor and were responsible for drilling, completing, and operating the wells. Atlas Resources has a 97% completion rate for wells drilled by its development partnerships.

In September 1998, Atlas Energy Group, Inc., the former parent company of the managing general partner, merged into Atlas America, Inc., a Delaware holding company. Atlas America is a recently formed wholly-owned subsidiary of Resource America, Inc., which is sometimes referred to in this prospectus as Resource America. Resource America is a publicly-traded company with a total capitalization in excess of $380 million, and is principally engaged in energy, energy finance, real estate finance, and equipment leasing. Resource America, which includes the managing general partner as a subsidiary, was listed among the top 100 leaders in natural gas and oil production in the Oil and Gas Journal, October 16, 2000.

Atlas America has and is continuing the existing business of Atlas Energy Group, Inc. It is headquartered at 311 Rouser Road, Moon Township, Pennsylvania 15108, near the Pittsburgh International Airport, which is also the managing general partner's primary office.

Officers, Directors and Other Key Personnel
The officers and directors of the managing general partner will serve until their successors are elected. The officers, directors, and key personnel of the managing general partner are as follows:


NAME                             AGE          POSITION OR OFFICE
----                             ---          ------------------

Freddie M. Kotek                 46           Chairman of the Board of Directors, Chief Executive Officer and President
Frank P. Carolas                 42           Executive Vice President - Land and Geology and a Director
Jeffrey C. Simmons               43           Executive Vice President - Operations and a Director
Jack L. Hollander                46           Senior Vice President - Direct Participation Programs
Nancy J. McGurk                  46           Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Michael L. Staines               53           Senior Vice President, Secretary and a Director
Michael G. Hartzell              46           Vice President - Land Administration
Donald R. Laughlin               54           Vice President - Drilling and Production
Louis Tierno, Jr.                39           Controller and Assistant Secretary
Darshan V. Patel                 31           Chief Legal Officer
Marci F. Bleichmar               32           Director of Marketing
Sherwood S. Lutz                 51           Senior Geologist/Manager of Geology


With respect to the biographical information set forth below:

         o the approximate amount of an individual's professional time devoted to the business and affairs of the managing general partner and Atlas America have been aggregated because there is no reasonable method for them to distinguish their activities between the two companies; and

         o for those individuals who also hold senior positions with other affiliates of the managing general partner, if it is stated that they devote approximately 100% of their professional time to the managing general partner and Atlas America, it is because either the other affiliates are not currently active in drilling new wells, such as Viking Resources or Resource Energy, and the individuals are not required to devote a material amount of their professional time to the affiliates, or there is no reasonable method to distinguish their activities between the managing general partner and Atlas America as compared with the other affiliates of the managing general partner, such as Viking Resources or Resource Energy.


Freddie M. Kotek. President and Chief Executive Officer since 2002 and Chairman of the Board of Directors since 2001. Mr. Kotek is employed by Resource America from 1993 to the present in various capacities and is currently Senior Vice President of Resource America. Mr. Kotek received a Bachelor of Arts degree from Rutgers College in 1977 with high honors in Economics. He also received a Master in Business Administration degree from the Harvard Graduate School of Business Administration in 1981. Mr. Kotek devotes approximately 80% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

Frank P. Carolas. Executive Vice President-Land and Geology and a Director since January, 2001. Mr. Carolas also serves as Executive Vice President-Land and Geology of Atlas America since January, 2001 and a Director since January, 2002. Mr. Carolas served as Vice President of Land and Geology for the managing general partner from July 1999 until 2001 and for Atlas America from 1998 until 2001. Before that Mr. Carolas served as Vice President of Atlas Energy Group, Inc. from 1997 until 1998, which was the former parent company of the managing general partner. Mr. Carolas is a certified petroleum geologist and has been with Atlas Resources and its affiliates since 1981. He received a Bachelor of Science degree in Geology from Pennsylvania State University in 1981 and is an active member of the American Association of Petroleum Geologists. Mr. Carolas devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

Jeffrey C. Simmons. Executive Vice President-Operations and a Director since January, 2001. Mr. Simmons also serves as Executive Vice President-Operations of Atlas America since January, 2001 and a Director since January, 2002. Mr. Simmons served as Vice President of Operations for the managing general partner from July 1999 until 2001 and for Atlas America from 1998 until 2001. Mr. Simmons joined Resource America in 1986 as senior petroleum engineer. From 1988 through 1994 he served as director of production and as president of Resource Well Services, Inc., a subsidiary of Resource America. He was then promoted to vice president of Resource Energy, Inc., the energy subsidiary of Resource America formed in 1993. In 1997 he was promoted to executive vice president, chief operating officer and director of Resource Energy, Inc., a position he currently holds. Before Mr. Simmons' career with Resource America, he had worked with Core Laboratories, Inc., of Dallas, Texas, and PNC Bank of Pittsburgh. Mr. Simmons received his Petroleum Engineering degree from Marietta College and his Masters degree in Business Administration from Ashland University. He is a Board Member of the Ohio Oil and Gas Association, the Independent Oil and Gas Association of New York, and the Ohio Section of the Society of Petroleum Engineers. Mr. Simmons devotes approximately 80% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates, primarily Viking Resources and Resource Energy.

Jack L. Hollander. Senior Vice President - Direct Participation Programs since January, 2002. Mr. Hollander also serves as Senior Vice President - Direct Participation Programs of Atlas America since January, 2002. Mr. Hollander served as Vice President - Direct Participation Programs for the managing general partner and Atlas America from 2001 until January, 2002. Mr. Hollander began his career serving as in-house tax counsel for Integrated Resources, Inc., a large diversified financial services company from 1982 to 1990. He then went on to practice law with Rattet, Hollander & Pasternak with a concentration in tax matters, real estate transactions, and consulted with and assisted technology companies in raising capital until joining the managing general partner in January 2001. Mr. Hollander earned a Bachelor of Science degree from the University of Rhode Island in 1978, his law degree from Brooklyn Law School in 1981, and a Master of Law degree in Taxation from New York University School of Law Graduate Division in 1982. Mr. Hollander is a member of the New York State bar, the Investment Program Association, and the Financial Planning Association. Mr. Hollander devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

Michael G. Hartzell. Vice President - Land Administration since 2001. Mr. Hartzell has been with Atlas Energy Group, Inc. since 1980. He began his career with Atlas Energy Group, Inc. as a Land Department Representative and was promoted to Land Manager of the Indiana County, Pennsylvania operations in 1981. He relocated to the Atlas Energy Group, Inc. office in Mercer, Pennsylvania in 1985 where he served as Land Manager until being promoted to General Manager in 1996. In 2000, Mr. Hartzell was promoted to Senior Land Coordinator for Atlas America, Inc., and he manages all Land Department functions. Mr. Hartzell serves on the Environmental Committee of the Independent Oil and Gas Association of Pennsylvania and is a past Chairman of the Committee. Mr. Hartzell devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

Donald R. Laughlin. Vice President-Drilling and Production since January 2002. Mr. Laughlin joined Atlas America as Senior Drilling Engineer in May, 2001 and has over thirty years of experience in the Appalachian Basin. Before joining Atlas America, Mr. Laughlin was employed with Columbia Gas Transmission Corporation from 1995 to May 2001 where he became Vice President Drilling and Production. From 1989 to 1995 Mr. Laughlin was employed by Cabot Oil & Gas Corporation as Manager of Drilling Operations and Manager of Technical Services; from 1977 to 1989 he was employed by Doran & Associated, Inc. as Vice President-Operations; and from 1970 to 1977 he was employed by Columbia Gas Transmission Corporation as Drilling Engineer and Gas Storage Engineer. Mr. Laughlin received his Petroleum Engineering degree from the University of Pittsburgh in 1970. He is a member of the Society of Petroleum Engineers. Mr. Laughlin devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

Louis Tierno, Jr. Controller and Assistant Secretary since May 2001. Mr. Tierno also serves as Controller of Atlas America since May 2001. Mr. Tierno has over 15 years of finance, accounting, tax, and administrative experience in the oil and gas industry with Angerman Associates, Inc., which was engaged in the oil and gas business, as Director of Accounting/Financial Operations from 1984 until March 1998. Beginning April 1998 until October 1999 he was Vice President of Finance for the Baron Group, an oil and gas company. He joined CFS Americas, Inc., a software company, as Controller in November 1999 until December 2000 and served as a consultant to CFS Americas, Inc. from January 2001 until April 2001 when he joined Atlas America and the managing general partner. He received a Bachelor of Science degree in Business Administration from Duquesne University and holds a Masters degree in Industrial Administration from Carnegie Mellon University. He also passed the Pennsylvania Certified Public Accountant examination in 1990. Mr. Tierno devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

Sherwood S. Lutz. Senior Geologist/Manager of Geology. In 1996 Mr. Lutz joined Viking Resources as senior geologist, which was purchased by Resource America in 1999. Since 1999 Mr. Lutz has been a senior geologist for the managing general partner and Atlas America. Mr. Lutz received his Bachelor of Science degree in Geological Sciences from the Pennsylvania State University in 1973. Mr. Lutz is a certified petroleum geologist with the American Association of Petroleum Geologists as well as a licensed professional geologist in Pennsylvania. Mr. Lutz devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

Other Key Personnel.
Nancy J. McGurk. Senior Vice President, Chief Financial Officer and Chief Accounting Officer since January, 2002. Ms. McGurk also serves as Senior Vice President, Chief Financial Officer, and Chief Accounting Officer of Atlas America since January, 2002. Ms. McGurk served as Vice President, Chief Financial Officer and Chief Accounting Officer of the managing general partner and Atlas America from January, 2001 to January, 2002. Ms. McGurk has been Vice President of Resource America since 1992 and before that she had served as Treasurer and Chief Accounting Officer of Resource America since 1989. Also, since 1995 Ms. McGurk has served as Vice President - Finance of Resource Energy, Inc. Ms. McGurk devotes approximately 20% of her professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of her professional time to the business and affairs of the managing general partner's affiliates.

Michael L. Staines. Senior Vice President, Secretary, and a Director since 1998. Mr. Staines is also Executive Vice President, Secretary, and a Director of Atlas America since 1998; Senior Vice President of Resource America since 1989; Secretary of Resource America from 1989 to 1998; Director of Resource America from 1989 to 2000; President, Secretary, and a Director of Resource Energy, Inc., an energy subsidiary of Resource America, since 1993; President of Atlas Pipeline Partners GP, LLC since 2001; and Chief Operating Officer, Secretary, and Managing Board Member of Atlas Pipeline Partners GP, LLC since its formation in 1999. Mr. Staines is a member of the Ohio Oil and Gas Association and the Independent Oil and Gas Association of New York. Mr. Staines received a Bachelor of Science degree from Cornell University in 1971 and a Master of Business degree from Drexel University in 1977. Mr. Staines devotes approximately 10% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

Darshan V. Patel. Chief Legal Officer since January, 2002. Mr. Patel also serves as Associate General Counsel for Resource America, Inc. since 2001, and Vice President of Anthem Securities, Inc. since August, 2002, and President since October, 2002. Mr. Patel received a Bachelor of Arts degree from Boston University in 1992. He also received a Juris Doctorate degree from American University's Washington College of Law in 1995. From 1995 to 1996, Mr. Patel was associated with the law firm of Glynn & Associates, in Flemington, N.J., practicing litigation and real estate. From 1996 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry, in New York, N.Y., practicing commercial litigation. Mr. Patel devotes approximately 20% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

Marci F. Bleichmar. Director of Marketing for the managing general partner and Atlas America since February 2001. From March 2000 through February 2001, Ms. Bleichmar served as Director of Marketing for Jacob Asset Management. From March 1998 through March 2000, she served as an Account Executive at Bloomberg Financial Services LP. From November 1994 through March 1998, Ms. Bleichmar was an Associate on the Derivatives Trading Desk of JP Morgan. Ms. Bleichmar devotes approximately 100% of her professional time to the business and affairs of the managing general partner and Atlas America.

Atlas America, Inc., a Delaware Holding Company
As of January 1, 2002, the Board of Directors for Atlas America includes the following:


NAME                                  AGE               POSITION OR OFFICE
----------------------                ----              -----------------------
Edward E. Cohen                       63                Chairman of the Board
Jonathan Z. Cohen                     31                Vice Chairman
Freddie M. Kotek                      46                Director
Michael L. Staines                    53                Director
John S. White                         62                Director
JoAnn Bagnell                         73                Director
Frank P. Carolas                      42                Director
Jeffrey C. Simmons                    43                Director

See " - Officers, Directors and Key Personnel," above, for biographical information on certain of these individuals who are also officers and/or directors of the managing general partner. Biographical information on the other directors will be provided by the managing general partner on request.

The managing general partner and its affiliates under Atlas America employ a total of approximately one hundred thirty-eight persons in its energy operations, consisting of six drilling and completion personnel, eighty production/measurement personnel, six pipeline personnel, thirteen well services personnel, four purchasing personnel, one reservoir engineer, one health, environment and safety person, one gas marketing person, four leasing personnel, five geologists, three well site construction personnel, eleven land administration personnel, and three office services personnel.

Atlas America and its affiliates have provided drilling, operating and supervisory services for more than $380 million of independent investment now under Atlas America's management.

Organizational Diagram (1)


                      This organizational diagram does not include all of the subsidiaries of Resource America.

                                           ---------------------------------------------
                                                      Resource America, Inc.
                                           ---------------------------------------------

                                           ---------------------------------------------
                                                    Atlas Energy Holdings, Inc.
                                           ---------------------------------------------

                                           ---------------------------------------------
                                            Atlas America, Inc. (DE) (holding company)
                                           ---------------------------------------------
   ----------------------    -------------------    --------------------------     ---------------------    --------------------
     Viking Resources,            AIC, Inc.          Atlas America, Inc. (PA)      Resource Energy, Inc.     Atlas Noble Corp.
      Corporation (1)                                  (operating company)                  (1)                     (1)
   ----------------------    -------------------    --------------------------    ----------------------    --------------------
   ----------------------    --------------------    --------------    ------------    ---------------        --------------------
   Atlas Resources,          Atlas Energy            Pennsylvania      Opitron,        Anthem                 Atlas Energy Group,
   Inc., managing            Corporation,            Industrial        Corp.,          Securities,            Inc., driller and
   general partner of        managing general        Energy, Inc.      technology      Inc.,                  operator in Ohio
   Atlas America Public      partner of                                services        registered
   #11-2002 Ltd.,            exploratory                                               broker/dealer
   driller and operator      drilling                                                  and
   in Pennsylvania           partnerships and                                          dealer-manager
                             driller and operator
   ----------------------    --------------------    --------------    ------------    ---------------        --------------------

   ----------------------                                                                                     --------------------
   ARD Investments, Inc.                                                                                      AED Investments, Inc.
   ----------------------                                                                                     --------------------


(1) Resource Energy, Viking Resources, and Atlas Noble Corporation are also engaged in the oil and gas business. Resource Energy has been an energy subsidiary of Resource America since 1993. Resource America acquired Viking Resources in August 1999, and Atlas Noble Corporation was formed in October 2000 after Resource America acquired all of the assets of Kingston Oil Corporation. In the near term Resource Energy, Viking Resources, and Atlas Noble Corporation will retain their separate corporate existence; however, Atlas America will manage their assets and employees including sharing common employees. Also, many of the officers and directors of the managing general partner serve as officers and directors of those entities.

Remuneration
No officer or director of the managing general partner will receive any direct remuneration or other compensation from the partnership. These persons will receive compensation solely from affiliated companies of the managing general partner.

Security Ownership of Certain Beneficial Owners
Resource America owns 100% of the common stock of Atlas America, which owns 100% of the common stock of AIC, Inc., which owns 100% of the common stock of the managing general partner. The officers and directors of AIC, Inc. are Jonathan
Z. Cohen, Michael L. Staines, Frank P. Carolas and Jeffrey C. Simmons. The biographies of Messrs. Staines, Carolas and Simmons are set forth above.

Transactions with Management and Affiliates
Atlas Energy Group, Inc. shareholders are eligible to receive incentive compensation should Atlas Energy Group, Inc.'s post-acquisition earnings exceed a specified amount during the five years following the merger. The incentive compensation is equal to 10% of Atlas Energy Group, Inc.'s aggregate earnings in excess of that amount equal to an annual, but uncompounded, return of 15% on $63 million which is increased to include any amount paid by Resource America for any post-merger energy acquisitions. Incentive compensation is payable, at Resource America's option, in cash or in shares of Resource America's common stock, valued at the average closing price of Resource America's common stock for the 10 trading days before September 30, 2003.

The managing general partner and its officers, directors and affiliates have in the past invested, and may in the future invest, in partnerships sponsored by the managing general partner. They may also subscribe for units in the partnership as described in "Plan of Distribution."

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
       CONDITION, RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

The partnership is a newly formed entity. Currently, the partnership has only a nominal net worth, does not own any properties on which wells will be drilled, has no third-party investors, has not made any distributions, and has not conducted any operations. Therefore, it has not included any historical information in this prospectus. (See "Capitalization and Source of Funds and Use of Proceeds," "Proposed Activities," "Competition, Markets and Regulation," and "Financial Information Concerning the Managing General Partner and the Partnership.") The partnership will depend on the proceeds of this offering and the managing general partner's capital contributions to carry out its proposed activities. The partnership intends to use the subscription proceeds to pay the intangible drilling costs, the investors' share of equipment costs, and the investors' share of any cost overruns of drilling and completing the partnership's wells. To the extent that the subscription proceeds are less than the maximum, fewer wells will be drilled and the partnership's ability to diversify its drilling activities will be reduced.

The managing general partner believes that the subscription proceeds of this offering, the managing general partner's capital contributions, the partnership's cash flow from future operations, and partnership borrowings, if necessary, will be sufficient to satisfy the partnership's liquidity requirements. The managing general partner also anticipates that no additional funds will be required for operating costs before the partnership begins receiving production revenues from its wells.

Substantially all the subscription proceeds of you and the other investors will be committed or expended after the partnership offering closes. If the partnership requires additional funds for cost overruns or additional development or remedial work after a well begins producing, then these funds may be provided by:

     o subscription proceeds, if available, drilling fewer wells, or acquiring a lesser interest in one or more wells;

     o borrowings from the managing general partner or its affiliates; or

     o retaining partnership revenues.

There will be no borrowings from third-parties.

The amount that may be borrowed by the partnership from the managing general partner and its affiliates may not at any time exceed 5% of the partnership's subscription proceeds from you and the other investors and must be without recourse to you and the other investors. The partnership's repayment of any borrowings would be from partnership production revenues and would reduce or delay your cash distributions.

If the managing general partner loans money to the partnership, which it is not required to do, then:

     o the interest charged to the partnership must not exceed the managing general partner's interest cost or the interest that would be charged to the partnership without reference to the managing general partner's financial abilities or guarantees by unrelated lenders, on comparable loans for the same purpose; and

     o the managing general partner may not receive points or other financing charges or fees, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the managing general partner.

Currently, Atlas America, Inc. (the "borrower"), which is an affiliate of the managing general partner, participates in a $75 million revolving credit facility with a group of banks that includes Union Bank of California, N.A., as syndication agent with Wachovia Bank, N.A. as the agent and issuing bank. The managing general partner, Resource America, Inc. and various energy subsidiaries of Resource America are guarantors of the credit agreement. This facility replaces a previous $45 million facility with PNC bank and has an initial borrowing base of $45 million, which may be increased to $75 million subject to growth in the oil and gas reserves of the borrower and the guarantors. Borrowings under the facility are collateralized by substantially all the assets of Atlas America, the managing general partner and the other guarantors. This includes the managing general partner's interests in its partnerships, but does not include any investor's interest in the partnership. A breach of the credit agreement by the borrower constitutes a default under the loan. The credit facility has a term ending in July 2005. As of August 1, 2002, the borrower had an outstanding balance of approximately $42.3 million and also had a $1.3 million letter of credit issued under the facility. See footnotes 3 and 5 to the managing general partner's audited financial statements and footnote 5 to the managing general partner's unaudited financial statements for more details concerning the credit facility and inter-company borrowings in "Financial Information Concerning the Managing General Partner and the Partnership."

                               PROPOSED ACTIVITIES

Overview of Drilling Activities
The managing general partner anticipates that all the partnership's wells will be development wells, which means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive. Stratigraphic means a layer of rock which has characteristics that differentiate it from the rocks above and below it. Stratigraphic horizon generally means that part of a formation or layer of rock with sufficient porosity and permeability to form a petroleum reservoir. Also, the majority of the wells will be classified as natural gas wells, which may produce a small amount of oil, although some of the wells may be classified as oil wells. Assuming the partnership acquires 100% of the interest in the wells, the managing general partner anticipates that the partnership will drill approximately:

     o 5 gross wells if the minimum subscriptions of $1 million are received;
       and

     o 204 gross wells if the maximum subscriptions of $40 million are received.

The actual number of wells drilled by the partnership, however, may vary from these estimates and will depend on the following:

     o the amount of subscriptions proceeds received;

     o where the wells are drilled; and

     o the partnership's percentage of interest owned in the wells, which could range from 25% to 100%.

Before the managing general partner selects a prospect on which a well will be drilled by the partnership, the managing general partner will review all available geologic and production data for wells located in the vicinity of the proposed well including, but not limited to:

     o various well logs;

     o completion reports;

     o plugging reports; and

     o production reports.

Primary Areas of Operations
As discussed below, the four primary areas for the partnership's drilling activities are:

     o the Clinton/Medina Geological Formation in western Pennsylvania that also covers an area in eastern Ohio primarily in Stark, Mahoning, Trumbull and Portage Counties;

     o the Clinton/Medina Geological Formation in southern Ohio;

     o the Mississippian/Upper Devonian Sandstone reservoirs in Fayette and Greene Counties, Pennsylvania; and

     o the Upper Devonian Sandstone Reservoirs in Armstrong County,
       Pennsylvania.

Both Fayette County and Armstrong County are in western Pennsylvania. The Clinton/Medina geological formation in Pennsylvania and Ohio is the same geological formation, although in Pennsylvania it is often referred to as the Medina/Whirlpool geological formation. For purposes of this prospectus, the term Clinton/Medina geological formation is used for both Ohio and Pennsylvania. The wells drilled to the Clinton/Medina geological formation, regardless of whether they are situated in western Pennsylvania, eastern Ohio, southern Ohio, or western New York, and the Mississippian and/or Upper Devonian Sandstone reservoirs have the following similarities:

     o geological features such as structure and faulting are not generally factors used in finding commercial production from a well drilled to this formation or these reservoirs and the governing factors appear to be sand quality in terms of net pay zone thickness, porosity, and the effectiveness of fracture stimulation;

     o a well drilled to this formation or these reservoirs usually requires hydraulic fracturing of the formation to stimulate productive capacity;

     o generally, natural gas from a well drilled to this formation or these reservoirs is produced at rates which decline rapidly during the first few years of operations, and although the well can produce for many years, a proportionately larger amount of production can be expected within the first several years; and

     o it has been the managing general partner's experience that natural gas production from wells drilled to this formation or these reservoirs is reasonably consistent with nearby wells, although from time to time there can be great differences in the natural gas volumes and performance of wells located close together.

The managing general partner anticipates that the majority of the subscription proceeds of the partnership will be expended in the primary areas.

Clinton/Medina Geological Formation in Western Pennsylvania. The Clinton/Medina geological formation is a blanket sandstone found throughout most of the northwestern edge of the Appalachian Basin. The Clinton/Medina is described in petroleum industry terms as a "tight" sandstone with porosity ranging from 6% to 12% and with very low permeability. Porosity is the percentage of void space between sand grains that is available for occupancy by either liquids or gases; and permeability is the property of porous rock that allows fluids or gas to flow through it. Based on the managing general partner's experience, it anticipates that all the natural gas wells will be completed and fraced in two different zones of the Clinton/Medina geological feature. See the geologic evaluation and the model decline curve prepared by United Energy Development Consultants, Inc., an independent geological and engineering firm, for a discussion of the development of the Clinton/Medina Geological Formation in western Pennsylvania, which also covers an area in eastern Ohio primarily in Stark, Mahoning, Trumbull, and Portage Counties.

The wells in the Clinton/Medina geological formation in western Pennsylvania and eastern Ohio will be:

     o primarily situated in Mercer, Lawrence, Warren, Venango, and Crawford Counties, Pennsylvania, and Stark, Mahoning, Trumbull and Portage Counties, Ohio;

     o situated on approximately 50 acres, subject to adjustment to take into account lease boundaries;

     o drilled at least 1,650 feet from each other in Pennsylvania, which is greater than the 660 feet minimum distance allowed by state law or local practice to protect against drainage from adjacent wells, and drilled at least 1,000 feet from each other in Ohio;

     o drilled from approximately 5,100 to 6,300 feet in depth;

     o classified as natural gas wells which may produce a small amount of oil, although the wells in eastern Ohio may be classified as oil wells; and

     o primarily connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Solutions Corporation as described below, although gas produced from wells drilled in Crawford County, Pennsylvania will be gathered and marketed by Vista Resources, Inc. and/or Great Lakes Energy Partners, L.L.C.

Also, see "- Secondary Areas" below, for a discussion of the Clinton/Medina geological formation in western New York.

Clinton/Medina Geological Formation in Southern Ohio. The geological characteristics of the Clinton/Medina geological formation in southern Ohio are substantially the same as western Pennsylvania. See the geological evaluation prepared by United Energy Development Consultants, Inc. for a discussion of the development of the Clinton/Medina geological formation in southern Ohio.

Wells located in southern Ohio and drilled to the Clinton/Medina geological formation will be:

     o primarily situated in Noble, Washington, Guernsey, and Muskingum
       Counties;

     o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

     o drilled at least 1,000 feet from each other;

     o drilled from approximately 4,900 to 6,500 feet in depth;

     o classified as either natural gas wells or oil wells; and

     o primarily connected to the gathering system owned by Atlas Pipeline Partners if classified as natural gas wells and have their natural gas production marketed to First Energy Solutions Corporation as described below, although a portion of the natural gas production may be gathered and marketed by Triad Energy Corporation of West Virginia, Inc.

Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania. The Mississippian/Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. The Mississippian/Upper Devonian Sandstone reservoirs have porosities ranging from 5% to 20% with attendant permeabilities. See the geologic evaluation prepared by United Energy Development Consultants, Inc. for a discussion of the development of the Mississippian/Upper Devonian Sandstone reservoirs in Fayette and Greene Counties, Pennsylvania.

The wells in the Mississippian/Upper Devonian Sandstone reservoirs will be:

     o situated on approximately 20 acres, subject to adjustment to take into account lease boundaries;

     o drilled at least 1,000 feet from each other, although existing wells may be re-entered by parties other than the partnership even though they are not 1,000 feet from each other;

     o drilled from approximately 1,900 to 4,500 feet in depth;

     o classified as natural gas wells which may produce a small amount of oil; and

     o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to First Energy Solutions Corporation as described below, although a portion may be marketed to Equitable Gas Company, Colonial Energy, Inc. and Dominion Field Services.

Upper Devonian Sandstone Reservoirs, Armstrong County, Pennsylvania. The Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. The Upper Devonian Sandstone reservoirs have porosities ranging from greater than 5% to 20% with attendant permeabilities. See the geologic evaluation prepared by United Energy Development Consultants, Inc. for a discussion of the development of the Upper Devonian Sandstone Reservoir in Armstrong County, Pennsylvania. The prospects in Armstrong County, Pennsylvania were acquired from U.S. Energy Exploration Corporation as described below in "-Interest of Parties," and U.S. Energy will participate in the wells with the partnership.

The wells in the Upper Devonian Sandstone reservoirs will be:

     o situated on approximately 20 acres, subject to adjustment to take into account lease boundaries;

     o drilled at least 1,000 feet from each other, although under Pennsylvania law in certain circumstances a variance can be obtained, and out of the thirty or so wells the managing general partner has drilled to date in this general area, two or three have been drilled less than 1,000 feet apart, but even in those cases the wells were approximately 980 feet or more from each other;

     o drilled from approximately 1,800 to 4,400 feet in depth;

     o classified as natural gas wells which may produce a small amount of oil; and

     o connected to a gathering system owned by U.S. Energy and have their natural gas production marketed by U.S. Energy.

Secondary Areas of Operations
The managing general partner also has reserved the right to use a portion of the subscription proceeds to drill development wells in other areas of the Appalachian Basin. The secondary areas anticipated by the managing general partner are discussed below.

Clinton/Medina Geological Formation in Western New York. Wells located in western New York and drilled to the Clinton/Medina geological formation will be:

     o primarily situated in Chautauqua County;

     o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

     o drilled from approximately 3,800 to 4,000 feet in depth;

     o drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

     o classified as natural gas wells which may produce a small amount of oil; and

     o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to First Energy Solutions Corporation, as described below and/or commercial users in the area, although a portion may be gathered and marketed by Great Lakes Energy Partners, L.L.C.

Mississippian Berea Sandstone in Eastern Ohio. Wells located in eastern Ohio and drilled to the Mississippian Berea Sandstone will be:

     o primarily situated in Columbiana County;

     o situated on approximately 5 acres, subject to adjustment to take into account lease boundaries;

     o drilled from approximately 850 to 950 feet in depth;

     o drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

     o classified as natural gas wells which may produce a small amount of oil; and

     o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Solutions Corporation, as described below.

Devonian Oriskany Sandstone in Eastern Ohio. Wells located in eastern Ohio and drilled to the Devonian Oriskany Sandstone will be:

     o primarily situated in Tuscarawas County;

     o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

     o drilled from approximately 3,800 to 4,200 feet in depth;

     o drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

     o classified as natural gas wells which may produce a small amount of oil; and

     o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to First Energy Solutions Corporation, as described below, although a portion may be marketed to Dominion Field Services.

Acquisition of Leases
The managing general partner will have the right, in its sole discretion, to select the prospects which the partnership will drill. Currently, the managing general partner has proposed approximately 60% of the prospects to be drilled if all the units are sold. The leases covering each prospect on which a well will be drilled will be acquired by the partnership from the managing general partner or its affiliates and credited to the managing general partner as a part of its required capital contribution to the partnership. Neither the managing general partner nor its affiliates will receive any royalty or overriding royalty interest on any well.

The managing general partner may substitute the prospects depending on various considerations. The managing general partner anticipates that it will select any additional and/or substituted prospects from the following:

     o leases in its and its affiliates' existing leasehold inventory;

     o leases that are subsequently acquired by it or its affiliates; or

     o leases owned by independent third-parties that may participate with the partnership in drilling wells.

Most of the additional and/or substituted prospects will be in areas where the managing general partner or its affiliates have previously conducted drilling operations and will meet the same general criteria for drilling potential as the currently proposed prospects. The managing general partner believes that its and its affiliates' leasehold inventory and leases acquired from third-parties will be sufficient to provide all the prospects to be drilled by the partnership.

The managing general partner and its affiliates are continually engaged in acquiring additional leasehold acreage in Pennsylvania, Ohio, and other areas of the United States. As of October 2001, the managing general partner and its affiliates owned approximately:

     o 117,040 net acres of undeveloped lease acreage in Pennsylvania;

     o 74,000 net acres of undeveloped lease acreage in Ohio;

     o 7,276 net acres of undeveloped lease acreage in West Virginia;

     o 6,700 net acres of undeveloped lease acreage in Kentucky; and

     o 13,131 net acres of undeveloped lease acreage in New York.

Because only one well will be drilled on each prospect, the number of prospects the managing general partner will assign to the partnership will be the same as the number of wells which the partnership has the funds to drill. This also means that the partnership, in all likelihood, will not farmout any acreage. However, the need for a farmout might arise, for example, if during drilling or subsequently the managing general partner determined there might be a productive horizon situated above (i.e. uphole) the target horizon, but the partnership did not have the funds to complete the well in the horizon or the completion of the horizon was inconsistent with the partnership objective. In this event, the managing general partner might determine to farmout the activity for the partnership. Generally, a farmout is an agreement in which the owner of the lease or existing well agrees to assign his interest in certain acreage under the lease or the existing well to an assignee subject to the assignee drilling one or more wells or completing or recompleting the existing well in one or more horizons. The owner would retain some interest in the assigned acreage or well. See "Conflicts of Interest - Conflicts Involving the Acquisition of Leases" for the procedure for a farmout.

Deep Drilling Rights Retained by Managing General Partner. In the areas where the Clinton/Medina is the primary geological formation, the lease assignments to the partnership will be limited to a depth of from the surface to the top of the Queenston geological formation. In the areas where the Mississippian and/or Upper Devonian Sandstone reservoirs are the primary targets, the lease assignments to the partnership will be limited to a depth of from the surface through the completion total depth of the well.

In these areas the managing general partner will retain the deeper drilling rights, which includes ownership of any coal bed methane production that might be obtained from the deeper formations, because the partnership's objective is to conduct development drilling which would not be the case with the deeper formations. Conversely, as between the partnership and the managing general partner, the partnership will own any coal bed methane production that might be obtained from the shallower formations that are not included in the deeper drilling rights retained by the managing general partner. The managing general partner believes that the partnership's development drilling in these areas will not provide any geological information that would assist it in evaluating drilling to deeper formations. Also, the amount of the credit the managing general partner receives for the leases does not include any value allocable to the deeper drilling rights retained by it. If in the future the managing general partner undertakes any activities with respect to the deeper formations, including drilling an exploratory well, then the partnership would not share in the profits from these activities, nor would it pay any of the associated costs.

Interests of Parties
Generally, production and revenues from a well drilled by the partnership will be net of the applicable landowner's royalty interest, which is typically 1/8th (12.5%) of gross production, and any interest in favor of third-parties such as an overriding royalty interest. Landowner's royalty interest generally means an interest that is created in favor of the landowner when an oil and gas lease is obtained; and overriding royalty interest generally means an interest which is created in favor of someone other than the landowner. In either case, the owner of the interest receives a specific percentage of the natural gas and oil production free and clear of all costs of development, operation, or maintenance of the well. This is compared with a working interest, which generally means an interest in the lease under which the owner of the interest must pay some portion of the cost of development, operation, or maintenance of the well.

The managing general partner anticipates that the partnership generally will have a net revenue interest in its leases in its primary drilling areas as set forth in the chart below. Net revenue interest generally means the percentage of revenues the owner of an interest in a well is entitled to receive under the lease. The following chart expresses the percentage of production revenues that the managing general partner, the landowner, other third-parties, and you and the other investors will share in from the wells in two of the four primary proposed areas. The third and fourth primary proposed areas are discussed following the chart. The chart assumes that the partnership owns 100% of the interest in the well. If the partnership acquires a lesser percentage ownership interest in a well, which will be the case in Armstrong County, then the partnership's net revenue interest in that well will decrease proportionately.

Primary Areas.
Clinton/Medina Geological Formation in Western Pennsylvania and
Mississippian/Upper Devonian Sandstone Reservoirs in Fayette and Greene Counties, Pennsylvania.

                                                  Partnership                    Third Party                87.5% Partnership
Entity                                            Interest                    Royalty Interest           Net Revenue Interest(2)
------                                         --------------               --------------------         -----------------------
Managing General Partner.................32% partnership interest (1)                                                 28.0%
Investors................................68% partnership interest (1)                                                 59.5%
Third Party..........................................................12.5% Landowner Royalty Interest                 12.5%
                                                                                                                    -------
                                                                                                                     100.0%


(1) These percentages are for illustration purposes only and are based on the managing general partner's minimum required capital contribution of 25% and assume capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contributions.
(2) It is possible that substituted or additional wells could have a net revenue interest to the partnership as low as 84.375% which would reduce the investors' interest to 57.375%.

Clinton/Medina Geological Formation in Southern Ohio and Upper Devonian Sandstone Reservoirs in Armstrong County, Pennsylvania. The managing general partner anticipates that the leases in southern Ohio will have a net revenue interest ranging from 82.5% to 87.5% with the majority of the wells having a net revenue interest of 85% which would reduce the investors' interest in the above chart to 57.8%. The managing general partner also anticipates that the leases in southern Ohio will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Thus, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands that were previously mined. Although this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well, the managing general partner believes that drilling wells on these previously mined leases would be in the best interests of the partnership.

The managing general partner anticipates the leases in Armstrong County, Pennsylvania will have a net revenue interest of 84.375% which would reduce the investors' net revenue interest in the above chart to 57.375%. U.S. Energy, the originator of the leases, will retain a 25% working interest in the wells and participate with the partnership in the costs of drilling, completing, and operating the wells to the extent of its retained interest.

Secondary Areas. Although the managing general partner anticipates the partnership will have a net revenue interest ranging from 81% to 87.5% in the secondary areas described above, there is no minimum net revenue interest that the partnership is required to own before drilling a well in other areas of the Appalachian Basin. The leases in these other areas may be subject to interests in favor of third-parties that are not currently known such as:

     o overriding royalty interests;

     o net profits interests;

     o carried interests;

     o production payments;

     o reversionary interests pursuant to farmouts or non-consent elections under joint operating agreements; or

     o other retained or carried interests.

Title to Properties
Title to all leases acquired by the partnership will be held in the name of the partnership. However, to facilitate the acquisition of the leases title to the leases may initially be held in the name of:

     o the managing general partner;

     o its affiliates; or

     o any nominee designated by the managing general partner.

Title to the leases will be transferred to the partnership from time to time after the minimum subscriptions are received and released from escrow. After drilling, the title to the leases will be filed for record.

The managing general partner will take the steps it deems necessary to assure that the partnership has acceptable title for its purposes. However, it is not the practice in the natural gas and oil industry to warrant title or obtain title insurance on leases and the managing general partner will provide neither for the leases it assigns to the partnership. The managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, but will not obtain a division order title opinion after the well is completed. The managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of leases transferred to the partnership. Also, there is no assurance that the partnership will not experience losses from title defects excluded from or not disclosed by the formal title opinion or that would have been disclosed by a division order title opinion.

Drilling and Completion Activities; Operation of Producing Wells
Under the drilling and operating agreement the responsibility for drilling and either completing or plugging partnership wells will be on the managing general partner or an affiliate as the operator and the general drilling contractor. During drilling operations the managing general partner's duties as operator and general drilling contractor will include:

     o making the necessary arrangements for drilling and completing partnership wells and related facilities for which it has responsibility under the drilling and operating agreement;

     o managing and conducting all field operations in connection with drilling, testing, and equipping the wells; and

     o making the technical decisions required in drilling and completing the wells.

All partnership wells will be drilled to a sufficient depth to test thoroughly the objective geological formation.

Under the drilling and operating agreement the managing general partner, as operator and general drilling contractor, will complete each well if there is a reasonable probability of obtaining commercial quantities of natural gas or oil. However, based on its past experience, the managing general partner anticipates that most of the partnership's wells drilled in the primary areas will have to be completed before it can determine the well's productivity. If the managing general partner, as operator and general drilling contractor, determines that a well should not be completed, then the well will be plugged and abandoned.

During producing operations the managing general partner's duties, as operator, will include:

     o managing and conducting all field operations in connection with operating and producing the wells;

     o making the technical decisions required in operating the wells; and

     o maintaining the wells, equipment, and facilities in good working order during their useful life.

The managing general partner, as operator, will be reimbursed for its direct expenses and will receive well supervision fees at competitive rates for operating and maintaining the wells during producing operations. The drilling and operating agreement contains a number of other material provisions which you are urged to review.

Certain wells may be drilled with third-parties owning a portion of the working interest in the wells. Any other working interest owner in a well may have a separate agreement with the managing general partner for drilling and operating the well with differing terms and conditions from those contained in the partnership's drilling and operating agreement.

Sale of Natural Gas and Oil Production
Policy of Treating All Wells Equally in a Geographic Area. The managing general partner is responsible for selling the partnership's natural gas and oil production, and its policy is to treat all wells in a given geographic area equally. This reduces certain potential conflicts of interest among the owners of the various wells, including the partnership, concerning to whom and at what price the natural gas and oil will be sold. For example, the managing general partner calculates a weighted average selling price for all of the natural gas sold in the geographic area by dividing the money received from the sale of all of the natural gas sold to customers in the area, which may be at different prices, by the volume of all natural gas sold from the wells in the area. For gas sold in western Pennsylvania the managing general partner received an average selling price after deducting all expenses, including transportation expenses, of approximately:

     o $2.22 per mcf in 1998;

     o $2.35 per mcf in 1999;

     o $3.30 per mcf in 2000; and

     o $4.08 per mcf in 2001.

Mcf means 1,000 cubic feet of gas.

If all the natural gas produced cannot be sold because of limited demand for the natural gas, which increases pipeline pressure, then the production that is sold will be from those wells which have the greatest well pressure and are able to feed into the pipeline, regardless of which partnerships own the wells. The proceeds from these natural gas sales will be credited only to the partnerships whose wells produced the natural gas sold.

Gathering of Natural Gas. Atlas Pipeline Partners, L.P. (and Atlas Pipeline Operating Partnership) is a master limited partnership formed by a subsidiary of Atlas America as managing general partner using Atlas America and Viking Resources personnel who act as its officers and employees. Atlas Pipeline Partners acquired the natural gas gathering system and related facilities of Atlas America, Resource Energy, and Viking Resources in February 2000. The gathering system consists of approximately 1,300 miles of intrastate pipelines located in western Pennsylvania, eastern Ohio, and western New York. Atlas Pipeline Partners, L.P., will gather, compress and transport the majority of the partnership's natural gas production, including natural gas in the primary areas, to interstate pipeline systems, local distribution companies, or industrial end-users, as discussed below. If the partnership's natural gas is not transported through the Atlas Pipeline Partners gathering system, then it is because there is a third-party operator or the gathering system has not been extended to the wells. In these cases the natural gas will be transported through a third-party gathering system, and the partnership will pay a competitive gathering fee.

As a part of the sale of the gathering system to Atlas Pipeline Partners in February 2000, Atlas America and its affiliates, Resource Energy and Viking Resources, made the commitments set forth below which to varying degrees may affect the partnership. The commitments were intended to maximize the use and expansion of the gathering system. These are continuing obligations of Atlas America, Resource Energy, and Viking Resources.

Atlas America, Resource Energy and Viking Resources are required to pay a gathering fee to Atlas Pipeline Partners equal to the greater of $0.35 per mcf or 16% of the gross sales price for each mcf transported through the gathering system of Atlas Pipeline Partners. If the partnership pays a lesser amount, which is anticipated by the managing general partner to range from $.29 per mcf to $.35 per mcf as described in "Compensation - Gathering Fees," then Atlas America, Resource Energy or Viking Resources must pay the difference to Atlas Pipeline Partners. Also, Atlas America, Resource Energy and Viking Resources committed to adding 225 wells to the gathering system over a period from January 1, 1999, until December 31, 2002, which included any well drilled in a partnership sponsored by them, which has been satisfied. The wells had to be drilled within 2,500 feet of the gathering system and the well owner had to construct up to 2,500 feet of small diameter sales or flow lines from the wellhead to the gathering system. They have agreed to assist Atlas Pipeline Partners in identifying existing gathering systems for possible acquisition and Atlas America has agreed to provide construction management and financing services to Atlas Pipeline Partners in the construction of additions or extensions to the gathering system. For a period of five years from January 28, 2000, to January 28, 2005, Atlas America has a standby commitment for a maximum of $1.5 million in any contract year.

Natural Gas Contracts. The managing general partner, Resource Energy and Atlas Energy Group, Inc. have a natural gas supply agreement with First Energy Solutions Corporation for a 10-year term which began on April 1, 1999. Subject to certain exceptions, First Energy Solutions Corporation must buy all of the natural gas produced and delivered by the managing general partner and its affiliates, which includes the partnership, at certain delivery points with the facilities of:

     o East Ohio Gas Company, National Fuel Gas Distribution, and Peoples Natural Gas Company, which are local distribution companies; and

     o National Fuel Gas Supply, Columbia Gas Transmission Corporation, Tennessee Gas Pipeline Company, and Texas Eastern Transmission Company, which are interstate pipelines.

First Energy Solutions Corporation is the marketing affiliate of First Energy Corporation, which is a large regional electric utility listed on the New York Stock Exchange. First Energy Corporation has provided a guaranty of the monetary obligations of First Energy Solutions Corporation of an amount up to $10 million for a period until December 31, 2003, which will continue on a monthly basis thereafter unless terminated on 30 days notice.

Generally, all of the managing general partner's and its affiliates' natural gas is subject to the agreement with First Energy Solutions Corporation, with the following exceptions:

     o natural gas being sold to Warren Consolidated, an industrial end-user, and direct delivery customer of the managing general partner and its affiliates;

     o natural gas that at the time of the agreement was already dedicated for the life of the well to another buyer;

     o natural gas that is produced by a company which was not an affiliate of the managing general partner at the time of the agreement;

     o natural gas that is delivered to interstate pipelines or local distribution companies other than those described above; or

     o natural gas that is produced from well(s) operated by a third-party or subject to an agreement under which a third-party was to arrange for the gathering and sale of the natural gas.

The agreement established an indexed price formula for each of the delivery points during an initial period, and requires the parties to negotiate a new pricing arrangement at each delivery point for subsequent periods. If, at the end of any applicable period, the parties cannot agree to a new price for any delivery point, then the managing general partner and its affiliates may solicit offers from third-parties to buy the natural gas for that delivery point. If First Energy Solutions Corporation does not match this price, then the natural gas may be sold to the third-party. This process is repeated at the end of each contract period which is usually one year. For example, during the period April 1, 2000 through March 31, 2001, the managing general partner and its affiliates sold natural gas delivered to National Fuel Gas Supply to other entities under this process. Since then, the managing general partner and First Energy Solutions Corporation have been able to agree to new pricing arrangements for all the delivery points under their agreement through March 31, 2003.

The agreement may be suspended for force majeure, which means generally such things as an act of God, fire, storm, flood, and explosion, but also includes the permanent closing of the factories of Carbide Graphite or Duferco Farrell Corporation during the term of First Energy Solutions Corporation's agreements to sell natural gas to them. If these factories were closed, however, the managing general partner believes that First Energy Solutions Corporation would be able to find alternative purchasers and would not invoke the force majeure.

The managing general partner anticipates that the majority of the natural gas produced by the partnership from wells drilled in the primary and secondary areas will be sold to First Energy Solutions Corporation subject to the exceptions described above in "-Primary Areas of Operations" and "-Secondary Areas of Operations."

The marketing of natural gas production has been influenced by the availability of financial instruments that may be used to hedge the price that will ultimately be paid for future deliveries of natural gas. The managing general partner purchases and sells natural gas futures and options contracts to limit its and its partnerships' exposure to changes in natural gas prices. These contracts may include regulated NYMEX futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The futures contracts employed by the managing general partner are commitments to purchase or sell natural gas at future dates and generally cover one-month periods for up to 24 months in the future. To assure that the financial instruments will be used solely for hedging price risks and not for speculative purposes, the managing general partner has established a committee to assure that all financial trading is done in compliance with hedging policies and procedures. The managing general partner does not intend to contract for positions that it cannot offset with actual production. Although hedging provides the partnership some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending on the instrument.

As a full service marketer, First Energy Solutions Corporation also uses NYMEX based financial instruments to hedge its pricing exposure and from time to time makes price hedging opportunities available to the managing general partner. These transactions are similar to NYMEX based futures contracts, swaps and options, but also require firm delivery of the hedged quantity. Thus, the managing general partner limits these arrangements to much smaller quantities than those projected to be available at any delivery point. The price paid by First Energy Solutions Corporation for certain volumes of natural gas sold under these hedge agreements may be significantly different from the underlying monthly spot market value.

The portion of natural gas that is hedged and the manner in which it is hedged (e.g. fixed pricing, floor pricing, etc.) changes from time to time. As of May 9, 2002, the managing general partner's overall price hedging position the 12 months ending May 30, 2003 was approximately as follows:

     o 28% was hedged with a fixed price;

     o 7% was hedged with a floor price; and

     o 65% was not hedged.

It is difficult to project what portion of these hedges will be allocated to the partnership because of uncertainty about the quantity, timing, and delivery locations of gas that may be produced by the partnership.

Marketing of Natural Gas Production from Wells in Other Areas of the United States. The managing general partner expects that natural gas produced from wells drilled in areas of the Appalachian Basin other than described above, will be primarily tied to the spot market price and supplied to:

     o gas marketers;

     o local distribution companies;

     o industrial or other end-users; and/or

     o companies generating electricity.

Crude Oil. Crude oil produced from the wells will flow directly into storage tanks where it will be picked up by the oil company, a common carrier, or pipeline companies acting for the oil company which is purchasing the crude oil. Unlike natural gas, crude oil does not present any transportation problem. The managing general partner anticipates selling any oil produced by the wells to regional oil refining companies at the prevailing spot market price for Appalachian crude oil in spot sales. The managing general partner was receiving an average selling price for oil of approximately:

     o $13.00 per barrel in 1998;

     o $16.20 per barrel in 1999;

     o $26.21 per barrel in 2000; and

     o $22.60 per barrel in 2001.

Over the past eight years, the price of oil has ranged from approximately $38 to as low as $8 per barrel. There can be no assurance as to the price of oil during the term of the partnership.

Insurance
Since 1972, the managing general partner and its affiliates, including its partnerships, have been involved in the drilling of approximately 4,300 wells in Ohio, Pennsylvania, and other areas of the Appalachian Basin. They have not incurred a blow-out or made any material insurance claims with any of these wells. See "Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners - Insurance" for a discussion of the insurance coverage.

Use of Consultants and Subcontractors
The partnership agreement authorizes the managing general partner to use the services of independent outside consultants and subcontractors. The services will normally be paid on a per diem or other cash fee basis and will be charged to the partnership as either a direct cost or as a direct expense under the drilling and operating agreement. These charges will be in addition to the unaccountable, fixed payment reimbursement paid to the managing general partner for administrative costs and well supervision fees paid to the managing general partner as operator.

                       COMPETITION, MARKETS AND REGULATION

Natural Gas Regulation
Governmental agencies regulate the production and transportation of natural gas. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets, and the Federal Energy Regulatory Commission ("FERC") regulates the interstate transportation of natural gas.

Natural gas prices are not regulated, and the price of natural gas is subject to the supply and demand for the natural gas along with factors such as the natural gas' BTU content and where the wells are located. See "- Competition and Markets" below for certain measures which FERC has taken to increase competitiveness in the natural gas markets.

Crude Oil Regulation
Oil prices are not regulated, and the price is subject to the supply and demand for oil, along with qualitative factors such as the gravity of the crude oil and sulfur content differentials.

Competition and Markets
There are many companies engaged in natural gas and oil drilling operations in the areas where the partnership is expected to conduct its activities. The industry is highly competitive in all phases, including acquiring suitable properties for drilling and marketing natural gas and oil. Product availability and price are the principal means of competing in selling natural gas and oil. Many of the partnership's competitors will have financial resources and staffs larger than those available to the partnership. While it is impossible to accurately determine the partnership's industry position, the managing general partner does not consider the partnership's operations to be a significant factor in the industry.

Current economic conditions indicate that the costs of exploration and development are increasing gradually. However, the natural gas and oil industry has from time to time experienced periods of rapid cost increases. There is a risk that over the term of the partnership there will be fluctuating or increasing costs in doing business, which may directly affect the managing general partner's ability to operate the partnership's wells at acceptable price levels.

 The natural gas and oil produced by the partnership's wells must be marketed for you to receive revenues. As set forth above, natural gas and oil prices are not regulated, but instead are subject to factors which are primarily beyond the partnership's control such as the supply and demand for the natural gas and oil. For example, reduced natural gas demand and/or excess natural gas supplies will result in lower prices. In recent years natural gas and oil prices have been volatile.

The marketing of natural gas and oil production will be affected by numerous factors beyond the control of the partnership and which cannot be accurately predicted. These factors include, but are not limited to, the following:

     o the proximity, availability, and capacity of pipeline and other transportation facilities;

     o competition from other energy sources such as coal and nuclear energy;

     o local, state, and federal regulations regarding production and transportation;

     o the general level of market demand on a regional, national and worldwide basis;

     o fluctuating seasonal supply and demand because of various factors such as home heating requirements in the winter months;

     o political instability in natural gas and oil producing countries;

     o the amount of domestic production; and

     o the amount of foreign imports of natural gas and oil.

For example, increased imports into the United States of Canadian natural gas have occurred and are expected to continue which will increase the supply of natural gas in the United States. This increase in natural gas imports was primarily the result of the North American Free Trade Agreement ("NAFTA"), which eliminated trade and investment barriers in the United States, Canada, and Mexico, and new pipeline projects that have been constructed and/or proposed to the FERC. Without a corresponding increase in demand in the United States, the imported natural gas would have an adverse effect on both the price and volume of natural gas sales from the partnership's wells. However, according to the Energy Information Administration, the independent statistical and analytical agency within the Department of Energy, the use of natural gas in the United States is projected to increase approximately 51% to 69% between 1999 and 2020. Also, members of the Organization of Petroleum Exporting Countries ("OPEC") establish production quotas for petroleum products from time to time with the intent of increasing, maintaining, or decreasing price levels. The managing general partner, however, is unable to predict what effect these actions will have on the price of the natural gas and oil sold from the partnership's wells.

FERC has sought to promote greater competition in natural gas markets in the U.S. Traditionally, natural gas was sold by producers to interstate pipeline companies that resold the natural gas to local distribution companies for resale to end-users. FERC changed this market structure by requiring interstate pipeline companies to transport natural gas for third-parties. Thereafter, FERC Order 636 was issued which requires pipeline companies to, among other things, separate their sales services from their transportation services and provide an open access transportation service that is comparable in quality for all natural gas producers or suppliers. The premise behind FERC Order 636 was that the interstate pipeline companies had an unfair advantage over other natural gas producers or suppliers because they could bundle their sales and transportation services together. FERC Order 636 is designed to ensure that no natural gas seller has a competitive advantage over another natural gas seller because it also provides transportation services.

In February, 2000, FERC Order 637 was issued to provide further competitive initiatives by removing price ceilings on short-term capacity release transactions. It also enacted other regulatory policies that are intended to increase the flexibility of interstate natural gas transportation. Further, FERC has required pipeline companies to develop electronic bulletin boards to provide standardized access to information concerning capacity and prices.

There have been several developments which the managing general partner believes have the effect of increasing the demand for natural gas. For example, the Clean Air Act Amendments of 1990 contain incentives for the future development of "clean alternative fuel," which includes natural gas and liquefied petroleum gas for "clean-fuel vehicles." Also, the accelerating deregulation of electricity transmission has caused a convergence between the natural gas and electricity industries. The electricity industry has increased its reliance on natural gas because of increased competition in the electricity industry and the enforcement of stringent environmental regulations. For example, to reduce urban smog the Environmental Protection Agency has sought to enforce environmental regulations which increase the cost of operating coal-fired power plants, which in December 2000 produced more than half of the U.S.'s electricity. The Department of Energy has also denied financial incentives to utilities to build more nuclear power plants and large scale hydroelectric projects. Together, these policies tend to make natural gas the fuel of choice for electricity producers which have started moving away from dirtier-burning fuels, such as coal and oil. The electricity industry has started plans to bring new natural gas-fired power plants into service, some of which are not designed to allow for switching to other fuels. Natural gas was used to generate approximately 16% of the U.S.'s electricity in December 2000, and this demand is expected to increase through the decade.

State Regulations
Oil and gas operations are regulated in Pennsylvania by the Department of Environmental Resources. Pennsylvania and the other states where the partnership's wells may be situated impose a comprehensive statutory and regulatory scheme for natural gas and oil operations, which creates additional financial and operational burdens. Among other things, these regulations involve:

     o new well permit and well registration requirements, procedures, and fees;

     o minimum well spacing requirements;

     o restrictions on well locations and underground gas storage;

     o certain well site restoration, groundwater protection, and safety measures;

     o landowner notification requirements;

     o certain bonding or other security measures;

     o various reporting requirements; and

     o well plugging standards and procedures.

These state regulatory agencies also have broad regulatory and enforcement powers including those associated with pollution and environmental control laws, which are discussed below.

Environmental Regulation
The partnership's drilling and producing operations are subject to various federal, state, and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment. The Environmental Protection Agency and state and local agencies will require the partnership to obtain permits and take other measures with respect to the discharge of pollutants into navigable waters, disposal of wastewater and air pollutant emissions. If these requirements or permits are violated there can be substantial civil and criminal penalties which will increase if there was willful negligence or misconduct. Also, the partnership has unlimited liability for cleanup costs under various federal laws such as the Federal Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 for oil and/or hazardous substance contamination.

The partnership's liability can also extend to pollution costs that occurred on the leases before they were acquired by the partnership. Although the managing general partner will not transfer any lease to the partnership if it has actual knowledge that there is an existing potential environmental liability on the lease, there will not be an independent environmental audit of the leases before they are transferred to the partnership. Thus, there is a risk that the leases will have potential environmental liability even before drilling begins.

The partnership's required compliance with these environmental laws and regulations may cause delays or increase the cost of the partnership's drilling and producing activities. Because these laws and regulations are constantly being revised and changed, the managing general partner is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. Also, the managing general partner is unable to obtain insurance to protect against many environmental claims.

Proposed Regulation
From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the natural gas and oil industry and the partnership. The proposals involve, among other things:

     o limiting the disposal of waste water from wells that could substantially increase the partnership's operating costs and make the partnership's wells uneconomical to produce; and

     o changes in the tax laws as discussed in "Tax Aspects-Changes in the Law."

However, it is impossible to accurately predict what proposals, if any, will be enacted and their subsequent effect on the partnership's activities.

                       PARTICIPATION IN COSTS AND REVENUES

In General
The partnership agreement provides for the sharing of costs and revenues among the managing general partner and you and the other investors. A tabular summary of the following discussion appears below.

Costs

1. Organization and Offering Costs. Organization and offering costs will be charged 100% to the managing general partner. However, the managing general partner will not receive any credit towards its required capital contribution or its revenue share for any organization and offering costs that it pays in excess of 15% of the investors' subscription proceeds.

     o Organization and offering costs generally means all costs of organizing and selling the offering and includes the dealer-manager fee, sales commissions, the .5% reimbursement for bona fide accountable due diligence expenses and the .5% reimbursement of marketing expenses.

2. Lease Costs. The leases will be contributed to the partnership by the managing general partner. The managing general partner will be credited with a capital contribution for each lease valued at:

     o its cost; or

     o fair market value if the managing general partner has reason to believe that cost is materially more than fair market value.

3. Intangible Drilling Costs. Intangible drilling costs will be charged 100% to you and the other investors.

     o Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared with lease costs, which must be recovered through the depletion allowance, and equipment costs, which must be recovered through depreciation deductions.

Although subscription proceeds may be used to pay the costs of drilling different wells depending on when the subscriptions are received, not less than 90% of the subscription proceeds of you and the other investors will be used to pay intangible drilling costs regardless of when you subscribe. Also, even if the IRS successfully challenged the managing general partner's characterization of a portion of these costs as deductible intangible drilling costs, and instead recharacterized the costs as some other item that may be non-deductible, such as equipment costs and/or lease costs, this recharacterization by the IRS would have no effect on the allocation and payment of the costs by you and the other investors under the partnership agreement.

4. Equipment Costs. Equipment costs will be charged 66% to the managing general partner and 34% to you and the other investors. However, if the total equipment costs for all the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors in the partnership, then the excess will be charged to the managing general partner.

     o Equipment costs generally means the costs of drilling and completing a well that are not currently deductible and are not lease costs.

5. Operating Costs, Direct Costs, Administrative Costs and All Other Costs. Operating costs, direct costs, administrative costs, and all other partnership costs not specifically charged will be charged to the parties in the same ratio as the related production revenues are being credited.

     o These costs generally include all costs of partnership administration and producing and maintaining the partnership's wells.

6. The Managing General Partner's Required Capital Contribution. The managing general partner's aggregate capital contributions to the partnership, including its credit for the cost of the leases contributed, must not be less than 25% of all capital contributions to the partnership. The managing general partner's capital contributions must be paid at the time the costs are required to be paid by the partnership, but not later than December 31, 2003.

Revenues
The production revenues from all partnership wells will be commingled. Thus, regardless of when you subscribe you will share in the production revenues from all wells on the same basis as the other investors in the partnership in proportion to your number of units.

1. Proceeds from the Sale of Leases. If a partnership well is sold, a portion of the sales proceeds will be allocated to the partners in the same proportion as their share of the adjusted tax basis of the property. In addition, proceeds will be allocated to the managing general partner to the extent of the pre-contribution appreciation in value of the property, if any. Any excess will be credited as provided in 4, below.

2. Interest Proceeds. Interest earned on your subscription proceeds before the offering closes will be credited to your account and paid not later than the partnership's first cash distributions from operations. If your subscription is refunded, then any interest allocated to your subscription proceeds will also be refunded.

      After the offering closes and until the subscription proceeds are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of production revenues, will be credited as provided in 4, below.

3. Equipment Proceeds. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

4. Production Revenues. Subject to the managing general partner's subordination obligation as described below, the managing general partner and the investors will share in all of the partnership's other revenues, including production revenues, in the same percentage as their respective capital contribution bears to the total partnership capital contributions, except that the managing general partner will receive an additional 7% of partnership revenues. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contributions. For example, if the managing general partner contributes the minimum of 25% of the total partnership capital contributions and the investors contribute 75% of the total partnership capital contributions, then the managing general partner will receive 32% of the partnership revenues and the investors will receive 68% of the partnership revenues. On the other hand, if the managing general partner contributes 30% of the total partnership capital contributions and the investors contribute 70% of the total partnership capital contributions, then the managing general partner will receive 35% of the partnership revenues, not 37%, because its revenue share cannot exceed 35% of partnership revenues, and the investors will receive 65% of partnership revenues.

Subordination of Portion of Managing General Partner's Net Revenue Share
The partnership is structured to provide you and the other investors with preferred cash distributions equal to a minimum of 10% per unit, based on $10,000 per unit regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with the partnership's first cash distributions from operations. To help achieve this investment feature, the managing general partner will subordinate up to 50% of its share of partnership net production revenues during this subordination period.

     o Partnership net production revenues means gross revenues after deduction of the related operating costs, direct costs, administrative costs, and all other costs not specifically allocated.

The partnership's 60-month subordination period will begin with the first partnership cash distribution from operations to you and the other investors. However, no subordination distributions to you and the other investors will be required until the partnership's first cash distribution after substantially all of the partnership wells are drilled, completed, and begin producing into a sales line. Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return described above. The specific formula is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The managing general partner anticipates you will benefit from the subordination if the price of natural gas and oil received by the partnership and/or the results of the partnership's drilling activities are unable to provide the required return. However, if the wells produce small natural gas and oil volumes or natural gas and oil prices decrease, then even with subordination your cash flow may be very small and you may not receive the 10% return for each of the first five years beginning with the partnership's first cash distribution from operations.

As of April 15, 2002, the managing general partner was subordinating a portion or all of its net revenues in four of its previous twelve limited partnerships that have the subordination feature in effect, and from time to time it has subordinated its partnership revenues in six of these partnerships. The managing general partner is entitled to recoup these subordination distributions during the subordination period to the extent cash distributions to the investors in these previous partnerships would exceed the specified return to the investors.

Example of Revenue Sharing During a Subordination Period.

                                                                                                          Revenues to Managing
                                                                                Maximum Amount of         General Partner and
                                                                                 Managing General     Investors if Maximum Amount
                                    Percentage of        Percentage of          Partner's Share of        of Managing General
                                     Partnership          Partnership          Partnership Revenues        Partner's Share of
                                       Capital          Revenues Without          Available for         Partnership Revenues is
Entity                            Contributions (1)    Subordination (1)        Subordination (2)         Subordinated (1)(2)
------                            -----------------    -----------------        -----------------         -------------------
Managing General Partner................25%                   32%                     16%                         16%
Investors...............................75%                   68%                                                 84%


--------------------------------
(1) These percentages are for illustration purposes only and assume the managing general partner's minimum required capital contribution of 25% and capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contribution.
(2) The partnership is structured to provide you and the other investors with preferred cash distributions equal to a minimum of 10% per unit, based on $10,000 per unit regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with the partnership's first cash distributions from operations. To help achieve this investment feature, the managing general partner will subordinate up to 50% of its share of partnership net production revenues during this subordination period.

Example of Revenue Sharing After the End of a Subordination Period.


                                                                                                       Revenues to Managing
                                                                               Maximum Amount of       General Partner and
                                                                                Managing General       Investors if Maximum
                                    Percentage of        Percentage of         Partner's Share of       Amount of Managing
                                     Partnership          Partnership         Partnership Revenues   General Partner's Share
                                       Capital         Revenues Without          Available for       of Partnership Revenues
Entity                            Contributions (1)    Subordination (1)         Subordination         is Subordinated (1)
------                            -----------------    -----------------         -------------            ----------------
Managing General Partner.................25%                  32%                     0%                       32%
Investors................................75%                  68%                                              68%

-------------------------------------
(1) These percentages are for illustration purposes only and assume the managing general partner's minimum required capital contribution of 25% and capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues regardless of the amount of its capital contribution.

Table of Participation in Costs and Revenues
The following table sets forth the participation in partnership costs and revenues between the managing general partner and you and the other investors after deducting from the partnership's gross revenues:

     o the landowner royalties; and

     o any other lease burdens.

                                                                                Managing
                                                                                 General
                                                                                 Partner             Investors
                                                                                 -------             ---------
Partnership Costs
Organization and offering costs.....................................................100%                   0%
Lease costs.........................................................................100%                   0%
Intangible drilling costs.............................................................0%                 100%
Equipment costs (1)..................................................................66%                  34%
Operating costs, administrative costs, direct costs, and all
     other costs.....................................................................(2)                  (2)

Partnership Revenues
Interest income......................................................................(3)                  (3)
Equipment proceeds (1)...............................................................66%                  34%
All other revenues including production revenues..................................(4)(5)               (4)(5)

Participation in Deductions
Intangible drilling costs.............................................................0%                 100%
Depreciation (1).....................................................................66%                  34%
Percentage depletion allowance.................................................(4)(5)(6)            (4)(5)(6)

-----------------------------
(1) These percentages may vary. If the total equipment costs for all of the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors in the partnership, then the excess will be charged to the managing general partner.
(2) These costs will be charged to the parties in the same ratio as the related production revenues are being credited.
(3) Interest earned on your subscription proceeds before the offering closes will be credited to your account and paid not later than the partnership's first cash distributions from operations. After the offering closes and until proceeds from the offering are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.
(4) The managing general partner and the investors will share in all of the partnership's other revenues in the same percentage as their respective capital contributions bears to the total partnership capital contributions except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner's total revenue share may not exceed 35% of partnership revenues.
(5) The actual allocation of partnership revenues between the managing general partner and the investors will vary from the allocation described in (4) above, if a portion of the managing general partner's partnership net production revenues is subordinated.
(6) The percentage depletion allowances will be in the same percentages as the production revenues.

Allocation and Adjustment Among Investors
The investors' share as a group of the partnership's revenues, gains, income, costs, expenses, losses, and other charges and liabilities generally will be charged and credited among you and the other investors in accordance with your respective number of units, based on $10,000 per unit regardless of the actual subscription price for an investor's units. These allocations will take into account any investor general partner's status as a defaulting investor general partner. Certain investors, however, will pay a reduced amount for their units as described in "Plan of Distribution." Thus, the following costs will be charged among you and the other investors in accordance with your respective subscription price for your units rather than the number of your units:

     o intangible drilling costs; and

     o the investors' share of the equipment costs of drilling and completing the partnership's wells.

Distributions
The managing general partner will review the partnership's accounts at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any, taking into account its subordination obligation discussed above in "-Subordination of Portion of Managing General Partner's Net Revenue Share." The partnership will distribute funds to you and the other investors that the managing general partner, in its sole discretion, does not believe are necessary for the partnership to retain. Distributions may be reduced or deferred to the extent partnership revenues are used for any of the following:

     o repayment of borrowings;

     o cost overruns;

     o remedial work to improve a well's producing capability;

     o general and administrative expense of the partnership;

     o reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

     o indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership's activities.

Also, funds will not be advanced or borrowed for distributions if the distribution amount would exceed the partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. Any cash distributions from the partnership to the managing general partner will only be made in conjunction with distributions to you and the other investors and only out of funds properly allocated to the managing general partner's account.

Liquidation
The partnership will continue for 50 years unless it is terminated earlier by a final terminating event as described below, or an event which causes the dissolution of a limited partnership under state law. However, if the partnership terminates on an event which causes a dissolution under state law and it is not a final terminating event, then a successor limited partnership will automatically be formed. Thus, only on a final terminating event will the partnership be liquidated. A final terminating event is any of the following:

     o the election to terminate the partnership by the managing general partner or the affirmative vote of investors whose units equal a majority of the total units;

     o the termination of the partnership under Section 708(b)(1)(A) of the Internal Revenue Code because no part of its business is being carried on; or

     o the partnership ceases to be a going concern.

On the partnership's liquidation you will receive your interest in the partnership. Generally, your interest in the partnership means an undivided interest in the partnership assets, after payments to the partnership's creditors, in the ratio your capital account bears to all the capital accounts until they have been reduced to zero. Thereafter, your interest in the remaining partnership assets will equal your interest in the related partnership revenues.

Any in-kind property distributions to you must be made to a liquidating trust or similar entity, unless you affirmatively consent to receive an in-kind property distribution after being told of the risks associated with the direct ownership or there are alternative arrangements in place which assure that you will not be responsible for the operation or disposition of the partnership properties. If the managing general partner has not received your written consent to the in-kind distribution within 30 days after it is mailed, then it will be presumed that you have not consented. The managing general partner may then sell the asset at the best price reasonably obtainable from an independent third-party, or to itself or its affiliates at fair market value as determined by an independent expert selected by the managing general partner. Also, if the partnership is liquidated, the managing general partner will be repaid for any debts owed it by the partnership before there are any payments to you and the other investors.

                              CONFLICTS OF INTEREST

In General
Conflicts of interest are inherent in natural gas and oil partnerships involving non-industry investors because the transactions are entered into without arms' length negotiation. Your interests and those of the managing general partner and its affiliates may be inconsistent in some respects or in certain instances, and the managing general partner's actions may not be the most advantageous to you.

The following discussion describes certain possible conflicts of interest that may arise for the managing general partner and its affiliates in the course of the partnership, and with respect to some of the conflicts of interest, but not all, certain limitations which are designed to reduce, but which will not eliminate, the conflicts. Other than these limitations the managing general partner has no procedures to resolve a conflict of interest and under the terms of the partnership agreement the managing general partner may resolve the conflict of interest in its sole discretion and best interest.

The following discussion is materially complete; however, other transactions or dealings may arise in the future that could result in conflicts of interest for the managing general partner and its affiliates.

Conflicts Regarding Transactions with the Managing General Partner and its Affiliates
Although the managing general partner believes that the compensation and reimbursement that it and its affiliates will receive in connection with the partnership are reasonable, the compensation has been determined solely by the managing general partner and did not result from negotiations with any unaffiliated third-party dealing at arms' length. The managing general partner and its affiliates will receive compensation and reimbursement from the partnership for their services in drilling, completing, and operating the partnership's wells under the drilling and operating agreement and will receive the other fees described in "Compensation" regardless of the success of the partnership's wells. The managing general partner and its affiliates providing the services or equipment can be expected to profit from the transactions, and it is usually in the managing general partner's best interest to enter into contracts with itself and its affiliates rather than unaffiliated third-parties even if the contract terms, or skill and experience, offered by the unaffiliated third-parties is comparable.

The partnership agreement provides that when the managing general partner and any affiliate provide services or equipment to the partnership their fees must be competitive with the fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. Also, before the managing general partner and any affiliate may receive competitive fees for providing services or equipment to the partnership they must be engaged, independently of the partnership and as an ordinary and ongoing business, in rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry. If the managing general partner and any affiliate is not engaged in such a business, then the compensation must be the lesser of its cost or the competitive rate that could be obtained in the area.

Any services not otherwise described in this prospectus for which the managing general partner or an affiliate is to be compensated must be:

     o set forth in a written contract that describes the services to be rendered and the compensation to be paid; and

     o cancelable without penalty on 60 days written notice by investors whose units equal a majority of the total units.

The compensation, if any, will be reported to you in the partnership's annual and semiannual reports, and a copy of the contract will be provided to you on request.

There is also a conflict of interest concerning the purchase price if the managing general partner or an affiliate purchases a producing property from the partnership, which they may do in certain limited circumstances as described in "Conflicts Involving the Acquisition of Leases - (6) No Sale of Undeveloped Leases to the Managing General Partner and Limitations on Sales of Developed Leases to the Managing General Partner," below.

Conflict Regarding the Drilling and Operating Agreement
The managing general partner anticipates that all of the wells drilled by the partnership will be drilled and operated under the drilling and operating agreement. This creates a continuing conflict of interest because the managing general partner must monitor and enforce, on behalf of the partnership, its own compliance with the drilling and operating agreement.

Conflicts Regarding Sharing of Costs and Revenues
The managing general partner will receive a percentage of revenues greater than the percentage of costs that it pays. This sharing arrangement may create a conflict of interest between the managing general partner and you and the other investors concerning the determination of which wells will be drilled by the partnership based on the risk and profit potential associated with the wells.

In addition, the allocation of all the intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner creates a conflict of interest between the managing general partner and you and the other investors concerning whether to complete a well. For example, the completion of a marginally productive well might prove beneficial to you and the other investors, but not to the managing general partner. When a completion decision is made you and the other investors will have already paid the majority of your costs so you will want to pay your share of the additional costs to complete the well only if there is a reasonable opportunity to recoup your completion costs plus any portion of the costs paid by you before the completion attempt. However, if it appears likely that you would not recoup all of the additional costs to complete the well, you will want to plug the well. On the other hand, the managing general partner will have paid only a portion of its costs before this time, and it will want to pay its additional equipment costs to complete the well only if it is reasonably certain of recouping its money and making a profit. However, based on its past experience the managing general partner anticipates that the partnership wells in the primary areas will have to be completed before it can determine the well's productivity, which would eliminate this potential conflict of interest. In any event, the managing general partner will not cause any partnership well to be plugged and abandoned without a completion attempt unless it makes the decision in accordance with generally accepted oil and gas field practices in the geographic area of the well location.

Conflicts Regarding Tax Matters Partner
The managing general partner will serve as the partnership's tax matters partner and represent the partnership before the IRS. The managing general partner will have broad authority to act on behalf of you and the other investors in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. For example, potential conflicts include:

     o whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to:

       o the amount of the partnership's deduction for intangible drilling costs, which is allocated 100% to you and the other investors; or

       o the amount of the managing general partner's depreciation deductions, or the credit to its capital account for contributing the leases to the partnership, which would decrease the managing general partner's liquidation interest in the partnership; or

     o the amount of the managing general partner's reimbursement from the partnership for expenses incurred by it in its role as the tax matters partner.

Conflicts Regarding Other Activities of the Managing General Partner, the Operator and Their Affiliates
The managing general partner will be required to devote to the partnership the time and attention that it considers necessary for the proper management of the partnership's activities. However, the managing general partner has sponsored and continues to manage other natural gas and oil drilling partnerships, which may be concurrent, and will engage in unrelated business activities, either for its own account or on behalf of other partnerships, joint ventures, corporations, or other entities in which it has an interest. This creates a continuing conflict of interest in allocating management time, services, and other activities between the partnership and its other activities. The managing general partner will determine the allocation of its management time, services, and other functions on an as-needed basis consistent with its fiduciary duties among the partnerships and its other activities.

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Subject to its fiduciary duties, the managing general partner will not be restricted from participating in other businesses or activities, even if these other businesses or activities compete with the partnership's activities and operate in the same areas as the partnership. However, the managing general partner and its affiliates may pursue business opportunities that are consistent with the partnership's investment objectives for their own account only after they have determined that the opportunity either:

     o cannot be pursued by the partnership because of insufficient funds; or

     o it is not appropriate for the partnership under the existing circumstances.

Conflicts Involving the Acquisition of Leases
The managing general partner will select, in its sole discretion, the wells to be drilled by the partnership. Conflicts of interest may arise concerning which wells will be drilled by the partnership and which wells will be drilled by the managing general partner's and its affiliates' other affiliated partnerships or third-party programs in which they serve as driller/operator. It may be in the managing general partner's or its affiliates' advantage to have the partnership bear the costs and risks of drilling a particular well rather than another affiliate. These potential conflicts of interest will be increased if the managing general partner organizes and allocates wells to more than one partnership at a time. To lessen this conflict of interest the managing general partner generally takes a similar interest in other partnerships when it serves as managing general partner and/or driller/operator.

No procedures, other than the guidelines set forth below and in " - Procedures to Reduce Conflicts of Interest," have been established by the managing general partner to resolve any conflicts that may arise. The partnership agreement provides that the managing general partner and its affiliates will abide by the guidelines set forth below. However, with respect to (2), (3), (4), (5) and (7) there is an exception in the partnership agreement for another program in which the interest of the managing general partner is substantially similar to or less than its interest in the partnership.

(1) Transfers at Cost. All leases will be acquired from the managing general partner and credited towards its required capital contribution at the cost of the lease, unless the managing general partner has a reason to believe that cost is materially more than the fair market value of the property. If the managing general partner believes cost is materially more than fair market value, then the managing general partner's credit for the contribution must be at a price not in excess of the fair market value.

     o A determination of fair market value must be supported by an appraisal from an independent expert and be maintained in the partnership's records for at least six years.

(2) Equal Proportionate Interest. When the managing general partner sells or transfers an oil and gas interest to the partnership, it must, at the same time, sell or transfer to the partnership an equal proportionate interest in all its other property in the same prospect.

     o The term "prospect" generally means an area which is believed to contain commercially productive quantities of natural gas or oil.

However, a prospect will be limited to the drilling or spacing unit on which one well will be drilled if the following two conditions are met:

     o the well is being drilled to a geological feature which contains proved reserves; and

     o the drilling or spacing unit protects against drainage.

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       The managing general partner believes that for a prospect located in
       Ohio, Pennsylvania and New York on which a well will be drilled to test the Clinton/Medina geologic formation or the Mississippian and/or Upper Devonian Sandstone reservoirs, a prospect will consist of the drilling and spacing unit because it will meet the test in the preceding sentence.

     o Proved reserves, generally, are the estimated quantities of natural gas and oil which have been demonstrated to be recoverable in future years with reasonable certainty under existing economic and operating conditions. Proved reserves include proved undeveloped reserves which generally are reserves expected to be recovered from existing wells where a relatively major expenditure is required for recompletion or from new wells on undrilled acreage. Reserves on undrilled acreage will be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

       The managing general partner anticipates that the majority of the wells drilled by the partnership will develop the Clinton/Medina geologic formation or the Mississippian and/or Upper Devonian Sandstone reservoirs. The drilling of these wells may provide the managing general partner with offset sites by allowing it to determine, at the partnership's expense, the value of adjacent acreage in which the partnership would not have any interest. The managing general partner owns acreage in the area surrounding the currently proposed wells. To lessen this conflict of interest, for five years the managing general partner may not drill any well:

     o in the Clinton/Medina geologic formation within 1,650 feet of an existing partnership well in Pennsylvania or within 1,000 feet of an existing partnership well in Ohio; or

     o in the Mississippian/Upper Devonian Sandstone reservoirs in Fayette and Green Counties, Pennsylvania within 1,000 feet of an existing partnership well.

       If the partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

(3) Subsequently Enlarging Prospect. In areas where the prospect is not limited to the drilling or spacing unit and the area constituting the partnership's prospect is subsequently enlarged based on geological information, which is later acquired, then there is the following special provision:

     o if the prospect is enlarged to cover any area where the managing general partner owns a separate property interest and the partnership activities were material in establishing the existence of proved undeveloped reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold to the partnership in accordance with (1), (2) and (4).

(4) Transfer of Less than the Managing General Partner's and its Affiliates' Entire Interest. If the managing general partner sells or transfers to the partnership less than all of its ownership in any prospect, then it must comply with the following conditions:

     o the retained interest must be a proportionate interest;

     o the managing general partner's obligations and the partnership's obligations must be substantially the same after the sale of the interest by the managing general partner or its affiliates; and

     o the managing general partner's revenue interest must not exceed the amount proportionate to its retained interest.

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       For example, if the managing general partner transfers 50% of its interest in a prospect to the partnership and retains a 50% interest, then the partnership will not pay any of the costs associated with the managing general partner's retained interest as a part of the transfer. This limitation does not prevent the managing general partner and its affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or affiliated partnerships. For example, the managing general partner may sell its retained interest to a third-party for a profit.

(5) Limitations on Activities of the Managing General Partner and its Affiliates on Leases Acquired by the Partnership. For a five year period after the closing, if the managing general partner proposes to acquire an interest from an unaffiliated person in a prospect in which the partnership owns an interest or in a prospect in which the partnership's interest has been terminated without compensation within one year before the proposed acquisition, then the following conditions apply:

     o if the managing general partner does not currently own property in the prospect separately from the partnership, then the managing general partner may not buy an interest in the prospect; and

     o if the managing general partner currently owns a proportionate interest in the prospect separately from the partnership, then the interest to be acquired must be divided in the same proportion between the managing general partner and the partnership as the other property in the prospect. However, if the partnership does not have the cash or financing to buy the additional interest, then the managing general partner is also prohibited from buying the additional interest.

(6) Sale of Undeveloped Leases to the Managing General Partner and Limitations on Sale of Developed Leases to the Managing General Partner. The managing general partner and its affiliates other than an affiliated partnership may not receive a farmout or purchase undeveloped leases from the partnership other than at the higher of cost or fair market value.

       The managing general partner and its affiliates, other than an affiliated income program, may not purchase any producing natural gas or oil property from the partnership unless:

     o the sale is in connection with the liquidation of the partnership; or

     o the managing general partner's well supervision fees under the drilling and operating agreement for the well have exceeded the net revenues of the well, determined without regard to the managing general partner's well supervision fees for the well, for a period of at least three consecutive months.

       In both cases, the sale must be at fair market value supported by an appraisal of an independent expert selected by the managing general partner. The appraisal of the property must be maintained in the partnership's records for at least six years.

(7) Transfer of Leases Between Affiliated Limited Partnerships. The transfer of an undeveloped lease from the partnership to an affiliated drilling limited partnership must be made at fair market value if the undeveloped lease has been held for more than two years. Otherwise, if the managing general partner deems it to be in the best interest of the partnership, the transfer may be made at cost. An affiliated income program may purchase a producing natural gas and oil property from the partnership at any time at:

     o fair market value as supported by an appraisal from an independent expert if the property has been held by the partnership for more than six months or there have been significant expenditures made in connection with the property; or

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     o cost as adjusted for intervening operations if the managing general partner deems it to be in the best interest of the partnership.

    However, these prohibitions do not apply to joint ventures or farmouts among affiliated partnerships, provided that:

     o the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

     o the compensation arrangement or any other interest or right of either the managing general partner or its affiliates is the same in each affiliated partnership or if different, the aggregate compensation of the managing general partner or the affiliate is reduced to reflect the lower compensation arrangement.

(8) Leases Will Be Acquired Only for Stated Purpose of the Partnership. The partnership must acquire only leases that are reasonably expected to meet the stated purposes of the partnership. Also, no leases may be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the partnership's best interest.

(9) Farmout. The managing general partner will not assign to the partnership the working interest in a prospect for the purpose of subsequent farmout, sale or other disposition. The managing general partner will not enter into a farmout to avoid its paying its share of the costs related to drilling an undeveloped lease.

    The partnership will not farmout an undeveloped lease or well activity to the managing general partner or its affiliates. Notwithstanding, this restriction will not apply to farmouts between the partnership and another partnership managed by the managing general partner or its affiliates, either separately or jointly, provided that the respective obligations and revenue sharing of all parties to the transactions are substantially the same and the compensation arrangement or any other interest or right of the managing general partner or its affiliates is the same in each partnership, or, if different, the aggregate compensation of the managing general partner and its affiliates is reduced to reflect the lower compensation agreement.

    The managing general partner's decision with respect to making a farmout and the terms of a farmout from the partnership involve conflicts of interest since the managing general partner may benefit from cost savings and reduction of risk. The partnership may farmout an undeveloped lease or well activity only if the managing general partner, exercising the standard of a prudent operator, determines that:

     o the partnership lacks the funds to complete the oil and gas operations on the lease or well and cannot obtain suitable financing;

     o drilling on the lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the partnership;

     o the leases or well activity have been downgraded by events occurring after assignment to the partnership so that development of the leases or well activity would not be desirable; or

     o the best interests of the partnership would be served.

    If the partnership farmouts a lease or well activity, the managing general partner must retain on behalf of the partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices. However, if the farmout is made to an affiliated partnership there is a conflict of interest since the managing general partner will represent both partnerships.


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Conflicts Between Investors and the Managing General Partner as an Investor
The managing general partner, its officers, directors, and affiliates may subscribe for units and the price of their units will be reduced by 10.5%, which is equal to the dealer-manager fee, the sales commission, and the reimbursements to the dealer-manager for marketing expenses and accountable due diligence expenses. Even though they pay a reduced price for their units these investors generally will:

     o share in the partnership's costs, revenues, and distributions on the same basis as the other investors as described in "Participation in Costs and Revenues"; and

     o have the same voting rights, except as discussed below.

Any subscription by the managing general partner, its officers, directors, or affiliates will dilute the voting rights of you and the other investors and there may be a conflict with respect to certain matters. The managing general partner and its officers, directors and affiliates, however, are prohibited from voting with respect to certain matters as described in "Summary of Partnership Agreement - Voting Rights."

Lack of Independent Underwriter and Due Diligence Investigation
The terms of this offering, the partnership agreement, and the drilling and operating agreement were determined by the managing general partner without arms' length negotiations. You and the other investors have not been separately represented by legal counsel, who might have negotiated more favorable terms for you and the other investors in the offering and the agreements.

Also, there was not an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnership and the managing general partner that would be provided by independent underwriters. Although Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of accountable due diligence expenses for certain due diligence investigations conducted by the selling agents which will be reallowed to the selling agents, its due diligence examination concerning this offering cannot be considered to be independent.

Conflicts Concerning Legal Counsel
The managing general partner anticipates that its legal counsel will also serve as legal counsel to the partnership and that this dual representation will continue in the future. If a future dispute arises between the managing general partner and you and the other investors, then the managing general partner will cause you and the other investors to retain separate counsel. Also, if counsel advises the managing general partner that counsel reasonably believes its representation of the partnership will be adversely affected by its responsibilities to the managing general partner, then the managing general partner will cause you and the other investors to retain separate counsel.

Conflicts Regarding Presentment Feature
You and the other investors have the right to present your units to the managing general partner for purchase beginning in 2007. This creates the following conflicts of interest between you and the managing general partner.

     o The managing general partner may suspend the presentment feature if it does not have the necessary cash flow or it cannot arrange borrowings for this purpose on terms which it deems reasonable. Both of these determinations are subjective and will be made in the managing general partner's sole discretion.

     o The managing general partner will also determine the purchase price based on a reserve report that it prepares and is reviewed by an independent expert that it chooses. The formula for arriving at the purchase price has many subjective determinations that are within the discretion of the managing general partner.


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Conflicts Regarding Managing General Partner Withdrawing an Interest
A conflict of interest is created with you and the other investors by the managing general partner's right to mortgage its interest or withdraw an interest in the partnership's wells equal to or less than its revenue interest to be used as collateral for a loan to the managing general partner. If there was a default under the loan, this could reduce the amount of the managing general partner's partnership net production revenues available for its subordination obligation to you and the other investors.

Conflicts Regarding Order of Pipeline Construction and Gathering Fees
The managing general partner may choose well locations along the gathering system which would benefit its parent company by providing more gathering fees to Atlas Pipeline Partners, even if there are other well locations available in the area or other areas which offer the partnership a greater potential return. However, the managing general partner believes this conflict of interest is substantially reduced because the managing general partner expects to make the largest single capital contribution in this partnership as explained in "Capitalization and Source of Funds and Use of Proceeds." Thus, it is in the best interest of its parent company for the managing general partner to choose prospects for the partnership to drill which have the greatest potential return even if they are not connected to the gathering system owned by Atlas Pipeline Partners. In addition, Atlas America or an affiliate will operate the gathering system for Atlas Pipeline Partners. Thus, the expansion of the gathering system for Atlas Pipeline Partners will be within the control of the managing general partner's affiliate, which will attempt to expand the gathering system to those areas with the greatest number of wells with the greatest potential reserves.

The managing general partner's affiliates are obligated through their agreement with Atlas Pipeline Partners to pay the difference between the amount the partnership pays for gathering fees to the managing general partner as set forth in "Compensation - Gathering Fees," and the greater of $.35 per mcf or 16% of the gross sales price for the natural gas. This provides an incentive to the managing general partner to increase the amount of the gathering fees paid by the partnership to it, which are not fixed and may change as described in "Compensation-Gathering Fees." However, the gathering fees paid to the managing general partner may not exceed competitive rates.

Procedures to Reduce Conflicts of Interest
In addition to the procedures set forth in " - Conflicts Involving the Acquisition of Leases," the managing general partner and its affiliates will comply with the following procedures in the partnership agreement to reduce some of the conflicts of interest with you and the other investors. The managing general partner does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between the managing general partner and you and the other investors may not necessarily be resolved in your best interests. However, the managing general partner believes that its significant capital contribution to the partnership will reduce the conflicts of interest.

 (1) Fair and Reasonable. The managing general partner may not sell, transfer, or convey any property to, or purchase any property from, the partnership except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the partnership which does not primarily benefit the partnership.

 (2) No Compensating Balances. The managing general partner may not use the partnership's funds as a compensating balance for its own benefit. Thus, partnership funds may not be used to satisfy any deposit requirements imposed by a bank or other financial institution on the managing general partner for its own corporate purposes.

 (3) Future Production. The managing general partner may not commit the future production of a partnership well exclusively for its own benefit.

 (4) Disclosure. Any agreement or arrangement that binds the partnership must be fully disclosed in this prospectus.

 (5) No Loans from the Partnership. The partnership may not loan money to the managing general partner.

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 (6) No Rebates. The managing general partner may not participate in any business arrangements which would circumvent these guidelines including receiving rebates or give-ups.

 (7) Sale of Assets. The sale of all or substantially all of the assets of the partnership may only be made with the consent of investors whose units equal a majority of the total units.

 (8) Participation in Other Partnerships. If the partnership participates in other partnerships or joint ventures then the terms of the arrangements must not circumvent any of the requirements contained in the partnership agreement, including the following:

     o there may be no duplication or increase in organization and offering expenses, the managing general partner's compensation, partnership expenses, or other fees and costs;

     o there may be no substantive change in the fiduciary and contractual relationship between the managing general partner and you and the other investors; and

     o there may be no diminishment in your voting rights.

 (9) Investments. Partnership funds may not be invested in the securities of another person except in the following instances:

     o investments in interests made in the ordinary course of the partnership's business;

     o temporary investments in income producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills;

     o multi-tier arrangements meeting the requirements of (8) above;

     o investments involving less than 5% of the total subscriptions that are a necessary and incidental part of a property acquisition transaction; and

     o investments in entities established solely to limit the partnership's liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses are prohibited.

(10) Safekeeping of Funds. The managing general partner may not employ, or permit another to employ, the funds or assets of the partnership in any manner except for the exclusive benefit of the partnership. The managing general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the partnership whether or not in its possession or control.

(11) Advance Payments. Advance payments by the partnership to the managing general partner and its affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid intangible drilling costs and for a business purpose.

Policy Regarding Roll-Ups
It is possible at some indeterminate time in the future that the partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the partnership. These changes could include the following:

     o increasing the compensation of the managing general partner;

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     o amending your voting rights;

     o listing the units on a national securities exchange or on NASDAQ;

     o changing the fundamental investment objectives of the partnership; or

     o materially altering the duration of the partnership.

If a roll-up should occur in the future the partnership agreement provides various policies which include the following:

     o an independent expert must appraise all partnership assets, and you must receive a summary of the appraisal in connection with a proposed roll-up;

     o if you vote "no" on the roll-up proposal, then you will be offered a choice of:

     o accepting the securities of the roll-up entity; or

     o one of the following:

     o remaining a partner in the partnership and preserving your units in the partnership on the same terms and conditions as existed previously; or

     o receiving cash in an amount equal to your pro-rata share of the appraised value of the partnership's net assets; and

     o the partnership will not participate in a proposed roll-up:

     o unless approved by investors whose units equal 75% of the total units;

     o which would result in the diminishment of your voting rights under the roll-up entity's chartering agreement;

     o in which your right of access to the records of the roll-up entity would be less than those provided by the partnership agreement; or

     o in which any of the transaction costs would be borne by the partnership if the proposed roll-up is not approved by investors whose units equal 75% of the total units.

            FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

In General
The managing general partner will manage the partnership and its assets. In conducting the partnership's affairs it is accountable to you as a fiduciary, and it must exercise good faith and deal fairly with you and the other investors. If the managing general partner breaches its fiduciary responsibilities, then you are entitled to an accounting and the recovery of any economic loss caused by the breach. Neither the partnership agreement nor any other agreement between the managing general partner and the partnership may contractually limit any fiduciary duty owed to you and the other investors by the managing general partner under applicable law except as set forth in Sections 4.01, 4.02, 4.04, 4.05, and 4.06 of the partnership agreement. This is a rapidly expanding and changing area of the law, and if you have questions concerning the managing general partner's duties you are urged to consult your own counsel.


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Limitations on Managing General Partner Liability as Fiduciary
Under the terms of the partnership agreement the managing general partner, the operator, and their affiliates have limited their liability to the partnership and to you and the other investors for any loss suffered by the partnership or you and the other investors which arises out of any action or inaction on their part if:

     o they determined in good faith that the course of conduct was in the best interest of the partnership;

     o they were acting on behalf of, or performing services for, the partnership; and

     o their course of conduct did not constitute negligence or misconduct.

Thus, you and the other investors may have a more limited right of action than you would have had without these limitations in the partnership agreement.

In addition, the partnership agreement provides for indemnification of the managing general partner, the operator, and their affiliates by the partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the partnership provided that they meet the standards set forth above. However, there is a more restrictive standard for indemnification for losses arising from or out of an alleged violation of federal or state securities laws. Also, to the extent that any indemnification provision in the partnership agreement purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, you should be aware that, in the SEC's opinion, this indemnification is contrary to public policy and therefore unenforceable.

Payments arising from the indemnification or agreement to hold harmless are recoverable only out of the following:

     o tangible net assets;

     o revenues; and

     o insurance proceeds.

Still, use of partnership funds or assets for indemnification would reduce amounts available for partnership operations or for distribution to you and the other investors.

The partnership will not pay the cost of the portion of any insurance that insures the managing general partner, the operator, or an affiliate against any liability for which they cannot be indemnified. In addition, partnership funds can be advanced to them for legal expenses and other costs incurred in any legal action for which indemnification is being sought only if the partnership has adequate funds available and certain conditions in the partnership agreement are met.

                                   TAX ASPECTS

Summary of Tax Opinion
The managing general partner has received the tax opinion of special counsel, Kunzman & Bollinger, Inc., Oklahoma City, Oklahoma, which is included as Exhibit 8 to the registration statement. This section of the prospectus is a summary of the tax opinion and all the material federal income tax consequences of the purchase, ownership and disposition of the investor general partner and limited partner units. You are strongly urged to read the entire tax opinion. (See "Additional Information.")

The tax opinion represents only special counsel's best legal judgment, and has no binding effect or official status. It is only special counsel's prediction as to the outcome of the issues addressed and the results are not certain. There is no assurance that the present laws or regulations will not be changed and

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adversely affect you. Also, the IRS may challenge the deductions claimed by the partnership or you, or the taxable year in which the deductions are claimed, and no guaranty can be given that the challenge would not be upheld if litigated. Also, special counsel's opinions are based in part on certain factual representations of the managing general partner and factual assumptions which are set forth in the tax opinion. Because of the inherent uncertainty created by the foregoing factors, special counsel's opinions set forth below state whether it is "more likely than not" that the predicted tax treatment is the proper tax treatment. No advance ruling on any tax consequence of an investment in the partnership will be requested from the IRS.

Different tax considerations than those addressed in this discussion may apply to foreign persons, corporations, partnerships, trusts and other prospective investors which are not treated as typical investors for federal income tax purposes. For purposes of the tax opinion, the managing general partner has represented to special counsel that "typical investors" are natural persons who purchase units in this offering and are U.S. citizens. Also, the treatment of the tax attributes of the partnership may vary among investors. Accordingly, you are urged to seek qualified, professional assistance in the preparation of your federal, state and local tax returns with specific reference to your own tax situation.

In special counsel's opinion it is more likely than not that the following tax treatment will be upheld if challenged by the IRS and litigated.

     o Partnership Classification. The partnership will be classified as a partnership for federal income tax purposes, and not as a corporation. The partnership, as such, will not pay any federal income taxes, and all items of income, gain, loss, and deduction of the partnership will be reportable by the partners in the partnership.

     o Passive Activity Classification.

       o Generally, the passive activity limitations on losses under ss.469 of the Internal Revenue Code will apply to limited partners, but will not apply to investor general partners before the conversion of investor general partner units to limited partner units.

       o The partnership's income and gain from its natural gas and oil properties which are allocated to limited partners, other than converted investor general partners, generally will be characterized as passive activity income which may be offset by passive activity losses.

       o Income or gain attributable to investments of working capital of the partnership will be characterized as portfolio income, which cannot be offset by passive activity losses.

     o Not a Publicly Traded Partnership. Assuming that no more than 10% of the units are transferred in any taxable year of the partnership, other than in private transfers described in Treas. Reg.ss.1.7704-1(e), the partnership will not be treated as a "publicly traded partnership" under the Internal Revenue Code.

     o Availability of Certain Deductions. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible.

     o Intangible Drilling Costs. The partnership will elect to deduct currently all intangible drilling costs. However, each investor may elect instead to capitalize and deduct all or part of his share of the intangible drilling costs ratably over a 60 month period as discussed in "Minimum Tax - Tax Preferences", below. Subject to the foregoing, intangible drilling costs paid by the partnership under the terms of bona fide drilling contracts for the partnership's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming the amounts are fair and reasonable consideration and


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       subject to certain restrictions summarized below, including basis and "at risk" limitations and the passive activity loss limitation with respect to the limited partners.

     o Prepayments of Intangible Drilling Costs. Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay in 2002 most, if not all, of the intangible drilling costs related to partnership wells the drilling of which will begin in 2003. Assuming that the amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in special counsel's opinion the prepayments of intangible drilling costs will be deductible for the 2002 taxable year even though all owners in the well may not be required to prepay intangible drilling costs, subject to certain restrictions summarized below, including basis and "at risk" limitations and the passive activity loss limitation with respect to the limited partners.

       The foregoing opinion is based in part on the assumptions that:

       o the intangible drilling costs will be required to be prepaid in 2002 for specified wells under the drilling and operating agreement;

       o under the drilling and operating agreement the drilling of the wells is required to be, and actually is, begun on or before March 31, 2003, and the wells are continuously drilled thereafter until completed, if warranted, or abandoned; and

       o the required prepayments are not refundable to the partnership and any excess prepayments are applied to intangible drilling costs of substitute wells.

     o Depletion Allowance. The greater of cost depletion or percentage depletion will be available to qualified investors as a current deduction against the partnership's natural gas and oil production income, subject to certain restrictions summarized below.

     o MACRS. The partnership's reasonable costs for equipment placed in the wells which cannot be deducted immediately will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System ("MACRS"), generally over a seven year "cost recovery period," subject to certain restrictions summarized below, including basis and "at risk" limitations and the passive activity loss limitation in the case of the limited partners.

     o Tax Basis of Units. Each investor's adjusted tax basis in his units will be increased by his total subscription proceeds.

     o At Risk Limitation on Losses. Each investor initially will be "at risk" to the full extent of his subscription proceeds.

     o Allocations. Assuming the effect of the allocations of income, gain, loss and deduction, or items thereof, set forth in the partnership agreement, including the allocations of basis and amount realized with respect to natural gas and oil properties, is substantial in light of an investor's tax attributes that are unrelated to the partnership, the allocations will have "substantial economic effect" and will govern each investor's distributive share of those items to the extent the allocations do not cause or increase deficit balances in the investors' capital accounts.

o Subscription. No gain or loss will be recognized by the investors on payment of their subscriptions.

     o Profit Motive and No Tax Shelter Registration. Based on the results of the previous partnerships sponsored by the managing general partner set forth in "Prior Activities" and the managing general partner's representations to special counsel set forth in the tax opinion,

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       including that the principal purpose of the partnership is to locate, produce and market natural gas and oil on a profitable basis apart from tax benefits (which is supported by the geological evaluations and other information for the proposed prospects included in Appendix A to the prospectus, which covers approximately 60% of the prospects to be drilled if all of the units are sold), the partnership will possess the requisite profit motive underss.183 of the Internal Revenue Code and is not required to register with the IRS as a tax shelter.

     o Anti-Abuse Rules and Judicial Doctrines. Based on the results of the previous partnerships sponsored by the managing general partner set forth in "Prior Activities" and the managing general partner's representations to special counsel set forth in the tax opinion, including that the principal purpose of the partnership is to locate, produce and market natural gas and oil on a profitable basis apart from tax benefits (which is supported by the geological evaluations and other information for the proposed prospects included in Appendix A to the prospectus, which covers approximately 60% of the prospects to be drilled if all of the units are sold), potentially relevant statutory or regulatory anti-abuse rules and judicial doctrines will not have a material adverse effect on the tax consequences of an investment in the partnership by a typical investor as described in special counsel's opinions.

     o Overall Evaluation of Tax Benefits. Based on special counsel's conclusion that substantially more than half of the material tax benefits of the partnership, in terms of their financial impact on a typical investor, more likely than not will be realized if challenged by the IRS, the tax benefits of the partnership, in the aggregate, which are a significant feature of an investment in the partnership by a typical original investor more likely than not will be realized as contemplated by the prospectus.

                            * * * * * * * * * * * * *

In General
The following is a summary of all of the material federal income tax consequences of the purchase, ownership and disposition of investor general partner units and limited partner units discussed in the tax opinion which will apply to typical investors.

Partnership Classification
For federal income tax purposes a partnership is not a taxable entity. The partners, rather than the partnership, receive any deductions, as well as the income, from the operations engaged in by the partnership. A business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Because the partnership was formed under the Delaware Revised Uniform Limited Partnership Act which describes the partnership as a "partnership," it automatically will be classified as a partnership unless it elects to be classified as a corporation. In this regard, the managing general partner has represented to special counsel that the partnership will not elect to be classified as a corporation.

Limitations on Passive Activities
Under the passive activity rules all income of a taxpayer who is subject to the rules is categorized as:

     o income from passive activities such as limited partners' interests in a business;

     o active income such as salary, bonuses, etc.; or

     o portfolio income such as gain, interest, dividends and royalties unless earned in the ordinary course of a trade or business.

Losses generated by passive activities can offset only passive income and cannot be applied against active income or portfolio income. Suspended losses may be carried forward, but not back, and used to offset future years' passive activity income.



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Passive activities include any trade or business in which the taxpayer does not materially participate on a regular, continuous, and substantial basis. Under the partnership agreement limited partners will not have material participation in the partnership and generally will be subject to the passive activity limitations.

Investor general partners also do not materially participate in the partnership. However, because the partnership will own only "working interests," as defined in the Internal Revenue Code, in its wells and investor general partners will not have limited liability under Delaware law until they are converted to limited partners, their deductions generally will not be treated as passive deductions before the conversion. However, if an investor general partner invests in the partnership through an entity which limits his liability, for example, a limited partnership, limited liability company or S corporation, then he generally will be subject to the passive activity limitations the same as a limited partner. Contractual limitations on the liability of investor general partners under the partnership agreement such as insurance, limited indemnification, etc. will not cause investor general partners to be subject to the passive activity limitations.

Publicly Traded Partnership Rules. Net losses of a partner from each publicly traded partnership are suspended and carried forward to be netted against income from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net passive income from a publicly traded partnership. However, in the opinion of special counsel it is more likely than not that the partnership will not be characterized as a publicly traded partnership under the Internal Revenue Code so long as no more than 10% of the units are transferred in any taxable year of the partnership other than in private transfers described in Treas. Reg. ss.1.7704-1(e).

Conversion from Investor General Partner to Limited Partner. The managing general partner anticipates, depending primarily on when the partnership subscriptions are received, that the partnership will prepay and accrue as expenses in 2002 most, if not all, of the intangible drilling costs for drilling activities that will begin in 2003. If you invest as an investor general partner, then your share of the partnership's 2002 deduction for intangible drilling costs will not be subject to the passive activity limitations because your investor general partner units will not be converted to limited partner units until after all the wells have been drilled and completed, which the managing general partner anticipates will be in the late Summer of 2003. (See "Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners" and "- Drilling Contracts," below.) Thereafter, each investor general partner will have limited liability as a limited partner under the Delaware Revised Uniform Limited Partnership Act with respect to his interest in the partnership.

Concurrently, the investor general partner will become subject to the passive activity limitations. However, because he previously will have received a non-passive deduction for intangible drilling costs, the Internal Revenue Code requires that his net income from the partnership's wells following the conversion must continue to be characterized as non-passive income which cannot be offset with passive losses. An investor general partner's conversion of his partnership interest into a limited partner interest should not have any other adverse tax consequences unless the investor general partner's share of any partnership liabilities is reduced as a result of the conversion. A reduction in a partner's share of liabilities is treated as a constructive distribution of cash to the partner, which reduces the basis of the partner's interest in the partnership and is taxable to the extent it exceeds his basis.

Taxable Year and Method of Accounting
The partnership intends to adopt a calendar year taxable year and will use the accrual method of accounting for federal income tax purposes.

2002 Expenditures
The managing general partner anticipates that all of the partnership's subscription proceeds will be expended in 2002 and that your share of the partnership's income and deductions will be reflected on your federal income tax return for that period. Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the


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partnership will prepay in 2002 most, if not all, of its intangible drilling costs for wells the drilling of which will begin in 2003. The deductibility in 2002 of these advance payments cannot be guaranteed.

Availability of Certain Deductions
Ordinary and necessary business expenses, including reasonable compensation for personal services actually rendered, are deductible in the year incurred. The managing general partner has represented to special counsel that the amounts payable to the managing general partner and its affiliates, including the amounts paid to the managing general partner or its affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transactions. The fees paid to the managing general partner and its affiliates will not be currently deductible if they are:

     o in excess of reasonable compensation;

     o properly characterized as organization or syndication fees, other capital costs such as the acquisition cost of the leases; or

     o not "ordinary and necessary" business expenses.

In the event of an audit, payments to the managing general partner and its affiliates by the partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

Intangible Drilling Costs
Subject to the passive activity loss rules in the case of limited partners, you will be entitled to deduct your share of intangible drilling costs which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. Intangible drilling costs generally will be treated as ordinary income if a property is sold at a gain. Also, productive-well intangible drilling costs may subject you to an alternative minimum tax in excess of regular tax unless you elect to deduct all or part of these costs ratably over a 60-month period as discussed in "Minimum Tax - Tax Preferences", below.

The managing general partner estimates that on average approximately 78% of the total price to be paid by the partnership for all of its completed wells will be intangible drilling costs which are charged 100% to you and the other investors under the partnership agreement. Under the partnership agreement not less than 90% of the subscription proceeds received by the partnership from you and the other investors will be used to pay intangible drilling costs. The IRS could challenge the characterization of a portion of these costs as deductible intangible drilling costs and recharacterize the costs as some other item which may be non-deductible; however, this would have no effect on the allocation and payment of the costs by you and the other investors under the partnership agreement.

You are urged to consult with your personal tax advisor concerning the tax benefits to you of the partnership's deduction for intangible drilling costs in light of your own tax situation.

Drilling Contracts
The partnership will enter into the drilling and operating agreement with the managing general partner or its affiliates, as a third-party general drilling contractor, to drill and complete the partnership's development wells on a cost plus 15% basis. For its services as general drilling contractor, the managing general partner anticipates that on average over all of the wells drilled and completed by the partnership it will have reimbursement of general and administrative overhead of $14,380 per well and a profit of 15% (approximately $27,000 assuming a 100% interest in each well) per well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors as described in "Compensation - Drilling Contracts". However, the actual cost of drilling and completing the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations, and the managing general partner's profit per well also could be more or less than the $27,000 estimated by the managing general partner.


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The managing general partner believes the prices under the drilling and operating agreement are competitive in the proposed areas of operation. Nevertheless, the amount of the profit realized by the managing general partner under the drilling and operating agreement could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling cost.

Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay and accrue as expenses in 2002 most, if not all, of the intangible drilling costs for drilling activities that will begin in 2003. (See "- Limitations on Passive Activities," above.) In Keller v. Commissioner, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for the current deductibility of prepaid intangible drilling costs. First, the expenditure must be a payment rather than a refundable deposit. Second, the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction.

The partnership will attempt to comply with the guidelines set forth in Keller with respect to prepaid intangible drilling costs. The drilling and operating agreement will require the partnership to prepay in 2002 intangible drilling costs for specified wells the drilling of which will begin in 2003. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The drilling and operating agreement will require the partnership to prepay the intangible drilling costs of drilling and completing the wells in order to enable the operator to commence site preparation for the wells, obtain suitable subcontractors at the then current prices and insure the availability of equipment and materials. Under the drilling and operating agreement excess prepaid amounts, if any, will not be refundable to the partnership but will be applied to intangible drilling costs to be incurred in drilling and completing substitute wells. Under Keller, a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased if prepayments are not required with respect to the entire well. It is possible that less than 100% of the interest will be acquired by the partnership in one or more wells and prepayments may not be required of all owners of interests in the wells. However, in the view of special counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in Keller, even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the interest in the wells.

In addition, a current deduction for prepaid intangible drilling costs is available only if the drilling of the wells begins before the close of the 90th day after the close of the taxable year. The managing general partner will attempt to cause the drilling of all prepaid partnership wells to begin on or before March 31, 2003. However, the drilling of any partnership well may be delayed due to circumstances beyond the control of the partnership or the drilling contractor. Such circumstances include, for example, the unavailability of drilling rigs, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors no guaranty can be given that the drilling of all prepaid partnership wells required by the drilling and operating agreement to begin on or before March 31, 2003, will actually begin by that date. In that event, deductions claimed in 2002 for prepaid intangible drilling costs would be disallowed and deferred to the 2003 taxable year.

No assurance can be given that on audit the IRS would not disallow the current deductibility of a portion or all of any prepayments of intangible drilling costs under the partnership's drilling contracts, thereby decreasing the amount of deductions allocable to the investors for the current taxable year, or that the challenge would not ultimately be sustained. In the event of disallowance, the deduction would be available in the year the work is actually performed.

Depletion Allowance
Proceeds from the sale of the partnership's natural gas and oil production will constitute ordinary income. A certain portion of the income will not be taxable under the depletion allowance which permits the deduction from gross income for


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federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Depletion deductions generally will be treated as ordinary income if a property is sold at a gain.

Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of natural gas or oil expected to be recoverable from the property and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

Percentage depletion generally is available to taxpayers other than integrated oil companies. Percentage depletion is based on your share of the partnership's gross production income from its natural gas and oil properties. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1%, up to a maximum increase of 10%, for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel without adjustment for inflation. The term "marginal production" includes natural gas and oil produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil, which is 90 MCF of natural gas, per producing well on the property in the calendar year. The rate of percentage depletion for marginal production in 2002 is 15%. This rate fluctuates from year to year depending on the price of oil, but will not be less than the statutory rate of 15% nor more than 25%.

Also, percentage depletion:

     o may not exceed 100% of the net income from each natural gas and oil property before the deduction for depletion; and

     o is limited to 65% of the taxpayer's taxable income for a year computed without regard to deductions for percentage depletion, net operating loss carry-backs and capital loss carry-backs.

With respect to marginal properties, however, which will include most, if not all, of the partnership's wells, the 100% of net income property limitation is suspended for 2002 and 2003.

Availability of percentage depletion must be computed separately by you, and not by the partnership or for investors as a whole. You are urged to consult your own tax advisors with respect to the availability of percentage depletion to you.

Depreciation - Modified Accelerated Cost Recovery System ("MACRS")
Equipment costs and the related depreciation deductions of the partnership generally are charged and allocated under the partnership agreement 66% to the managing general partner and 34% to you and the other investors in the partnership. However, if the total equipment costs for all of the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors, then the excess, together with the related depreciation deductions, will be charged and allocated to the managing general partner. These deductions are subject to recapture as ordinary income rather than capital gain on the disposition of the property or an investor's units. The cost of most equipment placed in service by the partnership will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method, with a switch to straight-line to maximize the deduction. In the case of a short tax year the MACRS deduction is prorated on a 12-month basis. No distinction is made between new and used property and salvage value is disregarded. Except as discussed below, smaller depreciation deductions are used for purposes of the alternative minimum tax, and generally only a half-year of depreciation is allowed for the year recovery property is placed in service or disposed of.

Notwithstanding the foregoing, under the Job Creation and Worker Assistance Act of 2002 ("2002 Act"), for federal income tax purposes the partnership will be entitled to accelerate in the year in which the equipment is placed in service an additional depreciation allowance based on 30% of the adjusted basis of those qualified equipment costs. The basis of this property will be reduced by the additional 30% first-year depreciation allowance for purposes of calculating the regular MACRS depreciation allowances beginning in 2002. Although not specifically mentioned in the 2002 Act, the examples provided in the Technical

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Explanation of the 2002 Act do not reduce the 30% additional depreciation allowance by the half-year convention discussed above. Nevertheless, because this situation is not clearly addressed by the 2002 Act, it is possible the half-year convention or a mid-quarter convention, depending on when the partnership's equipment is placed in service, ultimately may be determined to apply. Also, there will not be any alternative minimum tax adjustment with respect to the partnership's additional 30% first-year depreciation allowance, nor any of the other depreciation deductions allowable in 2002 or later years for the costs of equipment it places in the wells.

Leasehold Costs and Abandonment
Lease acquisition costs, together with the related cost depletion deduction and any abandonment loss for lease costs, are allocated under the partnership agreement 100% to the managing general partner, which will contribute the leases to the partnership as a part of its capital contribution.

Tax Basis of Units
Your distributive share of partnership loss is allowable only to the extent of the adjusted basis of your units at the end of the partnership's taxable year. The adjusted basis of your units will be adjusted, but not below zero, for any gain or loss to you from a disposition by the partnership of a natural gas or oil property, and will be increased by your:

     o cash subscription payment;

     o share of partnership income; and

     o share, if any, of partnership debt.

The adjusted basis of your units will be reduced by your:

     o share of partnership losses;

     o depletion deduction, but not below zero; and

     o cash distributions from the partnership.

The reduction in your share of partnership liabilities, if any, is considered a cash distribution. Should cash distributions exceed the tax basis of your units taxable gain would result to the extent of the excess.

"At Risk" Limitation for Losses
Subject to the limitations on "passive losses" generated by the partnership in the case of limited partners and your basis in your units, you may use your share of the partnership's losses to offset income from other sources. However, you may deduct the loss only to the extent of the amount you have "at risk" in the partnership at the end of a taxable year. Your initial amount "at risk" is the amount you paid for your units in the partnership. However, the amount you have "at risk" may not include the amount of any loss that you are protected against through:

     o nonrecourse loans;

     o guarantees;

     o stop loss agreements; or

     o other similar arrangements.


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Distributions from the Partnership
Generally, a cash distribution from the partnership to you in excess of the adjusted basis of your units immediately before the distribution is treated as gain from the sale or exchange of your units to the extent of the excess. No loss can be recognized by you on these distributions. Other distributions of property and liquidating distributions may result in taxable gain or loss.

Sale of the Properties
Generally, adjusted net long-term capital gains of a noncorporate taxpayer on the sale of assets held more than a year are taxed at a maximum rate of 20%, or 10% if they would be subject to tax at a rate below 25% if they were not eligible for long-term capital gains treatment. These rates are 18% and 8%, respectively, for gain on qualifying assets held for more than five years. The capital gain rates also apply for purposes of the alternative minimum tax. The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000, which is reduced to $1,500 for married persons filing separate returns, or the excess of capital losses over capital gains.

Gains or losses from sales of natural gas and oil properties held for more than 12 months generally will be treated as a long-term capital gain, while a net loss will be an ordinary deduction. However, on disposition of a natural gas or oil property gain is treated as ordinary income to the extent of the lesser of:

     o the amounts that were deducted as intangible drilling costs rather than added to basis, plus depletion deductions that reduced the basis of the property, depreciation deductions and certain losses, if any, on previous sales of partnership assets; or

     o the amount realized in the case of a sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis.

Other gains and losses on sales of natural gas and oil properties will generally result in ordinary gains or losses.

Disposition of Units
The sale or exchange, including a purchase by the managing general partner, of all or part of your units held by you for more than 12 months will generally result in a recognition of long-term capital gain or loss. However, the recapturable portions of depreciation, depletion and intangible drilling costs will constitute ordinary income. If the units are held for 12 months or less, the gain or loss generally will be short-term gain or loss. Also, your pro rata share of the partnership's liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from the disposition. In addition to gain from a passive activity, a portion of any gain recognized by a limited partner on the sale or other disposition of his units may be characterized as portfolio income.

A gift of your units may result in federal and/or state income tax and gift tax liability to you, and interests in different partnerships do not qualify for tax-free like-kind exchanges. Other dispositions of your units may or may not result in recognition of taxable gain. However, no gain should be recognized by an investor general partner on the conversion of his investor general partner units to limited partner units so long as there is no change in his share of the partnership's liabilities or certain partnership assets as a result of the conversion. In addition, if you sell or exchange all or part of your units you are required by the Internal Revenue Code to notify the partnership within 30 days or by January 15 of the following year, if earlier.

You are urged to consult with your tax advisor before you make any disposition of a unit, including purchase of the unit by the managing general partner.

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Minimum Tax - Tax Preferences
With limited exceptions, all taxpayers are subject to the alternative minimum tax. If your alternative minimum tax exceeds the regular tax, then the excess is payable in addition to the regular tax. The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits. The alternative minimum tax accomplishes this objective by not treating favorably certain items that are treated favorably for purposes of the regular tax, including the deductions for intangible drilling costs and accelerated depreciation except as discussed above in "-Depreciation -Modified Accelerated Cost Recovery System ("MACRS")." Generally, the alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000, $87,500 for married individuals filing separate returns, and 28% thereafter. The regular tax rates on capital gains also apply for purposes of the alternative minimum tax. Regular tax personal exemptions are not available for purposes of the alternative minimum tax, however, alternative minimum taxable income may be reduced by certain itemized deductions, exemption amounts and net operating losses. Under recent changes to the tax laws, for tax years beginning in 2001 through 2004, the exemption is $49,000 for married couples filing jointly and surviving spouses; $35,750 for single filers, and $24,500 for married persons filing separately. Also, for these tax years only, married persons filing separately must increase their alternative minimum taxable income by the lesser of 25% of alternative minimum taxable income over $173,000; or $24,500.

Alternative minimum taxable income generally is taxable income, plus or minus adjustments, plus preferences. For taxpayers other than integrated oil companies, the 1992 National Energy Bill repealed the preference for:

     o excess intangible drilling costs; and

     o the excess percentage depletion preference for natural gas and oil.

The repeal of the excess intangible drilling costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling costs preference had not been repealed. Under the prior rules, the amount of intangible drilling costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from natural gas and oil properties. Excess intangible drilling costs is the regular intangible drilling costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or, at the taxpayer's election, under the cost depletion method. There is no preference item for costs of nonproductive wells.

Also, you may elect to capitalize all or part of your share of the partnership's intangible drilling costs and deduct the costs ratably over a 60-month period beginning with the month in which the costs were paid or incurred. This election also applies for regular tax purposes and can be revoked only with the IRS' consent. Making this election, therefore, generally will result in the following consequences to you:

     o your regular tax deduction in 2002 for intangible drilling costs will be reduced because you must spread the deduction for the amount of intangible drilling costs which you elect to capitalize over the 60-month amortization period; and

     o the capitalized intangible drilling costs will not be treated as a preference that is included in your alternative minimum taxable income.

The likelihood of you incurring, or increasing, any minimum tax liability because of an investment in the partnership must be determined on an individual basis, and you are urged to consult with your personal tax advisor.

Limitations on Deduction of Investment Interest
Investment interest expense is deductible by a noncorporate taxpayer only to the extent of net investment income each year, with an indefinite carryforward of disallowed amounts. An investor general partner's share of any interest expense



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incurred by the partnership before the investor general partner units are converted to limited partner units will be subject to the investment interest limitation. In addition, an investor general partner's income and losses, including intangible drilling costs, from the partnership will be considered investment income and losses. Losses allocable to an investor general partner will reduce his net investment income and may affect the deductibility of his investment interest expense, if any. These rules do not apply to partnership income or expense subject to the passive activity loss limitations for limited partners.

Allocations
The partnership agreement allocates to you your share of the partnership's income, gains, losses and deductions, including the deductions for intangible drilling costs and depreciation. Your capital account will be adjusted to reflect these allocations and your capital account, as adjusted, will be given effect in distributions made to you on liquidation of the partnership or your interest in the partnership. Generally, your capital account will be:

     o increased by the amount of money you contribute to the partnership and allocations to you of income and gain; and

     o decreased by the value of property or cash distributed to you and allocations to you of loss and deductions.

It should be noted that your share of partnership items of income, gain, loss, and deduction must be taken into account whether or not there is any distributable cash. Your share of partnership revenues applied to the repayment of loans or the reserve for plugging wells, for example, will be included in your gross income in a manner analogous to an actual distribution of the income to you. Thus, you may have tax liability from the partnership for a particular year in excess of any cash distributions from the partnership to you with respect to that year. To the extent the partnership has cash available for distribution, however, it is the managing general partner's policy that partnership distributions will not be less than the managing general partner's estimate of the investors' income tax liability with respect to partnership income.

If any allocation under the partnership agreement is not recognized for federal income tax purposes, your share of the items subject to that allocation generally will be determined in accordance with your interest in the partnership, determined by considering relevant facts and circumstances. To the extent the deductions allocated by the partnership agreement exceed deductions which would be allowed under a reallocation by the IRS, you may incur a greater tax burden.

Partnership Borrowings
Under the partnership agreement the managing general partner and its affiliates may make loans to the partnership. The use of partnership revenues taxable to you to repay partnership borrowings could create income tax liability for you in excess of your cash distributions from the partnership, since repayments of principal are not deductible for federal income tax purposes. In addition, interest on the loans will not be deductible unless the loans are bona fide loans that will not be treated as capital contributions in light of all the surrounding facts and circumstances.

Partnership Organization and Syndication Fees
Expenses connected with the sale of units in the partnership, including the dealer-manager fee, sales commissions, and reimbursements to the dealer-manager which are charged 100% to the managing general partner under the partnership agreement, are not deductible. Although certain organization expenses of the partnership may be amortized over a period of not less than 60 months, these expenses are also paid by the managing general partner as part of the partnership's organization and offering costs and any related deductions, which the managing general partner does not expect will be material in amount, will be allocated to the managing general partner.

Tax Elections
The partnership may elect to adjust the basis of partnership property on the transfer of a unit in the partnership by sale or exchange or on the death of an investor, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the units are treated, for purposes of depreciation and gain, as though they had acquired a

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direct interest in the partnership assets and the partnership is treated for these purposes, on certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. Also, certain "start-up expenditures" must be capitalized and can only be amortized over a 60-month period. If it is ultimately determined that any of the partnership's expenses constituted start-up expenditures and not deductible business expenses, the partnership's deductions for those expenses would be deferred.

Disallowance of Deductions under Section 183 of the Internal Revenue Code
Your ability to deduct your share of the partnership's losses could be lost if the partnership lacks the appropriate profit motive. There is a presumption that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity. Thus, if the partnership fails to show a profit in at least three of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge the partnership deductions claimed by you would be substantially increased.

The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses. Based on the results of the previous partnerships sponsored by the managing general partner set forth in "Prior Activities" and the managing general partner's representations to special counsel set forth in the tax opinion, including that the principal purpose of the partnership is to locate, produce and market natural gas and oil on a profitable basis apart from tax benefits (which is supported by the geological evaluations and other information for the proposed prospects included in Appendix A to the prospectus, which covers approximately 60% of the prospects to be drilled if all of the units are sold), in the opinion of special counsel it is more likely than not that the partnership will possess the requisite profit motive.

Termination of the Partnership
The partnership will be considered as terminated for federal income tax purposes if within a 12 month period there is a sale or exchange of 50% or more of the total interest in partnership capital and profits. In that event, you would realize taxable gain to the extent that money regarded as distributed to you exceeds the adjusted basis of your units. The conversion of investor general partner units to limited partner units, however, will not terminate the partnership.

Lack of Registration as a Tax Shelter
An organizer of a "tax shelter" must obtain an identification number which must be included on the tax returns of investors in the tax shelter. For this purpose, a "tax shelter" includes investments with respect to which any person could reasonably infer that the ratio that the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to 1.

The managing general partner does not believe that the partnership will have a tax shelter ratio greater than 2 to 1. Accordingly, the managing general partner does not intend to register the partnership with the IRS as a tax shelter.

If it is subsequently determined by the IRS or the courts that the partnership was required to be registered with the IRS as a tax shelter, the managing general partner would be subject to certain penalties, and you would be liable for a $250 penalty for failure to include the tax shelter registration number on your tax return unless the failure was due to reasonable cause. You also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of your units. However, based on the representations of the managing general partner, special counsel has expressed the opinion that the partnership, more likely than not, is not required to register with the IRS as a tax shelter.

Issuance of a registration number does not indicate that an investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.


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Investor Lists. If requested by the IRS, the partnership must identify its investors and give the IRS certain information concerning each investor's partnership investment and tax benefits.

Tax Returns and Audits
In General. The tax treatment of all partnership items generally is determined at the partnership, rather than the partner, level; and the partners generally are required to treat partnership items on their individual returns in a manner which is consistent with the treatment of the partnership items on the partnership return. Generally, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against you and the other investors attributable to a partnership item may be extended by agreement between the IRS and the managing general partner, which will serve as the partnership's representative in all administrative and judicial proceedings conducted at the partnership level. The managing general partner generally may enter into a settlement on behalf of, and binding on, any investor owning less than a 1% profits interest if the partnership has more than 100 partners. In addition, a partnership with at least 100 partners may elect to be governed under simplified tax reporting and audit rules as an "electing large partnership." These rules also facilitate the matching of partnership items with individual partner tax returns by the IRS. The managing general partner does not anticipate that the partnership will make this election. By executing the partnership agreement, you agree that you will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the managing general partner does not have binding settlement authority.

Tax Returns. Your income tax returns are your responsibility. The partnership will provide you with the tax information applicable to your investment in the partnership necessary to prepare your returns.

Penalties and Interest
In General. Interest is charged on underpayments of tax and various civil and criminal penalties are included in the Internal Revenue Code.

Penalty for Negligence or Disregard of Rules or Regulations. If any portion of an underpayment of tax is attributable to negligence or disregard of rules or regulations, 20% of that portion is added to the tax. Negligence is strongly indicated if you fail to treat partnership items on your tax return in a manner that is consistent with the treatment of those items on the partnership's return or to notify the IRS of the inconsistency.

Valuation Misstatement Penalty. There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more which is attributable to a substantial valuation misstatement. There is a substantial valuation misstatement if:

     o the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or

     o the price for any property or services, or for the use of property, claimed on a return is 200% or more, or 50% or less, of the correct price.

If there is a gross valuation misstatement, which is 400% or more of the correct value or adjusted basis or the undervaluation is 25% or less of the correct amount, then the penalty is 40%.

Substantial Understatement Penalty. There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return exceeds the greater of:

     o 10% of the tax required to be shown on the return; or

     o $5,000.


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The amount of any understatement generally will be reduced to the extent it is attributable to the tax treatment of an item:

     o supported by substantial authority; or

     o adequately disclosed on the taxpayer's return and there was a reasonable basis for the tax treatment.

However, in the case of "tax shelters," which includes the partnership for this purpose, the understatement may be reduced only if the tax treatment of an item attributable to a tax shelter was supported by substantial authority and the taxpayer established that he reasonably believed that the tax treatment claimed was more likely than not the proper treatment.

IRS Anti-Abuse Rule. If a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Internal Revenue Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. Based on the managing general partner's representations to special counsel as described in the tax opinion, in the opinion of special counsel it is more likely than not that this rule or any other potentially relevant statutory and regulatory anti-abuse rules will not have a material adverse effect on the tax consequences of an investment in the partnership by a typical investor as described in special counsel's opinions.

Judicial Doctrines. Special counsel also has considered the possible application to the partnership and its intended activities of all potentially relevant judicial doctrines including step transactions, business purpose, economic substance, substance over form, and sham transaction doctrines. The gist of these judicial doctrines is that tax deductions from a transaction will be disallowed if the transaction has no economic substance apart from the tax benefits.

Based on the results of the previous partnerships sponsored by the managing general partner set forth in "Prior Activities" and the managing general partner's representations to special counsel set forth in the tax opinion, including that the principal purpose of the partnership is to locate, produce and market natural gas and oil on a profitable basis apart from tax benefits (which is supported by the geological evaluations and other information for the proposed prospects included in Appendix A to the prospectus, which covers approximately 60% of the prospects to be drilled if all of the units are sold), special counsel has concluded that none of the judicial doctrines will have a material adverse effect on the tax consequences of an investment in the partnership by a typical investor as described in special counsel's opinions.

State and Local Taxes
Under Pennsylvania law the partnership is required to withhold state income tax at the rate of 2.8% of partnership income allocable to investors who are not residents of Pennsylvania. Also, the partnership will operate in states and localities which impose a tax on its assets or its income, or on you. Deductions which are available to you for federal income tax purposes may not be available for state or local income tax purposes.

You are urged to consult with your own tax advisors concerning the possible effect of various state and local taxes on your personal tax situation.

Severance and Ad Valorem (Real Estate) Taxes
The partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities. Currently, there is no such tax liability in Mercer County, Pennsylvania.

Social Security Benefits and Self-Employment Tax
A limited partner's share of income or loss from the partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by limited partners, and if any limited partners are currently receiving Social Security benefits their shares of partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings."


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An investor general partner's share of income or loss from the partnership will constitute "net earnings from self-employment" for these purposes. For 2002 the ceiling for social security tax of 12.4% is $84,900 and there is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

Farmouts
Under a farmout by the partnership, if a property interest, other than an interest in the drilling unit assigned to the partnership well in question, is earned by the farmee (anyone other than the partnership) from the farmor (the partnership) as a result of the farmee drilling or completing the well, then the farmee must recognize income equal to the fair market value of the outside interest earned, and the farmor must recognize gain or loss on a deemed sale equal to the difference between the fair market value of the outside interest and the farmor's tax basis in the outside interest. Neither the farmor nor the farmee would have received any cash to pay the tax. The managing general partner will attempt to eliminate or reduce any gain to the partnership from a farmout, if any. However, if the IRS claims that a farmout by the partnership results in taxable income to the partnership and its position is ultimately sustained, you and the other investors would be required to include your distributive share of the resulting taxable income on your personal income tax returns, even though the partnership and you and the other investors received no cash from the farmout.

Foreign Partners
The partnership will be required to withhold and pay to the IRS tax at the highest rate under the Internal Revenue Code applicable to partnership income allocable to foreign partners, even if no cash distributions are made to them. In the event of overwithholding a foreign partner must file a United States tax return to obtain a refund.

Estate and Gift Taxation
There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $11,000 per donee in 2002 which will be adjusted in subsequent years for inflation. Under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("the 2001 Act") estates of $1,000,000 in 2002, which increases in stages to $3.5 million by 2009, or less generally are not subject to federal estate tax. Under the 2001 Act, the federal estate tax is scheduled to be repealed in 2010, and then reinstated in 2011 under the rules in effect before the 2001 Act.

Changes in the Law
Your investment in the partnership may be affected by changes in the tax laws. For example, under the Economic Growth and Tax Relief Reconciliation Act of 2001 the federal income tax rates are being reduced in stages between 2001 and 2006, including reducing the top rate from 39.1% for 2001 to 38.6% for 2002 and 2003, 37.6% for 2004 and 2005, and 35% for 2006 through 2010. This will reduce to some degree the amount of taxes you save by virtue of your share of the partnership's deductions for intangible drilling costs, depletion and depreciation. There is no assurance that the federal income tax rates described above will not be changed in the future.

                        SUMMARY OF PARTNERSHIP AGREEMENT

The rights and obligations of the managing general partner and you and the other investors are governed by the partnership agreement, a copy of which is attached as Exhibit (A) to this prospectus. You are urged to not invest in the partnership without first thoroughly reviewing the partnership agreement. The following is a summary of the material provisions in the partnership agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the partnership agreement.

Liability of Limited Partners
The partnership will be governed by the Delaware Revised Uniform Limited Partnership Act. If you invest as a limited partner, then generally you will not be liable to third-parties for the obligations of the partnership unless you:

     o also invest as an investor general partner;

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     o take part in the control of the partnership's business in addition to the exercise of your rights and powers as a limited partner; or

     o fail to make a required capital contribution to the extent of the required capital contribution.

In addition, you may be required to return any distribution you receive if you knew at the time the distribution was made that it was improper because it rendered the partnership insolvent.

Amendments
Amendments to the partnership agreement may be proposed in writing by:

     o the managing general partner and adopted with the consent of investors whose units equal a majority of the total units; or

     o investors whose units equal 10% or more of the total units and adopted by an affirmative vote of investors whose units equal a majority of the total units.

The partnership agreement may also be amended by the managing general partner without the consent of the investors for certain limited purposes. However, an amendment that materially and adversely affects the investors can only be made with the consent of the affected investors.

Notice
The following provisions apply regarding notices:

     o when the managing general partner gives you and other investors notice it begins to run from the date of mailing the notice and is binding even if it is not received;

     o the notice periods are frequently quite short, a minimum of 22 calendar days, and apply to matters that may seriously affect your rights; and

     o if you fail to respond in the specified time to the managing general partner's second request for approval of or concurrence in a proposed action, then you will conclusively be deemed to have approved the action unless the partnership agreement expressly requires your affirmative approval.

Voting Rights
Other than as set forth below, you generally will not be entitled to vote on any partnership matters at any partnership meeting. However, at any time investors whose units equal 10% or more of the total units may call a meeting to vote, or vote without a meeting, on the matters set forth below without the concurrence of the managing general partner. On the matters being voted on you are entitled to one vote per unit or if you own a fractional unit that fraction of one vote equal to the fractional interest in the unit. Investors whose units equal a majority of the total units may vote to:

     o dissolve the partnership;

     o remove the managing general partner and elect a new managing general partner;

     o elect a new managing general partner if the managing general partner elects to withdraw from the partnership;

     o remove the operator and elect a new operator;

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     o approve or disapprove the sale of all or substantially all of the partnership assets;

     o cancel any contract for services with the managing general partner, the operator, or their affiliates without penalty on 60 days notice; and

     o amend the partnership agreement; provided however, any amendment may not:

       o without the approval of you or the managing general partner increase the duties or liabilities of you or the managing general partner or increase or decrease the profits or losses or required capital contribution of you or the managing general partner; or

       o without the unanimous approval of all investors affect the classification of partnership income and loss for federal income tax purposes.

The managing general partner, its officers, directors, and affiliates may also subscribe for units in the partnership on a discounted basis, and they may vote on all matters other than:

     o the issues set forth above concerning removing the managing general partner and operator; and

     o any transaction between the managing general partner or its affiliates and the partnership.

Any units owned by the managing general partner and its affiliates will not be included in determining the requisite number of units necessary to approve any partnership matter on which the managing general partner and its affiliates may not vote or consent.

Access to Records
Generally, as a participant you will have access to all partnership records at any reasonable time on adequate notice. However, logs, well reports, and other drilling and operating data may be kept confidential for reasonable periods of time. Your ability to obtain the list of investors is subject to additional requirements set forth in the partnership agreement.

Withdrawal of Managing General Partner
After 10 years the managing general partner may voluntarily withdraw as managing general partner for whatever reason by giving 120 days' written notice to you and the other investors. Although the withdrawing managing general partner is not required to provide a substitute managing general partner, a new managing general partner may be substituted by the affirmative vote of investors whose units equal a majority of the total units. If the investors, however, choose not to continue the partnership and select a substitute managing general partner, then the partnership would terminate and dissolve which could result in adverse tax and other consequences to you.

Also, subject to a required participation of not less than 1% of the partnership revenues, the managing general partner may partially withdraw a property interest in the partnership's wells equal to or less than its revenue interest if the withdrawal is:

     o to satisfy the bona fide request of its creditors; or

     o approved by investors whose units equal a majority of the total units.

Return of Subscription Proceeds If Funds Are Not Invested in Twelve Months Although the managing general partner anticipates that the partnership will spend all the subscription proceeds soon after the offering closes, the partnership will have 12 months in which to use or commit funds to drilling


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activities. If within the 12-month period the partnership has not used or committed for use all the subscription proceeds, then the managing general partner will distribute the remaining subscription proceeds to you and the other investors in the partnership in accordance with your subscription proceeds as a return of capital.

                   SUMMARY OF DRILLING AND OPERATING AGREEMENT

The managing general partner will serve as the operator under the drilling and operating agreement, Exhibit (II) to the partnership agreement. The operator may be replaced at any time on 60 days' advance written notice by the managing general partner acting on behalf of the partnership on the affirmative vote of investors whose units equal a majority of the total units. You are urged not to invest in the partnership without first thoroughly reviewing the drilling and operating agreement. The following is a summary of the material provisions in the drilling and operating agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the drilling and operating agreement.

The drilling and operating agreement includes a number of material provisions, including, without limitation, those set forth below.

     o The operator's right to resign after five years.

     o The operator's right beginning one year after a partnership well begins producing to retain $200 per month to cover future plugging and abandonment costs of the well, although the managing general partner historically has never done this after only one year.

     o The grant of a first lien and security interest in the wells and related production to secure payment of amounts due to the operator by the partnership.

     o The prescribed insurance coverage to be maintained by the operator.

     o Limitations on the operator's authority to incur extraordinary costs with respect to producing wells in excess of $5,000 per well.

     o Restrictions on the partnership's ability to transfer its interest in fewer than all wells unless the transfer is of an equal undivided interest in all wells.

     o The limitation of the operator's liability except for:

       o violations of law;

       o negligence or misconduct by it, its employees, agents or subcontractors; and

       o breach of the drilling and operating agreement.

     o The excuse for nonperformance by the operator due to force majeure which generally means acts of God, catastrophes and other causes which preclude the operator's performance and are beyond its control.

                              REPORTS TO INVESTORS

Under the partnership agreement you and certain state securities commissions will be provided the reports and information set forth below which the partnership will pay as a direct cost.

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     o Beginning with the 2002 calendar year, you will be provided an annual report within 120 days after the close of the calendar year, and beginning with the 2003 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing at least the following information.

       o Audited financial statements of the partnership prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation with respect to information furnished for income tax purposes. Independent certified public accountants will audit the financial statements to be included in the annual report. Semiannual reports will not be audited.

       o A summary of the total fees and compensation paid by the partnership to the managing general partner, the operator, and their affiliates, including the percentage that the annual unaccountable, fixed payment reimbursement for administrative costs bears to annual partnership revenues.

       o A description of each prospect owned by the partnership, including the cost, location, number of acres, and the interest.

       o A list of the wells drilled or abandoned by the partnership indicating:

         o whether each of the wells has or has not been completed; and

         o a statement of the cost of each well completed or abandoned.

       o A description of all farmouts, farmins, and joint ventures.

       o A schedule reflecting:

         o the total partnership costs;

         o the costs paid by the managing general partner and the costs paid by the investors;

         o the total partnership revenues; and

         o the revenues received or credited to the managing general partner and the revenues received or credited to you and the other investors.

       o The information specified by Form 10-Q (if such report is required to be filed with the SEC) will be furnished within 45 days after the close of each quarterly fiscal period.

     o By March 15 of each year you will receive the information that is required for you to file your federal and state income tax returns.

     o Beginning January 1, 2004, and every year thereafter, you will receive a computation of the partnership's total natural gas and oil proved reserves and its dollar value. The reserve computations will be based on engineering reports prepared by the managing general partner and reviewed by an independent expert.

                               PRESENTMENT FEATURE

Beginning in 2007 you and the other investors may present your units to the managing general partner to purchase your units. However, you are not required to offer your units to the managing general partner, and you may receive a greater return if you retain your units. The managing general partner may immediately suspend its purchase obligation by notice to you if it determines, in its sole discretion, that it:

     o does not have the necessary cash flow; or

     o cannot borrow funds for this purpose on terms it deems reasonable.

The managing general partner will not purchase less than one unit unless the fractional unit represents your entire interest, nor more than 5% of the units in any calendar year. If fewer than all units presented at any time are to be purchased, then the units to be purchased will be selected by lot. The managing general partner may not waive the limit on its purchasing more than 5% of the units in any calendar year.

The managing general partner's obligation to purchase the units presented may be discharged for its benefit by a third-party or an affiliate. If you sell your unit it will be transferred to the party who pays for it, and you will be required to deliver an executed assignment of your unit along with any other documents that the managing general partner requests. Also, your presentment must be within 120 days of the partnership reserve report discussed below, and in accordance with Treas. Reg. ss.1.7704-1(f) the purchase may not be made by the managing general partner until at least 60 calendar days after you notify the partnership in writing of your intent to present your unit. The purchase will not be considered effective until the presentment price has been paid to you in cash.

The amount attributable to partnership natural gas and oil reserves will be determined based on the last reserve report prepared by the managing general partner and reviewed by an independent expert. Beginning in 2004 the managing general partner will estimate the present worth of future net revenues attributable to the partnership's interest in proved reserves. In making this estimate, the managing general partner will use:

     o a 10% discount rate;

     o a constant oil price; and

     o base natural gas prices on the existing natural gas contracts at the time of the presentment.

Your presentment price will be based on your share of the partnership's net assets and liabilities as described below, based on the ratio that the number of your units bears to the total number of units. The presentment price will include the sum of the following partnership items:

     o an amount based on 70% of the present worth of future net revenues from the proved reserves determined as described above;

     o cash on hand;

     o prepaid expenses and accounts receivable, less a reasonable amount for doubtful accounts; and

     o the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures.

There will be deducted from the foregoing sum the following items:

     o an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

     o any distributions made to you between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, after the presentment request, of oil, natural gas, or a producing property, for purposes of determining the reduction of the presentment price the distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the partnership's proved reserves.

The amount may be further adjusted by the managing general partner for estimated changes from the date of the reserve report to the date of payment of the presentment price to you because of the following:

     o the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of leases, and similar matters occurring before the presentment request; and

     o any of the following occurring before payment of the presentment price to you;

       o changes in well performance;

       o increases or decreases in the market price of oil, natural gas, or other minerals;

       o revision of regulations relating to the importing of hydrocarbons; and

       o changes in income, ad valorem, and other tax laws such as material variations in the provisions for depletion and similar matters.

As of January 1, 2002, fewer than 25 units have been presented to the managing general partner for purchase in its previous 40 limited partnerships.

                            TRANSFERABILITY OF UNITS

Restrictions on Transfer Imposed by the Tax Laws and the Partnership Agreement Your ability to sell or otherwise transfer your units is restricted by the securities laws, the tax laws, and the partnership agreement as described below.

First, under the tax laws you will not be able to sell, assign, exchange, or transfer your unit if it would, in the opinion of counsel for the partnership, result in the following:

     o the termination of the partnership for tax purposes; or

     o the partnership being treated as a "publicly-traded" partnership for tax purposes.

Second, under the partnership agreement the partnership will recognize the assignment of only one or more whole units unless you own less than a whole unit, in which case your entire fractional interest must be assigned. Any transfer when the assignee of the unit does not become a substituted partner as described below, will be effective as of:

     o midnight of the last day of the calendar month in which it is made; or

     o at the managing general partner's election 7:00 A.M. of the following day.

Finally, you will not be able to sell, assign, pledge, hypothecate, or transfer your unit if there is an opinion of counsel for the partnership that the sale, assignment, pledge, hypothecation, or transfer would result in the violation of any applicable federal or state securities laws.

Conditions to Becoming a Substitute Partner
Under the partnership agreement an assignee of a unit may become a substituted partner only on meeting certain further conditions. A substitute partner is entitled to all of the rights of full ownership of the assigned units, including the right to vote. The conditions to become a substitute partner are as follows:

     o the assignor gives the assignee the right;

     o the assignee pays all costs and expenses incurred in connection with the substitution; and

     o the assignee executes and delivers the instruments necessary to establish that a legal transfer has taken place and to confirm his agreement to be bound by all terms and provisions of the partnership agreement.

The partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners.

                              PLAN OF DISTRIBUTION

Commissions
The units will be offered on a "best efforts" basis by Anthem Securities, which is an affiliate of the managing general partner, acting as dealer-manager in all states other than Minnesota and New Hampshire, and by other selected registered broker/dealers which are members of the NASD acting as selling agents. Anthem Securities was formed for the purpose of serving as dealer-manager of partnerships sponsored by the managing general partner and became an NASD member firm in April, 1997. Bryan Funding, Inc., a member of the NASD, will serve as dealer-manager for the offering in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities for sales in those states.

The dealer-manager will manage and oversee the offering of the units as described above. Best efforts generally means that the dealer-manager and selling agents will not guarantee that a certain number of units will be sold. Units may also be sold by the officers and directors of the managing general partner in those states where they are licensed or exempt from licensing. Messrs. Kotek and Patel and Ms. Bleichmar, who are associated with Anthem Securities, will not make any offers or sales under the exemption provided by SEC Rule 3a4-1, although they may do so as associated persons of Anthem Securities. Also, all offers and sales of units by the managing general partner's remaining officers and directors will be made pursuant to the SEC safe harbor from broker/dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Act"). In this regard, none of the remaining officers and directors of the managing general partner:

     o is subject to a statutory disqualification, as that term is defined in
       Section 3(a)(39) of the Act, at the time of his participation;

     o is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     o is at the time of his participation an associated person of a broker or dealer.

Also, each of the remaining officers and directors:

     o performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the managing general partner otherwise than in connection with transactions in securities;

     o was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

     o will not participate in selling an offering of securities for any issuer more than once every 12 months, with the understanding that for securities issued pursuant to Rule 415 under Securities Act of 1933, the 12 month period begins with the last sale of any security included within one Rule 415 registration.

The dealer-manager will receive on each unit sold:

     o a 2.5% dealer-manager fee;

     o a 7% sales commission;

     o a .5% reimbursement of marketing expenses; and

     o a .5% reimbursement of the selling agent's bona fide accountable due diligence expenses.

All of the 7% sales commissions and the .5% reimbursement of the selling agents' bona fide accountable due diligence expenses will be reallowed to the selling agents, but only a portion of the .5% reimbursement of marketing expenses may be reallowed to the selling agents. The dealer-manager will retain any of the reimbursement of marketing expenses not reallowed to the selling agents.

The managing general partner is also using the services of wholesalers who are employed by it or its affiliates and are affiliated with Anthem Securities, including four Regional Marketing Directors, Mr. Mark Levy, Mr. Bruce Bundy, Mr. Robert Gourlay and Ms. Vicki Burbridge. The 2.5% dealer-manager fee generally will be reallowed to the affiliated wholesalers for subscriptions obtained through their efforts as wholesalers.

The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation to broker/dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering plus the ..5% reimbursement for bona fide accountable due diligence expenses on each subscription. Also, the offering will be made in compliance with Rule 2810(b)(2)(C) of the NASD Conduct Rules and the broker/dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer. Finally, although not anticipated, if the dealer-manager assists in the transfer of units then it will comply with Rule 2810(b)(3)(D) of the NASD Conduct Rules.

Subject to the following, you and the other investors will pay $10,000 per unit and generally will share costs, revenues, and distributions in the partnership in proportion with your respective number of units. However, the subscription price for certain investors will be reduced as set forth below:

     o the subscription price for the managing general partner, its officers, directors, and affiliates, and investors who buy units through the officers and directors of the managing general partner, will be reduced by an amount equal to the 2.5% dealer-manager fee, the 7% sales commission, the .5% reimbursement for accountable due diligence expenses and the .5% reimbursement of marketing expenses, which will not be paid with respect to these sales; and

     o the subscription price for registered investment advisors and their clients, and selling agents and their registered representatives and principals, will be reduced by an amount equal to the 7% sales commission, which will not be paid with respect to these sales.

No more than 5% of the total units sold may be sold, in the aggregate, with the discounts described above.


These investors generally will share in the partnership's costs, revenues, and distributions on the same basis as the other investors even though they pay a reduced price for their units. Although the managing general partner and its affiliates may buy up to 10% of the units, they do not currently anticipate buying any units. If they do buy units, then those units will not be applied towards the minimum subscription proceeds required for the partnership to begin operations.

After the minimum subscriptions are received and the checks have cleared the banking system, the dealer-manager fee, the sales commissions, and the reimbursement of marketing and due diligence expenses will be paid to the dealer-manager and broker/dealers approximately every two weeks until the offering closes.

Indemnification
The dealer-managers are underwriters as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees will be deemed underwriting compensation. The managing general partner and the dealer-managers have agreed to indemnify each other, and it is anticipated that the dealer-managers and each selling agent will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

                                 SALES MATERIAL

In addition to the prospectus the managing general partner intends to use the following sales material with the offering of the units:

     o a flyer entitled "Atlas America Public #11-2002 Ltd.";

     o an article entitled "Tax Rewards with Oil and Gas Drilling Partnerships";

     o a brochure entitled "Atlas America"; and

     o possibly other supplementary materials as discussed below.

The managing general partner has not authorized the use of other sales material and the offering of units is made only by means of this prospectus. The sales material must be preceded or accompanied by this prospectus, and the sales material is not complete. The sales material should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted to the state administrators before they are used and their use must either be preceded by or accompanied by a prospectus. Also, all advertisements of, and oral or written invitations to, "seminars" or other group meetings at which the units are to be described, offered, or sold will clearly indicate the following:

     o that the purpose of the meeting is to offer the units for sale;

     o the minimum purchase price of the units;

     o the suitability standards to be employed; and

     o the name of the person selling the units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any prospective investor to attend the meeting. All written or prepared audiovisual presentations, including scripts prepared in advance for oral presentations to be made at the meetings, must be submitted to the state administrators within a prescribed review period. These provisions, however, will not apply to meetings consisting only of representatives of selling agents.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

                                 LEGAL OPINIONS

Kunzman & Bollinger, Inc., has issued its opinion to the managing general partner regarding the validity and due issuance of the units including assessibility and its opinion on material tax consequences to individual investors in the partnership. However, the factual statements in this prospectus are those of the managing general partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

                                     EXPERTS

The financial statements included in this prospectus for the managing general partner and the partnership have been audited by Grant Thornton LLP, as of the dates indicated in its reports which appear elsewhere in this prospectus. The financial statements have been included in reliance on its reports given on its authority as an expert in auditing and accounting.

The geologic evaluation for each of the areas where potential prospects have been identified of United Energy Development Consultants, Inc., which is not affiliated with the managing general partner and its affiliates, appearing in this prospectus has been included in this prospectus on the authority of United Energy Development Consultants, Inc. as an expert with respect to the matters covered by the report and in the giving of the report.

References in this prospectus to Wright & Company, Inc. and its analysis relating to the October 2001 oil and gas reserves of Resource America, Inc. are made in reliance on Wright & Company, Inc.'s authority as an expert in petroleum consulting.

                                   LITIGATION

The managing general partner knows of no litigation pending or threatened to which the managing general partner or the partnership is subject or may be a party, which it believes would have a material adverse effect on the partnership or its business, and no such proceedings are known to be contemplated by governmental authorities or other parties.

                  FINANCIAL INFORMATION CONCERNING THE MANAGING
                       GENERAL PARTNER AND THE PARTNERSHIP

Financial information concerning the partnership and the managing general partner is reflected in the following financial statements.

The securities offered by this prospectus are not securities of, nor are you acquiring an interest in the managing general partner, its affiliates, or any other entity other than the partnership.

                        FINANCIAL STATEMENT AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                       ATLAS AMERICA PUBLIC #11-2002 LTD.
                         A DELAWARE LIMITED PARTNERSHIP


                                  June 11, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Partners
Atlas America Public #11-2002 Ltd.
A Delaware Limited Partnership


We have audited the accompanying balance sheet of Atlas America Public #11-2002, Ltd., a Delaware Limited Partnership, as of June 11, 2002. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Atlas America Public #11-2002, Ltd. as of June 11, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP


Cleveland, Ohio
June 12, 2002

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                                  BALANCE SHEET

                                  June 11, 2002






                                     ASSETS


Cash                                                                                                   $                100
                                                                                                       ====================






                                PARTNERS' CAPITAL



Partners' capital:                                                                                     $                100
                                                                                                       ====================














    The accompanying notes are an integral part of this financial statement.

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENT

                                  June 11, 2002



1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

         Atlas America Public #11-2002, Ltd. (the "Partnership") is a Delaware Limited Partnership in which Atlas Resources, Inc. ("Atlas") of Pittsburgh, Pennsylvania (a second-tier wholly-owned subsidiary of Atlas America, Inc., which is a second-tier wholly-owned subsidiary of Resource America, Inc., a publicly traded company) will be Managing General Partner and Operator, and subscribers to Units will be either Limited Partners or Investor General Partners depending upon their election.

         The Partnership will be funded to drill development wells which are proposed to be located primarily in the Clinton/Medina geological formation in Western Pennsylvania and Southern Ohio, the Mississippian/Upper Devonian Sandstone reservoir in Fayette County, Pennsylvania, and the Upper Devonian Sandstone Reservoirs in Armstrong County, Pennsylvania. The Managing General Partner has reserved the right to drill wells in other areas of the Appalachian Basin.

         Subscriptions at a cost of $10,000 per unit will be sold through wholesalers and broker-dealers including Anthem Securities, Inc., an affiliated company, which will receive, on each unit sold to an investor, a 2.5% dealer-manager fee, a 7% sales commission, a .5% nonaccountable marketing expense reimbursement, and a .5% bona fide accountable due diligence fee. Commencement of Partnership operations is subject to the receipt of minimum Partnership subscriptions of $1,000,000 (to a maximum of $40,000,000) by December 31, 2002.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Accounting
         -------------------

         The Partnership will prepare its financial statements in accordance with generally accepted accounting principles.

         The Partnership will use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties and to drill and equip wells will be capitalized. Depreciation and depletion will be computed on a field-by-field basis by the unit-of-production method based on periodic estimates of oil and gas reserves.

         Undeveloped leaseholds and proved properties will be assessed periodically or whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Proved properties will be assessed based on estimates of future cash flows.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                                  June 11, 2002



3.       FEDERAL INCOME TAXES

         The Partnership will not be treated as a taxable entity for federal income tax purposes. Any item of income, gain, loss, deduction or credit would flow through to the partners as though each partner has incurred such item directly. As a result, each partner must take into account his pro rata share of all items of partnership income and deductions in computing his federal income tax liability.

4.       PARTICIPATION IN REVENUES AND COSTS

         Atlas and the other partners will participate in revenues and costs in the following manner:

                                                                                          Other
                                                                       Atlas             Partners
                                                                   ----------------------------------
             Partnership costs:
                 Organization and offering costs                        100%                 0%
                 Lease costs (1)                                        100%                 0%
                 Operating costs, administrative costs,
                     direct costs and all other costs                    (2)                (2)
                 Intangible drilling costs                                0%               100%
                 Equipment costs (3)                                     66%                34%
             Partnership revenues:
                 Interest income                                         (4)                (4)
                 Equipment proceeds (3)                                  66%                34%
                 Production revenues and other revenues                (5)(6)             (5)(6)
             Tax deductions:
                 Intangible drilling and development costs                0%               100%
                 Depreciation (3)                                        66%                34%
                 Percentage depletion allowances                      (5)(6)(7)         (5)(6)(7)

         (1) The Managing General Partner will contribute all the undeveloped leases necessary to cover each of the partnership's prospects. The Managing General Partner will receive a credit to its capital account equal to the cost of the leases (approximately $4,335 per prospect).

         (2) These costs will be charged to the partners in the same ratio as the related production revenues are credited.

         (3) These percentages may vary. If the total equipment costs for all of the partnership's wells that would be charged to the other partners exceeds an amount equal to 10% of the subscription proceeds of the other partners in the partnership, then the excess will be charged to the Managing General Partner.

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)
                    NOTES TO FINANCIAL STATEMENT - CONTINUED
                                  June 11, 2002


4.       PARTICIPATION IN REVENUES AND COSTS - CONTINUED

         (4) Interest earned on subscription proceeds before the offering closes will be credited to the investor's capital account. After the offering closes and until proceeds from the offering are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.

         (5) The Managing General Partner and the investors will share in all of the partnership's other revenues in the same percentage as their respective capital contributions bears to the partnership capital contributions except that the Managing General Partner will receive an additional 7.0% of the partnership revenues. However, the Managing General Partner's total revenue share may not exceed 35% of partnership revenues.

         (6) The actual allocation of partnership revenues between the Managing General Partner and the investors will vary from the allocation described in (5) above if a portion of the Managing General Partner's partnership net production revenues is subordinated.

         (7) The sharing of the percentage depletion allowance will be in the same percentages as the sharing of the production revenues.

5.       TRANSACTIONS WITH ATLAS AND ITS AFFILIATES

         The Partnership intends to enter into the following significant transactions with Atlas and its affiliates as provided under the Partnership agreement:

                  The partnership will enter into a drilling and operating agreement with Atlas to drill and complete all of the Partnership wells at cost plus 15%. The cost of the wells includes reimbursement to Atlas of its general and administrative overhead cost (approximately $14,000 per well) and all ordinary and actual costs of drilling, testing and completing the wells.

                  Atlas will receive an unaccountable, fixed payment reimbursement for their administrative costs at $75 per well per month, which will be proportionately reduced if the partnership's working interest in a well is less than 100%.

                  Atlas will receive well supervision fees for operating and maintaining the wells during producing operations at a competitive rate (currently the competitive rate is $275 per well per month). The well supervision fees will be proportionately reduced if the partnership's working interest in a well is less than 100%.

                  Atlas will charge the partnership a fee for gathering and transportation at a competitive rate (currently in the range of $.29 to $.35 per MCF).

                       Atlas America Public #11-2002, Ltd.
                        (A Delaware Limited Partnership)

                    NOTES TO FINANCIAL STATEMENT - CONTINUED

                                  June 11, 2002




5.       TRANSACTIONS WITH ATLAS AND ITS AFFILIATES - CONTINUED

         As the Managing General Partner, Atlas will perform all administrative and management functions for the partnership including billing revenues and paying expenses. Atlas will be reimbursed for all direct costs expended on behalf of the partnership.

6.       PURCHASE COMMITMENT

         Subject to certain conditions, investor partners may present their interests beginning in 2007 for purchase by Atlas. Atlas is not obligated to purchase more than 5% of the units in any calendar year. In the event that Atlas is unable to obtain the necessary funds, Atlas may suspend its purchase obligation.

7.       SUBORDINATION OF MANAGING GENERAL PARTNER'S
         REVENUE SHARE

         Atlas will subordinate up to 50% of its share of production revenues of the Partnership, net of related operating costs, administrative costs and well supervision fees to the receipt by participants of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions, determined on a cumulative basis, in each of the first five 12-month periods beginning with Partnership's first cash distributions from operations.

8.       INDEMNIFICATION

         In order to limit the potential liability of the investor general partners, Atlas has agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of Partnership assets.

                    ----------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              ATLAS RESOURCES, INC.
                              ---------------------



                           September 30, 2001 and 2000

                    ----------------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Atlas Resources, Inc.


We have audited the accompanying consolidated balance sheets of Atlas Resources, Inc. (a Pennsylvania corporation) as of September 30, 2001 and 2000, and the related consolidated statements of operations, comprehensive income, changes in stockholder's equity and cash flows for each of the three years in the period ended September 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Resources, Inc. as of September 30, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.





                                                       /s/ GRANT THORNTON LLP





Cleveland, Ohio
December 3, 2001

                              ATLAS RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                                        September 30,
                                                                                 -------------------------
                                                                                     2001          2000
                                                                                 ----------     ----------
                                                                             (in thousands, except share data)
ASSETS
Current assets:
   Cash and cash equivalents.................................................... $    5,358     $    3,061
   Accounts and notes receivable................................................      9,656          8,145
   Inventories and other prepaid expenses.......................................        298            375
                                                                                 ----------     ----------
     Total current assets.......................................................     15,312         11,581

Property and equipment:
   Oil and gas properties and equipment (successful efforts)....................     39,996         28,364
   Buildings and land...........................................................      2,830          2,830
   Other........................................................................        392            353
                                                                                 ----------     ----------
                                                                                     43,218         31,547

Less - accumulated depreciation, depletion and amortization.....................     (5,892)        (3,703)
                                                                                 ----------     ----------
   Net property and equipment...................................................     37,326         27,844

Goodwill (less accumulated amortization of $1,609 and $1,073)...................     14,479         15,015
Other assets (less accumulated amortization of $1,841 and $1,228)...............     10,255         10,889
                                                                                 ----------     ----------
       Total assets............................................................. $   77,372     $   65,329
                                                                                 ==========     ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Current portion of long-term debt............................................ $        -     $      186
   Accounts payable.............................................................      2,901          6,395
   Deferred revenue on drilling contracts.......................................     17,928          7,947
   Accrued liabilities..........................................................         83            189
   Advances and note from Parent................................................     32,757         27,492
                                                                                 ----------     ----------
       Total current liabilities................................................     53,669         42,209

Long-term debt..................................................................          -            155

Commitments and contingencies...................................................          -              -

Stockholder's equity:
   Common stock, stated value $10 per share;
     500 authorized shares; 200 shares issued and outstanding...................          2              2
   Additional paid-in capital...................................................     16,505         16,505
Accumulated other comprehensive income..........................................         10              -
   Retained earnings............................................................      7,186          6,458
                                                                                 ----------     ----------
         Total stockholder's equity.............................................     23,703         22,965
                                                                                 ----------     ----------
                                                                                 $   77,372     $   65,329
                                                                                 ==========     ==========

           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                     2001          2000           1999
                                                                                 ----------     ----------    ----------
                                                                                              (in thousands)
REVENUES
Well drilling................................................................... $   32,617     $   24,064    $   29,183
Gas and oil production..........................................................     10,622          6,714         3,966
Well services...................................................................      4,431          3,944         3,538
Other...........................................................................         61            114            24
                                                                                 ----------      ---------    ----------
                                                                                     47,731         34,836        36,711

COSTS AND EXPENSES
Well drilling...................................................................     26,842         19,227        24,083
Gas and oil production and exploration..........................................      1,716          1,745         1,996
Well services...................................................................        918            420           225
Non-direct......................................................................     11,735          3,813           854
Depreciation, depletion and amortization........................................      3,340          3,149         2,856
Interest........................................................................      1,997          1,784           490
                                                                                 ----------      ---------    ----------
                                                                                     46,548         30,138        30,504
                                                                                 ----------      ---------    ----------

Income before income taxes......................................................      1,183          4,698         6,207
Provision for income taxes......................................................        455          1,954         2,493
                                                                                 ----------      ---------    ----------

Net income...................................................................... $      728      $   2,744    $    3,714
                                                                                  =========       ========     =========





















           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED SEPTEMBER 30, 2001 AND 2000
                        (in thousands, except share data)




                                                   Common stock          Additional    Accumulated                      Totals
                                            ----------------------------  Paid-In     Comprehensive     Retained     Stockholder's
                                                Shares        Amount      Capital         Income        Earnings        Equity
                                            ----------------------------------------------------------------------------------------

Balance, October 1, 1999..................          200      $       2    $   16,505     $       -     $  3,714       $    20,221
Net income................................                                                                2,744             2,744
                                               --------    -----------  ------------     ---------      -------       -----------
Balance, September 30, 2000...............          200              2        16,505             -        6,458            22,965
Other comprehensive income................                                                      10                             10
Net income................................                                                                  728               728
                                               --------    -----------  ------------     ---------      -------       -----------
Balance, September 30, 2001...............          200      $       2  $     16,505     $      10     $  7,186       $    23,703
                                               ========      =========  ============     =========    =========       ===========




                              ATLAS RESOURCES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                     YEARS ENDED SEPTEMBER 30, 2001 AND 2000


                                                                                    2001          2000             1999
                                                                                ----------     -----------    -----------
                                                                                               (in thousands)

Net income.................................................................     $      728     $     2,744    $     3,714

Cumulative effect of accounting change, net of taxes of $145                           241               -              -

Derivative losses reclassed into gas production net of taxes of $145                  (241)              -              -

Unrealized gain on natural gas futures and option contracts,
   net of taxes of $5......................................................             10               -              -
                                                                                ----------     -----------    -----------

Comprehensive income.......................................................    $       738     $     2,744    $     3,714
                                                                               ===========     ===========    ===========


           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                     2001          2000           1999
                                                                                 ----------     ----------    ----------
                                                                                              (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...................................................................... $      728     $    2,744    $    3,714

Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation, depletion and amortization.....................................      3,340          3,149         2,856
   Loss on asset dispositions...................................................          -              2             -
   Property impairments and abandonments........................................          -              7             -
   License fees and interest on intercompany note due to parent.................      8,927          3,142             -

Change in operating assets and liabilities:
   Increase in accounts receivable..............................................     (3,587)        (4,459)        (768)
   Decrease (increase) in inventories and other prepaid expenses................         77             20         (208)
   (Decrease) increase in accounts payable and accrued liabilities..............     (4,109)        (1,645)        2,703
   Increase (decrease) in deferred revenue on drilling contracts................      9,981          3,132         (475)
                                                                                 ----------     ----------    ---------

Net cash provided by operating activities.......................................     15,357          6,092         7,822

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures............................................................     (9,072)        (6,422)      (8,846)
Proceeds from sale of assets....................................................          -             41             -
Decrease (increase) in other assets.............................................         20            (20)            -
                                                                                 ----------     ----------    ----------

Net cash used in investing activities...........................................     (9,052)        (6,401)      (8,846)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on borrowings................................................       (341)        (5,160)        (186)
Borrowings on revolving credit line.............................................          -              -         4,975
Net (payments to) advances from Parent..........................................     (3,667)          (887)        5,568
                                                                                 ----------     ----------    ----------

Net cash (used in) provided by financing activities.............................     (4,008)        (6,047)       10,357
                                                                                 ----------     ----------    ----------

Increase (decrease) in cash and cash equivalents................................      2,297         (6,356)        9,333
Cash and cash equivalents at beginning of year..................................      3,061          9,417            84
                                                                                 ----------     ----------    ----------
Cash and cash equivalents at end of year........................................ $    5,358     $    3,061    $    9,417
                                                                                 ==========     ==========    ==========








           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS

         Atlas Resources, Inc. (the "Company"), a Pennsylvania Corporation, and its subsidiary, ARD Investments, are engaged in the exploration for development and production of natural gas and oil primarily in the Appalachian Basin Area. In addition, the Company performs contract drilling and well operation services.

         The Company is a second-tier wholly-owned subsidiary of Atlas America, Inc. (Atlas). Atlas is a second-tier wholly-owned subsidiary of Resource America, Inc., a publicly traded company (trading under the symbol REXI on the NASDAQ System) operating in the real estate finance and energy business sectors. The Company's operations are dependent upon the resources and services provided by Atlas. The Company is also the managing general partner of several oil and gas partnerships.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

         Certain reclassifications have been made to the fiscal 2000 and fiscal 1999 consolidated financial statements to conform with the fiscal 2001 presentation.

Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. The Company also owns individual interests in the assets and is separately liable for its share of liabilities of oil and gas partnerships in which it has an ownership interest. In accordance with established practice in the oil and gas industry, the Company also includes its pro-rata share of income and expenses of the oil and gas partnerships in which it has an interest. All material intercompany transactions have been eliminated.

Use of Estimates

         Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Oil and Gas Properties

         The Company follows the successful efforts method of accounting. Accordingly, property acquisition costs, costs of successful exploratory wells, all development costs, and the cost of support equipment and facilities are capitalized. Costs of unsuccessful exploratory wells are expensed when such wells are determined to be nonproductive. The costs associated with drilling and equipping wells not yet completed are capitalized as uncompleted wells, equipment, and facilities. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties, including delay rentals, are expensed as incurred.

         Production costs, overhead, and all exploration costs other than costs of exploratory drilling are charged to expense as incurred.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

         Proved and unproved properties are assessed periodically to determine whether there has been a decline in value and, if such decline is indicated, a loss is recognized. The Company compares the carrying value of its proved developed oil and gas producing properties to the estimated future net cash flows from such properties in order to determine whether their carrying values should be reduced. Unproved oil and gas properties are assessed for impairment on a group basis. No adjustment was necessary during any of the three fiscal years for the period ended September 30, 2001 for either proved or unproved properties.

         On an ongoing basis, the Company estimates the costs of future dismantlement, restoration, reclamation, and abandonment of its gas and oil producing properties. Additionally, the Company estimates the salvage value of equipment recoverable upon abandonment. At September 30, 2001 and 2000, the Company estimated that equipment salvage values would be sufficient to recover the estimated costs of future dismantlement, restoration, reclamation, and abandonment.

Revenue Recognition

         The Company conducts certain energy activities through, and a portion of its revenues are attributable to, sponsored limited partnerships ("Partnerships"). These Partnerships raise money from investors to drill gas and oil wells. The Company serves as general partner of the Partnerships and assumes customary rights and obligations for the Partnerships. As the general partner, the Company is liable for Partnership liabilities and can be liable to limited partners if it breaches its responsibilities with respect to the operations of the Partnerships. The income from the Company's general partner interest is recorded when the gas and oil are produced by a Partnership. The Company also contracts to drill the gas and oil wells owned by the Partnerships. The income from a drilling contract relating to a well is recorded upon substantial completion of the well for turnkey contracts and by percentage of completion for cost-plus contracts.

         The Company is entitled to receive management fees according to the respective Partnership agreements. Such fees are recognized as income when earned and are included in well services revenues.

         The Company sells interests in gas and oil wells and retains a working interest and/or overriding royalty. The income from the working interests and overriding royalties is recorded when the gas and oil are delivered to the purchaser.

Depreciation, Depletion and Amortization

         Proved developed oil and gas properties, which include intangible drilling and development costs, tangible well equipment, and leasehold costs, are amortized on a field basis by unit-of-production method using the ratio of current production to the estimated aggregate proved developed oil and gas reserves.

Property and Equipment

         Property and equipment, other than oil and gas properties, are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives once the asset is put into productive use:

         Buildings.......................................        39 years
         Other equipment.................................     3 - 7 years

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Goodwill

         The excess of acquisition cost over the fair value of assets acquired (goodwill) is being amortized on a straight-line basis over periods ranging from 15 to 30 years (see New Accounting Standards to follow).

Other Assets

         Included in other assets are intangible assets that consist primarily of contracts acquired through acquisitions recorded at fair value on their acquisition dates. The contracts acquired are being amortized on a declining balance method or straight-line basis over periods ranging from 15 to 30 years.


                                                                                         Years Ended
                                                                                 -------------------------
                                                                                        September 30,
                                                                                 -------------------------
                                                                                      2001         2000
                                                                                 ------------   ----------
                                                                                       (in thousands)
         Other assets (net):
           Operating and management contracts
            (less accumulated amortization of $1,135 and $757)..................  $     3,897    $   4,275
           Syndication rights (less accumulated amortization of
            $706 and $471)......................................................        6,358        6,593
           Other................................................................            -           21
                                                                                 ------------   ----------
                                                                                  $    10,255    $  10,889
                                                                                  ===========    =========

Impairment of Long-Lived Assets

         The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset's estimated future cash flows will not be sufficient to recover its carrying amount, an impairment charge will be recorded to reduce the carrying amount for that asset to its estimated fair value.

Comprehensive Income

         Comprehensive income includes net income and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. These changes, other than net income, are referred to as "other comprehensive income" and for the Company include changes in the fair value of marketable securities and unrealized hedging gains and losses.

Inventories

         Inventories, consisting of oil and gas field materials and supplies, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Deferred Revenue on Drilling Contracts

         Amounts billed that are in excess of costs incurred are classified as a current liability under deferred revenue on drilling contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, repairs and depreciation costs.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Income Taxes

         The Company is included in the consolidated federal income tax return of RAI. Income taxes are presented as if the Company had filed a return on a separate company basis utilizing their calculated effective rate of 38.5%, 41.6% and 40.2% for fiscal years 2001, 2000 and 1999, respectively. Deferred taxes, which are included in Advances from Parent, reflect the tax effect of temporary differences between the tax basis of the Company's assets and liabilities and the amounts reported in the financial statements. Separate company state tax returns are filed in those states in which the Company is registered to do business.

Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments for which it is practicable to estimate fair value.

         For cash and cash equivalents, receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments. For long-term debt, the fair value approximates its carrying value since interest rates approximate current market rates.

Concentration of Credit Risk

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of periodic temporary investments of cash. The Company places its temporary cash investments in high quality short-term money market instruments and deposits with high quality financial institutions and brokerage firms. At September 30, 2001, the Company had $5.3 million in deposits at various banks of which $5.2 million is over the insurance limit of the Federal Deposit Insurance Corporation. No losses have been experienced on such investments.

Supplemental Disclosure of Cash Flow Information

         The Company considers temporary investments with maturity at the date of acquisition of 90 days or less to be cash equivalents.

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                      2001         2000           1999
                                                                                 ------------   ----------    ----------
                                                                                              (in thousands)
         Cash paid during the year for:
              Interest.......................................................... $        449   $       42    $       51
              Income taxes...................................................... $        209   $      268    $      145

New Accounting Standards

         In June 2001, the Financial Accounting Standards Board ("SFAS") issued SFAS No. 141 ("SFAS 141"), "Business Combinations," SFAS No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets" and SFAS No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations."

         SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 2001. SFAS 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. The adoption of SFAS 141 as of July 2001 had no impact on the Company's consolidated financial statements.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

New Accounting Standards - (Continued)

         SFAS 142 requires that goodwill no longer be amortized, but instead tested for impairment at least annually. Any goodwill and any intangible asset determined to have an indefinite useful life that is acquired in a purchase business combination completed after June 2001 will not be amortized, but will be evaluated for impairment in accordance with the appropriate existing accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 2001 will continue to be amortized until the Company adopts SFAS 142, which is required to be adopted for fiscal years beginning after December 15, 2001. Because of the extensive effort needed to comply with adopting SFAS 142, the impact of adoption on the Company's financial statements has not been determined, including whether any transitional impairment losses will be required to be recognized as the effect of a change in accounting principle. As of October 1, 2001, the Company expects to have unamortized goodwill in the amount of $14.5 million which will be subject to the transition provisions of SFAS 142. Amortization expense related to goodwill was $536,000 for each of the three fiscal years in the period ended September 30, 2001.

         SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset and will be effective for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of SFAS 143.

         In August 2001, SFAS No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Live Assets" was issued addressing financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. Implementation will be effective for fiscal years beginning after December 31, 2001. The Company is evaluating the impact of SFAS 144.

NOTE 3 - RELATED PARTIES

         The Company conducts certain energy activities through, and a substantial portion of its revenues are attributable to, limited partnerships ("Partnerships"). The Company serves as general partner of the Partnerships and assumes customary rights and obligations for the Partnerships. As the general partner, the Company is liable for Partnership liabilities and can be liable to limited partners if it breaches its responsibilities with respect to the operations of the Partnerships. The Company is entitled to receive management fees, reimbursement for administrative costs incurred, and to share in the Partnerships' revenue and costs and expenses according to the respective Partnership agreements.

         The advances from Parent represent amounts owed for advances and transactions in the normal course of business and beginning in fiscal 2000, a note payable to the parent and intercompany license fees. Other than the note, these advances have no repayment terms and are subordinated to any third-party debt. The note, which is also subordinated to any third-party debt, has a face amount of $15.0 million and accrues interest at an annual rate of 9.50% on any unpaid balances. The principal and any unpaid interest are due upon demand by the Parent. Interest expense related to the note was $1.6 million and $1.2 million for the years ended September 30, 2001 and 2000, respectively.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - LONG-TERM DEBT

         The long-term debt at September 30, 2000, consisted of a note payable secured by a building which was paid in full during the fiscal year ending September 30, 2001.

         During the fiscal year ending September 30, 2000, the Company repaid $5.0 million related to a credit facility outstanding at September 30, 1999.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         The Company is the managing general partner in several oil and gas limited partnerships and has agreed to indemnify each investor partner from any liability, which exceeds such partner's share of partnership assets. Management believes that any such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to the Company.

         Subject to certain conditions, investor partners in certain oil and gas limited partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company under the terms of the respective partnership agreements will calculate the purchase price. The Company is not obligated to purchase more than 5% or 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material.

         The Company may be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreement.

         The Company is also party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company's financial condition or operations.

         Affiliates of the Company's parent maintain a $45.0 million credit facility at PNC Bank ("PNC"). The facility permits draws based on the remaining proved developed non-producing and proved undeveloped natural gas and oil reserves attributable to the subsidiaries' wells and the subsidiaries' projected fees and revenues from operation of the wells and the administration of partnerships. Up to $10.0 million of the facility may be in the form of standby letters of credit. The facility is secured by the assets of the Parent's energy subsidiaries, including those of the Company, and a breach of the loan agreement by any of the subsidiaries constitutes a default. The revolving credit facility has a term ending in June 2003 and bears interest at one of two rates (elected at borrower's option) which increase as the amount outstanding under the facility increases: (i) PNC prime rate plus between 0 to 75 basis points, or
(ii) the Euro rate plus between 150 and 225 basis points. The Euro rate is the average of specified LIBOR rates divided by 1.00 minus the percentage prescribed by the Federal Reserve Board for determining the reserve requirements for euro currency funding. Draws under any letter of credit bear interest at the PNC prime rate plus 0 to 75 basis points. The credit facility contains financial covenants, including covenants requiring the consolidated parent company to maintain specified financial ratios and imposes the following limits: (a) the parent's energy subsidiaries' exploration expenses can be no more than 20% of capital expenditures plus exploration expenses, without PNC's consent; (b) the amount of debt that can be incurred cannot exceed specified levels without PNC's consent; and (c) the parent's energy affiliates may not sell, lease or transfer property without PNC's consent. At September 30, 2001 and 2000, the Company had no outstanding balances related to this facility. However, the parent's affiliates had $41.2 million outstanding under this facility. Additionally, a $3.2 million letter of credit was issued under the facility and was outstanding at September 30, 2001.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - HEDGING ACTIVITIES

                  The Company enters into natural gas futures and option contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange ("NYMEX") futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by the delivery of natural gas.

         Effective October 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" (as amended by SFAS 138). This statement establishes accounting and reporting standards for derivative instruments and hedging activities. The statement requires that all derivative financial statements are recognized in the financial statements as either assets or liabilities measured at fair value. Changes in the fair value of derivative financial instruments are recognized in income or other comprehensive income, depending on their classification. Upon adoption of SFAS 133, the Company did not incur any transition adjustments to earnings.

         At September 30, 2001, the Company had 17 open natural gas futures contracts related to natural gas sales covering 45,900 dekatherm ("Dth") (net to the Company) maturing through January 2003 at a combined average settlement price of $3.17 per Dth. As these contracts qualify and have been designated as cash flow hedges, any gains or losses resulting from market price changes are deferred and recognized as a component of sales revenues in the month the gas is sold. Gains or losses on futures contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. The Company's net unrealized gain related to open NYMEX contracts was approximately $15,000 at September 30, 2001 and its net unrealized loss was approximately $435,000 at September 30, 2000. The unrealized gain of $15,000 at September 30, 2001 has been recorded as an asset in the Company's 2001 Consolidated Financial Statements and in Stockholders' Equity as a component of Other Comprehensive Income, net of taxes of $5,000. The Company recognized a loss of $599,000 and $832,000 on settled contracts covering natural gas production for the years ended September 30, 2001 and 2000. As of September 30, 2001, $7,000 of deferred net gains on derivative instruments included in accumulated other comprehensive income (loss) are expected to be reclassified to earnings during the next twelve months. The Company recognized no gains or losses during the fiscal year ended September 30, 2001 for hedge ineffectiveness or as a result of the discontinuance of cash flow hedges.

         Although hedging provides the Company some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending upon the instrument.

NOTE 7 - MAJOR CUSTOMERS

         During fiscal 2001 and 2000 one purchaser accounted for 19% and 16% of total revenues respectively.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

         Results of operations for oil and gas producing activities:

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                      2001         2000           1999
                                                                                 ------------   ----------    ----------
                                                                                              (in thousands)

         Revenues............................................................... $     10,622   $    6,714    $    3,966
         Production costs.......................................................       (1,315)      (1,535)       (1,820)
         Exploration expenses...................................................         (401)        (210)         (176)
         Depreciation, depletion, and amortization..............................       (2,052)      (1,860)       (1,595)
                                                                                 ------------   ----------    ----------
         Results of operations for producing activities......................... $      6,854   $    3,109    $      375
                                                                                 ============   ==========    ==========


         Capitalized Costs Related to Oil and Gas Producing Activities. The components of capitalized costs related to the Company's oil and gas producing activities are as follows:

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                      2001         2000           1999
                                                                                 ------------   ----------    ----------
                                                                                              (in thousands)
         Proved properties......................................................  $    39,871    $   28,307   $   21,946
         Unproved properties....................................................          125            57           22
                                                                                  -----------    ----------   ----------
                                                                                       39,996        28,364       21,968
         Accumulated depreciation, depletion and amortization...................       (5,508)       (3,455)      (1,595)
                                                                                  -----------    ----------   ----------

         Net capitalized costs..................................................  $    34,488    $   24,909   $   20,373
                                                                                  ===========    ==========   ==========

         Costs Incurred in Oil and Gas Producing Activities. The costs incurred by the Company in its oil and gas activities during fiscal years 2001 and 2000:

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                      2001         2000           1999
                                                                                 ------------   ----------    ----------
                                                                                              (in thousands)
         Property acquisition costs:
              Unproved properties...............................................  $        68    $       35   $       11
              Proved properties.................................................  $         -    $      517   $       16
         Exploration costs......................................................  $       401    $      210   $      176
         Development costs......................................................  $     9,136    $    5,845   $    8,651

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited) - (Continued)

         The development costs above for the years ended September 30, 2001 and 2000 were substantially all incurred for the development of proved undeveloped properties.

         Oil and Gas Reserve Information. The estimates of the Company's proved and unproved gas reserves are based upon evaluations verified by Wright & Company, Inc., an independent petroleum engineering firm, as of September 30, 2001, 2000 and 1999. All reserves are located within the United States. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual arrangements.

         Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangement, but not on escalations based upon future conditions.

         o Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contracts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

         o Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

         o Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reservoirs";
                  (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (c) crude oil, natural gas and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil and natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

         Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operation methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited) - (Continued)

         There are numerous uncertainties inherent in estimating quantities of proven reserves and in projecting future net revenues and the timing of development expenditures. The reserve data presented represents estimates only and should not be construed as being exact. In addition, the standardized measures of discounted future net cash flows may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves, due to anticipated future changes in oil and gas prices and in production and development costs and other factors for which effects have not been proved.

         The standardized measure of discounted future net cash flows is information provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry.

         Proved developed and undeveloped reserves
         -----------------------------------------

                                                                                  Gas                   Oil
                                                                          ----------------     -----------------
                                                                                 (mcf)                (bbls)
                                                                          ----------------     -----------------

         Balance September 30, 1998....................................         65,376,210                 4,574
         Current additions.............................................         37,975,110                     -
         Transfers to limited partnerships.............................        (26,491,717)                    -
         Revisions.....................................................         (4,939,305)               (2,437)
         Production....................................................         (2,432,098)                 (354)
                                                                         -----------------     -----------------

         Balance September 30, 1999....................................         69,488,200                 1,783
         Current additions.............................................         31,684,985                     -
         Transfers to limited partnerships.............................        (25,677,232)                    -
         Revisions.....................................................         (2,840,601)                2,885
         Production....................................................         (2,456,842)                 (921)
                                                                         -----------------     -----------------

         Balance September 30, 2000....................................         70,198,510                 3,747
         Current additions.............................................         17,808,029                65,692
         Transfers to limited partnerships.............................        (11,871,230)                    -
         Revisions.....................................................         (2,054,459)               15,978
         Production....................................................         (2,137,286)               (2,885)
                                                                         -----------------     -----------------
         Balance September 30, 2001....................................         71,943,564                82,532
                                                                         =================     =================

         Proved developed reserves at
              September 30, 2001.......................................         34,075,205                16,840
              September 30, 2000.......................................         31,388,720                 3,747
              September 30, 1999.......................................         27,531,938                 1,783

         The following schedule presents the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves. The estimated future production is priced at year-end prices, adjusted only for fixed and determinable increases in natural gas prices provided by contractual agreements. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the proved reserves based on year-end cost levels. The future net cash flows are reduced to present value amounts by applying a 10% discount factor. The standardized measure of future cash flows was prepared using the prevailing economic conditions exiting at September 30, 2001, 2000 and 1999 and such conditions continually change. Accordingly such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations.

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited) - (Continued)

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                      2001         2000           1999
                                                                                 ------------   ----------    ----------
                                                                                              (in thousands)

         Future cash inflows.................................................... $    288,802   $  328,390    $  202,362
         Future production costs................................................      (52,223)     (82,600)      (59,633)
         Future development costs...............................................      (50,873)     (46,828)      (40,059)
         Future income tax expenses.............................................      (45,260)     (67,884)      (13,862)
                                                                                 ------------   ----------    ----------

         Future net cash flows..................................................      140,446      131,078        88,808
         Less 10% annual discount for estimated timing of cash flows............      (87,206)     (85,995)      (62,275)
                                                                                 ------------   ----------    ----------

         Standardized measure of discounted future net cash flows............... $     53,240   $   45,083    $   26,533
                                                                                 ============   ==========    ==========

         The future cash flows estimated to be spent to develop proved undeveloped properties in the years ended September 30, 2002 and 2003 are $25.5 million and $25.3 million, respectively.

         The following table summarizes the changes in the standardized measure of discounted future net cash flows from estimated production of proved oil and gas reserves after income taxes.

                                                                                                Years Ended
                                                                                 ---------------------------------------
                                                                                               September 30,
                                                                                 ---------------------------------------
                                                                                      2001         2000           1999
                                                                                 ------------   ----------    ----------
                                                                                              (in thousands)

         Balance, beginning of year.............................................  $    45,083    $  26,533    $   19,401

         Increase (decrease) in discounted future net cash flows:
              Sales and transfers of oil and gas, net of related costs..........       (9,307)      (5,179)       (2,146)
              Net changes in prices and production costs........................       (7,129)      27,009         1,034
              Revisions of previous quantity estimates..........................       (3,007)      (2,781)       (3,745)
              Development costs incurred........................................        4,002        7,789         7,425
              Transfers to limited partnerships.................................       (5,596)     (11,862)       (9,052)
              Extensions, discoveries, and improved recovery
                less related costs..............................................       16,982       23,256        12,039
              Accretion of discount.............................................        6,788        2,887         2,043
              Net changes in future income taxes................................        9,503      (20,460)       (1,307)
              Other.............................................................       (4,079)      (2,109)          841
                                                                                  -----------    ---------    ----------

         Balance, end of year...................................................  $    53,240    $  45,083    $   26,533
                                                                                  ===========    =========    ==========

                        Consolidated Financial Statements
                                   (unaudited)

                              Atlas Resources, Inc.

                                  June 30, 2002

                              ATLAS RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 2002 AND SEPTEMBER 30, 2001
                        (in thousands, except share data)

                                                                                        June 30,          September 30,
                                                                                           2002               2001
                                                                                      -------------       ---------------
                                                                                      (Unaudited)           (Audited)
ASSETS
Current assets:
   Cash and cash equivalents........................................................   $        950         $     5,358
   Accounts and notes receivable....................................................          4,688               9,656
   Inventories and other prepaid expenses...........................................            463                 298
                                                                                       ------------         -----------
       Total current assets.........................................................          6,101              15,312

Property and equipment:
   Oil and gas properties and equipment (successful efforts)........................         63,450              39,996
   Land and buildings...............................................................          2,830               2,830
   Other............................................................................            393                 392
                                                                                       ------------         -----------
                                                                                             66,673              43,218

Less - accumulated depreciation, depletion and amortization.........................        (10,940)             (5,892)
                                                                                       ------------         -----------
   Net property and equipment.......................................................         55,733              37,326

Goodwill (less accumulated amortization of $2,320 and $1,609).......................         20,868              14,479
Other assets (less accumulated amortization of $2,095 and $1,841)...................          4,560              10,255
                                                                                       ------------         -----------
       Total assets.................................................................   $     87,262         $    77,372
                                                                                       ============         ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable and accrued liabilities.........................................   $      5,087         $     2,984
   Deferred revenue on drilling contracts...........................................          6,510              17,928
   Advances and note from Parent....................................................         51,429              32,757
                                                                                       ------------         -----------
       Total current liabilities....................................................         63,026              53,669


Commitments and contingencies.......................................................              -                   -

Stockholder's equity:
   Common stock - stated value $10 per share;
     500 authorized shares; 200 shares issued and outstanding.......................              2                   2
   Additional paid-in capital.......................................................         16,505              16,505
   Accumulated other comprehensive (loss) income....................................           (113)                 10
   Retained earnings................................................................          7,842               7,186
                                                                                       ------------         -----------
         Total stockholder's equity.................................................         24,236              23,703
                                                                                      -------------         -----------
                                                                                       $     87,262         $    77,372
                                                                                       ============         ===========


           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    NINE MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Unaudited)
                                 (in thousands)

                                                                                           2002               2001
                                                                                      -------------       -------------
REVENUES
Well drilling........................................................................   $    36,991         $    24,835
Gas and oil production...............................................................         5,923               9,972
Well services........................................................................         5,176               3,124
Other................................................................................           131                  65
                                                                                        -----------         -----------
                                                                                             48,221              37,996
COSTS AND EXPENSES
Well drilling.........................................................................        32,941             18,686
Gas and oil production and exploration................................................         2,149              2,357
Well services.........................................................................         1,008                567
Non-direct............................................................................         6,303              9,818
Depreciation, depletion and amortization..............................................         3,382              2,505
Interest..............................................................................         1,567              2,070
                                                                                        ------------        -----------
         Total costs and expenses.....................................................        47,350             36,003
                                                                                        ------------        -----------
Income before income taxes............................................................           871              1,993
Provision for income taxes............................................................           215                760
                                                                                        ------------        -----------
Net income............................................................................  $        656        $     1,233
                                                                                        ============        ===========


                              ATLAS RESOURCES, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                         NINE MONTHS ENDED JUNE 30, 2002
                                   (Unaudited)
                        (in thousands, except share data)




                                                   Common stock          Additional    Accumulated                      Totals
                                            ----------------------------  Paid-In     Comprehensive     Retained     Stockholder's
                                                Shares        Amount      Capital     Income (Loss)     Earnings        Equity
                                            ----------------------------------------------------------------------------------------

Balance, October 1, 2001..................          200      $       2    $   16,505     $      10     $  7,186       $    23,703
Other comprehensive loss..................                                                    (123)                          (123)
Net income................................                                                                  656               656
                                               --------    -----------  ------------     ---------      -------       -----------
Balance, June 30, 2002....................          200      $       2  $     16,505     $    (113)    $  7,842       $    24,236
                                               ========      =========  ============     ==========   =========       ===========


           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                    NINE MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Unaudited)

                                                                                    2002          2001
                                                                                ----------     -----------
                                                                                     (in thousands)

Net income.................................................................     $      656     $     1,233

Unrealized loss on natural gas futures and option contracts,
   net of taxes of $46.....................................................           (123)              -
                                                                                -----------    -----------

Comprehensive loss.........................................................    $       533     $     1,233
                                                                               ===========     ===========



                              ATLAS RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    NINE MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Unaudited)
                                 (in thousands)

                                                                                           2002               2001
                                                                                      -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..........................................................................    $       656         $     1,233
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation, depletion and amortization.........................................          3,382               2,505
   License fees and interest on intercompany note due to parent.....................          9,409               9,000
Change in operating assets and liabilities:
   Increase in accounts receivable and other current assets.........................        (11,853)             (2,395)
   Increase in accounts payable and other current liabilities.......................          3,090              11,675
                                                                                        -----------         -----------
Net cash provided by operating activities...........................................          4,684              22,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures................................................................        (17,970)             (8,052)
                                                                                        -----------         -----------
Net cash used in investing activities...............................................        (17,970)             (8,052)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from (to) Parent and Affiliates............................................          8,878             (16,652)
Principal payments on borrowings....................................................              -                (139)
                                                                                        -----------         -----------
Net cash provided by (used in) financing activities.................................          8,878             (16,791)
                                                                                        -----------         ------------
Decrease in cash and cash equivalents...............................................         (4,408)             (2,825)
Cash and cash equivalents at beginning of year......................................          5,358               3,061
                                                                                        -----------         -----------
Cash and cash equivalents at end of year............................................    $       950         $       236
                                                                                        ===========         ===========

           See accompanying notes to consolidated financial statements

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2002
                                   (Unaudited)


NOTE 1 - INTERIM FINANCIAL STATEMENTS

         These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and certain rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements.

         The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities as of the dates of the financial statements and (iii) the reported amounts of revenues and expenses during the reporting periods. In the opinion of management, all adjustments (consisting only of normal recurring adjustments and certain cost allocations for expenses paid by either the Parent or its' affiliates on behalf of the Company) considered necessary for a fair presentation have been reflected in these consolidated financial statements.

         Operating results for the nine months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ending September 30, 2002. Certain reclassifications have been made in the fiscal 2001 consolidated financial statements to conform to the fiscal 2002 presentation. These financial statements should be read in conjunction with the Company's audited September 30, 2001 consolidated financial statements.


NOTE 2 - CONSOLIDATED STATEMENTS OF CASH FLOWS

         Supplemental disclosure of cash flow information:

                                                                                               Nine Months Ended
                                                                                      ----------------------------------
                                                                                                   June 30,
                                                                                      ---------------------------------
                                                                                           2002               2001
                                                                                      -------------       -------------
                                                                                                (in thousands)
Cash paid during the period for:
     Interest.......................................................................    $       358         $     1,136
     Income taxes...................................................................              -                   -


NOTE 3 - NEW ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Boards ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes requirements for the accounting for removal costs associated with asset retirements. SFAS 143 is effective for fiscal years beginning after June 15, 2002. We are currently assessing the impact of this standard on our consolidated financial statements.

         In October 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Live Assets" was issued. SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the definition of what constitutes discontinued operations to include more disposal transactions. Under SFAS 144, assets held for sale that are a component of an entity will be included in discontinued operations if the operations and cash flows will be or have been eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations prospectively.

         In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146") was issued. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company has not yet adopted SFAS 146 nor determined the effect of the adoption of SFAS 146 on our financial position or results of operations.

         On October 1, 2001, the Company adopted SFAS No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". SFAS 142 requires that goodwill and certain other intangible assets no longer be amortized, but instead tested for impairment at least annually. Further, any goodwill or intangible asset determined to have an indefinite useful life that is acquired in a purchase business combination after adoption, will not be amortized, but also evaluated for impairment in accordance with the appropriate existing accounting literature.

NOTE 4 - GOODWILL

         On October 1, 2001, the Company adopted SFAS 142 "Goodwill and Other Intangible Assets" issued by FASB, which requires that goodwill no longer be amortized, but instead tested for impairment at least annually. At October 1, 2001, the Company had unamortized goodwill of $14.5 million. The Company has completed the transitional impairment test required upon adoption of SFAS 142. The transitional test, which involved the use of estimates related to the fair market value of the business operations associated with the goodwill, did not indicate an impairment loss. The Company will continue to evaluate its goodwill, at least annually, and will reflect the impairment of goodwill, if any, in operating income in the income statement in the period in which an impairment is indicated.

         Changes in the carrying amount of goodwill for the nine months ended June 30, 2002 are as follows:

                                                                                    (in thousands)
Goodwill at September 30, 2001 (less accumulated amortization of $1,609)........       $  14,479

Syndication Network reclassified from Other Assets in accordance with
SFAS 142 (less accumulated amortization of $711)................................           6,389
                                                                                       ---------

Goodwill at June 30, 2002 (less accumulated amortization of $2,320).......             $  20,868
                                                                                       =========


For the nine months ended June 30, 2001, the Company's goodwill amortization expense was approximately $402,000. Pro forma net income from continuing operations for the nine months ended June 30, 2001 would have been $1.5 million, excluding goodwill amortization, net of taxes using the Company's effective tax rate in fiscal 2001 of 38%.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         In July 2002, The Company's parent (Atlas America, Inc.), Resource America, Inc. and Resource's energy subsidiaries, which includes the Company (collectively, "the guarantors") entered into a $75 million credit facility led by Wachovia Bank, National Association ("Wachovia"). The facility replaces a previous $45 million facility with PNC Bank. The new revolving credit facility has an initial borrowing base of $45 million, which may be increased subject to growth in the parent company's oil and gas reserves. The facility permits draws based on the remaining proved developed non-producing and proved undeveloped natural gas and oil reserves attributable to Atlas America, Inc. and its guarantors' wells and projected fees and revenues from operation of the wells and the administration of partnerships. The facility is secured by substantially all the assets of Atlas America, Inc., including those of the Company, and the guarantors. A breach of the credit agreement by the borrower or guarantors constitutes a default. The revolving credit facility has a term ending in July 2005 and bears interest at one of two rates (elected at borrower's option) which increase as the amount outstanding under the facility increases: (i) Wachovia prime rate plus between 25 to 75 basis points, or (ii) the Euro rate plus between 175 and 225 basis points. The Euro rate is the average of specified LIBOR rates divided by 1.00 minus the percentage prescribed by the Federal Reserve Board for determining the reserve requirements for euro currency funding. Draws under any letter of credit bear interest at the Wachovia prime rate plus 25 to 75 basis points. The credit facility contains financial covenants, including covenants requiring Atlas America, Inc. and its guarantors to maintain specified financial ratios and imposes the following limits: (a) the amount of debt that can be incurred cannot exceed specified levels without Wachovia's consent; and (b) Atlas America, Inc. and its guarantors may not sell, lease or transfer property without Wachovia's consent. At June 30, 2002, the Company had no outstanding balances related to the previous facility. However, Atlas America, Inc. had $42.8 million outstanding under the previous facility. Additionally, a $2.2 million letter of credit was issued under the previous facility and was outstanding at June 30, 2002.

NOTE 6- HEDGING ACTIVITIES

         The Company enters into natural gas futures and option contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange ("NYMEX") futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by delivery of natural gas.

         As these contracts qualify and have been designated as cash flow hedges, any gains or losses resulting from market price changes are deferred and recognized as a component of production revenues in the month the gas is sold. Gains or losses on futures contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. The Company entered into 272 natural gas futures contracts, during the nine months ended June 30, 2002, in addition to the 17 contracts that were open at the beginning of the fiscal year.

         For the nine months ended June 30, 2002, the Company settled 59 contracts at a loss of $62,000 (net to the Company). A portion of these settled contracts cover natural gas production for the upcoming quarter and $7,000 of the $62,000 loss will appear as a component of production revenues at that time. At June 30, 2002, the Company had 230 open contracts covering 644,000 dekatherms ("Dth") (net to the Company) which mature through September 2003 at a combined average settlement price of $3.47 per Dth. For the current fiscal year ending September 30, 2002, 20 of the 230 open contracts will mature covering 56,000 Dth (net to the Company) at a combined average settlement price of $3.18 per Dth.

         The Company's net unrealized loss related to all open NYMEX contracts was approximately $169,000 at June 30, 2002. The unrealized loss at June 30, 2002 has been recorded as a liability in the Company's June 30, 2002 Consolidated Financial Statements and in Stockholders' Equity as a component of other comprehensive income, net of taxes of $56,000. As of June 30, 2002, $5,000 of the net unrealized losses on derivative instruments included in accumulated other comprehensive income are expected to be recognized in revenues during the remainder of the current fiscal year. The Company assesses the effectiveness of its hedges based on changes in the derivatives' intrinsic value. The Company recognized no gains or losses during the three months or nine months ended June 30, 2002 for hedge ineffectiveness or as a result of the discontinuance of cash flow hedges.

         Although hedging provides the Company some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending upon the instrument. The Company does not hold derivative instruments for trading purposes.

NOTE 7- EFFECTIVE TAX RATE

         The Company's effective tax rate is lower compared to the statutory rate due to the benefit of percentage depletion and certain tax credits.

                                   APPENDIX A

                              INFORMATION REGARDING
                            CURRENTLY PROPOSED WELLS

                 INFORMATION REGARDING CURRENTLY PROPOSED WELLS

The partnership does not currently hold any interests in any prospects on which the wells will be drilled, and the managing general partner has absolute discretion in determining which prospects will be acquired to be drilled. However, set forth below is information relating to approximately 123 proposed prospects and the wells which will be drilled on the prospects. One well will be drilled on each prospect. For purposes of this section the well and prospect are referred to together as the "well." These wells are currently proposed to be drilled when the subscription proceeds are released from escrow and from time to time thereafter subject to the managing general partner's right to:

     o    withdraw the wells and to substitute other wells;

     o    take a lesser working interest in the wells;

     o    add other wells; or

     o    any combination of the foregoing.

The specified wells represent the necessary wells if approximately $24 million is raised and the partnership takes the working interest in the wells which is set forth below in the "Lease Information" for each prospect. The managing general partner does not anticipate that the wells will be selected in the order in which they are set forth, and it has not proposed any other wells if:

     o    a greater amount is raised;

     o    the partnership takes a lesser working interest in the wells; or

     o    the wells are substituted.

The managing general partner has not authorized any person to make any representations to you concerning the possible inclusion of any other wells which will be drilled by the partnership, and you should rely only on the information in this prospectus.

The currently proposed wells will be assigned unless there are circumstances which, in the managing general partner's opinion, lessen the relative suitability of the wells. These considerations include:

     o    the amount of the subscription proceeds;

     o    the latest geological and production data available;

     o    potential title problems;

     o    approvals by federal and state departments or agencies;

     o    agreements with other working interest owners in the wells; and

     o    continuing review of other properties which may be available.

Any substituted and/or additional wells will meet the same general criteria for development potential as the currently proposed wells and will generally be located in areas where the managing general partner or its affiliates have previously conducted drilling operations. You, however, will not have the opportunity to evaluate for yourself the relevant production and geological information for the substituted and/or additional wells.

The purpose of the information regarding the currently proposed wells is to help you evaluate the economic potential and risks of drilling the proposed wells. This includes production information for wells in the general area of the proposed well which the managing general partner believes is an important indicator in evaluating the economic potential of any well to be drilled. However, a well drilled by the partnership may not experience production comparable to the production experienced by wells in the surrounding area since the geological conditions in these areas can change in a short distance.

The managing general partner has not been able to obtain production information for previously drilled productive wells in the immediate areas where a portion of the currently proposed wells in Pennsylvania are situated because the information is not available to the managing general partner as discussed in "Risk Factors - Risks Related to an Investment In a Partnership - Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling Program." The wells for which no production data for other wells in the immediate area are available to the managing general partner, however, have been proposed by the managing general partner to be drilled by the partnership because geologic trends in the immediate area where production has already been established, such as sand thickness, porosities and water saturations, lead the managing general partner to believe that the proposed well locations will have similar production.

When reviewing production information for each well offsetting or in the general area of a well proposed to be drilled you should consider the factors set forth below.

     o The length of time that the well has been on-line, and the period for which production information is shown. Generally, the shorter the period for which production is shown the less reliable the information.

     o Production from a well declines throughout the life of the well, but the rate of decline, the "decline curve," may be affected by the operation of the well. Decline curves also vary depending on the geological location of the well.

     o The greatest volume of production from a well usually occurs in the early period of well operations and may indicate a greater reserve volume than the well actually will produce. This period of flush production can vary depending on the location of the well and how the well is operated.

     o The production information for some wells is incomplete or very limited. The designation "N/A" means:

          o the production information was not available to the managing general partner for the reasons discussed in "Risk Factors - Risks Related to an Investment In a Partnership - Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of the Partnership's Drilling Program."; or

          o if the managing general partner was the operator, then when the information was prepared the well was:

               o    not completed;

               o    not on-line to sell production; or

               o    producing for only a short period of time.

     o Production information for wells located close to a proposed well tends to be more relevant than production information for wells located farther away, although even with wells located close together well performance and the volume of production from the wells can be much different.

     o Consistency in production among wells tends to confirm the reliability and predictability of the production.

To help you become familiar with the proposed wells the information set forth below is included.

     o    Western Pennsylvania (Clinton/Medina Geological Formation)

          o    A map of western Pennsylvania and eastern Ohio showing their counties........................................................5

          o    Lease information for western Pennsylvania and eastern
               Ohio............................................................7

          o    Location and Production Maps for western Pennsylvania and
               eastern Ohio showing the proposed wells and the wells in the area...........................................................10

          o    Production data for western Pennsylvania and eastern
               Ohio...........................................................13

          o    United Energy Development Consultants, Inc.'s geologic
               evaluation for western Pennsylvania and eastern Ohio...........15

     o Fayette County, Pennsylvania (Mississippian/Upper Devonian Sandstone Reservoirs)

          o    A map of western Pennsylvania showing Fayette and Greene
               Counties.......................................................25

          o    Lease information for Fayette and Greene Counties,
               Pennsylvania...................................................27

          o Location and Production Maps for Fayette and Greene Counties, Pennsylvania showing the proposed wells and the wells in the area...........................................................30

          o    Production data for Fayette and Greene Counties,
               Pennsylvania...................................................36

          o    United Energy Development Consultants, Inc.'s geologic
               evaluation for Fayette and Greene Counties, Pennsylvania.......52

     o    Southern Ohio (Clinton/Medina Geological Formation)

          o    A map of southern Ohio showing its counties....................62

          o    Lease information for southern Ohio............................64

          o    A Location and Production Map for southern Ohio showing the proposed wells and the wells in the area.......................66

          o    Production data for southern Ohio..............................68

          o    United Energy Development Consultants, Inc.'s geologic
               evaluation for southern Ohio...................................70

     o    Armstrong County, Pennsylvania (Upper Devonian Sandstone Reservoirs)

          o    A map of western Pennsylvania showing Armstrong County,
               Pennsylvania...................................................78

          o    Lease information for Armstrong County, Pennsylvania...........80

          o    A Location and Production Map for Armstrong County,
               Pennsylvania showing the proposed wells and the wells
               in the area....................................................82

          o    Production data for Armstrong County, Pennsylvania.............84

          o    United Energy Development Consultants, Inc.'s geologic
               evaluation for Armstrong County, Pennsylvania..................88

     o    Tuscarawas County, Ohio (Devonian Oriskany Sandstone)

          o See the map of western Pennsylvania and eastern Ohio on page 6 showing Tuscarawas County, Ohio.

          o    Lease information for Tuscarawas County, Ohio..................97

          o    Location and Production Maps for Tuscarawas County, Ohio
               showing the proposed wells and the wells in the area...........99

          o    Production data for Tuscarawas County, Ohio...................102

          o    United Energy Development Consultants, Inc.'s geologic
               evaluation for Tuscarawas County, Ohio........................104

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                                  EASTERN OHIO

                            [GRAPHIC OF MAP OMITTED]

                                LEASE INFORMATION

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

                                                                                Overriding Royalty
                                                                                  Interest to the        Overriding
                                     Effective     Expiration     Landowner      Managing General     Royalty Interest
Prospect Name             County       Date*         Date*         Royalty            Partner          to 3rd Parties
------------------------ ---------- ------------- ------------- --------------- -------------------- -------------------
Byler #94                Crawford     12/07/01      12/07/04        12.5%               0%                   0%
Carl #1                  Crawford     10/01/01      10/01/04        12.5%               0%                   0%
Coulter #4               Crawford     09/26/01      09/26/04        12.5%               0%                   0%
Coulter #6               Crawford     09/26/01      09/26/04        12.5%               0%                   0%
Courtney #8              Crawford     03/07/02      03/07/05        12.5%               0%                   0%
Courtney Unit #9         Crawford     03/07/02      03/07/05        12.5%               0%                   0%
Gatts #1                 Crawford     02/21/02      02/21/05        12.5%               0%                   0%
Horne #4                 Crawford     11/14/01      11/14/04        12.5%               0%                   0%
Horne #5                 Crawford     11/14/01      11/14/04        12.5%               0%                   0%
Horne #6                 Crawford     11/14/01      11/14/04        12.5%               0%                   0%
Horne #7                 Crawford     11/14/01      11/14/04        12.5%               0%                   0%
Horne #8                 Crawford     11/14/01      11/14/04        12.5%               0%                   0%
Kiskadden #1             Crawford     02/20/02      02/20/05        12.5%               0%                   0%
Kiskadden #2             Crawford     02/20/02      02/20/05        12.5%               0%                   0%
Kiskadden #3             Crawford     02/20/02      02/20/05        12.5%               0%                   0%
Laird #1                 Crawford     03/14/02      03/14/05        12.5%               0%                   0%
Lee #4                   Crawford     03/27/02      03/27/05        12.5%               0%                   0%
Miller #18               Crawford     04/04/02      04/04/05        12.5%               0%                   0%
Miller #19               Crawford     04/04/02      04/04/05        12.5%               0%                   0%
Morian #1                Crawford     12/28/01      12/28/04        12.5%               0%                   0%
Sperry Farms #1          Crawford     03/01/02      03/01/05        12.5%               0%                   0%
Sperry Farms #2          Crawford     03/01/02      03/01/05        12.5%               0%                   0%
Sperry Farms #3          Crawford     03/01/02      03/01/05        12.5%               0%                   0%
Sperry Farms #4          Crawford     03/01/02      03/01/05        12.5%               0%                   0%
Stanford #1              Crawford     03/27/02      03/27/05        12.5%               0%                   0%
Stoker #3                Crawford     12/13/01      12/13/04        12.5%               0%                   0%
Stoker #4                Crawford     12/13/01      12/13/04        12.5%               0%                   0%
Thomas #15               Crawford     02/21/02      02/21/05        12.5%               0%                   0%


[RESTUBBED]


                             Net                               Acres to be
                           Revenue    Working     Net        Assigned to the
Prospect Name             Interest     Interest    Acres       Partnership
------------------------ ------------ ----------- --------- -------------------
Byler #94                   87.5%        100%       128             50
Carl #1                     87.5%        100%        46             46
Coulter #4                  87.5%        100%       190             50
Coulter #6                  87.5%        100%       190             50
Courtney #8                 87.5%        100%       125             50
Courtney Unit #9            87.5%        100%       125             50
Gatts #1                    87.5%        100%        62             50
Horne #4                    87.5%        100%       170             50
Horne #5                    87.5%        100%       170             50
Horne #6                    87.5%        100%       172             50
Horne #7                    87.5%        100%       172             50
Horne #8                    87.5%        100%       172             50
Kiskadden #1                87.5%        100%       135             50
Kiskadden #2                87.5%        100%       135             50
Kiskadden #3                87.5%        100%       135             50
Laird #1                    87.5%        100%        95             50
Lee #4                      87.5%        100%        53             50
Miller #18                  87.5%        100%       100             50
Miller #19                  87.5%        100%       100             50
Morian #1                   87.5%        100%        50             50
Sperry Farms #1             87.5%        100%       182             50
Sperry Farms #2             87.5%        100%       182             50
Sperry Farms #3             87.5%        100%       132             50
Sperry Farms #4             87.5%        100%       132             50
Stanford #1                 87.5%        100%        52             50
Stoker #3                   87.5%        100%       145             50
Stoker #4                   87.5%        100%       145             50
Thomas #15                  87.5%        100%        66             50

                                                                                Overriding Royalty
                                                                                  Interest to the        Overriding
                                     Effective     Expiration     Landowner      Managing General     Royalty Interest
Prospect Name             County       Date*         Date*         Royalty            Partner          to 3rd Parties
------------------------ ---------- ------------- ------------- --------------- -------------------- -------------------
Williams #16             Crawford     02/26/02      02/26/05        12.5%               0%                   0%
Williams #17             Crawford     02/26/02      02/26/05        12.5%               0%                   0%
Williams #18             Crawford     02/26/02      02/26/05        12.5%               0%                   0%
Williams #19             Crawford     02/26/02      02/26/05        12.5%               0%                   0%
Williams #20             Crawford     02/26/02      02/26/05        12.5%               0%                   0%
Yoder #11                Crawford     02/28/02      02/28/05        12.5%               0%                   0%
Yoder #12                Crawford     02/28/02      02/28/05        12.5%               0%                   0%
Yoder #14                Crawford     01/19/02      01/19/05        12.5%               0%                   0%
Yoder #15                Crawford     01/19/02      01/19/05        12.5%               0%                   0%
Jackson #4               Crawford     04/05/01      04/05/04        12.5%               0%                   0%
Jacobs #1                Crawford     05/14/01      05/14/04        12.5%               0%                   0%
Marsh #5                 Crawford     10/01/01      10/01/04        12.5%               0%                   0%
Pallack #11              Crawford     09/13/01        HBP           12.5%               0%                   0%
Pallack #12              Crawford     09/13/01        HBP           12.5%               0%                   0%
Ruhlman #2               Crawford     12/07/01      12/07/04        12.5%               0%                   0%
Williams #15             Crawford     04/26/01      04/26/04        12.5%               0%                   0%
Yoder #10                Crawford     02/23/00      02/23/03        12.5%               0%                   0%
Turner #6                 Mercer      05/23/00      05/23/03        12.5%               0%                   0%


[RESTUBBED]

                              Net                               Acres to be
                            Revenue    Working     Net        Assigned to the
Prospect Name              Interest     Interest    Acres       Partnership
------------------------  ------------ ----------- --------- -------------------
Williams #16                 87.5%        100%        60             50
Williams #17                 87.5%        100%       111             50
Williams #18                 87.5%        100%       111             50
Williams #19                 87.5%        100%       175             50
Williams #20                 87.5%        100%       175             50
Yoder #11                    87.5%        100%       101             50
Yoder #12                    87.5%        100%       101             50
Yoder #14                    87.5%        100%        82             50
Yoder #15                    87.5%        100%        82             32
Jackson #4                   87.5%        100%       200             50
Jacobs #1                    87.5%        100%        37             37
Marsh #5                     87.5%        100%        63             50
Pallack #11                  87.5%        100%       737             50
Pallack #12                  87.5%        100%       737             50
Ruhlman #2                   87.5%        100%       142             50
Williams #15                 87.5%        100%        36             36
Yoder #10                    87.5%        100%        37             37
Turner #6                    87.5%        100%        77             50


------------------------
*HBP - Held by Production.

                          LOCATION AND PRODUCTION MAPS

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                  TOTAL          TOTAL       LATEST
  ID               OPERATOR                    WELL NAME          DATE           MOS               MCF          LOGGERS      30 DAY
NUMBER                                                          COMPLT'D       ON LINE       CLINTON/MEDINA      DEPTH       PROD.
20264       Wainoco Oil & Gas          Turner #1                07/24/81         N/A               N/A            5205        N/A
20293       Wainoco Oil & Gas          Fritz #1                 08/28/81         N/A               N/A            5185        N/A
20483       N-REN Corp.                Kebert Developers #2     09/21/75         N/A               N/A            4901        N/A
20616       Pominex, Inc.              Williams #1              11/16/85         N/A               N/A            4980        N/A
20735       Pominex, Inc.              Osborn #1                09/18/85         N/A               N/A            5079        N/A
21209       Cabot Oil & Gas            Dygert, Paul #1          07/28/81         N/A               N/A            4794        N/A
22610       Pominex, Inc.              Foulk #2                 11/14/85         N/A               N/A            5050        N/A
22611       Pominex, Inc.              Foulk #3                 11/13/85         N/A               N/A            5000        N/A
22617       Pominex, Inc.              Williams #1A             11/14/85         N/A               N/A            5050        N/A
22635       Pominex, Inc.              Foulk #1                 11/24/85         N/A               N/A            5059        N/A
23792       Atlas Resources, Inc.      Williams #11             05/05/02         N/A               N/A            5075        N/A
23798       Atlas Resources, Inc.      Williams #12             12/13/01          5               3059            5097        2772
23807       Atlas Resources, Inc.      Myers #3                 12/19/01          4                899            5091        899
23813       Atlas Resources, Inc.      Wotherspoon #1           01/05/02          4                N/A            5020        N/A
23839       Atlas Resources, Inc.      Wotherspoon #2           05/17/02         N/A               N/A            5065        N/A
23840       Atlas Resources, Inc.      McGranahan #1            05/21/02         N/A               N/A            5058        N/A
23842       Atlas Resources, Inc.      Pallack #9               05/10/02         N/A               N/A            5061        N/A
23845       Atlas Resources, Inc.      Byler #91                05/08/02         N/A               N/A            5028        N/A
23951       Atlas Resources, Inc.      McArdle #3               05/15/02         N/A               N/A            5023        N/A
23956       Atlas Resources, Inc.      Miller Unit #17          05/24/02         N/A               N/A            5130        N/A
23960       Atlas Resources, Inc.      Turner #5                06/05/02         N/A               N/A            5163        N/A
23961       Atlas Resources, Inc.      Turner #4                05/30/02         N/A               N/A            5188        N/A
23966       Atlas Resources, Inc.      McArdle #5               05/27/02         N/A               N/A            5025        N/A
23969       Atlas Resources, Inc.      Pallack #6               06/10/02         N/A               N/A            5070        N/A


*Cumulative Production information through April 2002

                                     UEDC'S
                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

--------------------------------------------------------------------------------







                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                       Mercer and Crawford Prospect Areas
                                  Pennsylvania






                              Program proposed by:

                              ATLAS RESOURCES, INC.

                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:


                                      UEDC


                   United Energy Development Consultants, Inc.

                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205







--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                         LOCATION MAP - AREA OF INTEREST
                         -------------------------------

                              [MAP GRAPHIC OMITTED]


--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

INVESTIGATION SUMMARY..........................................................3
---------------------
         OBJECTIVE.............................................................3
         ---------
         AREA OF INVESTIGATION.................................................3
         ---------------------
         METHODOLOGY...........................................................3
         -----------
         POTENTIAL MARKETS AND PIPELINES.......................................3
         -------------------------------
PROSPECT AREA HISTORY..........................................................3
---------------------
         DRILLING ACTIVITY.....................................................4
         -----------------
         GEOLOGY...............................................................4
         -------
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.........................4
                  ------------------------------------
                  RESERVOIR CHARACTERISTICS....................................6
                  -------------------------
         PRODUCTION CURVE......................................................8
         ----------------
STATEMENTS.....................................................................9
----------
         CONCLUSION............................................................9
         ----------
         DISCLAIMER............................................................9
         ----------
         NON-INTEREST..........................................................9
         ------------

================================================================================

                              INVESTIGATION SUMMARY
                              ---------------------


OBJECTIVE
---------

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Mercer and Crawford Prospect Areas (consisting of Mercer and Crawford Counties in Pennsylvania) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in the following townships in Mercer and Crawford Counties, Pennsylvania:

                              Mercer                   |       Crawford
         ==============================================+=====================
                                                       |
         Lackawannock                  Shenango        |     Greenwood
         East Lackawannock             Jefferson       |
         Sandy Creek                   Deer Creek      |     East Fallowfield

     Forty-six (46) drilling prospects will be designated for this program and will be targeted to produce natural gas from Clinton-Medina Group reservoirs, found at an average depth range of approximately 5,000 to 6,300 feet beneath the earth's surface over the prospect area. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY
-----------

     The data incorporated into this report was provided by Atlas Resources, Inc. and the in-house archives of UEDC, Inc. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

POTENTIAL MARKETS AND PIPELINES
-------------------------------

     In the area of this drilling program, there are a number of potential purchasers and transporters of natural gas. These include Wheatland Tube Company, Tenneco, National Fuel Supply, National Fuel Distribution and the People's Natural Gas Company.

================================================================================

                              PROSPECT AREA HISTORY
                              ---------------------


DRILLING ACTIVITY
-----------------

     The proposed drilling area lies within a region of northwestern Pennsylvania which has been very active for the past decade in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Mercer Prospect Area has escalated since 1986, with Atlas Resources, Inc. and it's affiliates drilling over thirteen hundred (1300) wells during this period. Atlas Resources, Inc. has encountered favorable drilling and production results while solidifying a strong acreage position, and continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results. Competitive activity has begun both south and east of the prospect area, confirming the Clinton-Medina Group of Lower Silurian age as a viable target for the further development of economic quantities of natural gas.

GEOLOGY
-------

     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     Regionally, the Clinton-Medina Group was deposited in tide-dominated shoreline, deltaic, and shelf environments and is lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, sublitharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. The Clinton-Medina Group, deposited during the Lower Silurian, overlies the Upper Ordovician age Queenston shale and is capped by the Middle Silurian Reynales Formation. This dolomitic limestone "cap" is known locally to drillers as the "Packer Shell".

     Stratigraphically, in descending order, the potentially productive units of the Clinton-Medina Group consist of the: 1) Thorold, 2) Grimsby, 3) Cabot Head, and 4) Whirlpool members. These stratigraphic relationships are illustrated in the following diagram:

================================================================================

                      STEATIGRAPHIC NAMES-NW PENNSYLVANIA
                      -----------------------------------


                                [GRAPHIC OMITTED]



     The Whirlpool is a light gray quartzose sandstone to siltstone ranging in thickness from five (5) to twenty (20) feet. Average porosity values for this sand member range from five (5) to ten (10) percent regionally. Within the area of investigation, porosities in excess of twelve (12) percent occur within localized trends targeted for further development.

     The Cabot Head is a dark green to black shale, most likely of marine origin. Within the investigated area a Cabot Head sandstone has been encountered in numerous wells. This formation has been found to contribute natural gas when reservoir characteristics, including evidence of enhanced permeability, warrant completion. This sand member is considered a secondary target.

     The Grimsby is the thickest sandstone member of the Clinton-Medina Group. Sand development ranges from ten (10) to forty-five (45) feet within an interval comprised of fine to very fine, light gray to red sandstones and siltstones broken up by thin dark gray silty shale layers. Average porosity values for the Grimsby are approximately six (6) to (10) percent over the pay interval regionally. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures. Future development focuses on established production trends.

================================================================================

     The Thorold sandstone is the uppermost producing interval of the Clinton-Medina sequence. This interbedded ferric sand, silt and shale interval averages forty (40) to seventy (70) feet, from west to east in the prospect area. Where pay sand development occurs, porosities are in the typical Clinton-Medina group range of six (6) to (10) percent. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters an impermeable shale or when a permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Thorold, Grimsby, Cabot Head or Whirlpool develop porosity in excess of 6%, or a bulk density of 2.55 or less, the permeability of the reservoir (which ranges from <0.l to >0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, density porosity and neutron log suite showing sand development in the Grimsby, Cabot Head and Whirlpool is illustrated on the following page.

================================================================================

[GRAPHIC OMITTED]

     Two other phenomena detected by well logs can occur which are indicators of enhanced permeability. These indicators used to detect productive intervals are:

o Mudcake buildup across the zone of interest - after loading the wellbore with brine fluid and circulating, an interval with enhanced permeability will accept fluid, filtering out the solids and leaving behind a buildup (or mudcake) on the formation wall. This is detectable with a caliper log.

o Invasion profile - during circulation, a brine that has a high conductivity (or low resistivity) that is accepted into the formation (as described above) will change the electrical conductivity of the reservoir rock near and around the wellbore. The resistivity will be low nearest to the wellbore and will increase away from the wellbore. A dual laterolog can be used to detect this profile created by a permeable zone - it records resistivity near the wellbore as well as deeper into the formation. A zone with enhanced permeability will show a separation between the shallow and deep laterologs, while a zone with little or no permeability would cause the two resistivity measurements to read exactly the same. An example follows:


================================================================================

                  GAMMA RAY LOG                  RESISTIVITY LOG



                                [GRAPHIC OMITTED]

PRODUCTION CURVE
----------------

     A model decline curve has been created based on the production histories from approximately 900 wells drilled by Atlas and its programs in the Mercer Fields. This model decline curve is consistent with the average estimated decline curves for over 200 undeveloped well locations in the Mercer Field which were used by Wright & Company, Inc., independent petroleum consultants, in preparing Atlas' year 2000 reserve report. The model decline curve is illustrated in the diagram below:


                                MERCER PROSPECT
                              MODEL DECLINE CURVE


                                [GRAPHIC OMITTED]




     It is important to note that the model decline curve is intended only to present how a well's production may decline from year to year, and does not attempt to predict the average recoverable reserves per well. Also, the model decline curve is a forward-looking statement based on certain assumptions and analyses of historical trends, current conditions and expected future developments. The model decline curve is subject to a number of risks and uncertainties including the risk that the wells are productive but do not produce enough revenue to return the investment made and uncertainties concerning the price of natural gas and oil. Actual results in this drilling program will vary from the model decline curve, although a rapid decline in production within the first several years can be expected.


================================================================================

                                   STATEMENTS
                                   ----------


CONCLUSION
----------

     UEDC has conducted a geologic feasibility study of the drilling area for Atlas America Public #11-2002, Ltd., which will consist of developmental drilling of the Clinton-Medina Group sands primarily in Mercer and Crawford Counties, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER
----------

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST
------------

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.

                                                        Respectfully submitted,
                                                              /s/ Robin Anthony
                                                                     UEDC, Inc.


================================================================================
                                       9

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                           FAYETTE AND GREENE COUNTIES

                              [MAP GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

                    FAYETTE AND GREENE COUNTIES, PENNSYLVANIA

                                                                                           Overriding        Overriding
                                                                                         Royalty Interest      Royalty
                                                              Expiration    Landowner     to the Managing    Interest to
 Prospect Name                     County   Effective Date*     Date*        Royalty      General Partner    3rd Parties
 -------------------------------- --------- ---------------- ------------- ------------- ------------------ ---------------
 Bitner/USX #1                    Fayette      5/9/2001        5/9/2003       12.50%            0%                0%
 Carroll #3                       Fayette      2/15/2002      2/15/2005       12.50%            0%                0%
 Chestnut Ridge #1                Fayette     11/28/2000      11/28/2005      12.50%            0%                0%
 Cobert/Mallick #2                Fayette      2/1/2000        2/1/2005       12.50%            0%                0%
 Cochrane #1                      Fayette      5/5/1998        5/5/2003       12.50%            0%                0%
 Conrail #8                       Fayette      5/9/1906          HBP          12.50%            0%                0%
 Conrail #9                       Fayette      5/9/1906          HBP          12.50%            0%                0%
 Croftcheck #1                    Fayette      12/9/2000      12/9/2005       12.50%            0%                0%
 Croftcheck #2                    Fayette      12/9/2000      12/9/2005       12.50%            0%                0%
 DeBord #2                        Fayette     12/21/2000      12/21/2002      12.50%            0%                0%
 DeBord #3                        Fayette     12/21/2000      12/21/2002      12.50%            0%                0%
 DeBord #5                        Fayette     12/21/2000      12/21/2002      12.50%            0%                0%
 Elder #2                         Fayette      2/9/2002        2/9/2007       12.50%            0%                0%
 Elder #3                         Fayette      2/9/2002        2/9/2007       12.50%            0%                0%
 Gaggiani #2                      Fayette      4/16/1999      4/16/2004       12.50%            0%                0%
 Getsie #1                        Fayette      9/5/2000        9/5/2003       12.50%            0%                0%
 Gilleland #4                     Fayette      10/4/2000         HBP          12.50%            0%                0%
 Graham, A. #2                    Fayette      8/22/1911         HBP          12.50%            0%                0%
 Hewitt #2                        Fayette      7/23/2001      7/23/2006       12.50%            0%                0%
 Jackson Farms #2                 Fayette     10/14/1998      10/14/2003      12.50%            0%                0%
 Jackson Farms #3                 Fayette     10/14/1998      10/14/2003      12.50%            0%                0%
 Kutek #2                         Fayette     10/30/1996         HBP          12.50%            0%                0%
 Leck #1                          Fayette      3/5/2001        3/5/2006       12.50%            0%                0%
 Luzerne Land Corp. #1            Fayette      9/7/2001        9/7/2004       12.50%            0%                0%
 Macar #1                         Fayette      9/22/2001      9/22/2006       12.50%            0%                0%
 Madonna Church #1                Fayette      2/12/2000      2/12/2003       12.50%            0%                0%
 McGill #5                        Fayette     10/27/2000         HBP          12.50%            0%                0%
 Myers #3                         Fayette      1/23/2000      1/23/2005       12.50%            0%                0%
 National Mines Corp. #5          Fayette      1/19/1906         HBP          12.50%            0%                0%
 National Mines Corp. #11         Fayette      5/8/1906          HBP          12.50%            0%                0%
 National Mines Corp. #14         Fayette      5/8/1906          HBP          12.50%            0%                0%
 National Mines Corp. #15         Fayette      5/8/1906          HBP          12.50%            0%                0%
 National Mines Corp. #9          Fayette      1/19/1906         HBP          12.50%            0%                0%
 Neil #1                          Fayette      3/8/2000          HBP          12.50%            0%                0%
 Osley #3                         Fayette     12/26/2000      12/26/2003      12.50%            0%                0%
 Porter #1                        Fayette      5/20/2002      5/20/2004       12.50%            0%                0%
 Ramage #1                        Fayette      4/28/2001      4/28/2006       12.50%            0%                0%
 Revak #1                         Fayette      2/18/2002      2/18/2004       12.50%            0%                0%
 Rider #2                         Fayette      6/6/1930          HBP          12.50%            0%                0%
 Rittenhouse #2                   Fayette      3/7/2001        3/7/2006       12.50%            0%                0%

[RESTUBBED]

                                                                          Acres to be
                                    Net Revenue   Working               Assigned to the
 Prospect Name                       Interest     Interest   Net Acres    Partnership
 --------------------------------  -------------- ---------- ---------- -----------------
 Bitner/USX #1                        87.50%       100.00%    425.00         20.00
 Carroll #3                           87.50%       100.00%     67.00         20.00
 Chestnut Ridge #1                    87.50%       100.00%     25.00         20.00
 Cobert/Mallick #2                    87.50%       100.00%     63.72         20.00
 Cochrane #1                          87.50%       100.00%     31.69         20.00
 Conrail #8                           87.50%       100.00%    260.00         20.00
 Conrail #9                           87.50%       100.00%    260.00         20.00
 Croftcheck #1                        87.50%       100.00%     95.00         20.00
 Croftcheck #2                        87.50%       100.00%     95.00         20.00
 DeBord #2                            87.50%       100.00%    184.18         20.00
 DeBord #3                            87.50%       100.00%    184.18         20.00
 DeBord #5                            87.50%       100.00%    184.18         20.00
 Elder #2                             87.50%       100.00%    111.10         20.00
 Elder #3                             87.50%       100.00%    111.10         20.00
 Gaggiani #2                          87.50%       100.00%     59.65         20.00
 Getsie #1                            87.50%       100.00%    124.88         20.00
 Gilleland #4                         87.50%       100.00%    172.00         20.00
 Graham, A. #2                        87.50%       100.00%    133.00         20.00
 Hewitt #2                            87.50%       100.00%     12.79         12.79
 Jackson Farms #2                     87.50%       100.00%    190.30         20.00
 Jackson Farms #3                     87.50%       100.00%     93.78         20.00
 Kutek #2                             87.50%       100.00%    101.61         20.00
 Leck #1                              87.50%       100.00%     51.53         20.00
 Luzerne Land Corp. #1                87.50%       100.00%     16.50         16.50
 Macar #1                             87.50%       100.00%     46.13         20.00
 Madonna Church #1                    87.50%       100.00%     30.00         20.00
 McGill #5                            87.50%       100.00%    100.00         20.00
 Myers #3                             87.50%       100.00%    108.09         20.00
 National Mines Corp. #5              87.50%       100.00%    200.00         20.00
 National Mines Corp. #11             87.50%       100.00%    453.00         20.00
 National Mines Corp. #14             87.50%       100.00%    453.00         20.00
 National Mines Corp. #15             87.50%       100.00%    453.00         20.00
 National Mines Corp. #9              87.50%       100.00%    200.00         20.00
 Neil #1                              87.50%       100.00%     29.50         20.00
 Osley #3                             87.50%       100.00%    160.30         20.00
 Porter #1                            87.50%       100.00%    106.00         20.00
 Ramage #1                            87.50%       100.00%     19.37         20.00
 Revak #1                             87.50%       100.00%     78.80         20.00
 Rider #2                             87.50%       100.00%    132.00         20.00
 Rittenhouse #2                       87.50%       100.00%     34.00         20.00

                                                                                            Overriding       Overriding
                                                                                         Royalty Interest      Royalty
                                                              Expiration    Landowner     to the Managing    Interest to
 Prospect Name                     County   Effective Date*     Date*        Royalty      General Partner    3rd Parties
 -------------------------------- --------- ---------------- ------------- ------------- ------------------ ---------------
 Rittenhouse #5                   Fayette      3/7/2001        3/7/2006       12.50%            0%                0%
 Ronco/USX #1                     Fayette      3/15/1999         HBP          12.50%            0%                0%
 Rosa #1                          Fayette      5/19/2001      5/19/2006       12.50%            0%                0%
 Silbaugh #1                      Fayette      4/12/2000      4/12/2005       12.50%            0%                0%
 Skovran #13                      Fayette      9/1/2001          HBP          12.50%            0%                0%
 Smith #8                         Fayette     11/13/2000      11/13/2005      12.50%            0%                0%
 Snyder #10                       Fayette      2/9/2000          HBP          12.50%            0%                0%
 Springer #2                      Fayette      5/16/2002      5/16/2007       12.50%            0%                0%
 Stewart #6                       Fayette     12/29/1998      12/29/2003      12.50%            0%                0%
 Szuhay #4                        Fayette      5/1/2001          HBP          12.50%            0%                0%
 Thomas #4                        Fayette      7/24/2000      7/24/2003       12.50%            0%                0%
 Wivell #1                        Fayette      5/17/2002      5/17/2005       12.50%            0%                0%
 Wivell #3                        Fayette      5/17/2002      5/17/2005       12.50%            0%                0%
 Yoder #17                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Yoder #18                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Yoder #19                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Yoder #20                        Fayette      1/24/1906         HBP          12.50%            0%                0%
 Zitney #2                        Fayette      8/29/1996         HBP          12.50%            0%                0%

[RESTUBBED]

                                                                          Acres to be
                                    Net Revenue   Working               Assigned to the
 Prospect Name                       Interest     Interest   Net Acres    Partnership
 --------------------------------  -------------- ---------- ---------- -----------------
 Rittenhouse #5                       87.50%       100.00%     92.00         20.00
 Ronco/USX #1                         87.50%       100.00%    293.81         20.00
 Rosa #1                              87.50%       100.00%    125.00         20.00
 Silbaugh #1                          87.50%       100.00%     62.54         20.00
 Skovran #13                          87.50%       100.00%     58.60         20.00
 Smith #8                             87.50%       100.00%     56.00         20.00
 Snyder #10                           87.50%       100.00%     98.72         20.00
 Springer #2                          87.50%       100.00%     74.00         20.00
 Stewart #6                           87.50%       100.00%     67.23         20.00
 Szuhay #4                            87.50%       100.00%    156.00         20.00
 Thomas #4                            87.50%       100.00%     9.34           9.34
 Wivell #1                            87.50%       100.00%    129.60         20.00
 Wivell #3                            87.50%       100.00%    129.60         20.00
 Yoder #17                            87.50%       100.00%    260.00         20.00
 Yoder #18                            87.50%       100.00%    260.00         20.00
 Yoder #19                            87.50%       100.00%    260.00         20.00
 Yoder #20                            87.50%       100.00%    260.00         20.00
 Zitney #2                            87.50%       100.00%     72.00         20.00

 --------------------------------
 * HBP-Held by Production

                        LOCATION AND PRODUCTION MAPS FOR

                           FAYETTE AND GREENE COUNTIES











                              [GRAPHIC(S) OMITTED]

                        LOCATION AND PRODUCTION MAPS FOR

                           FAYETTE AND GREENE COUNTIES











                              [GRAPHIC(S) OMITTED]

                        LOCATION AND PRODUCTION MAPS FOR

                           FAYETTE AND GREENE COUNTIES











                              [GRAPHIC(S) OMITTED]

                        LOCATION AND PRODUCTION MAPS FOR

                           FAYETTE AND GREENE COUNTIES











                              [GRAPHIC(S) OMITTED]

                        LOCATION AND PRODUCTION MAPS FOR

                           FAYETTE AND GREENE COUNTIES











                              [GRAPHIC(S) OMITTED]

                        LOCATION AND PRODUCTION MAPS FOR

                           FAYETTE AND GREENE COUNTIES











                              [GRAPHIC(S) OMITTED]

                                 PRODUCTION DATA

                                       FOR

                    FAYETTE AND GREENE COUNTIES, PENNSYLVANIA

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE
    3           M.E. Davis                               Ben Lardin #1                          4/8/1956         N/A
    10          Manufacturers Light & Heat Co            Hogsett #9                            10/21/1947        N/A
    19          Greensboro Gas Co                        J.V.Thompson                          10/17/1945        N/A
    20          Manufacturers Light & Heat Co            J.V. Thompson #4                      1/27/1913         N/A
    21          Manufacturers Light & Heat Co            Thompson #1                           1/28/1930         N/A
    29          Carnegie Natural Gas Co                  H.C. Frick (Buffington) #2             9/7/1944         N/A
    30          Manufacturers Light & Heat Co            Sangston #1                              N/A            N/A
    31          Gerthoffer & Jones                       Powers #1                             10/11/1939        N/A
    34          Greensboro Gas Co                        J.V.Thompson #3                        2/1/1911         N/A
    41          Greensboro Gas Co                        Hogsett #2                             1/1/1922         N/A
    42          Nollem Oil & Gas Corp.                   Lingle (Neff Heirs) #1                5/20/1944         N/A
    43          Nollem Oil & Gas Corp.                   Neff Heirs #1                         8/23/1943         N/A
    46          Greensboro Gas Co                        Guthrie                                  1925           N/A
    47          Manufacturers Light & Heat Co            Cramer #1                             12/4/1925         N/A
    50          Keystone Gas Co                          Mercer #1                             11/7/1958         N/A
    51          Greensboro Gas Co                        Frasher #1                             4/1/1905         N/A
    55          Greensboro Gas Co                        Bixler #2                             9/27/1941         N/A
    56          Manufacturers Light & Heat Co            Brown #1                              5/21/1945         N/A
    57          Carnegie Natural Gas Co                  H.C.Frick Coke(Ralph)#2                2/5/1945         N/A
    58          Carnegie Natural Gas Co                  H.C.Frick Coke(Ralph)#1               7/22/1944         228
    60          Greensboro Gas Co                        Dearth #3                                1930           N/A
    62          Manufacturers Light & Heat Co            Puritan Coke Co                       8/15/1945         N/A
    63          Manufacturers Light & Heat Co            Hogsett #6                            2/17/1945         N/A
    66          Manufacturers Light & Heat Co            Hogsett #8                            5/26/1947         N/A
    68          Greensboro Gas                           McMullen                                 N/A            N/A
    71          Peoples Natural Gas Co                   DiCarlo #1                               N/A            N/A
    78          Orville Eberly                           Herrington #1                         5/12/1945         N/A
    84          Greensboro Gas Co                        Hogsett #5                            8/30/1944         N/A
    85          Peoples Natural Gas Co                   Vail #2                               6/20/1946         N/A
    86          Greensboro Gas                           Hibbs #1                              11/2/1912         N/A
    87          Wahler & Powers                          Tomasek #1                             3/5/1948         N/A
   120          Peoples Natural Gas Co                   Emery Dziak #                         4/13/1945         N/A
   121          W. Burkland                              J.A. Baer #2                          10/11/1937        N/A
   122          Equitable Gas Co                         H.C. Frick (Buffington) #2             2/2/1945         N/A
   124          Carnegie Natural Gas Co                  H.C. Frick Coke (Leckrone)#2           5/3/1944         N/A

[RESTUBBED]

                                         TOTAL          LATEST 30 DAY
                  TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER         thru 4/30/02            DEPTH         (April . 2002)
    3                  N/A                 3814               N/A
    10                 N/A                  N/A               N/A
    19                 N/A                 3044               N/A
    20                 N/A                 3086               N/A
    21                 N/A                 3108               N/A
    29            101,000/1959             3700               N/A
    30                 N/A                 2391               N/A
    31                 N/A                  N/A               N/A
    34                 N/A                 2900               N/A
    41                 N/A                 1968               N/A
    42                 N/A                 3473               N/A
    43                 N/A                 4210               N/A
    46                 N/A                 1298               N/A
    47            457,000/1990             2644               N/A
    50                 N/A                 2180               N/A
    51                 N/A                 3191               N/A
    55                 N/A                 1760               N/A
    56                 N/A                 2608               N/A
    57            105,000/1963             2595               N/A
    58             86,428/1963             2588               N/A
    60                 N/A                 3143               N/A
    62                 N/A                 1615               N/A
    63                 N/A                 2793               N/A
    66                 N/A                 2475               N/A
    68                 N/A                 2782               N/A
    71                 N/A                 1975               N/A
    78                 N/A                 3494               N/A
    84                 N/A                 2128               N/A
    85            171,000/1974             2790               N/A
    86                 N/A                 3022               N/A
    87                 N/A                 2295               N/A
   120                 N/A                 3489               N/A
   121            215,000/1980             3610               N/A
   122            337,000/1995             3041               N/A
   124             80,889/1998             1368               N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE
   134          Castle Gas Co                            Ed & Claire Donley #1                 10/13/1944        N/A
   135          Castle Gas Co                            John Palsi #1                         6/15/1915         N/A
   136          Castle Gas Co                            Bryner Lumber Co. #1                  2/12/1916         N/A
   137          Atlas (Castle Gas Co)                    CNG Supply/Donahue #1                 10/5/1915         N/A
   140          Castle Gas Co                            Lauretta Duff                            1915           N/A
   141          Castle Gas Co                            Brock #2                                 1916           N/A
   144          Atlas (Castle Gas Co)                    Smell, E. #1                          4/21/1923         N/A
   145          Atlas (Castle Gas Co)                    Smell, E. #2                          10/15/1923        N/A
   146          Atlas (Castle Gas Co)                    Nobel, M. #1                             N/A            N/A
   150          Columbia Gas Transmission Corp           Gary M. Proden, et ux                 9/15/1918         N/A
   165          Castle Gas Co                            Brown #2                              12/9/1928         N/A
   166          W. Burkland                              Brown                                  5/2/1930         N/A
   167          W. Burkland                              Salina Rider Heirs #1                 5/22/1931         N/A
   168          N/A                                      N/A                                    01/01/42         N/A
   169          Columbia Gas Transmission Corp           R.F. Davis, et al                      09/27/19         N/A
   171          Columbia Gas Transmission Corp           Bransky #1                            3/26/1931         N/A
   173          M.C. Brumage                             DiCarlo #2                            12/29/1967        N/A
   178          Castle Gas Co                            Ruby #1                               1/24/1943         N/A
   184          Atlas (Castle Gas Co)                    Conrail #3                            10/1/1943         N/A
   185          Atlas (Castle Gas Co)                    Dearth #1                             11/23/1917        N/A
   186          Atlas (Castle Gas Co)                    Conrail #1                            12/2/1910         N/A
   187          Atlas (Castle Gas Co)                    National Mines #1                        N/A            N/A
   188          Atlas (Castle Gas Co)                    Conrail #2                             6/6/1913         N/A
   189          Columbia Gas Transmission Corp           Benjamin Sumey et ux                  4/13/1934         N/A
   197          W. Burkland                              F. Horak #1                            05/29/46         N/A
   201          W. Burkland                              J.Desko #1                               1938           N/A
   202          W. Burkland                              J.Desko #2                            8/28/1944         N/A
   206          W. Burkland                              G. Morris #1                             1939           N/A
   207          W. Burkland                              G. Morris #2                             1939           N/A
   208          W. Burkland                              G. Morris #3                             1939           N/A
   209          W. Burkland                              G. Morris #4                             1939           N/A
   210          W. Burkland                              D. Sumey #1                           4/22/1905         N/A
   220          W. Burkland                              Hibbs #1                               7/1/1940         N/A
   221          W. Burkland                              Zelenak #1                               1927           N/A
   224          W. Burkland                              Weirton Coal Co #1                    7/25/1945         N/A

[RESTUBBED]

                                        TOTAL          LATEST 30 DAY
                 TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER        thru 4/30/02            DEPTH         (April . 2002)
   134              344,000               3845               N/A
   135              147,000               1278               N/A
   136              564,000               2550               N/A
   137           562,000/1990             3,017              N/A
   140           184,000/1990             1361               N/A
   141           314,000/1990             3114               N/A
   144           467,000/1990             2,544               0
   145           516,000/1990             2,441               0
   146                 0                   N/A                0
   150                N/A                 1938               N/A
   165           324,000/1990             2700               N/A
   166                N/A                 2609               N/A
   167                N/A                 2382               N/A
   168            477MM/1990              2579               N/A
   169                N/A                 2340               N/A
   171                N/A                 2669               N/A
   173                N/A                 3093               N/A
   178                N/A                 3207               N/A
   184            93,000/1990             3,026               0
   185          1,373,000/1990            2,384               13
   186           427,000/1990             3,155              N/A
   187           694,000/1990              N/A               438
   188           260,000/1990             3,060               0
   189                N/A                 2615               N/A
   197                N/A                 2394               N/A
   201                N/A                 4353               N/A
   202                N/A                 2574               N/A
   206                N/A                  N/A               N/A
   207                N/A                  N/A               N/A
   208                N/A                  N/A               N/A
   209                N/A                  N/A               N/A
   210                N/A                  N/A               N/A
   220                N/A                 1299               N/A
   221                N/A                  N/A               N/A
   224                N/A                 1906               N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE
   225          W. Burkland                              Heller Coal Co #1                     9/26/1958         N/A
   232          W. Burkland                              Gray #1                               2/10/1940         N/A
   236          W. Burkland                              Salina Rider Heirs #1                 5/22/1931         N/A
   242          Fox Brothers                             Roy Griffin #1                        5/28/1953         N/A
   243          Fox Brothers                             Roy Griffin #2                        10/2/1952         N/A
   248          Peoples Natural Gas Co                   Arison #1                             1/13/1950         N/A
   249          Fortress Energy                          Barber #1                             2/11/1944         N/A
   253          Duquesne Natural Gas Co.                 Ross #1                               4/25/1942         N/A
   257          Atlas (Castle Gas Co)                    Graham, A.  #1                           N/A            N/A
   1773         Dunn                                     Kisinger #1                              1945           N/A
   1859         N/A                                      N/A                                      N/A            N/A
  20021         Peoples Natural Gas Co                   C. Yuras #1                           3/17/1949         N/A
  20026         Tri-State Drilling Co.                   H. McCracken #2                        1/4/1962         N/A
  20027         James Drilling Corp.                     Melvin Lerch et ux #1                 8/29/1962         N/A
  20028         Tri-State Drilling Co.                   E. Raymond Cooper #1                  3/23/1962         N/A
  20031         Ford & Gaskill                           G. Emerson Work #1                     8/1/1962         N/A
  20032         Peoples Natural Gas Co                   G. Emerson Work #1                     5/1/1963         N/A
  20033         Fred Schrecengost                        Swiantek #1                           8/30/1963         N/A
  20034         Peoples Natural Gas Co                   G.Emerson Work #1                     6/25/1963         N/A
  20037         W.Burkland                               Work #1                               1/23/1964         N/A
  20038         Peoples Natural Gas Co                   Work #1                               5/13/1964         N/A
  20039         F.& E. Drilling Co.                      J. Ruby #1                            4/18/1964         N/A
  20040         James I. Shearer                         A. Ewing #1                            8/8/1964         N/A
  20042         F.& E. Drilling Co.                      E. Work #2                            6/17/1964         N/A
  20043         Tri-State Drilling Co.                   Henry McCracken #3                    7/19/1962         N/A
  20044         Tri-State Drilling Co.                   H. McCracken #4                        9/5/1954         N/A
  20046         F.& E. Drilling Co.                      Work #3                               9/18/1964         N/A
  20048         N/A                                      E. Guy Linderman #1                      N/A            N/A
  20054         M.C. Brumage                             S.Gorley #1                           10/15/1943        N/A
  20059         M.C. Brumage                             DiCarlo #2                            12/29/1967        N/A
  20101         Peoples Natural Gas Co                   Martin #1                             1/29/1942         N/A
  20103         Peoples Natural Gas Co                   J.A. Coffman #1                       2/12/1947         N/A
  20111         Orville Eberly                           Herring #1                            1/29/1946         N/A
  20114         Orville Eberly                           Sharpnack #1                          4/10/1945         N/A
  20122         R. Taylor Mosier                         R. T. Mosier #1                       3/11/1972         N/A

[RESTUBBED]

                                           TOTAL          LATEST 30 DAY
                    TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER           thru 4/30/02            DEPTH         (April . 2002)
   225                   N/A                 1892               N/A
   232                   N/A                 2405               N/A
   236                   N/A                 2382               N/A
   242                   N/A                 3628               N/A
   243                   N/A                 2188               N/A
   248                   N/A                 3615               N/A
   249              132,907/1984             3802               N/A
   253                   N/A                 2600               N/A
   257              289,000/1990              N/A                48
   1773                  N/A                 2660               N/A
   1859                  N/A                  N/A               N/A
  20021             149,000/1974             3493               N/A
  20026                  N/A                 1356               N/A
  20027               Dry hole               1505               N/A
  20028                  N/A                 1520               N/A
  20031                  N/A                 1376               N/A
  20032                  N/A                 1402               N/A
  20033               Dry hole                N/A               N/A
  20034                  N/A                 1457               N/A
  20037                  N/A                 1350               N/A
  20038                  N/A                 4005               N/A
  20039                  N/A                 1347               N/A
  20040                  N/A                 3821               N/A
  20042                  N/A                 1350               N/A
  20043               Dry hole               1509               N/A
  20044                  N/A                 1351               N/A
  20046                  N/A                 1487               N/A
  20048                  N/A                  N/A               N/A
  20054                  N/A                 2993               N/A
  20059                  N/A                 3093               N/A
  20101             176,000/1970             3008               N/A
  20103             160,000/1970             2658               N/A
  20111              74,000/1969             2558               N/A
  20114                  N/A                 3300               N/A
  20122                  N/A                 2642               N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE
  20127         Orville Eberly                           Huhn #1                               11/1/1940         N/A
  20133         R.T. Mosier                              Mildred M. Thomas #1                  11/24/1973        N/A
  20134         Orville Eberly                           Puritan Coke Co #1                    6/28/1944         N/A
  20138         Peoples Natural Gas Co                   Gray #1 (now Keslar)                  9/10/1973         N/A
  20139         George Bortz                             Bortz #1                              11/21/1945        N/A
  20145         Orville Eberly                           Kalonsky #1                           6/14/1941         N/A
  20158         R. Taylor Mosier                         Stewart #1                             5/1/1980         N/A
  20165         J.E. Brumage                             C.W. Leighty #1                       7/22/1976         N/A
  20167         Atlas (Castle Gas Co)                    National Mines #2                     3/17/1977         N/A
  20168         R. Taylor Mosier                         R.T. Mosier #2                        1/10/1977         N/A
  20180         Go Enterprises                           Reno L. Mosier #1                      8/5/1978         N/A
  20181         W. Burkland                              Parshall #1                           5/14/1945         N/A
  20185         W. Burkland                              Kalonsky #825-1                       11/4/1977         N/A
  20187         Santa Fe Energy Resources                Rebidas #1                            2/14/1978         N/A
  20188         Adobe Oil & Gas Corp.                    L. Warchol #1                          2/4/1978         N/A
  20189         Adobe Oil & Gas Corp.                    C.R. Cooper #1                         2/9/1978         N/A
  20191         Santa Fe Energy Resources                McGill #1                             2/19/1978         N/A
  20192         W. Burkland                              Sharpnack #1                          4/24/1978         N/A
  20195         Adobe Oil & Gas Corp.                    C.R. Cooper #2                         5/1/1978         N/A
  20196         Adobe Oil & Gas Corp.                    McCracken #2                          5/12/1978         N/A
  20197         Adobe Oil & Gas Corp.                    McCracken #1                           5/7/1978         N/A
  20199         Phillips Production Co.                  James E. Vail, et ux #1               6/16/1978         N/A
  20201         Phillips Production Co.                  Melvin Lerch et ux #1                 6/11/1978         N/A
  20203         Total Resources                          Sloan/Thompson #1                     8/31/1978         N/A
  20204         Phillips Production Co.                  Kenneth Mills, et ux #1               6/27/1978         N/A
  20210         Adobe Oil & Gas Corp                     Griffin #1                            10/30/1978        N/A
  20221         Peoples Natural Gas Co                   Breeding #1                           12/13/1978        N/A
                                                         Puritan Coke Co. (William
  20226         Orville Eberly                           Parshall) #2                          11/22/1978        N/A
  20244         Atlas (Castle Gas Co)                    Yoder, E. #2                          9/13/1979         N/A
  20249         W. Burkland                              Hanigosky #1                          8/18/1941         N/A
  20255         Peoples Natural Gas Co                   Smith Rose #3498                      5/14/1905         N/A
  20261         Manufacturers Light & Heat Co            Hogsett #7                            8/22/1946         N/A
  20263         Greensboro Gas Co                        Hicks #1                              3/27/1940         N/A
  20264         Atlas (Castle Gas Co)                    CNR/Bryner #1                         10/23/1980        N/A

[RESTUBBED]

                                        TOTAL          LATEST 30 DAY
                 TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER        thru 4/30/02            DEPTH         (April . 2002)
  20127               N/A                  N/A               N/A
  20133               N/A                 2350               N/A
  20134               N/A                 2540               N/A
  20138               N/A                 4513               N/A
  20139               N/A                 2432               N/A
  20145               N/A                 2395               N/A
  20158               N/A                 3840               N/A
  20165               N/A                 4209               N/A
  20167          916,000/1990             2,805              501
  20168               N/A                 2600               N/A
  20180               N/A                 2610               N/A
  20181          139,000/1980             2784               N/A
  20185               N/A                 4086               N/A
  20187               N/A                 4236               N/A
  20188               N/A                 4235               N/A
  20189               N/A                 3525               N/A
  20191               N/A                 3422               N/A
  20192               N/A                 4290               N/A
  20195               N/A                 3909               N/A
  20196               N/A                 3629               N/A
  20197               N/A                 3507               N/A
  20199               N/A                 3964               N/A
  20201               N/A                 4223               N/A
  20203               N/A                 4060               N/A
  20204               N/A                 3787               N/A
  20210               N/A                 3829               N/A
  20221               N/A                 4035               N/A

  20226               N/A                 2533               N/A
  20244           52,000/1990              N/A               129
  20249               N/A                 2611               N/A
  20255               N/A                 3102               N/A
  20261               N/A                 2521               N/A
  20263               N/A                 2645               N/A
  20264              1,731                3,601              N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE

  20283         Ashtola Production Co                    Coldren #1                            8/12/1981         N/A
  20287         Ashtola Production Co                    McCracken #1                          8/26/1981         N/A
  20290         Orville Eberly                           S. Wycinsky #1                        2/17/1944         N/A
  20313         Ashtola Production Co                    D'Isodoro #1                          12/7/1982         N/A
  20330         W.Burkland                               Valerio #1                            3/22/1941         N/A
  20334         Carnegie Natural Gas Co                  H.C. Frick Coke Co #4                 10/20/1982        N/A
  20371         W.Burkland                               Ludi #2                               8/27/1983         N/A
  20377         W.Burkland                               Lyons #2                               6/5/1905         N/A
  20398         Ashtola Production Co                    Stanley Tabaj et ux                   5/11/1984         N/A
  20421         W.Burkland                               E. Work #1                            12/1/1984         N/A
  20426         Ashtola Production Co                    Agnes Coughenour #1                   1/18/1985         N/A
  20434         W.Burkland                               Staso #1                              6/19/1947         N/A
  20498         James Drilling Corp.                     A. Ewing #2                           12/15/1988        N/A
  20555         Atlas (Castle Gas Co)                    Bryner Lumber Co. #1                  9/28/1991         N/A
  20723         Kriebel Gas Inc                          Kovach #1                             3/23/1994         N/A
  20742         Kriebel Gas Inc                          Fairbank Rod & Gun #1                 11/5/1996         N/A
  20767         Equitrans, Inc.                          Landsdale America #1                  6/18/1995         N/A
  20770         Richard Burkland                         Landsdale America #6                  8/19/1995         N/A
  20771         Equitrans, Inc.                          Landsdale America #7                  7/13/1995         N/A
  20771         Richard Burkland                         Landsdale America #7                  7/13/1995         N/A
  20870         Mid-Penn Energy Corporation              John Harim #1                         11/2/1996         N/A
  20882         Mid-Penn Energy Corporation              Harim Unit #1                         1/12/1997         N/A
  20884         Mid-Penn Energy Corporation              Shoaf #1                              12/13/1996        N/A
  20890         Atlas                                    New Salem Vol Fire Co #1              1/17/1997          38
  20892         Atlas                                    Zalac #1                              11/5/1997          51
  20894         Atlas                                    Zitney #1A                             2/4/1997          53
  20913         PC Exploration                           Daniel L. Duncan, et ux #2            9/12/1997         N/A
  20916         PC Exploration                           Daniel L. Duncan, et ux #3            11/25/1997        N/A
  20950         Atlas                                    Leichliter Unit #2                    10/7/1998          39
  20951         Atlas                                    Zalac #3                              11/23/1997         51
  20954         Atlas                                    Leichliter #1A                        10/10/1998         39
  20955         Atlas                                    Zalac #2                              12/6/1997          51
  20963         Atlas                                    Wycinsky #1                           1/21/1998          50
  20971         Atlas                                    Swetz #1                              1/28/1998          47
  20978         Atlas                                    Colucci #1                             2/7/1998          47

[RESTUBBED]

                                       TOTAL          LATEST 30 DAY
                TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER       thru 4/30/02            DEPTH         (April . 2002)

  20283              N/A                 4172               N/A
  20287              N/A                 4167               N/A
  20290              N/A                 3250               N/A
  20313              N/A                 3863               N/A
  20330              N/A                 2502               N/A
  20334              N/A                 5100               N/A
  20371              N/A                 5789               N/A
  20377              N/A                 5300               N/A
  20398              N/A                 4330               N/A
  20421              N/A                  N/A               N/A
  20426              N/A                 3938               N/A
  20434         139,000/1994             2794               N/A
  20498              N/A                 2518               N/A
  20555              N/A                 4252               N/A
  20723              N/A                 4450               N/A
  20742              N/A                 3895               N/A
  20767              N/A                 5529               N/A
  20770              N/A                 2576               N/A
  20771              N/A                 4296               N/A
  20771              N/A                 4298               N/A
  20870              N/A                 4013               N/A
  20882              N/A                 4363               N/A
  20884              N/A                 4287               N/A
  20890            68,999                3,980              515
  20892            66,110                4,229              357
  20894            16,169                4,077              287
  20913              N/A                 4390               N/A
  20916              N/A                 4460               N/A
  20950            93,743                3,856             1,293
  20951             6,686                4,365              231
  20954            23,507                3,910              419
  20955            12,209                4,412              473
  20963            19,054                4,270              286
  20971             5,547                6,010               67
  20978            48,213                4,066              483

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                           TOTAL     LATEST 30 DAY
                                                                DATE          MOS ON     TOTAL MCF -      LOGGERS      PRODUCTION
ID NUMBER    OPERATOR       WELL NAME                         COMPLT'D         LINE      thru 4/30/02       DEPTH    (April . 2002)
  20979      W.Burkland     Kalonsky #2                          N/A            N/A           N/A             N/A          N/A
  20991      Atlas          DiCarlo #1                        3/12/1998          46         12,098           4,439          60
  20992      Atlas          Fette/Davis/Sunyak #1             3/30/1998          47         63,113           6,015         998
  20995      Atlas          Kutek #1                          11/25/1998         38         21,179           3,560         379
  21010      Atlas          Tippet Unit #1                    1/20/1999          36         84,704           3,805        1,958
  21020      Atlas          Ralph/USX #1                      1/18/1999          39         14,137           3,957         281
  21030      Atlas          Pollick #1                        11/19/1998         38         17,438           3,540         384
  21040      Atlas          Howe #1                            5/4/1999          35         63,331           3,988        1,368
  21061      Atlas          Jarina Unit #1                    2/25/1999          34          3,816           3,650          83
  21068      Atlas          Skovran #1                        2/16/1999          36         114,830          4,148        2,014
  21073      W.Burkland     Miles #1                             1999           N/A           N/A             N/A          N/A
  21078      W.Burkland     R. Jackson #1                        N/A            N/A           N/A             N/A          N/A
  21080      Atlas          Bowers/Hogsett #2                 2/24/1999          35         25,059           3,528         567
  21084      Atlas          Leichliter #3                      4/8/1999          35         11,551           3,839         413
  21085      Atlas          Filbert/USX #1                    3/19/1999          33         29,546           3,927         779
  21104      Atlas          Check #1                          11/21/2000         24         83,493           3,630        2,807
  21109      Atlas          Pollick #2                        2/11/2000          38         17,448           3,788         477
  21110      Atlas          Lee/Fette-Gipson #1                2/2/2000          38         27,611           3,933        1,251
  21111      Atlas          Skovran #3                        12/18/1999         22         369,007          4,166        10,150
  21112      Atlas          Skovran #4                         1/7/2000          22          8,751           4,187         226
  21116      Atlas          Johnston, E.#1                    3/25/2000          21         60,398           4,270        2,114
  21118      Atlas          Grant #1                          1/14/2000          22         398,879          3,870        12,548
  21122      Atlas          Bukovitz Tr. #3-1                 1/28/2000          22         46,896           3,658        1,693
  21127      Atlas          Fette/Davis/Sunyak #2             1/27/2000          35         17,365           3,980         636
  21128      Atlas          Bukovitz Tr-2 #1                  2/18/2000          38         15,891           3,753         580
  21135      Atlas          Skovran #2 (sold to landowner)     3/2/2000         N/A           N/A            4,062         N/A
  21138      Atlas          Keslar #1                          3/8/2000          22         159,621          4,085        3,592
  21147      Atlas          Krepps #1                          4/1/2000          21         16,392           4,210         441
  21161      Atlas          Hall/Hogsett #1                   9/29/2000          12         31,309           3,970        9,209
  21165      Atlas          Hoehn #1                          9/25/2000          16         38,357           3,875        1,411
  21166      Atlas          Hall/Hogsett #7                   9/14/2000          16         16,756           4,059         854
  21167      Atlas          Bukovitz Tr. #5-1                 10/21/2000         17          7,309           3,276         500
  21168      Atlas          Keslar #3                         8/18/2000          20         157,511          4,126        1,989
  21171      Atlas          Bukovitz Tr. 3#2                   9/9/2000          10          2,843           3,466         337
  21172      Atlas          Grant #3                          8/26/2000          19         74,555           4,085        2,201

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                         TOTAL      LATEST 30 DAY
                                                             DATE        MOS ON        TOTAL MCF -      LOGGERS       PRODUCTION
ID NUMBER     OPERATOR          WELL NAME                  COMPLT'D       LINE         thru 4/30/02       DEPTH     (April . 2002)
  21173       Atlas             Grant #4                    9/1/2000        15             3,259           4,595          113
  21175       Atlas             Grant #2                    8/4/2000        20            78,928           4,023         2,479
  21176       Atlas             Filbert Supply #2          12/9/2001        12            168,877          3,933         2,979
  21177       Atlas             Keslar #2                  8/11/2000        19            123,792          3,974         6,240
  21203       Atlas             Bukovitz Tr. #5-2          2/14/2001        10            10,492           3,521          616
  21206       Atlas             Stoken #2                  11/7/2001        12            15,420           4,028          773
  21207       Atlas             Hall #4                    11/11/2000       12            26,853           4,032         1,156
  21209       Atlas             CFR/USX #2                 11/16/2000       13            34,662           3,814         1,311
  21220       Atlas             Stoken #1                  1/26/2001        12             6,762           4,059          464
  21222       Atlas             CFR/USX #1                 11/21/2000       13            44,548           3,823         1,763
  21224       Atlas             Crable #1                  3/26/2001        10             8,856           3,995          983
  21232       Atlas             Fairbank Rod & Gun #2      1/11/2001        12             1,265           3,973           36
  21237       Atlas             Fairbank Rod & Gun #1      1/19/2001        12             5,448           4,055          331
  21238       Atlas             Soberdash #1               2/22/2001        10             2,726           3,514          348
  21239       Atlas             Keslar #4                  3/19/2001        11            220,077          3,959         14,685
  21247       Atlas             DiCarlo #2                  3/5/2001        11            79,575           3,890         5,880
  21248       Atlas             Bukovitz Tr. 1 #1           3/2/2001        10             4,766           3,907          375
  21249       Atlas             Bukovitz Tr. #4-1          3/14/2001        9              2,817           3,522          381
  21250       Atlas             CFR/USX #3                 3/12/2001        11            46,322           3,825         3,216
  21252       Atlas             Skovran #6                 3/19/2001        10            44,672           4,066         2,575
  21254       Penneco Oil Co.   USX #1 (PU-506)            8/28/2001       N/A              N/A            4117           N/A
  21255       Atlas             Faverio #1                  7/2/2001        7               638            4,113           73
  21261       Atlas             Stiner #1                   4/1/2001        10             6,382           4,035          497
  21263       Atlas             Frankhouser #1             3/26/2001        10            34,165           4,516         2,600
  21265       Atlas             Girolami #1                5/30/2001        8             15,277           4,110         1,728
  21286       Atlas             Vail #2                    5/22/2001        9              8,149           3,670          551
  21287       Atlas             Hall/Hogsett #5            6/13/2001        8             25,626           3,916         3,484
  21288       Atlas             Frankhouser #2             9/12/2001        6             13,333           4,516         2,143
  21289       Atlas             Cardine #1                 7/18/2001        7              1,464            N/A           293
  21290       Atlas             Vail #3                     8/9/2001        6              3,194           3,758          430
  21291       Atlas             Vail #1                    7/26/2001        6              7,456           3,819         1,201
  21292       Atlas             Skovran #8                  7/7/2001        8             34,722           2,152         3,923
  21296       Atlas             DiCarlo #4                 6/20/2001        8             45,082           3,910         4,150
  21302       Atlas             Keslar #5                  7/23/2001        6             13,458           4,020         2,477
  21303       Atlas             Thomas #2                  7/31/2001        6              5,836           3,885          548

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                    TOTAL          LATEST 30 DAY
                                                      DATE          MOS ON        TOTAL MCF -      LOGGERS           PRODUCTION
ID NUMBER     OPERATOR       WELL NAME              COMPLT'D         LINE         thru 4/30/02       DEPTH         (April . 2002)
  21304       Atlas          Swetz #2               11/3/2001          3              8,338           4,260             1,653
  21305       Atlas          Pollick #3             8/15/2001          5              7,762           4,030             1,239
  21306       Atlas          Zalac-Dirda #4         9/16/2001          5              3,118           3,934              374
  21307       Atlas          Hoehn #3               9/27/2001          5             29,863           3,856             7,020
  21309       Atlas          Hoehn #2A              10/9/2001          3             13,981           3,960             4,341
  21310       Atlas          Crable/Hogsett #2      8/15/2001          5             16,512           3,977             2,738
  21314       Atlas          Thomas #1               8/5/2001          6             11,991           3,889             1,380
  21315       Atlas          Brant #1               11/27/2001        N/A              N/A            3,711              N/A
  21319       Atlas          R&J Lumber #1          9/24/2001          5               530            3,789              144
  21320       Atlas          Hmelyar #1             8/24/2001         N/A              N/A            4,208              N/A
  21321       Atlas          Rittenhouse #1         9/27/2001          1              1,666           4,020             1,666
  21322       Atlas          McGill #4              9/30/2001          1               264            3,960              264
  21325       Atlas          Darr/USX #1            10/8/2001         N/A              N/A            4,000              N/A
  21326       Atlas          Skovran #7             9/10/2001          5              9,999           4,063             1,675
  21328       Atlas          Hall/Hogsett #10        9/2/2001          6             15,568           4,176             3,170
  21333       Atlas          Darr/USX #2            2/18/2002          1              1,131           2,250             1,131
  21335       Atlas          Genovese #1            11/15/2001        N/A              N/A            3,562              N/A
  21342       Atlas          Szuhay #1              12/10/2001         2              9,805           4,550             6,775
  21343       Atlas          Szuhay #2              10/14/2001         4              2,050           4,492              353
  21344       Atlas          Szuhay #3              4/30/2002         N/A              N/A            4,362              N/A
  21356       Atlas          Griffin #1             10/29/2001        N/A              N/A            3,865              N/A
  21357       Atlas          Bashour #1             12/18/2001         2             47,725           4,558             28,034
  21358       Atlas          Skovran #10            12/4/2001         N/A              N/A            4,500              N/A
  21361       Atlas          Podolinski #3           2/3/2002         N/A              N/A            3,920              N/A
  21362       Atlas          Brock #1               11/2/2001          1               907            3,798              907
  21363       Atlas          Brock #3               10/25/2001         2              3,149           3,756             1,397
  21365       Atlas          Barber #2              11/21/2001        N/A              N/A            4,395              N/A
  21366       Atlas          Barber #1              11/14/2001        N/A              N/A            4,349              N/A
  21368       Atlas          Conrail #4             11/9/2001         N/A              N/A             N/A               N/A
  21369       Atlas          Hall #9                12/11/2001         2              3,871           3,862             3,116
  21370       Atlas          Hall #8                12/3/2001          2              1,797           4,010             1,499
  21371       Atlas          Podolinski #2          5/21/2002         N/A              N/A            3,806              N/A
  21372       Atlas          Podolinski #1          1/26/2002         N/A              N/A            3,872              N/A
  21374       Atlas          Keslar #6              12/28/2001         2              1,197           4,050             1,102
  21376       Atlas          National Mines #3      2/13/2002      2/13/2002            0             4,201               0

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE
  21383         Atlas                                    Hutcheson #2                           1/3/2002         N/A
  21384         Atlas                                    Marcinek #1                            1/6/2002         N/A
  21388         Atlas                                    Snyder #9                             12/17/2001        N/A
  21389         Atlas                                    Grove-Ballard #1                       1/8/2002         N/A
  21390         Atlas                                    Grove-Ballard #2                      1/17/2002         N/A
  21396         Atlas                                    Genovese #2                           2/16/2002         N/A
  21397         Atlas                                    Brant #2                              2/12/2002         N/A
  21398         Atlas                                    Hall #11 (P&A'd)                      1/31/2002         N/A
  21399         Atlas                                    Vail #5                                3/4/2002         N/A
  21400         Atlas                                    Newcomer #2                           2/28/2002         N/A
  21401         Atlas                                    Newcomer #1                           1/26/2002         N/A
  21404         Atlas                                    National Mines #4                      4/3/2002         N/A
  21409         Atlas                                    McArdle #1                             2/4/2002         N/A
  21410         Atlas                                    Gorley #1                             3/13/2002         N/A
  21413         Atlas                                    Mallick #1                            2/28/2002         N/A
  21414         Atlas                                    Savanick #1                           2/21/2002         N/A
  21416         Atlas                                    Gilleland #1                          1/11/2002         N/A
  21425         Atlas                                    CFR/USX #5                            3/20/2002         N/A
  21428         Great Lakes Energy Partners, LLC         Dick #1                                  N/A            N/A
  21429         Great Lakes Energy Partners, LLC         Dick #2                                  N/A            N/A
  21435         Atlas                                    Young #7A                             3/29/2002         N/A
  21439         Atlas                                    Gaggiani #3A                           5/8/2002         N/A
  21440         Atlas                                    Gaggiani #1                           3/27/2002         N/A
  21443         Atlas                                    Young #6                              4/10/2002         N/A
  21453         Atlas                                    Rider & Ashton #1                     5/15/2002         N/A
  21460         Atlas                                    Henderson #1                          5/21/2002         N/A
  21470         Atlas                                    Hall/Hogsett #6                       5/29/2002         N/A
  22490         N/A                                      N/A                                      N/A            N/A
  22634         N/A                                      N/A                                      N/A            N/A
  22969         N/A                                      N/A                                      N/A            N/A
  23901         N/A                                      N/A                                      N/A            N/A
  90011         Greensboro Gas Co                        S.Gorley #2                           6/21/1944         N/A
  90020         Duquesne Natural Gas Co                  J. Race #1                             08/14/42         N/A
  90024         Duquesne Natural Gas Co.                 Honsaker #2                           12/12/1942        N/A
  90035         Greensboro Gas Co                        Hanigosky #1                          4/10/1941         N/A

[RESTUBBED]

                                           TOTAL          LATEST 30 DAY
                    TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER           thru 4/30/02            DEPTH         (April . 2002)
  21383                  N/A                 3,879              N/A
  21384                  N/A                 3,907              N/A
  21388                  N/A                 3,733              N/A
  21389                  N/A                 3,933              N/A
  21390                  N/A                 3,924              N/A
  21396                  N/A                 3,565              N/A
  21397                  N/A                 4,018              N/A
  21398                  N/A                 4,203              N/A
  21399                   0                  4,000               0
  21400                  N/A                 2,175              N/A
  21401                  N/A                 4,446              N/A
  21404                  N/A                 4,360              N/A
  21409                  N/A                 4,054              N/A
  21410                  N/A                 1,310              N/A
  21413                  N/A                 4,183              N/A
  21414                  N/A                 4,050              N/A
  21416                  N/A                 4,179              N/A
  21425                  N/A                 3,776              N/A
  21428                  N/A                  N/A               N/A
  21429                  N/A                  N/A               N/A
  21435                  N/A                 3,680              N/A
  21439                  N/A                 2,158              N/A
  21440                  N/A                 4,723              N/A
  21443                  N/A                 3,882              N/A
  21453                  N/A                 4,425              N/A
  21460                  N/A                 3,880              N/A
  21470                  N/A                 4,450              N/A
  22490                  N/A                  N/A               N/A
  22634                  N/A                  N/A               N/A
  22969                  N/A                  N/A               N/A
  23901                  N/A                  N/A               N/A
  90011                  N/A                 2989               N/A
  90020                  N/A                 3419               N/A
  90024                  N/A                 3539               N/A
  90035                  N/A                 2623               N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                           TOTAL    LATEST 30 DAY
                                                                      DATE       MOS ON    TOTAL MCF -     LOGGERS    PRODUCTION
ID NUMBER       OPERATOR                   WELL NAME                COMPLT'D      LINE     thru 4/30/02     DEPTH   (April . 2002)
  90036         Greensboro Gas Co          Jefferis #1              6/21/1943      N/A          N/A          2599         N/A
  90042         Carnegie Natural Gas Co    H.C. Frick Coke Co. #1   2/22/1944      N/A          N/A          1335         N/A
  90059         Greensboro Gas Co          Hogsett #4               10/23/1923     N/A          N/A          3045         N/A
  90064         Greensboro Gas Co          Jacobs #2                11/15/1912     N/A          N/A          2910         N/A
  90066         Greensboro Gas Co          Hogsett #1                1/1/1911      N/A          N/A          3117         N/A
  90067         Greensboro Gas Co          Hogsett #3               6/19/1923      N/A          N/A          3196         N/A
  90068         Greensboro Gas Co          Christopher #1           1/15/1915      N/A          N/A          3100         N/A
  90069         Greensboro Gas Co          Christopher #2           2/13/1917      N/A          N/A          3065         N/A
  90072         Greensboro Gas Co          Conwell #2                3/5/1910      N/A          N/A          3240         N/A
  90073         Greensboro Gas Co          E. Franks #1             9/21/1917      N/A          N/A          2957         N/A
  90075         Greensboro Gas Co          T. Acklin #120           5/28/1907      N/A          N/A          2966         N/A
  90076         Greensboro Gas Co          Jacobs #3                10/1/1913      N/A          N/A          2304         N/A
  90080         Greensboro Gas Co          Krepps                      N/A         N/A          N/A          3099         N/A
  90081         Greensboro Gas Co          Krepps #2                10/21/1910     N/A          N/A          3106         N/A
  90084         Greensboro Gas Co          McMullen                    N/A         N/A          N/A          3090         N/A
  90088         Greensboro Gas Co          L.W. Porter #113          9/1/1907      N/A          N/A          3004         N/A
  90091         Greensboro Gas Co          S. Rose #1               3/29/1905      N/A          N/A          4470         N/A
  90094         Greensboro Gas Co          W.J. Stewart #2           8/1/1910      N/A          N/A          3090         N/A
  90095         Greensboro Gas Co          J.V. Thompson #1         6/17/1910      N/A          N/A          3309         N/A
  90096         Greensboro Gas Co          J.C. Vernon #144          9/1/1908      N/A          N/A          2333         N/A
  90097         Greensboro Gas Co          Vernon Heirs                1909        N/A          N/A          2930         N/A
  90098         Greensboro Gas Co          J.V. Thompson #2         3/27/1914      N/A          N/A          2910         N/A
  90100         Greensboro Gas Co          Adam M. Jacobs #4        5/23/1917      N/A          N/A          2751         N/A
  90101         Greensboro Gas Co          Christopher #3            2/3/1923      N/A          N/A          3206         N/A
  90106         Greensboro Gas Co          A.M.R. Jacobs #3         1/19/1917      N/A          N/A          1540         N/A
  90108         Greensboro Gas Co          Brown #1                    1923        N/A          N/A          3273         N/A
  90110         Greensboro Gas Co          Rachel Core #1              1930        N/A          N/A          2599         N/A
  90146         Greensboro Gas Co          Duff #1                   7/8/1910      N/A          N/A          3689         N/A
  90155         Greensboro Gas Co          Frazier #2                  1923        N/A          N/A          3940         N/A
  90162         Greensboro Gas Co          R. Fleming #1               1918        N/A          N/A          4054         N/A
  90163         Greensboro Gas Co          J.S. Rittenhouse #1         1916        N/A          N/A          3788         N/A
  90164         Greensboro Gas Co          J. Murphy #2                1918        N/A          N/A          3314         N/A
  90165         Greensboro Gas Co          J.Murphy #1                 1917        N/A          N/A          3295         N/A
  90169         Greensboro Gas Co          J.R. Colley                 1918        N/A          N/A          4319         N/A
  90172         Greensboro Gas Co          J.H. Rittenhouse            1920        N/A          N/A          3900         N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                          TOTAL     LATEST 30 DAY
                                                                    DATE       MOS ON   TOTAL MCF -      LOGGERS      PRODUCTION
ID NUMBER       OPERATOR                  WELL NAME               COMPLT'D      LINE    thru 4/30/02       DEPTH    (April . 2002)
  90177         Greensboro Gas Co         C.C. Hagerty               1916        N/A         N/A            2651          N/A
  90178         Greensboro Gas Co         Eliza Lyon                 1916        N/A         N/A            3809          N/A
  90179         Greensboro Gas Co         E.C. Smith                 1915        N/A         N/A            1396          N/A
  90180         Greensboro Gas Co         E.H. Dean                  1916        N/A         N/A            3780          N/A
  90181         Greensboro Gas Co         John Croftcheck            1915        N/A         N/A            4193          N/A
  90182         Greensboro Gas Co         John Croftcheck            1915        N/A         N/A            2603          N/A
  F13934        Mid-Atlantic              Haggerty #1                N/A         N/A         N/A            1314          N/A
  F16769        Wahler & Powers           Gougher #1                 N/A         N/A         N/A             N/A          N/A
  F18066        G.Reynolds                Shamrock C&C Co. #1     7/12/1941      N/A         N/A            2493          N/A
  F18673        George Bortz              George Bortz #2         1/23/1942      N/A         N/A            2443          N/A
  F22816        N/A                       Hazen #1                   N/A         N/A         N/A            3768          N/A
  FGN14         N/A                       H.C. Frick #1          before 1935     N/A         N/A          est 1700        N/A
   FGN5         N/A                       Masontown Boro           1/1/1935      N/A         N/A            2200          N/A
   FL38         N/A                       Jacobs                     N/A         N/A         N/A             N/A          N/A
   FL49         N/A                       N/A                        N/A         N/A         N/A             N/A          N/A
   G174         Greensboro Gas Co         J.E. Craft #1           9/17/1909      N/A         N/A            3263          N/A
   G213         Greensboro Gas Co         G.W. Morris #1-213      2/21/1911      N/A         N/A            4203          N/A
   G219         Greensboro Gas Co         E. Smith #1             5/11/1911      N/A         N/A            2527          N/A
   G226         Greensboro Gas Co         G.C. Moore #1-226       6/24/1911      N/A         N/A            1487          N/A
   G333         Greensboro Gas Co         Shanefelter #1           9/4/1915      N/A         N/A            4040          N/A
   G374         Greensboro Gas Co         G. Ruby #1-374          12/1/1916      N/A         N/A            3689          N/A
   G393         Greensboro Gas Co         Shanefelter #2           2/1/1917      N/A         N/A            3636          N/A
   G436         Greensboro Gas Co         A. Donahue #2-436       1/25/1919      N/A         N/A            3871          N/A
   G469         Greensboro Gas Co         Flemming #2             5/15/1919      N/A         N/A            3335          N/A
   G526         N/A                       N/A                        N/A         N/A         N/A             N/A          N/A
   G612         Greensboro Gas Co         Z.F. Poundstone #612     6/7/1923      N/A         N/A            2621          N/A
   G648         Greensboro Gas Co         Gray #1                 7/23/1923      N/A         N/A            2605          N/A
   G675         Greensboro Gas Co         M. Fleming #1              N/A         N/A         N/A            2410          N/A
   G689         Greensboro Gas Co         Jacob G. Harris #689    2/21/1924      N/A         N/A            2612          N/A
   G723         Greensboro Gas Co         Samuel N. Sapper        4/11/1925      N/A         N/A            1302          N/A
   G735         Greensboro Gas Co         Fred Montgomery #735     6/2/1925      N/A         N/A            2460          N/A
   G744         Greensboro Gas Co         Agnes Van Bremen #744   10/2/1925      N/A         N/A            2567          N/A
   G753         Greensboro Gas Co         Jane Rockwell #753      10/30/1925     N/A         N/A            2543          N/A
   G758         Greensboro Gas Co         L. D. Guthrie #758      5/29/1926      N/A         N/A            2665          N/A
GRE-22634       Richard Burkland          Menhart Unit #1          9/6/1995      N/A         N/A            2446          N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE
 GRE-23144      Atlas                                    Jarek #1                              3/18/2002         N/A
 GRE-G346       Greensboro Gas                           Fuller #1                             1/18/1916         N/A
 GRE-G346       Greensboro Gas Co                        Thos. B. Fuller                       1/18/1916         N/A
 GRE-G347       Greensboro Gas Co                        Thos. B. Fuller                       1/14/1916         N/A
 GRE-G347       Greensboro Gas Co                        Fuller #2                             1/14/1916         N/A
 GRE-G354       Greensboro Gas Co                        Thos. B. Fuller                       5/13/1916         N/A
 GRE-G354       Greensboro Gas Co                        Fuller #3                             5/13/1916         N/A
 GRE-G526       Greensboro Gas Co                        Fuller                                1/28/1921         N/A
  L2373         Manufacturers Light & Heat Co            H.G. Moore(Skovran) #1                6/18/1919         N/A
  P1230         N/A                                      N/A                                      N/A            N/A
  P1233         Greensboro Gas Co                        N/A                                   9/30/1909         N/A
  P1236         Greensboro Gas Co                        N/A                                   6/27/1906         N/A
  P1237         Greensboro Gas Co                        J.M. West #1                          6/18/1909         N/A
  P1239         Greensboro Gas Co                        Dearth #1                             8/12/1907         N/A
  P1240         Greensboro Gas Co                        Porter #1                              9/5/1907         N/A
  P1241         Greensboro Gas Co                        Aeklin #1                             1/11/1910         N/A
  P1242         Greensboro Gas Co                        Porter #2                             1/17/1914         N/A
  P1245         Greensboro Gas Co                        Barber                                8/12/1911         N/A
  P1247         Greensboro Gas Co                        Lightey #1                            12/8/1913         N/A
  P1258         Greensboro Gas Co                        J.N. Craft #1                         8/11/1914         N/A
  P1269         Monongahela Natural Gas Co.              J. Hackney                            7/17/1909         N/A
  P1270         Manufacturers Light & Heat Co.           Hackney                               12/16/1916        N/A
  P1272         Greensboro Gas Co                        N. Dearth                             9/14/1907         N/A
  P1274         N/A                                      N/A                                      N/A            N/A
  P1275         Greensboro Gas Co                        A. Arensburg #2                       11/25/1907        N/A
  P1276         Greensboro Gas Co                        A. Arnesburg #1                       11/15/1907        N/A
  P1281         Peoples Natural Gas Co                   Hackney #3                             7/1/1921         N/A
  P16493        Greensboro Gas Co                        A. Jacobs #3                          9/24/1922         N/A
  P20629        R.Mosier                                 R. Mosier #1                             N/A            N/A
  P21257        C.D. White & Co.                         V. Pollack #1                          4/7/1939         N/A
  P21283        Wahler & Powers                          Hicks #1                                 N/A            N/A
  P21286        Waller & Powers                          G. Reynolds #1                         4/3/1939         N/A
  P21341        Adrian et al                             Whitlock #1                              N/A            N/A
  P21706        Wahler & Powers                          Risko #1                              8/12/1942         N/A
  P21747        N/A                                      Lilley #1                                N/A            N/A

[RESTUBBED]

                                          TOTAL          LATEST 30 DAY
                   TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER          thru 4/30/02            DEPTH         (April . 2002)
 GRE-23144              N/A                 4,410              N/A
 GRE-G346               N/A                 2803               N/A
 GRE-G346               N/A                 2803
 GRE-G347               N/A                 2845               N/A
 GRE-G347               N/A                 2895               N/A
 GRE-G354               N/A                 2873               N/A
 GRE-G354               N/A                 2873               N/A
 GRE-G526               N/A                 2398               N/A
  L2373                 N/A                 2005               N/A
  P1230                 N/A                  N/A               N/A
  P1233                 N/A                 3125               N/A
  P1236                 N/A                 2838               N/A
  P1237                 N/A                 2875               N/A
  P1239                 N/A                  N/A               N/A
  P1240                 N/A                 3004               N/A
  P1241                 N/A                 2330               N/A
  P1242                 N/A                 2974               N/A
  P1245                 N/A                 3042               N/A
  P1247                 N/A                 3121               N/A
  P1258                 N/A                 3117               N/A
  P1269                 N/A                 3140               N/A
  P1270                 N/A                 3549               N/A
  P1272                 N/A                 2328               N/A
  P1274                 N/A                  N/A               N/A
  P1275                 N/A                 2397               N/A
  P1276                 N/A                 2418               N/A
  P1281                 N/A                  N/A               N/A
  P16493                N/A                 1684               N/A
  P20629                N/A                  N/A               N/A
  P21257                N/A                 2530               N/A
  P21283                N/A                  N/A               N/A
  P21286                N/A                 3345               N/A
  P21341                N/A                 1353               N/A
  P21706                N/A                  N/A               N/A
  P21747                N/A                  N/A               N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                 DATE          MOS ON
ID NUMBER       OPERATOR                                 WELL NAME                             COMPLT'D         LINE
  P21971        Bortz et al                              Hicks #1                               2/3/1940         N/A
  P22120        Wahler & Powers                          Gray #2                                  N/A            N/A
  P22271        Jack Cornell                             Kosky #1                              10/5/1940         N/A
  P22772        Bortz et al                              Pollick #2                            12/27/1940        N/A
  P22772        Waller & Powers                          G. Reynolds #3                        6/29/1940         N/A
  P23466        George Bortz                             George Bortz                          8/26/1941         N/A
  P23664        Fayette County Gas Co                    Marciniak #1                          1/19/1942         N/A
  P23858        N/A                                      McWilliams #1                        before 1935        N/A
  P23859        N/A                                      J. Hoover #1                         before 1935        N/A
  P23860        N/A                                      H.C. Frick                           before 1935        N/A
  P23861        N/A                                      J. Parreco #1                        before 1935        N/A
  P23862        N/A                                      T. Hoover                            before 1935        N/A
  P23863        N/A                                      Unknown                              before 1935        N/A
  P23889        Greensboro Gas                           Gray                                     N/A            N/A
  P24149        Bortz et al                              Jefferies #1                             N/A            N/A
  P24150        Bachman & Rudert                         Vail #1                               5/11/1929         N/A
  P24155        Fayette County Gas Co                    J. Hoover #1                             N/A            N/A
  P24173        M.C.Brumage                              Hartley #1                               N/A            N/A
  P24176        Forest Oil Co                            W. Larden                             about 1900        N/A
  P24184        N/A                                      Hess                                     N/A            N/A
  P24185        N/A                                      Hoover                                   N/A            N/A
  P24186        N/A                                      Hoover                                   N/A            N/A
  P24314        L. Williams                              N/A                                   12/1/1929         N/A
  P24449        Greensboro Gas                           Jacobs                                   N/A            N/A
  P24464        M.C.Brumage                              Hartley #1                               N/A            N/A
  P24514        Monongahela Natural Gas Co.              H. Newcomer                           12/24/1907        N/A
  P24515        Monongahela Natural Gas Co.              N/A                                   1/27/1909         N/A
  P24827        N/A                                      Cook #1                                  N/A            N/A
  P25173        Monongahela Natural Gas Co.              G. Acklin                             12/17/1910        N/A
  P25709        George Bortz                             Snell #1                              5/22/1943         N/A
  P26065        Moore                                    Palko #1                              12/17/1943        N/A
  P26092        H.K.Porter                               Hartley #1                             1/6/1944         N/A
  P26094        H.K.Porter                               Thompson-Connellsville #1             12/17/1943        N/A
  P26290        Orville Eberly                           M. Ellinger #1                         2/2/1944         N/A
  P26456        H.K.Porter                               Hartley #1                            4/12/1944         N/A

[RESTUBBED]

                                          TOTAL          LATEST 30 DAY
                   TOTAL MCF -           LOGGERS           PRODUCTION
ID NUMBER          thru 4/30/02            DEPTH         (April . 2002)
  P21971                N/A                  N/A               N/A
  P22120                N/A                  N/A               N/A
  P22271                N/A                  N/A               N/A
  P22772                N/A                  N/A               N/A
  P22772                N/A                 2443               N/A
  P23466                N/A                 1978               N/A
  P23664                N/A                 2410               N/A
  P23858                N/A               est 2120             N/A
  P23859                N/A               est 2300             N/A
  P23860                N/A               est 2300             N/A
  P23861                N/A               est 2350             N/A
  P23862                N/A               est 2300             N/A
  P23863                N/A               est 2150             N/A
  P23889                N/A                 2514               N/A
  P24149                N/A                 2652               N/A
  P24150                N/A                 2740               N/A
  P24155                N/A                  N/A               N/A
  P24173                N/A                  N/A               N/A
  P24176                N/A                  N/A               N/A
  P24184                N/A                  N/A               N/A
  P24185                N/A                  N/A               N/A
  P24186                N/A                  N/A               N/A
  P24314                N/A                 2799               N/A
  P24449                N/A                 2650               N/A
  P24464                N/A                  N/A               N/A
  P24514                N/A                 3389               N/A
  P24515                N/A                 2509               N/A
  P24827                N/A                  N/A               N/A
  P25173                N/A                 3096               N/A
  P25709                N/A                 2370               N/A
  P26065                N/A                 2363               N/A
  P26092                N/A                  N/A               N/A
  P26094                N/A                 2930               N/A
  P26290                N/A                 3520               N/A
  P26456                N/A                 2055               N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                           TOTAL     LATEST 30 DAY
                                                                      DATE       MOS ON    TOTAL MCF -    LOGGERS      PRODUCTION
ID NUMBER    OPERATOR                   WELL NAME                   COMPLT'D      LINE     thru 4/30/02     DEPTH    (April . 2002)
  P26595     H.K.Porter                 Hartley #2                  11/3/1944      N/A          N/A          2684          N/A
  P26638     Carnegie Natural Gas Co    H.C. Frick Coke & Coal       8/2/1944      N/A          N/A          3294          N/A
  P26665     Nollem Oil & Gas Corp.     B.F. Johnson #1             9/22/1944      N/A          N/A          3598          N/A
  P26862     H.K.Porter                 Hecla #1                    1/22/1994      N/A          N/A          3076          N/A
  P26874     J.D. Boyle                 Hoover #1                    1/9/1945      N/A          N/A          1525          N/A
  P27173     Nollem Oil & Gas Corp.     Neff Heirs #2               7/20/1945      N/A          N/A          3551          N/A
  P27631     T.Blayho                   Hoover #1                   4/26/1946      N/A          N/A          2400          N/A
  P27813     R.Murray et al             Hibbs Heirs #2               9/4/1946      N/A          N/A          3087          N/A
  P28302     Brown Higbee               E. Wendella #1               06/24/47      N/A          N/A          2415          N/A
  P28303     Wahler & Powers            Hicks #2                    6/16/1947      N/A          N/A          2600          N/A
  P28315     N/A                        Haggerty #1                    N/A         N/A          N/A          1341          N/A
  P28368     Henry Johns                M. Kobilack #1               09/02/47      N/A          N/A          2402          N/A
  P28401     L.V. Summers               G. Kaufman #1                9/4/1947      N/A          N/A          2600          N/A
  P28757     Wahler & Powers            Tomasek #2                   3/8/1948      N/A          N/A          2350          N/A
  P28780     Wahler & Powers            Tomasek #3                  5/19/1948      N/A          N/A           N/A          N/A
  P29132     Cunarro                    C. Mitchell #1                 N/A         N/A          N/A           N/A          N/A
  P29372     E.C. Metzler               W. Lardin #1                1/16/1950      N/A          N/A          3702          N/A
  P3490      N/A                        N/A                          1/1/1944      N/A          N/A           N/A          N/A
 PNG3326     Peoples Natural Gas Co     J.A. Baer #1                2/26/1942      N/A          N/A          3520          N/A
 PNG3359     Peoples Natural Gas Co     D.H. Sangston #1            10/26/1942     N/A      53,000/1952      3814          N/A
 PNG3381     Peoples Natural Gas Co     T. Seese #1                 1/26/1943      N/A          N/A          3506          N/A
 PNG3382     Peoples Natural Gas Co     T. Seese #2                  2/2/1943      N/A          N/A          2752          N/A
 PNG3394     Peoples Natural Gas Co     Parshall #1                  5/5/1943      N/A          N/A          3551          N/A
 PNG3406     Peoples Natural Gas Co     W.I. Moore #3406             6/8/1943      N/A          N/A          3566          N/A
 PNG3426     Peoples Natural Gas Co     J.N. Randolph #1            1/19/1944      N/A          N/A          3869          N/A
 PNG3491     Peoples Natural Gas Co     Kovach #1                   4/23/1945      N/A          N/A          3750          N/A
 PNG3603     Peoples Natural Gas Co     Republic Colleries #1       7/27/1945      N/A          N/A          2989          N/A
 PNG3619     Peoples Natural Gas Co     Girolami #1                 9/25/1945      N/A          N/A          3258          N/A
 PNG3637     Peoples Natural Gas Co     W. Mapstone #1               2/4/1946      N/A          N/A          4085          N/A
 PNG3664     Peoples Natural Gas Co     McCann #1                   10/28/1946     N/A          N/A           N/A          N/A
 PNG3671     Peoples Natural Gas Co     Podolinski #1               9/27/1946      N/A          N/A           N/A          N/A
 PNG3672     Peoples Natural Gas Co     H.Hogsett #3                12/10/1946     N/A          N/A          3212          N/A
 PNG3705     Peoples Natural Gas Co     Jefferies #1                7/21/1947      N/A          N/A          2831          N/A
 PNG3718     Peoples Natural Gas Co     A. Vasko #1                 11/4/1947      N/A          N/A          3297          N/A
 PNG3724     Peoples Natural Gas Co     H.Hogsett #4                8/14/1947      N/A          N/A          3327          N/A

[RESTUBBED]

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                           TOTAL     LATEST 30 DAY
                                                                      DATE       MOS ON    TOTAL MCF -    LOGGERS      PRODUCTION
ID NUMBER    OPERATOR                   WELL NAME                   COMPLT'D      LINE     thru 4/30/02     DEPTH    (April . 2002)
 PNG3774     Peoples Natural Gas Co     Springer #1                 4/28/1948     N/A       N/A              N/A          N/A
 PNG3860     Peoples Natural Gas Co     N/A                         7/27/1949     N/A       N/A             3108          N/A
 PNG3924     Peoples Natural Gas Co     C. Yuras #2                  8/8/1950     N/A       N/A             3501          N/A

[RESTUBBED]


*Cumulative production information through April 2002 except where noted.

                                     UEDC'S

                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

                    FAYETTE AND GREENE COUNTIES, PENNSYLVANIA

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                              Fayette Prospect Area
                                  Pennsylvania






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                         LOCATION MAP - AREA OF INTEREST

                                [GRAPHIC OMITTED]

                                TABLE OF CONTENTS

TABLE OF CONTENTS............................................................2
INVESTIGATION SUMMARY........................................................3
         OBJECTIVE...........................................................3
         AREA OF INVESTIGATION...............................................3
         METHODOLOGY.........................................................3
PROSPECT AREA HISTORY........................................................3
         DRILLING ACTIVITY...................................................3
         GEOLOGY.............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.......................4
                  RESERVOIR CHARACTERISTICS..................................7
         PRODUCTION..........................................................8
         POTENTIAL MARKETS AND PIPELINES.....................................8
STATEMENTS...................................................................9
         CONCLUSION..........................................................9
         DISCLAIMER..........................................................9
         NON-INTEREST........................................................9

                              INVESTIGATION SUMMARY

OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Fayette Prospect Area as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in German, Luzerne, Redstone, Menallen, Nicholson, Jefferson, Perry and Franklin Townships in Fayette County and Cumberland, Greene, Dunkard and Monongahela Townships in Greene County. These counties are located in western Pennsylvania. Fifty-nine (59) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Mississippian and Upper Devonian reservoirs, found at depths from 1900 feet to 4500 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas Resources, Inc provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends

                              PROSPECT AREA HISTORY

DRILLING ACTIVITY

The proposed drilling area lies within a region of southwestern Pennsylvania, which has been active for the past six years in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Fayette Prospect Area has continued steadily since 1996. Over one hundred eighty
(180) wells have been drilled in the area during this period. Atlas Resources, Inc. has encountered favorable drilling and production results while solidifying a strong acreage position of nearly 50,000 acres, as Atlas Resources, Inc. continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

         The area of proposed drilling is situated in portions of Fayette and Greene Counties that have had established production from shallower, historic pay zones. Atlas Resources, Inc. will target deeper pay zones when locating a drill site within the "old shallow field area". Otherwise, Atlas Resources, Inc. will maintain a minimum of 1000 feet from any existing producing well in the area.

GEOLOGY


         STRATIGRAPHY, LITHOLOGY & DEPOSITION

         The Mississippian reservoirs currently producing in the Fayette Prospect Area are the Burgoon Sandstone (lower Big Injun) and the 2nd Gas Sand. The Burgoon Sandstone is part of the massive Big Injun fluvial-deltaic sand system, which extends from eastern Kentucky through West Virginia into southwestern Pennsylvania. This reservoir is an historic prolific producing zone in this region, with some wells still producing long beyond fifty years. There is not much history of production from the 2nd Gas Sand in this area.

         The Upper Devonian reservoirs consist of three groups of sands, Upper Venango, Lower Venango and Bradford. Each of these "Groups" has multiple reservoirs making up their total rock section. The Upper Venango Group consists of the Gantz Sand and the Fiftyfoot Sand. The Lower Venango Group consists of the Fifth Sand and the Bayard Sand. Depositional environments of these Upper and lower Venango Group sands are of near shore to offshore marine settings related to the last major advance of the Catskill Delta. The Bradford Group consists of the Lower Warren Sand, Upper Speechley Sand, Lower Speechley Sand, Upper Balltown Sand and the First Bradford Sand. Depositional environments of these sands are offshore marine, pro-delta and basin floor settings related to the intermediate advance of the Catskill Delta.

Stratigraphically, in descending order, the potentially productive units of the Mississippian and Upper Devonian Groups are: 1) Burgoon, 2) 2nd Gas Sand, 3) Gantz, 4) Fiftyfoot, 5) Fifth, 6) Bayard, 7) L.Warren, 8) U.Speechley, 9) L.Speechley, 10) U.Balltown and 11) First Bradford Sand. These stratigraphic relationships are illustrated in the following diagram:

                    STRATIGRAPHIC NAMES-FAYETTE COUNTY AREA
--------------------------------------------------------------------------------
                              LOYALHANNA                         BIG
       LOWER           --------------------------------         INJUN
   MISSISSIPPIAN              BURGOON
                       ---------------------------------------------------------
                              2ND GAS
--------------------------------------------------------------------------------
                              GANTZ

                              FIFTY FOOT
                                                               VENANGO
                              MID VENANGO                       GROUP

                              FIFTH SAND

                              BAYARD
       UPPER                  --------------------------------------------------
      DEVONIAN                WARREN

                              SPEECHLEY                        BRADFORD
                                                                 GROUP
                              BALLTOWN

                              BRADFORD
--------------------------------------------------------------------------------

     The Burgoon Sandstone is a fine to medium grained, medium to massively bedded, light-gray sandstone ranging in thickness from 200-250 feet. Average porosity values for this sand range from 6% to 12% regionally. It is not uncommon to encounter porosities as high as 20% and attendant large natural open flows from this sand. Tracking these high flow trends is targeted for further development. Also, this zone does produce water in certain locales within the Fayette Prospect Area. This reservoir is considered a secondary target in the high flow trend areas.

     The 2nd Gas Sand of this region has limited areal extent and therefore is not discussed in the literature regarding lithology, thickness etc. It can be inferred from underlying and overlying sands that it is probably a fine to very fine grained, light gray sand. Subsurface mapping indicates that the sand can achieve a thickness of twenty (20) feet. Average porosity values for this sand range from 10% to 13% when this zone is present in the area. Peak porosities of 17% have been encountered within the prospect area. This reservoir is considered to be a secondary target when encountered.

     The Gantz Sand is a white to light-gray, medium to coarse-grained sandstone ranging in thickness from a few feet to over thirty (30) feet. Average porosity values for this sand range from 5% to 10% regionally. Within the area of investigation, porosities in excess of 13% occur within localized trends characterized by large natural open flows. These trends are targeted for future development. This reservoir is considered a primary target in the high flow trend areas.

         The Fiftyfoot Sand is a white to light gray, thinly bedded, fine-grained sandstone ranging in thickness from ten (10) to thirty (30) feet. Average porosity values for this sand range from 5% to 8% regionally. Within the prospect area, porosities in excess of 12% occur within localized trends targeted for future development. This sand reservoir is considered a secondary target.

         The Fifth Sand is a white to light gray, very fine to fine grained sandstone ranging in thickness from a few feet to forty (40) feet. Within the main Fifth fairway, porosity values average from 9% to 15%. This sand is considered a primary target and will be exploited in future development.

         The Bayard Sand in the prospect area ranges in thickness from a few feet to more than sixty (60) feet. Average porosity values range from 5% to 12% for this fine to coarse-grained sandstone. Discrete reservoirs within the sand have been identified and mapped. Gas shows in the member sandstones delineate trends within the prospect area and will be targeted for future development. This sand is considered a primary target.

         The Lower Warren Sand is a primary target in the prospect area. Average thickness for this sand ranges from zero (0) feet to over forty (40) feet. Porosities average between 8% and 12% in the area. Gas shows are commonly found in this sand, which is probably a fine-grained, well-sorted sand. This reservoir is targeted for future development.

         The Upper Speechley Sand is considered a secondary target with average thickness ranging from two (2) feet to ten (10) feet over much of the prospect area. Gas shows from this sand are common throughout the area and the zone is combined with other zones when treated.

         The Lower Speechley Sand is a primary target in the area with reservoir thickness ranging from zero (0) to over forty (40) feet. Average porosity values range from 5% to 12% where the sand is present. Significant natural and after treatment flows from this sand have been encountered. This sand is being targeted throughout the prospect area.

         The Upper Balltown Sand is currently being produced in a few wells in the prospect area. The zone is a siltstone with fracture-enhanced porosity, based on log interpretation, and has associated gas shows. This sand is considered a secondary target and is usually combined with other zones when treated.

     The First Bradford Sand, like the Balltown above, is currently being produced in a few wells in the prospect area. This silty-sand does have porosity up to 10% in the area and is considered to be a secondary target when encountered.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas in a more permeable medium. In the Mississippian and Upper Devonian reservoirs, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Mississippian and Upper Devonian reservoirs develop porosity in excess of 8%, or a bulk density of 2.50 or less, the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability.

[GRAPHIC OMITTED]

A gamma, bulk density, neutron, induction and temperature log suite showing sand development in both the Mississippian and Upper Devonian reservoirs is illustrated below:

The temperature log shown in the illustration at left identifies where gas is entering the wellbore. Evidence of a temperature "kick" or cooling is also an indication of enhanced permeability and the willingness of the reservoir to produce natural gas.

PRODUCTION

     The Fayette prospect area produces from a number of reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to the multiple sets of commingled reservoirs exclusively found in this area. Producing life of the proposed wells, taken directly from the 2000 audited report from Wright & Company, Inc., is projected to range, on average, from twenty to forty years, similar to Atlas' existing wells in the area.

POTENTIAL MARKETS AND PIPELINES

     In the area of the drilling program, the partnership expects to deliver most of the gas to Texas Eastern Transmission Co. via the Atlas Pipeline Partners gathering system. We currently market this gas to First Energy Solutions Corp. and Colonial Energy, Inc. Existing tie-ins with Columbia Gas Transmission in Fayette and Greene Counties that involve sales to Dominion Field Services, Inc. will also be used. Planned tie-ins with Equitrans along with anticipated sales to Equitable Distribution Company are imminent.

                                   STATEMENTS


CONCLUSION

     UEDC has conducted a geologic feasibility study of the drilling area for Atlas America Public #11-2002, Ltd., which will consist of developmental drilling of Lower Mississippian and Upper Devonian reservoirs in Fayette and Greene Counties, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.



                                                         Respectfully submitted,
                                                               /s/ Robin Anthony
                                                                      UEDC, Inc.

                                     MAP OF

                                  SOUTHERN OHIO

                                [GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

                                  SOUTHERN OHIO

                                                                                            Overriding        Overriding
                                                                                         Royalty Interest      Royalty
                                                             Expiration     Landowner     to the Managing    Interest to
Prospect Name                      County   Effective Date*     Date*        Royalty      General Partner    3rd Parties
----------------------------------------------------------------------------------------------------------------------------
Atlas / Mattmark #10               Noble       01/24/01       01/24/06       15.00%              0                0
Stack Heirs #1                     Noble      11/16/2001     11/16/2002      12.50%              0                0
Atlas / Mattmark #30               Noble       01/24/01       01/24/06       15.00%              0                0
Atlas / Mattmark #46               Noble       01/24/01       01/24/06       15.00%              0                0
Atlas / Mattmark #47               Noble       01/24/01       01/24/06       15.00%              0                0
Atlas / Mattmark #48               Noble       01/24/01       01/24/06       15.00%              0                0
Biedenbach #1                      Noble       5/20/2002      5/20/2003      12.50%              0                0
Walters #1                         Noble       3/4/2002       3/4/2005       12.50%              0                0
Werstler #1                        Noble       9/21/2001      9/21/2004      12.50%              0                0
Schapredam #1                      Noble       3/25/2002      3/25/2005      12.50%              0                0


                                                               Acres to be
                         Net Revenue   Working               Assigned to the
Prospect Name             Interest     Interest   Net Acres    Partnership
-----------------------------------------------------------------------------
Atlas / Mattmark #10       85.00%       100.00%    6282.00        40.00
Stack Heirs #1             87.50%       100.00%     40.00         40.00
Atlas / Mattmark #30       85.00%       100.00%    6282.00        40.00
Atlas / Mattmark #46       85.00%       100.00%    6282.00        40.00
Atlas / Mattmark #47       85.00%       100.00%    6282.00        40.00
Atlas / Mattmark #48       85.00%       100.00%    6282.00        40.00
Biedenbach #1              87.50%       100.00%     33.00         33.00
Walters #1                 87.50%       100.00%     84.70         40.00
Werstler #1                87.50%       100.00%     92.80         40.00
Schapredam #1              87.50%       100.00%     70.00         40.00
---------------------------------
* HBP - Held by Production

                           LOCATION AND PRODUCTION MAP

                                       FOR

                                  SOUTHERN OHIO

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                                  SOUTHERN OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

     ID NUMBER                 OPERATOR                       WELL NAME                  DATE COMPLT'D          PRODUCTION PERIOD
------------------------------------------------------------------------------------------------------------------------------------
       3229              NGO Development              Buffalo Valley Ranch #7                 9/84               1/1/85 - 12/31/01
       3935              Atlas America, Inc.          Atlas / Mattmark #1                     12/01              12/14/01 - 5/3/02
       3936              Atlas America, Inc.          Atlas / Mattmark #2                     12/01              12/14/01 - 5/3/02
       3995              Triad                        Warren Drilling #1                  Not Completed            Not Completed
       3999              Triad                        Rayle Coal #1                           2/02                      NA
       3953              Triad                        Farnese #1                              7/01               7/14/01 - 1/11/02
       3984              Triad                        Keller #1                               10/01             11/1/01 - 12/31/01
       3983              Triad                        Keller #2                               10/01             11/1/01 - 12/31/01
       9471              Triad                        Dobbins #4                              1/01               1/1/01 - 1/11/02
       9503              Triad                        Ward #1                                 4/01               4/7/01 - 1/11/02
       4000              Atlas America, Inc.          Lamp #1                              Not Drilled              Not Drilled
       3996              Atlas America, Inc.          Lamp #2                              Not Drilled              Not Drilled
       3997              Atlas America, Inc.          Lamp #3                              Not Drilled              Not Drilled
       2913              Triad                        Noon / Thompson #3                      3/83               1/1/84 - 12/31/97
       3994              Triad                        Triad #2                                11/01             12/13/01 - 1/11/02
       2914              Triad                        Noon / Thompson #4                      3/83               1/1/85 - 12/31/97
       2017              Brown                        Greenless #1                            3/79               1/1/84 - 12/31/01
       3939              Atlas America, Inc.          Atlas / Mattmark #6                     5/01               6/15/01 - 5/3/02
       3943              Atlas America, Inc.          Atlas / Mattmark #15                    5/01               5/25/01 - 5/3/02
       3988              Atlas America, Inc.          Atlas / Mattmark #27                    3/02                3/8/02 - 5/3/02
       3987              Atlas America, Inc.          Atlas / Mattmark #28                    3/02               3/15/02 - 5/3/02
       3945              Atlas America, Inc.          Atlas / Mattmark #8                     10/01              10/5/01 - 5/3/02
       3963              Atlas America, Inc.          Atlas / Mattmark #19                    11/01              11/16/01 - 5/3/02
       3992              Triad                        Pund #2                                 2/02                      NA
       4002              Atlas America, Inc.          Heddleson #1                            3/02               3/29/02 - 5/3/02
       3976              Atlas America, Inc.          Heddleson #2                            3/02               3/29/02 - 5/3/02
       3977              Atlas America, Inc.          Heddleson #3                            4/02               4/12/02 - 5/3/02
       3975              Atlas America, Inc.          Pryor #1                                11/01              11/16/01 - 5/3/02
       3974              Atlas America, Inc.          Pryor #2                                11/01              11/16/01 - 5/3/02
       4015              Beck Energy                  Mason #3                          Recently Drilled         Recently Drilled
        NA               Atlas America, Inc.          Atlas / Mattmark #45                 Not Drilled              Not Drilled
       3986              Atlas America, Inc.          Atlas / Mattmark #29                 Not Drilled              Not Drilled

                                     TOTAL
        TOTAL MCF GAS               LOGGERS
           EQUIV.                    DEPTH
--------------------------------------------------
            17902                     6275'
            9956                      6291'
            13091                     6215'
        Not Completed                 6075'
             NA                       6517'
            2659                      6524'
            1170                      6519'
            1111                      6400'
            11363                     6416'
            11783                     6125'
         Not Drilled               Not Drilled
         Not Drilled               Not Drilled
         Not Drilled               Not Drilled
            6079                      6516'
            1170                      6586'
            2252                      6600'
            52395                     6304'
            10285                     6706'
            9424                      6802'
            2899                      6815'
            2857                      6603'
            6331                      6695'
            11581                     6716'
             NA                       6671'
            1388                      6810'
            1286                      6703'
             891                      6741'
            1552                      6752'
            9823                      6488'
      Recently Drilled          Recently Drilled
         Not Drilled               Not Drilled
         Not Drilled               Not Drilled

                                     UEDC'S

                               GEOLOGIC EVALUATION

                                       FOR

                                  SOUTHERN OHIO

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                         Southeastern Ohio Prospect Area
                               Noble County, Ohio






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                        LOCATION MAP - AREA OF INTEREST

                                [GRAPHIC OMITTED]

                                TABLE OF CONTENTS

INVESTIGATION SUMMARY..........................................................3
         OBJECTIVE.............................................................3
         AREA OF INVESTIGATION.................................................3
         METHODOLOGY...........................................................3
SOUTHEASTERN OHIO PROSPECT AREA................................................3
         DRILLING ACTIVITY.....................................................3
         GEOLOGY...............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.........................4
                  RESERVOIR CHARACTERISTICS....................................5
STATEMENTS.....................................................................7
         CONCLUSION............................................................7
         DISCLAIMER............................................................7
         NON-INTEREST..........................................................7

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Southeastern Ohio Prospect Area (consisting of parts of Noble and Washington Counties, Ohio) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in the following townships in Noble County, Ohio:

                                    Noble Co.
================================================================================

  Elk Twp.           Enoch Twp.          Jefferson Twp.            Sharon Twp.

     Ten (10) drilling prospects currently designated for this program will be targeted to produce natural gas and oil from the "Clinton" and "Medina" Sandstone reservoirs, found at depths ranging from 5,900 feet to 6,900 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas Resources, Inc. and the in-house archives of UEDC, Inc. provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells offsetting the defined prospect locations were utilized to determine productive trends.

                        SOUTHEASTERN OHIO PROSPECT AREA

DRILLING ACTIVITY

     The proposed drilling area lies within a region of southeastern Ohio that has experienced several episodes of drilling. Although shallow drilling has been going on since the early 1900's, substantial drilling for the "Clinton" and "Medina" Sandstones began in the 1970's and has continued through the present. Development of the area was slowed by the presence of strip mining operations restricting potential drilling sites. Much of the active mining has ceased in the last 7 years and drilling is slowly on the increase.

GEOLOGY


     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     Regionally, the "Clinton/Medina" Sandstones were deposited in tide-dominated shoreline, deltaic, and shelf environments and are lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, litharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. In Ohio, the "Clinton" and "Medina" Sandstones overlie the Ordovician Queenston Shale and are capped by the Middle Silurian "Packer Shell" (Dayton Formation) Dolomite. These stratigraphic relationships, with accompanying driller's terminology are illustrated in the following diagram:

---------------------------- ---------------------------- --------------------------- ----------------------
                                Drillers Terminology           Formation Names           Formation Names
          SYSTEM             ---------------------------- --------------------------- ----------------------
                                    Eastern Ohio                 Eastern Ohio         Western Pennsylvania
---------------------------- ---------------------------- --------------------------- ----------------------
     Upper Silurian                                            Rochester Shale           Rochester Shale
                                                                                      Irondequoit Formation
---------------------------- ---------------------------- --------------------------- ----------------------
                                   "Packer Shell"              Dayton Formation
     Middle Silurian         ---------------------------- --------------------------- ----------------------
                                                                                       Reynales Limestone
                                                                                          Neahaga Shale
                                                                                        Thorold Sandstone
---------------------------- ---------------------------- --------------------------- ----------------------

                                   "Stray Clinton"          Cabot Head
                                    Red Clinton"                                        Grimsby Formation
                                "Upper White Clinton"              Grimsby Sandstone
                                "Lower White Clinton"
     Lower Silurian                                       Formation
                             ---------------------------- --------------------------- ----------------------
                                                          Brassfield-Manitoulin         Cabot Head Shale
                                                                                      ----------------------
                                       "Medina"                      Medina Sandstone
                                                          Dolomite                     Whirlpool Sandstone
---------------------------- ---------------------------- --------------------------- ----------------------
     Ordovician                      "Queenston"               Queenston Shale           Queenston Shale
---------------------------- ---------------------------- --------------------------- ----------------------

     The "Clinton" and "Medina" Sandstone package consists of five producing units. In descending order, as encountered by drilling, they are:

     Stray Clinton: The Stray Sand is the first productive unit below the Packer Shell. It is a red, very fine-grained sandstone usually 0 to 10 feet thick. Porosities generally range from 5% to 12% over the pay interval. The Stray Sand is laterally discontinuous and not a significant producing unit within the prospect area.

     Red Clinton: Beneath the Stray Sand is the Red Clinton Sand. This has historically been the main productive zone in the area. It is a red, fine-grained sandstone, usually 10 to 40 feet thick. Porosities range from 5% to 12% over the pay interval. Certain channel deposits are laterally continuous and are traceable across the acreage. High porosity trends that can develop good permeability are associated with these deposits.

     Upper White Clinton Sand: Beneath the Red Sand is the Upper White Sand. It is a white to light gray, fine grained sandstone, usually 10 to 30 feet thick. Porosities range from 5% to 10% over the pay interval. The sand is very discontinuous over the acreage and is completed only when it is thick and/or porous.

     Lower White Clinton Sand: Beneath the Upper White sand is the Lower White Clinton Sand. It is a white to light gray, very fine grained sandstone usually 0 to 20 feet thick. Porosities range from 5% to 10% over the pay interval. The sand is very discontinuous over the acreage and is completed only when it is thick and/or porous.

     Medina Sand: At the base of the producing "Clinton" sands lies the Medina Sand. It is a white to light gray, fine-grained sandstone usually 0 to 18 feet thick. Porosities commonly range from 5% to 12%. The sand thickens to the southeast and is found in traceable trends across the acreage. Within these trends, where the sand was reworked and winnowed by tidal action, porosity values can range from 12% to 20%. In these areas, electric logs commonly show very low resistivity. In the past, many southern Ohio operators did not complete the Medina when they found these high porosity/low resistivity zones because they interpreted the low resistivity as an indication that salt water was present. Through its extensive exploration of the Medina (Whirlpool) in Mercer County, Pennsylvania, Atlas has studied this phenomenon and determined that the low resistivity is caused by the presence of conductive minerals in the formation and not the presence of salt water. The Medina is an important target and can add significant reserves to the well.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.


                               [GRAPHIC OMITTED]


A type log showing an example of the sand development in the Clinton-Medina Sands is illustrated at left. Geophysical "electric" well logs can be used in conjunction with production to interpret favorable reservoir parameters and locate places to drill. When the Clinton-Medina sands develop porosity in excess of 6%, or a bulk density of 2.58 grams/cc or less, the permeability of the reservoir (which ranges from <0.l to >0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. Using well log and production data, maps are made to track sand thickness and porosity thickness across the acreage. Locations are picked that maximize the potential for multiple producing sands with high porosity in favorable producing trends.

                                   STATEMENTS

CONCLUSION

     UEDC has conducted a geologic feasibility study of the drilling area for Atlas America Public #11-2002, Ltd., which will consist of developmental drilling of the Clinton-Medina Group sands in Noble and Washington Counties, Ohio. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.


                                                         Respectfully submitted,
                                                               /s/ Robin Anthony
                                                                      UEDC, Inc.

                           MAP OF WESTERN PENNSYLVANIA

                       AND ARMSTRONG COUNTY, PENNSYLVANIA

                               [GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA,

                                                                                        Overriding Royalty
                                                                                          Interest to the
                                                Effective   Expiration     Landowner     Managing General
Prospect Name                    County           Date*        Date*        Royalty           Partner
-------------------------- -------------------- ----------- ------------ -------------- --------------------
Andree #1                       Armstrong        09/20/01    03/20/03        12.5%            0.000%
Bosch #2                         Indiana         01/07/99       HBP          12.5%            0.000%
Boggs #9                    Armstrong/Indiana    12/17/98    12/17/02        12.5%            0.000%
Morgan #1                       Armstrong        01/22/01    01/22/04        12.5%            0.000%
J. Henderson #1                  Indiana         01/19/99    01/19/03        12.5%            0.000%
--------------------------
*    HBP - Held by Production


[RESTUBBED]

                             Overriding
                              Royalty                                             Acres to be
                            Interest to     Net Revenue  Working                Assigned to the
Prospect Name               3rd Parties      Interest    Interest   Net Acres     Partnership
-------------------------- --------------- ------------- ---------- ----------- -----------------
Andree #1                      3.125%        63.281%        75%       134.00         14.60
Bosch #2                       3.125%        63.281%        75%       121.00         14.60
Boggs #9                       3.125%        63.281%        75%       73.40          14.60
Morgan #1                      3.125%        63.281%        75%       98.00          14.60
J. Henderson #1                3.125%        63.281%        75%       93.00          14.60
--------------------------
*    HBP - Held by Production

                           LOCATION AND PRODUCTION MAP

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA

                               [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


      ID                                                                                                 DATE
    NUMBER                       OPERATOR                     COUNTY           WELL NAME               COMPLT'D
--------------- ------------------------------------------- ------------ ---------------------- -----------------------
    02368       Dominion Peoples                            Armstrong    Wray, Et. Al. #1              5/3/1921
    20128       Dominion Peoples                            Armstrong    Martin #1                    1/14/1958
    20154       Dominion Peoples                            Armstrong    Kerr #1                       6/3/1958
    20222       Dominion Peoples                            Armstrong    Deemer #2              2/26/1896 / 12/3/1958
    20600       Dominion Peoples                            Armstrong    Geiger #2                    10/10/1963
    20768       Dominion Peoples                            Armstrong    Chambers #2                   7/9/1965
    20957       Dominion Peoples                            Armstrong    Chambers #1                  3/19/1968
    25760       Petroleum Development Corp. (JV USEE)       Armstrong    Becker #2                     5/8/1998
    26070       Petroleum Development Corp. (JV USEE)       Armstrong    Egley #1                      10/30/00
    26078       Petroleum Development Corp. (JV USEE)       Armstrong    Kleintop #1                   12/20/98
    26090       Petroleum Development Corp. (JV USEE)       Armstrong    Ott #1                       1/19/1999
    26091       Petroleum Development Corp. (JV USEE)       Armstrong    Becker #3                    9/22/1999
    26093       Petroleum Development Corp. (JV USEE)       Armstrong    Ott #2                        9/8/1999
    26102       Petroleum Development Corp. (JV USEE)       Armstrong    Hollabaugh #1                 02/18/99
    26108       Petroleum Development Corp. (JV USEE)       Armstrong    Wilson #2                    3/15/1999
    26127       Petroleum Development Corp. (JV USEE)       Armstrong    Kiski Sportsmen #2           4/15/1999
    26141       Petroleum Development Corp. (JV USEE)       Armstrong    Kiski Sportsmen #3           6/23/1999
    26157       Petroleum Development Corp. (JV USEE)       Armstrong    M. Couch #1                  7/10/1999
    26172       Petroleum Development Corp. (JV USEE)       Armstrong    Ott #4                       9/13/1999
    26173       Petroleum Development Corp. (JV USEE)       Armstrong    Ott #3                       9/16/1999
    26188       Petroleum Development Corp. (JV USEE)       Armstrong    Kiski Sportsmen #4           9/25/1999
    26201       Petroleum Development Corp. (JV USEE)       Armstrong    Kiski Sportsmen #5           11/21/1999
    26208       Petroleum Development Corp. (JV USEE)       Armstrong    Walker #1                    12/1/1999
    26216       Petroleum Development Corp. (JV USEE)       Armstrong    Allshouse #1                 12/30/1999
    26220       Petroleum Development Corp. (JV USEE)       Armstrong    Shearer #1                    3/4/2000
    26221       Petroleum Development Corp. (JV USEE)       Armstrong    Shearer #2                    3/5/2000
    26222       Petroleum Development Corp. (JV USEE)       Armstrong    G. Couch #1                  3/10/2000
    26224       Petroleum Development Corp. (JV USEE)       Armstrong    Walker #4                     3/3/2000
    26225       Petroleum Development Corp. (JV USEE)       Armstrong    Walker #2                     3/2/2000
    26234       Petroleum Development Corp. (JV USEE)       Armstrong    Stankay #1                    3/6/2000
    26255       Petroleum Development Corp. (JV USEE)       Armstrong    Stankay #2                    3/7/2000
    26374       US Energy Exploration (JV Atlas)            Armstrong    Sturiale #1                   2/6/2002
    26426       US Energy Exploration (JV Atlas)            Armstrong    Bafik #2                      3/9/2002
    26427       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #4                 5/8/2001

[RESTUBBED]

                                  TOTAL             TOTAL        LATEST
      ID           MOS             MCF             LOGGERS       30 DAY
    NUMBER        ON LINE     Upper Devonian        DEPTH         PROD.
--------------- ----------- ------------------- -------------- ------------
    02368           NA        251,497 / 1992        3096           NA
    20128           NA        205,767 / 1992        3134           NA
    20154           NA        203,046 / 1992        3229           NA
    20222           NA        251,637 / 1992      1584 / 3386      NA
    20600           NA        305,774 / 1992        3457           NA
    20768           NA        243,610 / 1992        3604           NA
    20957           NA        579,140 / 1992        3630           NA
    25760           25            48,880            3510          1890
    26070           7             12,800            1240          1830
    26078           7             10,620            3700          1440
    26090           18            31,000            3580          1650
    26091           10            19,660            3500          1860
    26093           10            18,330            3580          1830
    26102           5             9,760             3620          1890
    26108           14            19,400            3620          1350
    26127           14            43,010            3680          2700
    26141           12            26,940            3893          1920
    26157           12            28,440            3710          2160
    26172           10            22,070            3500          2130
    26173           10            16,420            3560          1470
    26188           10            17,250            3750          1740
    26201           6             13,300            3734          2040
    26208           6             9,920             4090          1530
    26216           7             14,190            3560          1950
    26220           6             14,580            4068          2280
    26221           4             7,550             4040          1800
    26222           4             8,160             4070          2040
    26224           4             14,100            4080          2910
    26225           4             9,540             4100          1890
    26234           4             7,320             4100          1560
    26255           4             7,900             4098          1680
    26374           3              547              3866           211
    26426           1             1,306             3904          1,306
    26427           12            19,880            3696          1384

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


      ID                                                                                                 DATE
    NUMBER                       OPERATOR                     COUNTY           WELL NAME               COMPLT'D
--------------- ------------------------------------------- ------------ ---------------------- -----------------------
    26431       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #8                 5/9/2001
    26437       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #12               4/30/2001
    26438       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #13               4/30/2001
    26439       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #15               7/10/2001
    26440       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #17               7/10/2001
    26442       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #20               5/22/2001
    26455       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #21               10/29/2001
    26458       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #3                 5/7/2001
    26557       US Energy Exploration (JV Atlas)            Armstrong    Barr #2                       8/9/2001
    26558       US Energy Exploration (JV Atlas)            Armstrong    Barr #3                      8/25/2001
    26561       US Energy Exploration (JV Atlas)            Armstrong    Schrecengost #2              10/29/2001
    26562       US Energy Exploration (JV Atlas)            Armstrong    Schrecengost #3              11/6/2001
    26566       US Energy Exploration (JV Atlas)            Armstrong    P. White #1                  11/16/2001
    26596       US Energy Exploration (JV Atlas)            Armstrong    G. Couch #3                  4/24/2002
    26598       US Energy Exploration (JV Atlas)            Armstrong    G. Couch #5                  4/24/2002
    26600       US Energy Exploration (JV Atlas)            Armstrong    Dobrosky #2                  10/10/2001
    26621       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #27               10/10/2001
    26622       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #28               10/10/2001
    26625       US Energy Exploration (JV Atlas)            Armstrong    Barr #4                      10/18/2001
    26627       US Energy Exploration (JV Atlas)            Armstrong    Wilson #4                    10/10/2001
    26663       US Energy Exploration (JV Atlas)            Armstrong    Crewe #1                     12/31/2001
    26669       US Energy Exploration (JV Atlas)            Armstrong    R. White #1                  11/16/2001
    26679       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #30               1/12/2002
    26680       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #34               2/18/2002
    26681       US Energy Exploration (JV Atlas)            Armstrong    Canterbury #31               1/29/2002
    26723       US Energy Exploration (JV Atlas)            Armstrong    Bernabo #1                   1/15/2002
    26742       US Energy Exploration (JV Atlas)            Armstrong    Musser #1                    2/11/2002
    26743       US Energy Exploration (JV Atlas)            Armstrong    Filippini #2                  2/2/2002
    26756       US Energy Exploration (JV Atlas)            Armstrong    P. White #4                  2/25/2002
    26758       US Energy Exploration (JV Atlas)            Armstrong    Crewe #5                     2/12/2002
    26788       US Energy Exploration (JV Atlas)            Armstrong    Pomfret #1                   3/29/2002
    32288       Petroleum Development Corp. (JV USEE)       Indiana      R. Henderson #1               7/1/1999
    32418       Petroleum Development Corp. (JV USEE)       Indiana      C. Coleman #1                 3/8/2000
    32475       Petroleum Development Corp. (JV USEE)       Indiana      C. Coleman #2                 3/9/2000

[RESTUBBED]

                                  TOTAL             TOTAL        LATEST
      ID           MOS             MCF             LOGGERS       30 DAY
    NUMBER        ON LINE     Upper Devonian        DEPTH         PROD.
--------------- ----------- ------------------- -------------- ------------
    26431           7             8,707             3876           425
    26437           12            12,257            3791           430
    26438           12            6,259             3908           171
    26439           10            3,156             3776           140
    26440           10            2,717             3802           68
    26442           11            13,844            3944           525
    26455           6             6,067             3805           381
    26458           12            7,196             3701           246
    26557           9             11,004            3868          1291
    26558           8             13,041            3898          1121
    26561           6             5,302             3750          1071
    26562           6             4,591             3777          1197
    26566           5             3,695             3950           483
    26596          NPR              NA              4053           NA
    26598          NPR              NA              4355           NA
    26600           7             7,778             3752           770
    26621           7             8,702             3861          1564
    26622           7             7,762             3814          1161
    26625           6             9,837             3804          1766
    26627           7             7,004             3802          1609
    26663           4             5,863             4058          1685
    26669           5             2,092             4062           288
    26679           4             4,023             4151          1443
    26680           2             2,517             4220          1534
    26681           3             3,079             4212          1303
    26723           3             2,132             4250           501
    26742           3              511              4296           230
    26743           3             1,399             3882          1159
    26756           2              484              4281           242
    26758           3             3,198             4156          1859
    26788           1              458              3817           458
    32288           7             17,230            5213          2400
    32418           4             6,960             4220          1650
    32475           4             7,100             4401          1590

                                       86

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


      ID                                                                                                 DATE
    NUMBER                       OPERATOR                     COUNTY           WELL NAME               COMPLT'D
--------------- ------------------------------------------- ------------ ---------------------- -----------------------
    33016       US Energy Exploration (JV Atlas)            Indiana      Henderson #3                  5/8/2002
    33042       US Energy Exploration (JV Atlas)            Indiana      Rosensteel #5                4/24/2002

[RESTUBBED]

                                  TOTAL             TOTAL        LATEST
      ID           MOS             MCF             LOGGERS       30 DAY
    NUMBER        ON LINE     Upper Devonian        DEPTH         PROD.
--------------- ----------- ------------------- -------------- ------------
    33016          NPR              NA              4502           NA
    33042          NPR              NA              4325           NA

NOTE: US Energy Exploration (JV Atlas) cumulative production is through 6/30/02.
      (generally there is a 2 month lag time from turn on to accounting month.) Dominion cumulative production is through 1992. All other production is strictly for the months online specified. NPR = No production reported.

                                     UEDC'S

                               GEOLOGIC EVALUATION

                                       FOR

                         ARMSTRONG COUNTY, PENNSYLVANIA

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                             Armstrong Prospect Area
                                  Pennsylvania






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108





                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                         LOCATION MAP - AREA OF INTEREST

                                [GRAPHIC OMITTED]

                                TABLE OF CONTENTS

TABLE OF CONTENTS............................................................2
INVESTIGATION SUMMARY........................................................3
         OBJECTIVE...........................................................3
         AREA OF INVESTIGATION...............................................3
         METHODOLOGY.........................................................3
ARMSTRONG PROSPECT AREA......................................................3
         DRILLING ACTIVITY...................................................3
         GEOLOGY.............................................................4
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.......................4
                  RESERVOIR CHARACTERISTICS..................................6
         PRODUCTION..........................................................7
         POTENTIAL MARKETS AND PIPELINES.....................................7
STATEMENTS...................................................................8
         CONCLUSION..........................................................8
         DISCLAIMER..........................................................8
         NON-INTEREST........................................................8

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Armstrong Prospect Area as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in Kiskiminetas and South Bend Townships of Armstrong County and Young and Conemaugh Townships of Indiana County, Pennsylvania. These townships are located in western Pennsylvania. Five
(5) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Upper Devonian reservoirs, found at depths from 1800 feet to 4500 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas Resources, Inc. and the in-house archives of UEDC, Inc. provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were used to determine productive and depositional trends.

                             ARMSTRONG PROSPECT AREA


DRILLING ACTIVITY

     The proposed drilling area lies within a region of southwestern Pennsylvania, which has seen sporadic activity for more than the past 150 years in terms of exploration for, and exploitation of natural gas reserves. Modern development within and adjacent to the Armstrong Prospect Area has continued steadily since 1950. Over 1500 wells have been drilled in the area during this period. Atlas Resources, Inc. has entered into a Joint Venture relationship with US Energy Exploration. Located in Rural Valley, Pennsylvania (which is less than 20 miles from the prospect area), US Energy is a local oil and gas producer with 15 years experience developing this play and currently operates over 325 wells within and adjacent to the prospect area. US Energy currently maintains an acreage position of over 14,000 acres. Within the prospect, Atlas and its partner adhere to the state regulations for spacing of wells in areas of deep coal mining, which is one thousand (1000) feet. Atlas Resources, Inc. continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

GEOLOGY


     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     In southern Armstrong County the Upper Devonian Bradford Group reservoirs are typically characterized as submarine fan deposits. They are thought to have traveled westward (seaward) down slope from sands deposited out in front of massive deltas throughout Indiana and surrounding counties. The Bradford Group consists of the Lower Warren Sand; Upper and Lower Speechley Sands; Upper, Middle, and Lower Balltown Sands and the First Bradford Sand.

     Stratigraphically, in descending order, the potentially productive units of the Upper Devonian Groups are: 1.) Hundred Foot, 2.) Gordon, 3.) Fifth, 4.) Bayard, 5.) L. Warren, 6.) Upper Speechley, 7.) Lower Speechley, 8.) Upper Balltown, 9.) Middle Balltown, 10.) Lower Balltown, 11.) First Bradford. These stratigraphic relationships are illustrated in the following diagram:

                     STRATIGRAPHIC NAMES - ARMSTRONG AREA
                -----------------------------------------------
                               HUNDRED FOOT

                               GORDON                 VENANGO
                                                       GROUP
                               FIFTH SAND

                     UPPER     BAYARD
                    DEVONIAN   --------------------------------
                               WARREN

                               SPEECHLEY             BRADFORD
                                                      GROUP
                               BALLTOWN

                               BRADFORD
                -----------------------------------------------

     The Hundred Foot Sand is the shallowest sand of Devonian age encountered in this area. This sand is highly variable in its thickness and porosity development. Often it is in excess of one hundred (100) feet thick with porosities in excess of 18%. Frequently it is accompanied by gas shows and it is used as a gas storage reservoir just to the north of the acreage. Due to its shallow depth and attendant lower pressure this zone is not treated or commingled with the deeper reservoirs found in the play area. However, this zone has the potential for a natural, high flow completion.

     The Gordon Sand appears sporadic across the play area and ranges in thickness from nearly ten (10) feet to twenty (20) feet. Porosities range from 6% to about 10%. This sand is considered a secondary target.

     The Fifth Sand ranges in thickness from a few feet to thirty (30) feet. Porosity values are typically 5% to 12%. This sand is considered a secondary target.

     The Bayard Sand in the prospect area ranges in thickness from a few feet to more than thirty (30) feet. Porosity values range from 8% to 18% for this sandstone. This sand is also considered a secondary target.

     The Warren Sands are a primary target when encountered in the prospect area. Typically the lower portion of the Warren interval is better developed. When sand is present in this interval the average thickness ranges from several feet to over thirty (30) feet. Porosities range between 6% and 12% in the area.

     The Speechley Sands are considered both primary and secondary targets depending on where in the play area they are encountered. Present are an upper and lower sand separated by fifty (50) to seventy-five (75) feet of shale. The upper sand thickness ranges from just a few feet to more than twenty (20) feet and porosity typically ranges from 5% to 12%. Meanwhile the lower sand is usually twenty (20) feet to forty (40) feet thick with porosities that are often between 5% to 12%.

     The Balltown Sands have limited extent throughout the project area. Generally sand development in the upper portion of the Balltown interval is most favorable and when encountered is typically fifteen (15) feet thick with porosities as high as 20%. This sand is often accompanied by a gas show and is thought to be a significant producer. In areas where this sand is more prevalent it is considered a primary target, but is found sporadically across the play area. Sand development in other portions of this interval are also limited in extent but are treated when encountered.

     The First Bradford Sand is the primary target in all wells in this immediate area. This sand is present in every well drilled thus far on the acreage. The First Bradford sand will generally range from ten (10) feet in thickness to over thirty-five (35) feet in several distinct trends. Porosities typically range from 8% to 14%. This sand is nearly always accompanied by a gas show. Occasionally, a deeper sand, the Second Bradford sand, develops seventy
(70) to one hundred (100) feet below the First Bradford. When warranted, this sand is also completed.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas in a more permeable medium. In the Upper Devonian reservoirs, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Upper Devonian reservoirs develop porosity in excess of 8%, or a bulk density of 2.50 or less, the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, neutron, induction and temperature log suite showing sand development in an Upper Devonian reservoir is illustrated on the following page.

[GRAPHIC OMITTED]

The temperature log shown in the illustration at left identifies where gas is entering the wellbore. Evidence of a temperature "kick" or cooling is also an indication of enhanced permeability and the willingness of the reservoir to produce natural gas.

PRODUCTION

     The Armstrong prospect area produces from several reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to the multiple sets of commingled reservoirs exclusively found in this area. Producing life of the proposed wells, taken directly from the 2001 audited report from Wright & Company, Inc., is projected to range, on average, from twenty to forty years, similar to Atlas' existing wells in the area.

POTENTIAL MARKETS AND PIPELINES

     In the area of the drilling program, the partnership production is gathered via US Energy's gathering system and transported/marketed through Dominion Peoples.

                                   STATEMENTS


CONCLUSION

     UEDC has conducted a geologic feasibility study of the drilling area for Atlas America Public #11-2002, Ltd., which will consist of developmental drilling of Upper Devonian reservoirs in Armstrong County, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.


                                                         Respectfully submitted,
                                                               /s/ Robin Anthony
                                                                      UEDC, Inc.

                                LEASE INFORMATION

                                       FOR

                            TUSCARAWAS COUNTY, OHIO,

                                                                                       Overriding Royalty     Overriding
                                                                                        Interest to the        Royalty
                                             Effective     Expiration    Landowner      Managing General     Interest to
Prospect Name                   County         Date*         Date*        Royalty           Partner          3rd Parties
---------------------------------------------------------------------------------------------------------------------------
Cole #4                        Harrison      8/28/1971        HBP          12.50%              0                4.49%
Barkley #6                    Tuscarawas     12/15/1971       HBP          12.50%              0                  0
Chandler #8                   Tuscarawas     1/26/1968        HBP          12.50%              0                  0


                                                                 Acres to be
                         Net Revenue     Working     Net       Assigned to the
Prospect Name              Interest      Interest     Acres      Partnership
-------------------------------------------------------------------------------
Cole #4                     83.01%       100.00%      82.10         20.00
Barkley #6                  87.50%       100.00%     157.44         20.00
Chandler #8                 87.50%       100.00%     559.00         20.00

----------------------------
* HBP-Held by Production

                          LOCATION AND PRODUCTION MAPS

                                       FOR

                             TUSCARAWAS COUNTY, OHIO

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                             TUSCARAWAS COUNTY, OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


   ID NUMBER                  OPERATOR                         WELL NAME             DATE COMPLT'D         PRODUCTION PERIOD
---------------------------------------------------------------------------------------------------------------------------------
      2751        Eastern Everflow                   Fouts #1                             1/77             1/1/89 - 12/31/01
      1852        Atlas America, Inc.                Barkley #1                           1/74             1/1/75 - 12/31/01
      2685        Hopewell                           Huston #1                           10/76             1/1/77 - 12/31/01
      5088        Atlas America, Inc.                Garbrandt #2                         1/01             1/1/01 - 5/31/01
      5092        Atlas America, Inc.                Biddleston #1                        5/01             8/1/01 - 5/31/02
      5091        Atlas America, Inc.                Tatman #4                           11/01             2/1/02 - 5/31/02


                                          TOTAL
                    TOTAL MCF GAS        LOGGERS
   ID NUMBER            EQUIV.            DEPTH
---------------------------------------------------
      2751               2678             3711'
      1852              145800            5375'
      2685              700000            3702'
      5088              11523             3892'
      5092              17511             3762'
      5091               4305             3915'

*Cumulative production information through January 2002 except where noted

                  UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.'S

                               GEOLOGIC EVALUATION

                                       FOR

                             TUSCARAWAS COUNTY, OHIO

                               GEOLOGIC EVALUATION
                                       of
                       ATLAS AMERICA PUBLIC #11-2002, LTD.
                       Tuscarawas - Harrison Prospect Area
                                      Ohio






                              Program proposed by:

                              ATLAS RESOURCES, INC.
                                 311 Rouser Road
                                  P.O. Box 611
                             Moon Township, PA 15108







                              Report submitted by:

                                      UEDC
                   United Energy Development Consultants, Inc.
                               1715 Crafton Blvd.
                              Pittsburgh, PA 15205

                         LOCATION MAP - AREA OF INTEREST

                                [GRAPHIC OMITTED]


                                TABLE OF CONTENTS

INVESTIGATION SUMMARY.........................................................3
         OBJECTIVE............................................................3
         AREA OF INVESTIGATION................................................3
         METHODOLOGY..........................................................3
PROSPECT AREA HISTORY.........................................................3
         DRILLING ACTIVITY....................................................3
         GEOLOGY..............................................................3
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION........................4
                  RESERVOIR CHARACTERISTICS...................................4
STATEMENTS....................................................................5
         CONCLUSION...........................................................5
         DISCLAIMER...........................................................5
         NON-INTEREST.........................................................5

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Tuscarawas-Harrison Prospect Area (consisting of parts of Tuscarawas and Harrison Counties in Ohio) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in Atlas America Public #11-2002, Ltd., contains acreage in the following townships in Tuscarawas and Harrison Counties, Ohio:

                    Tuscarawas Co.              Harrison Co.
             ====================================================

                   Rush Twp.                    Monroe Twp.
                   Union Twp.
                   Mill Twp.

     Three (3) drilling prospects will be designated for this program and will be targeted to produce natural gas and oil from the "Oriskany" Sandstone reservoir, found at depths ranging from 3,700 to 3,950 feet beneath the earth's surface over the prospect area. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas Resources, Inc. provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells within and adjacent to the defined prospect area were used to determine productive and depositional trends.

                              PROSPECT AREA HISTORY


DRILLING ACTIVITY

     The proposed drilling area lies within a region of east-central Ohio that has experienced several episodes of drilling. Drilling for "Clinton" and "Medina" Sandstones began in the 1960's. Development of the "Oriskany" began with the initial discoveries in the 1970's followed by substantial development in the 1990's.

GEOLOGY


     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     Regionally, the "Oriskany" Sandstone was deposited in a shallow water, high energy near shore environment. In east-central Ohio it overlies the Devonian Helderberg Limestone and underlies the Devonian Big Lime (Onondaga). The "Oriskany" is composed of very fine grained, well-rounded quartz sand that is bi-modally sorted. Reservoir thickness varies from 8 to 20 feet and porosities range from 5% to 9%.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the "Oriskany" Sandstone of east-central Ohio, this occurs stratigraphically. From east to west, the permeable sandstone containing hydrocarbons gradually changes into non-permeable calcareous sandstone, which is eventually replaced by impermeable limestone. The westward truncation of the sandstone reservoir facies up structural slope forms the classic up dip permeability pinchout trap.



                               [GRAPHIC OMITTED]


Geophysical well logs can be used in conjunction with production trends to interpret favorable reservoir parameters and locate places to drill. When the Oriskany Sandstone develops porosity in excess of 5% (or a bulk density of 2.60 grams/cc or less), the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A type log showing an example of the sand development in the "Oriskany" is illustrated on the following pages. Using well log data and production data, maps are made to track sand thickness, porosity thickness and structural position across the acreage. Locations are picked that maximize the potential for producing sand with the highest possible structural position.

                                   STATEMENTS


CONCLUSION

     UEDC has conducted a geologic feasibility study of the drilling area for Atlas America Public #11-2002, Ltd., which will consist of developmental drilling of the "Oriskany" Sandstone in Tuscarawas and Harrison Counties, Ohio. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.


                                                         Respectfully submitted,
                                                               /s/ Robin Anthony
                                                                      UEDC, Inc.

                                   EXHIBIT (A)

                        AMENDED AND RESTATED CERTIFICATE
                                       AND
                        AGREEMENT OF LIMITED PARTNERSHIP

                       ATLAS AMERICA PUBLIC #11-2002 LTD.

                                TABLE OF CONTENTS

Section No.        Description                                              Page

I.      FORMATION
        1.01   Formation.......................................................1
        1.02   Certificate of Limited Partnership..............................1
        1.03   Name, Principal Office and Residence............................1
        1.04   Purpose.........................................................1

II.     DEFINITION OF TERMS
        2.01   Definitions.....................................................2

III.    SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS
        3.01   Designation of Managing General Partner and Participants.......10
        3.02   Participants...................................................10
        3.03   Subscriptions to the Partnership...............................11
        3.04   Capital Contributions of the Managing General Partner..........12
        3.05   Payment of Subscriptions.......................................13
        3.06   Partnership Funds..............................................13

IV.     CONDUCT OF OPERATIONS
        4.01   Acquisition of Leases..........................................14
        4.02   Conduct of Operations..........................................15
        4.03   General Rights and Obligations of the Participants and
                 Restricted and Prohibited Transactions.......................20
        4.04   Designation, Compensation and Removal of Managing General
                 Partner and Removal of Operator..............................30
        4.05   Indemnification and Exoneration................................32
        4.06   Other Activities...............................................34

V. PARTICIPATION IN COSTS AND REVENUES, CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS
        5.01   Participation in Costs and Revenues............................35
        5.02   Capital Accounts and Allocations Thereto.......................39
        5.03   Allocation of Income, Deductions and Credits...................40
        5.04   Elections......................................................41
        5.05   Distributions..................................................42

VI.     TRANSFER OF INTERESTS
        6.01   Transferability................................................43
        6.02   Special Restrictions on Transfers..............................43
        6.03   Right of Managing General Partner to Hypothecate and/or
                 Withdraw Its Interests.......................................45
        6.04   Presentment....................................................45

VII.    DURATION, DISSOLUTION, AND WINDING UP
        7.01   Duration.......................................................47
        7.02   Dissolution and Winding Up.....................................47

VIII.   MISCELLANEOUS PROVISIONS
        8.01   Notices........................................................48
        8.02   Time...........................................................49
        8.03   Applicable Law.................................................49
        8.04   Agreement in Counterparts......................................49
        8.05   Amendment......................................................49
        8.06   Additional Partners............................................49
        8.07   Legal Effect...................................................49

EXHIBITS

        EXHIBIT (I-A) -      Managing General Partner Signature Page
        EXHIBIT (I-B) -      Subscription Agreement
        EXHIBIT (II)  -      Drilling and Operating Agreement

                      AMENDED AND RESTATED CERTIFICATE AND
                        AGREEMENT OF LIMITED PARTNERSHIP
                       ATLAS AMERICA PUBLIC #11-2002 LTD.

THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT"), amending and restating the original Certificate of Limited Partnership, is made and entered into as of _____________________, 2002, by and among Atlas Resources, Inc., referred to as "Atlas" or the "Managing General Partner," and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, these parties sometimes referred to as "Limited Partners," or for Investor General Partner Units, these parties sometimes referred to as "Investor General Partners."

                                    ARTICLE I
                                    FORMATION

1.01. Formation. The parties have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act on the terms and conditions set forth in this Agreement.

1.02. Certificate of Limited Partnership. This document is not only an agreement among the parties, but also is the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner.

1.03. Name, Principal Office and Residence.

1.03(a). Name. The name of the Partnership is Atlas America Public #11-2002 Ltd.

1.03(b). Residence. The residence of the Managing General Partner is its principal place of business at 311 Rouser Road, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership.

The residence of each Participant shall be as set forth on the Subscription Agreement executed by the Participant.

All addresses shall be subject to change on notice to the parties.

1.03(c). Agent for Service of Process. The name and address of the agent for service of process shall be Mr. Jack L. Hollander at Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108.

1.04. Purpose. The Partnership shall engage in all phases of the natural gas and oil business. This includes, without limitation, exploration for, development and production of natural gas and oil on the terms and conditions set forth below and any other proper purpose under the Delaware Revised Uniform Limited Partnership Act.

The Managing General Partner may not, without the affirmative vote of Participants whose Units equal a majority of the total Units, do the following:

         (i)  change the investment and business purpose of the Partnership; or

         (ii) cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

                                   ARTICLE II
                               DEFINITION OF TERMS

2.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         1. "Administrative Costs" means all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative Costs shall be limited as follows:

              (i) no Administrative Costs charged shall be duplicated under any other category of expense or cost; and

              (ii) no portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding 5% or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

         2. "Administrator" means the official or agency administering the securities laws of a state.

         3.   "Affiliate" means with respect to a specific person:

              (i) any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified person;

              (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the specified person;

              (iii) any person directly or indirectly controlling, controlled by, or under common control with the specified person;

              (iv) any officer, director, trustee or partner of the specified person; and

              (v) if the specified person is an officer, director, trustee or partner, any person for which the person acts in any such capacity.

         4. "Agreement" means this Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits to this Agreement.

         5. "Anthem Securities" means Anthem Securities, Inc., whose principal executive offices are located at 311 Rouser Road, P.O. Box 926, Coraopolis, Pennsylvania 15108-0926.

         6. "Assessments" means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

         7. "Atlas" means Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

         8. "Capital Account" or "account" means the account established for each party, maintained as provided in ss.5.02 and its subsections.

         9. "Capital Contribution" means the amount agreed to be contributed to the Partnership by a Partner pursuant to ss.ss.3.04 and 3.05 and their subsections.

         10. "Carried Interest" means an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

         11.  "Code" means the Internal Revenue Code of 1986, as amended.

         12. "Cost," when used with respect to the sale or transfer of property to the Partnership, means:

              (i) the sum of the prices paid by the seller or transferor to an unaffiliated person for the property, including bonuses;

              (ii) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of the property;

              (iii) a pro rata portion of the seller's or transferor's actual necessary and reasonable expenses for seismic and geophysical services; and

              (iv) rentals and ad valorem taxes paid by the seller or transferor for the property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain the property, and the portion of the seller's or transferor's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection
                    (iv) shall have been incurred not more than 36 months before the sale or transfer to the Partnership.

              "Cost," when used with respect to services, means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing the services, determined in accordance with generally accepted accounting principles.

              As used elsewhere, "Cost" means the price paid by the seller in an arm's-length transaction.

         13.  "Dealer-Manager" means:

              (i) Anthem Securities, Inc., an Affiliate of the Managing General Partner, the broker/dealer which will manage the offering and sale of the Units in all states other than Minnesota and New Hampshire; and

              (ii) Bryan Funding, Inc., the broker/dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

         14. "Development Well" means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic Horizon known to be productive.

         15. "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs:

              (i) may not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases; but

              (ii) may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with ss.4.03(d)(7) or pursuant to the Managing General Partner's role as Tax Matters Partner.

         16. "Distribution Interest" means an undivided interest in the Partnership's assets after payments to the Partnership's creditors or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, the interest in the remaining Partnership assets shall equal a party's interest in the related Partnership revenues as set forth in ss.5.01 and its subsections of this Agreement.

         17. "Drilling and Operating Agreement" means the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached to this Agreement as Exhibit (II).

         18.  "Exploratory Well" means a well drilled to:

              (i) find commercially productive hydrocarbons in an unproved area;

              (ii) find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

              (iii) significantly extend a known prospect.

         19. "Farmout" means an agreement by the owner of the leasehold or Working Interest to assign his interest in certain acreage or well to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

         20.  "Final Terminating Event" means any one of the following:

              (i)   the expiration of the Partnership's fixed term;

              (ii) notice to the Participants by the Managing General Partner of its election to terminate the Partnership's affairs;

              (iii) notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Units equal a majority of the total Units; or

              (iv) the termination of the Partnership under ss.708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

         21. "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

         22. "Independent Expert" means a person with no material relationship to the Sponsor or its Affiliates who is qualified and in the business of rendering opinions regarding the value of natural gas and oil properties based on the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

         23. "Initial Closing Date" means the date after the minimum amount of subscription proceeds has been received when subscription proceeds are first withdrawn from the escrow account.

         24. "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of natural gas and oil wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes all expenditures made for any well before production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, and are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well before a completion attempt.

         25. "Interim Closing Date" means those date(s) after the Initial Closing Date, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional subscription proceeds to additional Partnership activities, including drilling activities.

         26.  "Investor General Partners" means:

              (i) the persons signing the Subscription Agreement as Investor General Partners; and

              (ii) the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2).

              All Investor General Partners shall be of the same class and have the same rights.

         27. "Landowner's Royalty Interest" means an interest in production, or its proceeds, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner on the creation of a Lease.

         28. "Leases" means full or partial interests in natural gas and oil leases, oil and natural gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or natural gas, and includes any contractual rights to acquire any such interest.

         29.  "Limited Partners" means:

              (i) the persons signing the Subscription Agreement as Limited Partners;

              (ii) the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2);

              (iii) the Investor General Partners on the conversion of their
                    Investor General Partner Units to Limited Partner Units pursuant to ss.6.01(b); and

              (iv) any other persons who are admitted to the Partnership as additional or substituted Limited Partners. Except as provided in ss.3.05(b), with respect to the required additional Capital Contributions of Investor General Partners, all Limited Partners shall be of the same class and have the same rights.

         30.  "Managing General Partner" means:

              (i)   Atlas Resources, Inc.; or

              (ii) any Person admitted to the Partnership as a general partner other than as an Investor General Partner who is designated to exclusively supervise and manage the operations of the Partnership.

         31. "Managing General Partner Signature Page" means an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated in this Agreement by reference.

         32. "Offering Termination Date" means the date after the minimum amount of subscription proceeds has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 2002.

         33. "Operating Costs" means expenditures made and costs incurred in producing and marketing natural gas or oil from completed wells. These costs include, but are not limited to:

              (i) labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or related to producing and marketing natural gas and oil;

              (ii)  ad valorem and severance taxes;

              (iii) insurance and casualty loss expense; and

              (iv) compensation to well operators or others for services rendered in conducting these operations.

              Operating Costs also include reworking, workover, subsequent equipping, and similar expenses relating to any well.

         34. "Operator" means the Managing General Partner, as operator of Partnership Wells in Pennsylvania, and the Managing General Partner or an Affiliate as Operator of Partnership Wells in other areas of the United States.

         35. "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to:

              (i) total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys);

              (ii) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

              (iii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

              (iv)  other front-end fees.

              Organization and Offering Costs also includes the 2.5% Dealer-Manager fee, a 7% Sales Commission, a .5% reimbursement of marketing expenses, and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses payable to the Dealer-Manager.

         36. "Organization Costs" means all costs of organizing the offering including, but not limited to:

              (i) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

              (ii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

              (iii) other front-end fees.

         37. "Overriding Royalty Interest" means an interest in the natural gas and oil produced under a Lease, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

         38.  "Participants" means:

              (i) the Managing General Partner to the extent of its optional subscription under ss.3.03(b)(2);

              (ii)  the Limited Partners; and

              (iii) the Investor General Partners.

         39.  "Partners" means:

              (i)   the Managing General Partner;

              (ii)  the Investor General Partners; and

              (iii) the Limited Partners.

         40.  "Partnership" means Atlas America Public #11-2002 Ltd.

         41. "Partnership Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

         42. "Partnership Well" means a well, some portion of the revenues from which is received by the Partnership.

         43. "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

         44. "Production Purchase" or "Income" Program means any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including, but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.

         45. "Program" means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of:

              (i) exploring for natural gas, oil and other hydrocarbon substances; or

              (ii) investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or its proceeds.

         46. "Prospect" means an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be:

              (i) designated by the Managing General Partner in writing before the conduct of Partnership operations; and

              (ii) enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein.

              If the well to be drilled by the Partnership is to a Horizon containing Proved Reserves, then a "Prospect" for a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells. Subject to the foregoing sentence, "Prospect" shall be deemed the drilling or spacing unit for the Clinton/Medina geological formation and the Mississippian and/or Upper Devonian Sandstone reservoirs in Ohio, Pennsylvania, and New York.

         47. "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         48. "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

              (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

                    (a) that portion delineated by drilling and defined by
                        gas-oil and/or oil-water contacts, if any; and

                    (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

                    In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

              (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

              (iii) Estimates of proved reserves do not include the following:

                    (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

                    (b) crude oil, natural gas, and natural gas liquids, the
                        recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

                    (c) crude oil, natural gas, and natural gas liquids, that
                        may occur in undrilled prospects; and

                    (d) crude oil, natural gas, and natural gas liquids, that
                        may be recovered from oil shales, coal, gilsonite and other such sources.

         49. "Proved Undeveloped Reserves" means reserves that are expected to be recovered from either:

              (i)   new wells on undrilled acreage; or

              (ii) from existing wells where a relatively major expenditure is required for recompletion.

              Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

         50. "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. The term does not include:

              (i) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

              (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                    (a) voting rights;

                    (b) the Partnership's term of existence;

                    (c) the Managing General Partner's compensation; and

                    (d) the Partnership's investment objectives.

         51. "Roll-Up Entity" means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

         52. "Sales Commissions" means all underwriting and brokerage discounts and commissions incurred in the sale of Units payable to registered broker/dealers, but excluding the Dealer-Manager fee, a .5% reimbursement of marketing expenses, and a .5% reimbursement for bona fide accountable due diligence expenses.

         53. "Selling Agents" means those broker/dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.

         54. "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. The definition includes:

              (i) the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program; and

              (ii) whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

              "Sponsor" does not include wholly independent third-parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

         55. "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement, which is incorporated in this Agreement by reference.

         56. "Tangible Costs" or "Capital Expenditures" means those costs associated with drilling and completing natural gas and oil wells which are generally accepted as capital expenditures under the Code. This includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable natural gas and oil production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

         57.  "Tax Matters Partner" means the Managing General Partner.

         58. "Units" or "Units of Participation" means up to 40 Limited Partner interests and up to 3,960 Investor General Partner interests purchased by Participants in the Partnership under the provisions of ss.3.03 and its subsections, including any rights to profits, losses, income, gain, credits, deductions, cash distributions or returns of capital or other attributes of the Units.

         59. "Working Interest" means an interest in a Lease which is subject to some portion of the cost of development, operation, or maintenance of the Lease.


                                   ARTICLE III
                 SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

3.01. Designation of Managing General Partner and Participants. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to ss.3.03(b)(2).

Limited Partners and Investor General Partners, including Affiliates of the Managing General Partner, shall serve as Participants.

3.02. Participants.

3.02(a). Limited Partner at Formation. Atlas America, Inc., as Original Limited Partner, has acquired one Unit and has made a Capital Contribution of $100.

On the admission of one or more Limited Partners, the Partnership shall return to the Original Limited Partner its Capital Contribution and shall reacquire its Unit. The Original Limited Partner shall then cease to be a Limited Partner in the Partnership with respect to the Unit.

3.02(b). Offering of Interests. The Partnership is authorized to admit to the Partnership at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Subscription Agreements are accepted by the Managing General Partner if, after the admission of the additional Participants, the total Units do not exceed the maximum number of Units set forth in ss.3.03(c)(1).

3.02(c). Admission of Participants. No action or consent by the Participants shall be required for the admission of additional Participants pursuant to this Agreement.

All subscribers' funds shall be held by an independent interest bearing escrow holder and shall not be released to the Partnership until the receipt of the minimum amount of subscription proceeds set forth in ss.3.03(c)(2). Thereafter, subscriptions may be paid directly to the Partnership account.

3.03. Subscriptions to the Partnership.

3.03(a). Subscriptions by Participants.

3.03(a)(1). Subscription Price and Minimum Subscription. The subscription price of a Unit in the Partnership shall be $10,000, except as set forth below, and shall be designated on each Participant's Subscription Agreement and payable as set forth in Section 3.05(b). The minimum subscription per Participant shall be one Unit ($10,000); however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Larger subscriptions shall be accepted in $1,000 increments, beginning with $6,000, $7,000, etc.

Notwithstanding the foregoing, the subscription price for:

         (i) the Managing General Partner, its officers, directors, and Affiliates, and Participants who buy Units through the officers and directors of the Managing General Partner, shall be reduced by an amount equal to the 2.5% Dealer-Manager fee, the 7% Sales Commission, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses, which shall not be paid with respect to these sales; and

         (ii) the subscription price for Registered Investment Advisors and their clients, and Selling Agents and their registered representatives and principals, shall be reduced by an amount equal to the 7% Sales Commission, which shall not be paid with respect to these sales.

No more than 5% of the total Units sold shall be sold, in the aggregate, with the discounts described above.

3.03(a)(2). Effect of Subscription. Execution of a Subscription Agreement shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

3.03(b). Subscriptions by Managing General Partner.

3.03(b)(1). Managing General Partner's Required Subscription. The Managing General Partner, as a general partner and not as a Participant, shall:

         (i) contribute to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in ss.4.01(a)(4); and

         (ii)  pay the costs charged to it under this Agreement.

These Capital Contributions shall be paid by the Managing General Partner at the time the costs are required to be paid by the Partnership, but no later than December 31, 2003.

3.03(b)(2). Managing General Partner's Optional Additional Subscription. In addition to the Managing General Partner's required subscription under ss.3.03(b)(1), the Managing General Partner may subscribe to up to 10% of the Units under the provisions of ss.3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in ss.4.03(c)(3), to that extent shall be deemed a Participant in the Partnership for all purposes under this Agreement.

3.03(b)(3). Effect of and Evidencing Subscription. The Managing General Partner has executed a Managing General Partner Signature Page which:

         (i) evidences the Managing General Partner's required subscription under ss.3.03(b)(1); and

         (ii) may be amended to reflect the amount of any optional subscription under ss.3.03(b)(2).

Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

3.03(c). Maximum and Minimum Number of Units.

3.03(c)(1). Maximum Number of Units. The maximum number of Units may not exceed 4,000 Units, which is up to $40,000,000 of cash subscription proceeds excluding the subscription discounts permitted under ss.3.03(a)(1).

3.03(c)(2). Minimum Number of Units. The minimum number of Units shall equal at least 100 Units, but in any event not less than that number of Units which provides the Partnership with cash subscription proceeds of $1,000,000, excluding the subscription discounts permitted under ss.3.03(a)(1).

If at the Offering Termination Date the minimum number of Units has not been received and accepted, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund.

The partnership may break escrow and begin its drilling activities in the Managing General Partner's sole discretion on receipt of the minimum subscriptions.

3.03(d). Acceptance of Subscriptions.

3.03(d)(1). Discretion by the Managing General Partner. Acceptance of subscriptions is discretionary with the Managing General Partner. The Managing General Partner may reject any subscription for any reason it deems appropriate.

3.03(d)(2). Time Period in Which to Accept Subscriptions. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt. If a subscription is rejected, then all funds shall be returned to the subscriber promptly.

3.03(d)(3). Admission to the Partnership. The Participants shall be admitted to the Partnership as follows:

         (i) not later than 15 days after the release from escrow of Participants' funds to the Partnership; and

         (ii) after the close of the escrow account not later than the last day of the calendar month in which their Subscription Agreements were accepted by the Partnership.

3.04. Capital Contributions of the Managing General Partner.

3.04(a). Minimum Amount of Managing General Partner's Required Contribution. The Managing General Partner is required to:

         (i) make aggregate Capital Contributions to the Partnership, including Leases contributed under ss.3.03(b)(1)(i), of not less than 25% of all Capital Contributions to the Partnership; and

         (ii) maintain a minimum Capital Account balance equal to not less than 1% of total positive Capital Account balances for the Partnership.

3.04(b). On Liquidation the Managing General Partner Must Contribute Deficit Balance in Its Capital Account. The Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account on the occurrence of either of the following events:

         (i)   the liquidation of the Partnership; or

         (ii) the liquidation of the Managing General Partner's interest in the Partnership.

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

This shall be determined after taking into account all adjustments for the Partnership's taxable year during which the liquidation occurs, other than adjustments made pursuant to this requirement, by the end of the taxable year in which its interest in the Partnership is liquidated or, if later, within 90 days after the date of the liquidation.

3.04(c). Interest for Contributions. The interest of the Managing General Partner in the capital and revenues of the Partnership is in consideration for, and is the only consideration for, its Capital Contribution to the Partnership.

3.05. Payment of Subscriptions.

3.05(a). Managing General Partner's Subscriptions. The Managing General Partner shall pay any optional subscription under ss.3.03(b)(2) in the same manner as the Participants.

3.05(b). Participant Subscriptions and Additional Capital Contributions of the Investor General Partners.

3.05(b)(1). Payment of Subscription Agreements. A Participant shall pay the amount designated as the subscription price on the Subscription Agreement executed by the Participant 100% in cash at the time of subscribing. A Participant shall receive interest on the amount he pays from the time his subscription proceeds are deposited in the escrow account, or the Partnership account after the minimum number of Units have been received as provided in ss.3.06(b), up until the Offering Termination Date.

3.05(b)(2). Additional Required Capital Contributions of the Investor General Partners. Investor General Partners must make Capital Contributions to the Partnership when called by the Managing General Partner, in addition to their subscriptions, for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units before the conversion of Investor General Units to Limited Partner Units under ss.6.01(b).

3.05(b)(3). Default Provisions. The failure of an Investor General Partner to timely make a required additional Capital Contribution under this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, pro rata, must pay the defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners:

         (i) shall have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

         (ii) shall be entitled to receive 100% of the defaulting Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and

         (iii) may commence legal action to collect the amount due plus interest at the legal rate.

3.06. Partnership Funds.

3.06(a). Fiduciary Duty. The Managing General Partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall not employ, or permit another to employ, the funds and assets in any manner except for the exclusive benefit of the Partnership. Neither this Agreement nor any other agreement between the Managing General Partner and the Partnership shall contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law, except as provided in ss.ss.4.01, 4.02, 4.04, 4.05 and 4.06 of this Agreement.

3.06(b). Special Account After the Receipt of the Minimum Partnership Subscriptions. Following the receipt of the minimum number of Units and breaking escrow, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

3.06(c). Investment.

3.06(c)(1). Investments in Other Entities. Partnership funds may not be invested in the securities of another person except in the following instances:

         (i) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

         (ii)  temporary investments made as set forth in ss.3.06(c)(2);

         (iii) multi-tier arrangements meeting the requirements of ss.4.03(d)(15);

         (iv) investments involving less than 5% of the Partnership's subscription proceeds which are a necessary and incidental part of a property acquisition transaction; and

         (v) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses shall be prohibited.

3.06(c)(2). Permissible Investments Before Investment in Partnership Activities. After the Initial Closing Date and until proceeds from the offering are invested in the Partnership's operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills.


                                   ARTICLE IV
                              CONDUCT OF OPERATIONS

4.01. Acquisition of Leases.

4.01(a). Assignment to Partnership.

4.01(a)(1). In General. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the natural gas and oil industry, subject to the terms and conditions set forth below.

The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or Farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the Partnership's best interest.

4.01(a)(2). Federal and State Leases. The Partnership is authorized to acquire Leases on federal and state lands.

4.01(a)(3). Managing General Partner's Discretion as to Terms and Burdens of Acquisition. Subject to the provisions of ss.4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations, including:

         (i) any limitations as to the Horizons to be assigned to the Partnership; and

         (ii) subject to any burdens as the Managing General Partner deems necessary in its sole discretion.

4.01(a)(4). Cost of Leases. All Leases shall be:

         (i) contributed to the Partnership by the Managing General Partner or its Affiliates; and

         (ii) credited towards the Managing General Partner's required Capital Contribution set forth in ss.3.03(b)(1) at the Cost of the Lease, unless the Managing General Partner has cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution must be made at a price not in excess of the fair market value.

A determination of fair market value must be:

         (i)   supported by an appraisal from an Independent Expert; and

         (ii) maintained in the Partnership's records for six years along with associated supporting information.

4.01(a)(5). The Managing General Partner, Operator or Their Affiliates' Rights in the Remainder Interests. Subject to the provisions of ss.4.03(d) and its subsections, to the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliates, the remainder of the interest in the Lease may be held by the Managing General Partner or its Affiliates. They may either:

         (i)   retain and exploit the remaining interest for their own account;
               or

         (ii) sell or otherwise dispose of all or a part of the remaining interest.

Profits from the exploitation and/or disposition of their retained interests in the Leases shall be for the benefit of the Managing General Partner or its Affiliates to the exclusion of the Partnership.

4.01(a)(6). No Breach of Duty. Subject to the provisions of ss.4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by them to the Partnership or the Participants.

4.01(b). No Overriding Royalty Interests. Neither the Managing General Partner, the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Leases acquired by the Partnership.

4.01(c). Title and Nominee Arrangements.

4.01(c)(1). Legal Title. Legal title to all Leases acquired by the Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of:

         (i)   the Managing General Partner;

         (ii)  the Operator;

         (iii) their Affiliates; or

         (iv) in the name of any nominee designated by the Managing General Partner to facilitate the acquisition of the properties.

4.01(c)(2). Managing General Partner's Discretion. The Managing General Partner shall take the steps which are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements.

The Managing General Partner shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise provided in the Drilling and Operating Agreement.

4.01(c)(3). Commencement of Operations. The Partnership shall not begin operations on the Leases acquired by the Partnership unless the Managing General Partner is satisfied that necessary title requirements have been satisfied.

4.02. Conduct of Operations.

4.02(a). In General. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited Partners, and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

4.02(b). Management. Subject to any restrictions contained in this Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

4.02(c). General Powers of the Managing General Partner.

4.02(c)(1). In General. Subject to the provisions of ss.4.03 and its subsections, and to any authority which may be granted the Operator under ss.4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing General Partner is expressly authorized to engage in:

         (i) the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which includes:

               (a)   which Leases are developed;

               (b)   which Leases are abandoned; or

               (c) which leases are sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator, or any of their Affiliates;

         (ii) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation:

               (a) the making of agreements for the conduct of operations, including agreements and financial instruments relating to hedging the Partnership's natural gas and oil;

               (b) the exercise of any options, elections, or decisions under any such agreements; and

               (c) the furnishing of equipment, facilities, supplies and material, services, and personnel;

         (iii) the exercise, on behalf of the Partnership or the parties, as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

         (iv) the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

         (v) the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

         (vi) the maintenance of insurance for the benefit of the Partnership and the parties as it deems necessary, but in no event less in amount or type than the following:

               (a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

               (b) liability insurance, including automobile, which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and

                (c) excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000 during drilling operations and thereafter, per occurrence or accident and in the aggregate, which includes $1,000,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third-parties, other than a co-owner of the Working Interest, alleging seepage, pollution or contamination damage resulting from an accident. The excess liability insurance shall be in place and effective no later than the date drilling operations begin, and the Partnership shall have the benefit of the Managing General Partner's $51,000,000 liability insurance on the same basis as the Managing General Partner and its Affiliates, including the Managing General Partner's other Programs;

         (vii) the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation:

                (a) the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership;

                (b)   the conduct of additional operations; and

                (c) the repayment of any borrowings or loans used initially to finance these operations or activities;

         (viii) the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership, including without limitation, the Leases, wells, equipment and production therefrom, provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in ss.4.03(d)(6);

         (ix) the formation of any further limited or general partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole and absolute discretion, selects, including any of its Affiliates;

         (x) the control of any matters affecting the rights and obligations of the Partnership, including:

                (a) the employment of attorneys to advise and otherwise represent the Partnership;

                (b) the conduct of litigation and other incurring of legal expense; and

                (c)   the settlement of claims and litigation;

         (xi) the operation of producing wells drilled on the Leases or on a Prospect which includes any part of the Leases;

         (xii) the exercise of the rights granted to it under the power of attorney created under this Agreement; and

         (xiii) the incurring of all costs and the making of all expenditures in any way related to any of the foregoing.

4.02(c)(2). Scope of Powers. The Managing General Partner's powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of the operation by any outside persons participating therein.

4.02(c)(3). Delegation of Authority.

4.02(c)(3)(a). In General. The Managing General Partner may subcontract and delegate all or any part of its duties under this Agreement to any entity chosen by it, including an entity related to it. The party shall have the same powers in the conduct of the duties as would the Managing General Partner. The delegation, however, shall not relieve the Managing General Partner of its responsibilities under this Agreement.

4.02(c)(3)(b). Delegation to Operator. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing General Partner of its responsibilities under this Agreement.

In no event shall any consideration received for operator services be in excess of competitive rates or duplicative of any consideration or reimbursements received under this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

4.02(c)(4). Related Party Transactions. Subject to the provisions of ss.4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator, or any of their Affiliates.

4.02(d). Additional Powers. In addition to the powers granted the Managing General Partner under ss.4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, when specified, shall have the following additional express powers.

4.02(d)(1). Drilling Contracts. All Partnership Wells shall be drilled under the Drilling and Operating Agreement on a Cost plus 15% basis. The Managing General Partner or its Affiliates, as drilling contractor, may not do the following:

         (i) receive a rate that is not competitive with the rates charged by unaffiliated contractors in the same geographic region;

         (ii)   enter into a turnkey drilling contract with the Partnership;

         (iii) profit by drilling in contravention of its fiduciary obligations to the Partnership; or

         (iv) benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

4.02(d)(2). Power of Attorney.

4.02(d)(2)(a). In General. Each Participant appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit, from time to time:

         (i) to create, prepare, complete, execute, file, swear to, deliver, endorse, and record any and all documents, certificates or other instruments required or necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and

         (ii) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates, and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). Further Action. Each Participant authorizes the attorney-in-fact to take any further action which the attorney-in-fact considers necessary or advisable in connection with any of the foregoing. Each party acknowledges that the power of attorney granted under this section:

         (i) is a special power of attorney coupled with an interest and irrevocable; and

         (ii) shall survive the assignment by the Participant of the whole or a portion of his Units; except when the assignment is of all of the Participant's Units and the purchaser, transferee, or assignee of the Units is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge, and file any agreement, certificate, instrument or document necessary to effect the substitution.

4.02(d)(2)(c). Power of Attorney to Operator. The Managing General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

4.02(e). Borrowings and Use of Partnership Revenues.

4.02(e)(1). Power to Borrow or Use Partnership Revenues.

4.02(e)(1)(a). In General. If additional funds over the Participants' Capital Contributions are needed for Partnership operations, then the Managing General Partner may:

         (i)    use Partnership revenues for such purposes; or

         (ii) the Managing General Partner and its Affiliates may advance to the Partnership the funds necessary under ss.4.03(d)(8)(b), although they are not obligated to advance the funds to the Partnership.

4.02(e)(1)(b). Limitation on Borrowing. The borrowings, other than credit transactions on open account customary in the industry to obtain goods and services, shall be subject to the following limitations:

         (i) the borrowings must be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided in this Agreement; and

         (ii) the amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Partnership's subscription proceeds.

4.02(f). Tax Matters Partner.

4.02(f)(1). Designation of Tax Matters Partner. The Managing General Partner is hereby designated the Tax Matters Partner of the Partnership under ss.6231(a)(7) of the Code. The Managing General Partner is authorized to act in this capacity on behalf of the Partnership and the Participants and to take any action, including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Partnership.

4.02(f)(2). Costs Incurred by Tax Matters Partner. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Partnership.

4.02(f)(3). Notice to Participants of IRS Proceedings. The Tax Matters Partner shall notify all Participants of any partnership administrative proceedings commenced by the IRS, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of the proceedings.

4.02(f)(4). Participant Restrictions. Each Participant agrees as follows:

         (i) he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items, as that term is defined in Section 6231(a)(3) of Code, of the Partnership;

         (ii) he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under Section 6223(b)(2) of the Code; and

         (iii) the Managing General Partner is authorized to file a copy of this Agreement, or pertinent portions of this Agreement, with the IRS under Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection.

4.03. General Rights and Obligations of the Participants and Restricted and Prohibited Transactions.

4.03(a)(1). Limited Liability of Limited Partners. Limited Partners shall not be bound by the obligations of the Partnership other than as provided under the Delaware Revised Uniform Limited Partnership Act. Limited Partners shall not be personally liable for any debts of the Partnership or any of the obligations or losses of the Partnership beyond the amount of the subscription price designated on the Subscription Agreement executed by each respective Limited Partner unless:

         (i) they also subscribe to the Partnership as Investor General Partners; or

         (ii) in the case of the Managing General Partner, it purchases Limited Partner Units.

4.03(a)(2). No Management Authority of Participants. Participants, other than the Managing General Partner if it buys Units, shall have no power over the conduct of the affairs of the Partnership. No Participant, other than the Managing General Partner if it buys Units, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

4.03(b). Reports and Disclosures.

4.03(b)(1). Annual Reports and Financial Statements. Beginning with the 2002 calendar year, the Partnership shall provide each Participant an annual report within 120 days after the close of the calendar year, and beginning with the 2003 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

         (i) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow, and Partners' equity, which shall be prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation with respect to information furnished for income tax purposes and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners' equity, and cash flows in accordance with generally accepted accounting principles. Semiannual reports are not required to be audited.

         (ii) A summary itemization, by type and/or classification of the total fees and compensation including any unaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by the Partnership, or indirectly on behalf of the Partnership, to the Managing General Partner, the Operator, and their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed fee reimbursement for Administrative Costs bears to annual Partnership revenues. Also, the independent certified public accountant will provide written attestation annually, which will be included in the annual report, that the method used to make allocations was consistent with the method described in ss.4.04(a)(2)(c) of this Agreement and that the total amount of costs allocated did not materially exceed the amounts actually incurred by the Managing General Partner. If the Managing General Partner subsequently decides to allocate expenses in a manner different from that described in ss.4.04(a)(2)(c) of this Agreement, the change must be reported to the Participants together with an explanation of why the change was made and the basis used for determining the reasonableness of the new allocation method.

         (iii) A description of each Prospect in which the Partnership owns an interest, including:

                (a)   the cost, location, and number of acres under Lease; and

                (b) the Working Interest owned in the Prospect by the Partnership. Succeeding reports, however, must only contain material changes, if any, regarding the Prospects.

         (iv) A list of the wells drilled or abandoned by the Partnership during the period of the report, indicating whether each of the wells has or has not been completed, and a statement of the cost of each well completed or abandoned. Justification must be included for wells abandoned after production has begun.

         (v) A description of all Farmouts, farmins, and joint ventures, made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms.

         (vi)   A schedule reflecting:

                (a)   the total Partnership costs;

                (b) the costs paid by the Managing General Partner and the costs paid by the Participants;

                (c)   the total Partnership revenues;

                (d) the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants; and

                (e) a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

         (vii) The information specified by Form 10-Q (if such report is required to be filed with the SEC) shall be furnished within 45 days after the close of each quarterly fiscal period.

4.03(b)(2). Tax Information. The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the information needed for the Participant to file the following:

         (i)    his federal income tax return;

         (ii)   any required state income tax return; and

         (iii) any other reporting or filing requirements imposed by any governmental agency or authority.

4.03(b)(3). Reserve Report. Annually, beginning January 1, 2004 the Partnership shall provide to each Participant the following:

         (i) a summary of the computation of the Partnership's total oil and gas Proved Reserves;

         (ii) a summary of the computation of the present worth of the reserves determined using a discount rate of 10%, a constant price for the oil, and basing the price of gas on the existing gas contracts;

         (iii)  a statement of each Participant's interest in the reserves; and

         (iv) an estimate of the time required for the extraction of the reserves with a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

The reserve computations shall be based on engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert.

Also, if there is an event that leads to the reduction of the Partnership's Proved Reserves of 10% or more, excluding reduction as a result of normal production, sales of reserves, or product price changes, then a computation and estimate must be sent to each Participant within 90 days.

4.03(b)(4). Cost of Reports. The cost of all reports described in this ss.4.03(b) shall be paid by the Partnership as Direct Costs.

4.03(b)(5). Participant Access to Records. The Participants and/or their representatives shall be permitted access to all Partnership records. The Participant may inspect and copy any of the records after giving adequate notice to the Managing General Partner at any reasonable time.

Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports, and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

4.03(b)(6). Required Length of Time to Hold Records. The Managing General Partner must maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents which include:

         (i) a record that a Participant meets the suitability standards established in connection with an investment in the Partnership; and

         (ii) any appraisal of the fair market value of the Leases as set forth in ss.4.01(a)(4) or fair market value of any producing property as set forth in ss.4.03(d)(3).

4.03(b)(7). Participant Lists. The following provisions apply regarding access to the list of Participants:

         (i) an alphabetical list of the names, addresses, and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") must be maintained as a part of the Partnership's books and records and be available for inspection by any Participant or his designated agent at the home office of the Partnership on the Participant's request;

         (ii) the Participant List must be updated at least quarterly to reflect changes in the information contained in the Participant List;

         (iii) a copy of the Participant List must be mailed to any Participant requesting the Participant List within 10 days of the written request, printed in alphabetical order on white paper, and in a readily readable type size in no event smaller than 10-point type and a reasonable charge for copy work will be charged by the Partnership;

         (iv) the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and

         (v) if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of the refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling the list or information or copies of the list, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner will require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant's interest in the Partnership. The remedies provided under this subsection to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law or the laws of any state.

4.03(b)(8). State Filings. Concurrently with their transmittal to Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this ss.4.03(b) with:

         (i)    the California Commissioner of Corporations; and

         (ii) the securities commissions of other states which request the report.

4.03(c). Meetings of Participants.

4.03(c)(1). Procedure for a Participant Meeting.

4.03(c)(1)(a). Meetings May Be Called by Managing General Partner or Participants. Meetings of the Participants may be called as follows:

         (i)    by the Managing General Partner; or

         (ii) by Participants whose Units equal 10% or more of the total Units for any matters for which Participants may vote.

The call for a meeting by Participants shall be deemed to have been made on receipt by the Managing General Partner of a written request from holders of the requisite percentage of Units stating the purpose(s) of the meeting.

4.03(c)(1)(b). Notice Requirement. The Managing General Partner shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days if, in the opinion of the Managing General Partner, the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the SEC or other regulatory authorities.

4.03(c)(1)(c). May Vote by Proxy. Participants shall have the right to vote at any Participant meeting either:

         (i)    in person; or

         (ii)   by proxy.

4.03(c)(2). Special Voting Rights. At the request of Participants whose Units equal 10% or more of the total Units, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Participants whose Units equal a majority of the total Units may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

         (i)    dissolve the Partnership;

         (ii) remove the Managing General Partner and elect a new Managing General Partner;

         (iii) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;

         (iv)   remove the Operator and elect a new Operator;

         (v) approve or disapprove the sale of all or substantially all of the assets of the Partnership;

         (vi) cancel any contract for services with the Managing General Partner, the Operator, or their Affiliates without penalty on 60 days notice; and

         (vii)  amend this Agreement; provided however:

                (a) any amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of the Participant or the Managing General Partner; and

                (b) any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants.

4.03(c)(3). Restrictions on Managing General Partner's Voting Rights. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may vote or consent on all matters other than the following:

         (i)    the matters set forth in ss.4.03(c)(2)(ii) and (iv) above; or

         (ii) any transaction between the Partnership and the Managing General Partner or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

4.03(c)(4). Restrictions on Limited Partner Voting Rights. The exercise by the Limited Partners of the rights granted Participants under ss.4.03(c), except for the special voting rights granted Participants under ss.4.03(c)(2), shall be subject to the prior legal determination that the grant or exercise of the powers will not adversely affect the limited liability of Limited Partners. Notwithstanding the foregoing, if in the opinion of counsel to the Partnership the legal determination is not necessary under Delaware law to maintain the limited liability of the Limited Partners, then it shall not be required. A legal determination under this paragraph may be made either pursuant to:

         (i) an opinion of counsel, the counsel being independent of the Partnership and selected on the vote of Limited Partners whose Units equal a majority of the total Units held by Limited Partners; or

         (ii) a declaratory judgment issued by a court of competent jurisdiction.

The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in the vote if the Investor General Partners represent the requisite percentage of Units necessary to take the action.

4.03(d). Transactions with the Managing General Partner.

4.03(d)(1). Transfer of Equal Proportionate Interest. When the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any natural gas, oil or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Partnership, which is the minimum area permitted by state law or local practice on which one well may be drilled, if the following conditions are met:

         (i) the geological feature to which the well will be drilled contains Proved Reserves; and

         (ii)   the drilling or spacing unit protects against drainage.

With respect to a natural gas or oil Prospect located in Ohio, Pennsylvania and New York on which a well will be drilled by the Partnership to test the Clinton/Medina geological formation or the Mississippian and/or Upper Devonian Sandstone reservoirs, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Additionally, for a period of five years after the drilling of the Partnership Well neither the Managing General Partner nor its Affiliates may drill any well:

         (i) in the Clinton/Medina geological formation within 1,650 feet of an existing Partnership Well in Pennsylvania or within 1,000 feet of an existing Partnership Well in Ohio; or

         (ii) in the Mississippian/Upper Devonian Sandstone reservoirs in Fayette County and Greene County, Pennsylvania within 1,000 feet of an existing Partnership Well, although existing wells may be re-entered by parties other than the Partnership even though they are not 1,000 feet from each other.

If the Partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area in which the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves that are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold, transferred, or conveyed to the Partnership as set forth in this section and ss.ss.4.01(a)(4) and 4.03(d)(2).

Notwithstanding the foregoing, Prospects in the Clinton/Medina geological formation, the Mississippian and/or Upper Devonian Sandstone reservoirs, or any other formation or reservoir shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the geological formation and the drilling or spacing unit protected against drainage.

4.03(d)(2). Transfer of Less than the Managing General Partner's and its Affiliates' Entire Interest. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect shall not be made unless:

         (i) the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

         (ii) the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

         (iii) the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

4.03(d)(3). Sale of Undeveloped Leases to the Managing General Partner and Limitations on Sales of Developed Leases to the Managing General Partner. Other than another Program managed by the Managing General Partner and its Affiliates as set forth in ss.ss.4.03(d)(5) and 4.03(d)(9), the Managing General Partner and its Affiliates shall not Farmout or purchase any undeveloped Leases from the Partnership other than at the higher of Cost or fair market value.

The Managing General Partner and its Affiliates, other than an Affiliated Income Program, may not purchase any producing natural gas or oil property from the Partnership unless:

         (i) the sale is in connection with the liquidation of the Partnership; or

         (ii) the Managing General Partner's well supervision fees under the Drilling and Operating Agreement for the well have exceeded the net revenues of the well, determined without regard to the Managing General Partner's well supervision fees for the well, for a period of at least three consecutive months.

In both (i) and (ii), the sale must be at fair market value supported by an appraisal of an Independent Expert selected by the Managing General Partner.

4.03(d)(4). Limitations on Activities of the Managing General Partner and its Affiliates on Leases Acquired by the Partnership. During a period of five years after the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding the proposed acquisition, then the following conditions shall apply:

         (i) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

         (ii) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to complete a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

4.03(d)(5). Transfer of Leases Between Affiliated Limited Partnerships. The transfer of an undeveloped Lease from the Partnership to an Affiliated Drilling Program must be made at fair market value if the undeveloped Lease has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at Cost.

An Affiliated Income Program may purchase a producing natural gas and oil property from the Partnership at any time at:

         (i) fair market value as supported by an appraisal from an Independent Expert if the property has been held by the Partnership for more than six months or there have been significant expenditures made in connection with the property; or

         (ii) Cost as adjusted for intervening operations if the Managing General Partner deems it to be in the best interest of the Partnership.

However, these prohibitions shall not apply to joint ventures or Farmouts among Affiliated partnerships, provided that:

         (i) the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

         (ii) the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership or if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

4.03(d)(6). Sale of All Assets. The sale of all or substantially all of the assets of the Partnership, including without limitation, Leases, wells, equipment and production therefrom, shall be made only with the consent of Participants whose Units equal a majority of the total Units.

4.03(d)(7). Services.

4.03(d)(7)(a). Competitive Rates. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage, or other services nor sell or lease to the Partnership any equipment or related supplies unless:

         (i) the person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

         (ii) the compensation, price, or rental therefor is competitive with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

4.03(d)(7)(b). If Not Disclosed in the Prospectus or This Agreement Then Services by the Managing General Partner Must be Described in a Separate Contract and Cancelable. Any services for which the Managing General Partner or an Affiliate is to receive compensation other than those described in this Agreement or the Prospectus shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts are cancelable without penalty on 60 days written notice by Participants whose Units equal a majority of the total Units.

4.03(d)(8). Loans.

4.03(d)(8)(a). No Loans from the Partnership. No loans or advances shall be made by the Partnership to the Managing General Partner or any Affiliate.

4.03(d)(8)(b). Loans to the Partnership. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership if the interest to be charged exceeds either:

         (i)    the Managing General Partner's or the Affiliate's interest cost;
                or

         (ii) that which would be charged to the Partnership, without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees, by unrelated lenders, on comparable loans for the same purpose.

Neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

4.03(d)(9). Farmouts. The Managing General Partner shall not enter into a Farmout to avoid its paying its share of costs related to drilling an undeveloped Lease. The Partnership shall not Farmout an undeveloped Lease or well activity to the Managing General Partner or its Affiliates except as set forth in ss.4.03(d)(3). Notwithstanding, this restriction shall not apply to Farmouts between the Partnership and another partnership managed by the Managing General Partner or its Affiliates, either separately or jointly, provided that the respective obligations and revenue sharing of all parties to the transactions are substantially the same and the compensation arrangement or any other interest or right of the Managing General Partner or its Affiliates is the same in each partnership, or, if different, the aggregate compensation of the Managing General Partner and its Affiliates is reduced to reflect the lower compensation agreement.

The Partnership may Farmout an undeveloped lease or well activity only if the Managing General Partner, exercising the standard of a prudent operator, determines that:

         (i) the Partnership lacks the funds to complete the oil and gas operations on the Lease or well and cannot obtain suitable financing;

         (ii) drilling on the Lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the Partnership;

         (iii) the Leases or well activity have been downgraded by events occurring after assignment to the Partnership so that development of the Leases or well activity would not be desirable; or

         (iv)   the best interests of the Partnership would be served.

If the Partnership Farmouts a Lease or well activity, the Managing General Partner must retain on behalf of the Partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

4.03(d)(10). No Compensating Balances. Neither the Managing General Partner nor any Affiliate shall use the Partnership's funds as compensating balances for its own benefit.

4.03(d)(11). Future Production. Neither the Managing General Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

4.03(d)(12). Marketing Arrangements. Subject to ss.4.06(c), all benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in the property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's natural gas and oil will be sold and to whom and at what price the natural gas and oil of other natural gas and oil Programs which the Managing General Partner has sponsored or will sponsor will be sold. For example, the Managing General Partner calculates a weighted average selling price for all the natural gas and oil sold in a geographic area by taking all the money received from the sale of all the natural gas and oil sold to its customers in a geographic area and dividing by the volume of all natural gas and oil sold from the wells in that geographic area.

4.03(d)(13). Advance Payments. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid drilling costs and for a business purpose.

4.03(d)(14). No Rebates. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

4.03(d)(15). Participation in Other Partnerships. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any of these arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

         (i) there shall be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

         (ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

         (iii) there shall be no diminishment in the voting rights of the Participants.

4.03(d)(16). Roll-Up Limitations.


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

4.03(d)(16)(a). Requirement for Appraisal and Its Assumptions. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the SEC and the Administrator as an exhibit to the registration statement for the offering. Thus, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

4.03(d)(16)(b). Rights of Participants Who Vote Against Proposal. In connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

         (ii)   one of the following:

                o remaining as Participants in the Partnership and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

                o receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Partnership based on their respective number of Units.

4.03(d)(16)(c). No Roll-Up If Diminishment of Voting Rights. The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement.

In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under ss.ss.4.03(c)(1) and 4.03(c)(2) of this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

4.03(d)(16)(d). No Roll-Up If Accumulation of Shares Would be Impeded. The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity.

The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

4.03(d)(16)(e). No Roll-Up If Access to Records Would Be Limited. The Partnership shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under ss.ss.4.03(b)(5), 4.03(b)(6) and 4.03(b)(7) of this Agreement.

4.03(d)(16)(f). Cost of Roll-Up. The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Participants whose Units equal 75% of the total Units do not vote to approve the proposed Roll-Up.

4.03(d)(16)(g). Roll-Up Approval. The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Units equal 75% of the total Units.


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



4.03(d)(17). Disclosure of Binding Agreements. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

4.03(d)(18). Transactions Must Be Fair and Reasonable. Neither the Managing General Partner nor any Affiliate shall sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except:

         (i)    under transactions that are fair and reasonable; nor

         (ii) take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

4.04. Designation, Compensation and Removal of Managing General Partner and Removal of Operator.

4.04(a). Managing General Partner.

4.04(a)(1). Term of Service. Atlas shall serve as the Managing General Partner of the Partnership until either it:

         (i)    is removed pursuant to ss.4.04(a)(3); or

         (ii)   withdraws pursuant to ss.4.04(a)(3)(f).

4.04(a)(2). Compensation of Managing General Partner. In addition to the compensation set forth in ss.ss.4.01(a)(4) and 4.02(d)(1), the Managing General Partner shall receive the compensation set forth in ss.ss.4.04(a)(2)(b) through 4.04(a)(2)(g).

4.04(a)(2)(a). Charges Must Be Necessary and Reasonable. Charges by the Managing General Partner for goods and services must be fully supportable as to:

         (i)    the necessity of the goods and services; and

         (ii)   the reasonableness of the amount charged.

All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership's subscription proceeds and revenues.

4.04(a)(2)(b). Direct Costs. The Managing General Partner and its Affiliates shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

4.04(a)(2)(c). Administrative Costs. The Managing General Partner shall receive an unaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month. The unaccountable, fixed payment reimbursement of $75 per well per month shall be subject to the following:

         (i) it shall not be increased in amount during the term of the Partnership;

         (ii) it shall be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well;

         (iii) it shall be the entire payment to reimburse the Managing General Partner for the Partnership's Administrative Costs; and

         (iv)   it shall not be received for plugged or abandoned wells.

4.04(a)(2)(d). Gas Gathering. The Managing General Partner shall receive a gathering fee for gathering, compressing and transporting the Partnership's gas at a competitive rate.

4.04(a)(2)(e). Dealer-Manager Fee. Subject to ss.3.03(a)(1), the Dealer-Manager shall receive on each Unit sold to investors:

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


         (i)    a 2.5% Dealer-Manager fee;

         (ii)   a 7% Sales Commission;

         (iii)  a .5% reimbursement of marketing expenses; and

         (iv) a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

4.04(a)(2)(f). Drilling and Operating Agreement. The Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04(a)(2)(g). Other Transactions. The Managing General Partner and its Affiliates may enter into transactions pursuant to ss.4.03(d)(7) with the Partnership and shall be entitled to compensation under this section.

4.04(a)(3). Removal of Managing General Partner.

4.04(a)(3)(a). Majority Vote Required to Remove the Managing General Partner. The Managing General Partner may be removed at any time on 60 days' advance written notice to the outgoing Managing General Partner by the affirmative vote of Participants whose Units equal a majority of the total Units. If the Participants vote to remove the Managing General Partner from the Partnership, then Participants must elect by an affirmative vote of Participants whose Units equal a majority of the total Units either to:

         (i)    terminate, dissolve, and wind up the Partnership; or

         (ii) continue as a successor limited partnership under all the terms of this Partnership Agreement as provided in ss.7.01(c).

If the Participants elect to continue as a successor limited partnership, then the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.04(a)(3)(b). Valuation of Managing General Partner's Interest in the Partnership. If the Managing General Partner is removed, then its interest in the Partnership shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner. The appraisal shall take into account an appropriate discount, to reflect the risk of recovery of natural gas and oil reserves, but not less than that used in the most recent presentment offer, if any.

The cost of the appraisal shall be borne equally by the removed Managing General Partner and the Partnership.

4.04(a)(3)(c). Incoming Managing General Partner's Option to Purchase. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner's interest in the Partnership as Managing General Partner and not as a Participant for the value determined by the Independent Expert.

4.04(a)(3)(d). Method of Payment. The method of payment for the removed Managing General Partner's interest must be fair and protect the solvency and liquidity of the Partnership. The method of payment shall be as follows:

         (i) when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would have received under the Partnership Agreement had the Managing General Partner not been terminated; and

         (ii) when the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

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


4.04(a)(3)(e). Termination of Contracts. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal.

Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not:

         (i) be a party to any natural gas supply agreement that the Managing General Partner or its Affiliates enters into with a third-party;

         (ii)   have any rights pursuant to such natural gas supply agreement;
                or

         (iii) receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.04(a)(3)(f). The Managing General Partner's Right to Voluntarily Withdraw. At any time beginning 10 years after the Offering Termination Date and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner on giving 120 days' written notice of withdrawal to the Participants. If the Managing General Partner withdraws, then the following conditions shall apply:

         (i) the Managing General Partner's interest in the Partnership shall be determined as described in ss.4.04(a)(3)(b) above with respect to removal; and

         (ii) the interest shall be distributed to the Managing General Partner as described in ss.4.04(a)(3)(d)(i) above.

Any successor Managing General Partner shall have the option to purchase 20% of the withdrawing Managing General Partner's interest in the Partnership at the value determined as described above with respect to removal.

4.04(a)(3)(g). The Managing General Partner's Right to Withdraw Property Interest. The Managing General Partner has the right at any time to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership under the conditions set forth in ss.6.03. If the Managing General Partner withdraws an interest, then the Managing General Partner shall:

         (i)    pay the expenses of withdrawing; and

         (ii) fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of its interests including insuring that a greater amount of Direct Costs or Administrative Costs is not allocated to the Participants.

4.04(a)(4). Removal of Operator. The Operator may be removed and a new Operator may be substituted at any time on 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership on the affirmative vote of Participants whose Units equal a majority of the total Units.

The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.05. Indemnification and Exoneration.

4.05(a)(1). Standards for the Managing General Partner Not Incurring Liability to the Partnership or Participants. The Managing General Partner, the Operator, and their Affiliates shall not have any liability whatsoever to the Partnership or to any Participant for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General Partner, the Operator, or their Affiliates if:

         (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

         (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

         (iii) the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

4.05(a)(2). Standards for Managing General Partner Indemnification. The Managing General Partner, the Operator, and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

         (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

         (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

         (iii) the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the following:

         (i)    tangible net assets;

         (ii)   revenues from operations; and

         (iii)  any insurance proceeds.

4.05(a)(3). Standards for Securities Law Indemnification. Notwithstanding anything to the contrary contained in the above, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker/dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

         (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

         (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

         (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC, the Massachusetts Securities Division, and any state securities regulatory authority in which plaintiffs claim they were offered or sold Units with respect to the issue of indemnification for violation of securities laws.

4.05(a)(4). Standards for Advancement of Funds to the Managing General Partner and Insurance. The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

         (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

         (ii) the legal action is initiated by a third-party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

         (iii) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator, or their Affiliates for any liability for which they could not be indemnified pursuant to ss.ss.4.05(a)(1) and 4.05(a)(2).

4.05(b). Liability of Partners. Under the Delaware Uniform Limited Partnership Act, the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership based on his respective number of Units.

In addition, the Managing General Partner agrees to use its corporate assets to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed the Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, the Managing General Partner agrees to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner.

If the Managing General Partner provides indemnification, then each Investor General Partner who has been indemnified shall transfer and subrogate his rights for contribution from or against any other Investor General Partner to the Managing General Partner.

4.05(c). Order of Payment of Claims. Claims shall be paid as follows:

         (i)    first, out of any insurance proceeds;

         (ii)   second, out of Partnership assets and revenues; and

         (iii) last, by the Managing General Partner as provided in ss.ss.3.05(b)(2) and (3) and 4.05(b).

No Limited Partner shall be required to reimburse the Managing General Partner, the Operator, or their Affiliates or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except:

         (i) for a liability resulting from the Limited Partner's unauthorized participation in Partnership management; or

         (ii)   from some other breach by the Limited Partner of this Agreement.

4.05(d). Authorized Transactions Are Not Deemed to Be a Breach. No transaction entered into or action taken by the Partnership or the Managing General Partner, the Operator, or their Affiliates, which is authorized by this Agreement shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

4.06.  Other Activities.

4.06(a). The Managing General Partner May Pursue Other Natural Gas and Oil Activities for Its Own Account. The Managing General Partner, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the natural gas and oil business. This includes without limitation, the evaluation, acquisition, and sale of producing and nonproducing Leases, and the exploration for and production of natural gas, oil and other minerals.

The Managing General Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing General Partner, the Operator, and their Affiliates may do the following:

         (i) continue their activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active;

         (ii) reserve partial interests in Leases being assigned to the Partnership or any other interests not expressly prohibited by this Agreement;

         (iii) deal with the Partnership as independent parties or through any other entity in which they may be interested;

         (iv) conduct business with the Partnership as set forth in this Agreement; and

         (v) participate in such other investor operations, as investors or otherwise.

The Managing General Partner and its Affiliates shall not be required to permit the Partnership or the Participants to participate in any of the operations in which the Managing General Partner and its Affiliates may be interested or share in any profits or other benefits from the operations. However, except as otherwise provided in this Agreement, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that the opportunity either:

         (i) cannot be pursued by the Partnership because of insufficient funds; or

         (ii) it is not appropriate for the Partnership under the existing circumstances.

4.06(b). Managing General Partner May Manage Multiple Partnerships. The Managing General Partner or its Affiliates may manage multiple Programs simultaneously.

4.06(c). Partnership Has No Interest in Natural Gas Contracts or Pipelines and Gathering Systems. Notwithstanding any other provision in this Agreement, the Partnership shall not:

         (i) be a party to any natural gas supply agreement that the Managing General Partner, the Operator, or their Affiliates enter into with a third-party or have any rights pursuant to such natural gas supply agreement; or

         (ii) receive any interest in the Managing General Partner's, the Operator's, and their Affiliates' pipeline or gathering system or compression facilities


                                    ARTICLE V
                      PARTICIPATION IN COSTS AND REVENUES,
                  CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

5.01. Participation in Costs and Revenues. Except as otherwise provided in this Agreement, costs and revenues shall be charged and credited to the Managing General Partner and the Participants as set forth in this section and its subsections.

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

5.01(a). Costs. Costs shall be charged as set forth below.

5.01(a)(1). Organization and Offering Costs. Organization and Offering Costs shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues under ss.5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs paid by it up to and including 15% of the Partnership's subscription proceeds. Any Organization and Offering Costs paid by the Managing General Partner in excess of this amount shall not be credited towards the Managing General Partner's required Capital Contribution or revenue share as set forth in ss.5.01(b)(4).

5.01(a)(2). Intangible Drilling Costs. Intangible Drilling Costs shall be charged 100% to the Participants.

5.01(a)(3). Tangible Costs. Tangible Costs shall be charged 66% to the Managing General Partner and 34% to the Participants. However, if the total Tangible Costs for all of the Partnership's wells that would be charged to the Participants exceeds an amount equal to 10% of the Partnership's subscription proceeds, then the excess shall be charged to the Managing General Partner.

5.01(a)(4). Operating Costs, Direct Costs, Administrative Costs and All Other Costs. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

5.01(a)(5). Allocation of Intangible Drilling Costs and Tangible Costs at Partnership Closings. Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in that closing and shall not be reallocated to take into account other Partnership closings.

Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, not less than 90% of each Participant's subscription proceeds shall be applied to Intangible Drilling Costs and not more than 10% of each Participant's subscription proceeds shall be applied to Tangible Costs regardless of when he subscribes.

5.01(a)(7). Lease Costs. The Leases shall be contributed to the Partnership by the Managing General Partner as set forth in ss.4.01(a)(4).

5.01(b). Revenues. Revenues shall be credited as set forth below.

5.01(b)(1). Allocation of Revenues on Disposition of Property. If the parties' Capital Accounts are adjusted to reflect the simulated depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that represents recovery of its simulated tax basis in the property shall be allocated to the parties in the same proportion as the aggregate adjusted tax basis of the property was allocated to the parties or their predecessors in interest. If the parties' Capital Accounts are adjusted to reflect the actual depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that equals the parties' aggregate remaining adjusted tax basis in the property shall be allocated to the parties in proportion to their respective remaining adjusted tax bases in the property. Thereafter, any excess shall be allocated to the Managing General Partner in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at that time. Finally, any excess shall be credited as provided in ss.5.01(b)(4), below.

In the event of a sale of developed natural gas and oil properties with equipment on the properties, the Managing General Partner may make any reasonable allocation of proceeds between the equipment and the Leases.

5.01(b)(2). Interest. Interest earned on each Participant's subscription proceeds before the Offering Termination Date under ss.3.05(b)(1) shall be credited to the accounts of the respective subscribers who paid the subscription proceeds to the Partnership. The interest shall be paid to the Participant not later than the Partnership's first cash distribution from operations.

After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's natural gas and oil operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing the subscription proceeds.

All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in ss.5.01(b)(4), below.

5.01(b)(3). Sale or Disposition of Equipment. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

5.01(b)(4). Other Revenues. Subject to ss.5.01(b)(4)(a), the Managing General Partner and the Participants shall share in all other Partnership revenues in the same percentage as their respective Capital Contribution bears to the total Partnership Capital Contributions, except that the Managing General Partner shall receive an additional 7% of Partnership revenues. However, the Managing General Partner's total revenue share may not exceed 35% of Partnership revenues. For example, if the Managing General Partner contributes 25% of the total Partnership Capital Contributions and the Participants contribute 75% of the total Partnership Capital Contributions, then the Managing General Partner shall receive 32% of the Partnership revenues and the Participants shall receive 68% of the Partnership revenues. On the other hand, if the Managing General Partner contributes 30% of the total Partnership Capital Contributions and the Participants contribute 70% of the total Partnership Capital Contributions, then the Managing General Partner shall receive 35% of the Partnership revenues, not 37%, because its revenue share cannot exceed 35% of Partnership revenues, and the Participants shall receive 65% of Partnership revenues.

5.01(b)(4)(a). Subordination. The Managing General Partner shall subordinate up to 50% of its share of Partnership Net Production Revenues to the receipt by Participants of cash distributions from the Partnership equal to $1,000 per Unit (10%) regardless of their actual subscription price of the Units, in each of the first five 12-month periods beginning with the Partnership's first cash distributions from operations. In this regard:

         (i) the 60-month subordination period shall begin with the first cash distribution from operations to the Participants, but no subordination distributions to the Participants shall be required until the Partnership's first cash distribution to the Participants after substantially all Partnership wells have been drilled, completed, and placed in production in a sales line;

         (ii) subsequent subordination distributions, if any, shall be determined and made at the time of each subsequent distribution of revenues to the Participants; and

         (iii) the Managing General Partner shall not subordinate more than 50% of its share of Partnership Net Production Revenues in any subordination period.

The subordination shall be determined by:

         (i) carrying forward to subsequent 12-month periods the amount, if any, by which cumulative cash distributions to Participants, including any subordination payments, are less than:

                (a)   $1,000 per Unit (10%) in the first 12-month period;

                (b)   $2,000 per Unit (20%) in the second 12-month period;

                (c)   $3,000 per Unit (30%) in the third 12-month period; or

                (d) $4,000 per Unit (40%) in the fourth 12-month period (no carry forward is required if such distributions are less than $5,000 per Unit (50%) in the fifth 12-month period because the Managing General Partner's subordination obligation terminates on the expiration of the fifth 12-month period); and

         (ii) reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants, including any subordination payments, would exceed:

                (a)   $1,000 per Unit (10%) in the first 12-month period;

                (b)   $2,000 per Unit (20%) in the second 12-month period;

                (c)   $3,000 per Unit (30%) in the third 12-month period;

                (d)   $4,000 per Unit (40%) in the fourth 12-month period; or

                (e)   $5,000 per Unit (50%) in the fifth 12-month period.

The Managing General Partner's subordination obligation shall be further subject to the following conditions:

         (i) the subordination obligation may be prorated in the Managing General Partner's discretion (e.g. in the case of a quarterly distribution, the Managing General Partner will not have any subordination obligation if the distributions to Participants equal $250 per Unit (2.5%) or more assuming there is no subordination owed for any preceding period);

         (ii) the Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises after the distributions;

         (iii) subject to the foregoing provisions of this section, only Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, subordination distributions to the Participants and reimbursements to the Managing General Partner;

         (iv) no subordination payments to the Participants or reimbursements to the Managing General Partner shall be made after the expiration of the fifth 12-month subordination period; and

         (v) subordination payments to the Participants shall be subject to any lien or priority required by the Managing General Partner's lenders pursuant to agreements previously entered into or subsequently entered into or renewed by the Managing General Partner.

5.01(b)(5). Commingling of Revenues From All Partnership Wells. The revenues from all Partnership wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.

5.01(c). Allocations.

5.01(c)(1). Allocations among Participants. Except as provided otherwise in this Agreement, costs (other than Intangible Drilling Costs and Tangible Costs) and revenues charged or credited to the Participants as a group, which includes all revenue credited to the Participants under ss.5.01(b)(4), shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2), in the ratio of their respective Units based on $10,000 per Unit regardless of the actual subscription price for a Participant's Units.

Intangible Drilling Costs and Tangible Costs charged to the Participants as a group shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2), in the ratio of the subscription price designated on their respective Subscription Agreements rather than the number of their respective Units.

5.01(c)(2). Costs and Revenues Not Directly Allocable to a Partnership Well. Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to the Partnership Well or additional operation are being charged or credited.

5.01(c)(3). Managing General Partner's Discretion in Making Allocations For Federal Income Tax Purposes. In determining the proper method of allocating charges or credits among the parties, or in making any other allocations under this Agreement, the Managing General Partner may adopt any method of allocation which it, in its reasonable discretion, selects, if, in its sole discretion based on advice from its legal counsel or accountants, a revision to the allocations is required for the allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions shall be provided by an amendment to this Agreement and shall be made in a manner that would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described in this Agreement.

5.02. Capital Accounts and Allocations Thereto.

5.02(a). Capital Accounts for Each Party to the Agreement. A single, separate Capital Account shall be established for each party, regardless of the number of interests owned by the party, the class of the interests and the time or manner in which the interests were acquired.

5.02(b). Charges and Credits.

5.02(b)(1). General Standard. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv) and shall be increased by:

         (i)    the amount of money contributed by him to the Partnership;

         (ii) the fair market value of property contributed by him, without regard to ss.7701(g) of the Code, to the Partnership, net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under ss.752 of the Code; and

         (iii) allocations to him of Partnership income and gain, or items thereof, including income and gain exempt from tax and income and gain described in Treas. Reg. ss.1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas.
                Reg. ss.1.704-l(b)(4)(i);

and shall be decreased by:

         (iv)   the amount of money distributed to him by the Partnership;

         (v) the fair market value of property distributed to him, without regard to ss.7701(g) of the Code, by the Partnership, net of liabilities secured by the distributed property that he is considered to assume or take subject to under ss.752 of the Code;

         (vi) allocations to him of Partnership expenditures described in ss.705(a)(2)(B) of the Code; and

         (vii) allocations to him of Partnership loss and deduction, or items thereof, including loss and deduction described in Treas.
                Reg. ss.1.704-l(b)(2)(iv)(g), but excluding items described in
                (vi) above, and loss or deduction described in Treas.
                Reg. ss.1.704-l(b)(4)(i) or (iii).

5.02(b)(2). Exception. If Treas. Reg.ss.1.704-l(b)(2)(iv) fails to provide guidance, Capital Account adjustments shall be made in a manner that:

         (i) maintains equality between the aggregate governing Capital Accounts of the parties and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes;

         (ii) is consistent with the underlying economic arrangement of the parties; and

         (iii) is based, wherever practicable, on federal tax accounting principles.

5.02(c). Payments to the Managing General Partner. The Capital Account of the Managing General Partner shall be reduced by payments to it pursuant to ss.4.04(a)(2) only to the extent of the Managing General Partner's distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from the payments.

5.02(d). Discretion of Managing General Partner in the Method of Maintaining Capital Accounts. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration ss.704 and other provisions of the Code and the related rules, regulations and interpretations as may exist from time to time.

5.02(e). Revaluations of Property. In the discretion of the Managing General Partner the Capital Accounts of the parties may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, on a property-by-property basis except as otherwise permitted under ss.704(c) of the Code and the regulations thereunder, on the Partnership's books, in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv)(f).

5.02(f). Amount of Book Items. In cases where ss.704(c) of the Code or ss.5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to the property.

5.03. Allocation of Income, Deductions and Credits.

5.03(a). In General.

5.03(a)(1). Deductions Are Allocated to Party Charged with Expenditure. To the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Partnership deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing General Partner or its Affiliates shall be allocated to the Managing General Partner to the extent required by law.

5.03(a)(2). Income and Gain Allocated in Accordance With Revenues. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in ss.5.01(b) and its subsections.

5.03(b). Tax Basis of Each Property. Subject to ss.704(c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based on the capital interest in the Partnership as to the property and the capital interest in the Partnership for this purpose as to each property shall be considered to be owned by the parties in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

5.03(c). Gain or Loss on Oil and Gas Properties. Each party shall separately compute its gain or loss on the disposition of each natural gas and oil property in accordance with the provisions of ss.613A(c)(7)D) of the Code, and the calculation of the gain or loss shall consider the party's adjusted basis in his property interest computed as provided in ss.5.03(b) and the party's allocable share of the amount realized from the disposition of the property.

5.03(d). Gain on Depreciable Property. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

5.03(e). Loss on Depreciable Property. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

5.03(f). Allocation If Recapture Treated As Ordinary Income. Any recapture treated as an increase in ordinary income by reason of ss.ss.1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party's gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties' gain from the disposition of the property.

5.03(g). Tax Credits. As of the date of the Prospectus, tax credits are not available to the Partnership. If this changes in the future, however, and if a Partnership expenditure, whether or not deductible, that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction, or other downward Capital Account adjustments, for the year, then the parties' interests in the Partnership with respect to the credit, or the cost giving rise thereto, shall be in the same proportion as the parties' respective distributive shares of the loss or deduction, and adjustments. Identical principles shall apply in determining the parties' interests in the Partnership with respect to tax credits that arise from receipts of the Partnership, whether or not taxable.

5.03(h). Deficit Capital Accounts and Qualified Income Offset. Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a party having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the party, to the extent the Participant is not required to restore the deficit to the Partnership, taking into account:

         (i) adjustments that, as of the end of the year, reasonably are expected to be made to the party's Capital Account for depletion allowances with respect to the Partnership's natural gas and oil properties;

         (ii) allocations of loss and deduction that, as of the end of the year, reasonably are expected to be made to the party under ss.ss.704(e)(2) and 706(d) of the Code and Treas.
                Reg. ss.1.751-1(b)(2)(ii); and

         (iii) distributions that, as of the end of the year, reasonably are expected to be made to the party to the extent they exceed offsetting increases to the party's Capital Account, assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis, that reasonably are expected to occur during or prior to the Partnership taxable years in which the distributions reasonably are expected to be made;

shall be charged to the Managing General Partner. Further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of the loss or deduction as quickly as possible to the extent such chargeback does not cause or increase deficit balances in the parties' Capital Accounts which are not required to be restored to the Partnership.

Notwithstanding any provisions of this Agreement to the contrary, if a party unexpectedly receives an adjustment, allocation, or distribution described in
(i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the party's Capital Account which is not required to be restored to the Partnership, the party shall be allocated items of income and gain, consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the year, in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

5.03(i). Minimum Gain Chargeback. To the extent there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt, then any Partner with a share of the minimum gain attributable to the debt at the beginning of the year shall be allocated items of Partnership income and gain in accordance with Treas. Reg. ss.1.704-2(i).

5.03(j). Partners' Allocable Shares. Except as otherwise provided in this Agreement, each party's allocable share of Partnership income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the parties in the Partnership during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, the allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each party's varying interest in the Partnership on each day during the taxable year.

5.04. Elections.

5.04(a). Election to Deduct Intangible Costs. The Partnership's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04(b). No Election Out of Subchapter K. No election shall be made by the Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the partnership provisions of Subchapter K of the Code.

5.04(c). Contingent Income. If it is determined that any taxable income results to any party by reason of its entitlement to a share of profits or revenues of the Partnership before the profit or revenue has been realized by the Partnership, the resulting deduction as well as any resulting gain, shall not enter into Partnership net income or loss but shall be separately allocated to the party.

5.04(d). ss.754 Election. In the event of the transfer of an interest in the Partnership, or on the death of an individual party hereto, or in the event of the distribution of property to any party, the Managing General Partner may choose for the Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes as provided by ss.ss.734 and 743 of the Code.

5.05. Distributions.

5.05(a). In General.

5.05(a)(1). Quarterly Review of Accounts. The Managing General Partner shall review the accounts of the Partnership at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any.

5.05(a)(2). Distributions. The Partnership shall distribute funds to the Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to retain by the Partnership.

5.05(a)(3). No Borrowings. In no event, however, shall funds be advanced or borrowed for distributions if the amount of the distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

5.05(a)(4). Distributions to the Managing General Partner. Cash distributions from the Partnership to the Managing General Partner shall only be made as follows:

         (a)    in conjunction with distributions to Participants; and

         (b) out of funds properly allocated to the Managing General Partner's account.

5.05(a)(5). Reserve. At any time after one year from the date each Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership's proceeds of the sale of the production from the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All of these funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner's reasonable estimate of the costs.

5.05(b). Distribution of Uncommitted Subscription Proceeds. Any net subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within 12 months of the Offering Termination Date, except necessary operating capital, shall be distributed to the Participants in the ratio that the subscription price designated on each Participant's Subscription Agreement bears to the total subscription prices designated on all of the Participants' Subscription Agreements, as a return of capital. The Managing General Partner shall reimburse the Participants for the selling or other offering expenses allocable to the return of capital.

For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

5.05(c). Distributions on Winding Up. On the winding up of the Partnership distributions shall be made as provided in ss.7.02.

5.05(d). Interest and Return of Capital. No party shall under any circumstances be entitled to any interest on amounts retained by the Partnership. Each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.

                                   ARTICLE VI
                              TRANSFER OF INTERESTS

6.01. Transferability.

6.01(a). Rights of Assignee. Unless an assignee becomes a substituted Participant in accordance with the provisions set forth below, he shall not be entitled to any of the rights granted to a Participant under this Agreement, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled.

6.01(b). Conversion of Investor General Partner Units to Limited Partner Units.

6.01(b)(1). Automatic Conversion. After all of the Partnership Wells have been drilled and completed the Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the State of Delaware for the purpose of converting the Investor General Partner Units to Limited Partner Units.

6.01(b)(2). Investor General Partners Shall Have Contingent Liability. On conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising before the conversion of their Units as provided in ss.3.05(b)(2).

6.01(b)(3). Conversion Shall Not Affect Allocations. The conversion shall not affect the allocation to any Participant of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance other than Partnership liabilities, if any. Further, the conversion shall not affect any Participant's interest in the Partnership's natural gas and oil properties and unrealized receivables.

6.01(b)(4). Right to Convert if Reduction of Insurance. Notwithstanding the foregoing, the Managing General Partner shall notify all Participants at least 30 days before the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage is to be materially reduced, then the Investor General Partners shall have the right to convert their Units into Limited Partner Units before the reduction by giving written notice to the Managing General Partner.

6.02. Special Restrictions on Transfers.

6.02(a). In General. Transfers are subject to the following general conditions:

         (i) only whole Units may be assigned unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned;

         (ii) the costs and expenses associated with the assignment must be paid by the assignor Participant;

         (iii) the assignment must be in a form satisfactory to the Managing General Partner; and

         (iv) the terms of the assignment must not contravene those of this Agreement.

Transfers of Units are subject to the following additional restrictions set forth in ss.ss.6.02(a)(1) and 6.02(a)(2).

6.02(a)(1). Tax Law Restrictions. Subject to transfers permitted by ss.6.04 and transfers by operation of law, no sale, exchange, transfer, or assignment of a Unit shall be made which, in the opinion of counsel to the Partnership, would result in the Partnership being either:

         (i)    terminated for tax purposes under ss.708 of the Code; or

         (ii) treated as a "publicly-traded" partnership for purposes of ss.469(k) of the Code.

6.02(a)(2). Securities Laws Restriction. Subject to transfers permitted by ss.6.04 and transfers by operation of law, no Unit shall be sold, assigned, pledged, hypothecated, or transferred which, in the opinion of counsel to the Partnership, would result in the violation of any applicable federal or state securities laws.

Transfers are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

6.02(a)(3). Substitute Participant.

6.02(a)(3)(a). Procedure to Become Substitute Participant. Subject to ss.ss.6.02(a)(1) and 6.02(a)(2), an assignee of a Participant's Unit shall become a substituted Participant entitled to all the rights of a Participant if, and only if:

         (i)    the assignor gives the assignee the right;

         (ii) the assignee pays to the Partnership all costs and expenses incurred in connection with the substitution; and

         (iii) the assignee executes and delivers the instruments necessary to establish that a legal transfer has taken place and to confirm the agreement of the assignee to be bound by all of the terms of this Agreement.

6.02(a)(3)(b). Rights of Substitute Participant. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

6.02(b). Effect of Transfer.

6.02(b)(1). Amendment of Records. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substituted Participants.

Any transfer permitted under this Agreement when the assignee does not become a substituted Participant shall be effective as follows:

         (i) midnight of the last day of the calendar month in which it is made; or

         (ii) at the Managing General Partner's election, 7:00 A.M. of the following day.

6.02(b)(2). Transfer Does Not Relieve Transferor of Certain Costs. No transfer, including a transfer of less than all of a Participant's Units or the transfer of Units to more than one party, shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities under this Agreement related to the Units so transferred, whether arising before or after the transfer.

6.02(b)(3). Transfer Does Not Require An Accounting. No transfer of a Unit shall require an accounting by the Managing General Partner. Also, no transfer shall grant rights under this Agreement, including the exercise of any elections, as between the transferring parties and the remaining parties to this Agreement to more than one party unanimously designated by the transferees and, if he should have retained an interest under this Agreement, the transferor.

6.02(b)(4). Notice. Until the Managing General Partner receives a proper notice of designation acceptable to it, the Managing General Partner shall continue to account only to the person to whom it was furnishing notices before the time pursuant to ss.8.01 and its subsections. This party shall continue to exercise all rights applicable to the Units previously owned by the transferor.

6.03. Right of Managing General Partner to Hypothecate and/or Withdraw Its Interests. The Managing General Partner shall have the authority without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred under this Agreement, to hypothecate, pledge, or otherwise encumber, on any terms it chooses for its own general purposes either:

         (i)    its Partnership interest; or

         (ii) an undivided interest in the assets of the Partnership equal to or less than its respective interest in the revenues of the Partnership.

All repayments of these borrowings and costs, interest or other charges related to the borrowings shall be borne and paid separately by the Managing General Partner. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

In addition, subject to a required participation of not less than 1% of the Partnership's subscription proceeds, the Managing General Partner may withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership if:

         (i) the withdrawal is necessary to satisfy the bona fide request of its creditors; or

         (ii) the withdrawal is approved by Participants whose Units equal a majority of the total Units.

6.04. Presentment.

6.04(a). In General. Participants shall have the right to present their interests to the Managing General Partner for purchase subject to the conditions and limitations set forth in this section. A Participant, however, is not obligated to present his Units for purchase.

The Managing General Partner shall not be obligated to purchase more than 5% of the Units in any calendar year and this 5% limit may not be waived. The Managing General Partner shall not purchase less than one Unit unless the lesser amount represents the Participant's entire interest in the Partnership, however, the Managing General Partner may waive this limitation.

A Participant may present his Units in writing to the Managing General Partner every year beginning in 2007 subject to the following conditions:

         (i) the presentment must be made within 120 days of the reserve report set forth in ss.4.03(b)(3);

         (ii) in accordance with Treas. Reg. ss.1.7704-1(f), the purchase may not be made until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the presentment right; and

         (iii) the purchase shall not be considered effective until the presentment price has been paid in cash to the Participant.

6.04(b). Requirement for Independent Petroleum Consultant. The amount of the presentment price attributable to Partnership reserves shall be determined based on the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by an Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership's interest in the Proved Reserves. In making this estimate, the Managing General Partner shall use the following terms:

         (i)    a discount rate equal to 10%;

         (ii)   a constant price for the oil; and

         (iii) base the price of natural gas on the existing natural gas contracts at the time of the purchase.

The calculation of the presentment price shall be as set forth in ss.6.04(c).

6.04(c). Calculation of Presentment Price. The presentment price shall be based on the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant in the ratio that his number of Units bears to the total number of Units. The presentment price shall include the sum of the following Partnership items:

         (i) an amount based on 70% of the present worth of future net revenues from the Proved Reserves determined as described in ss.6.04(b);

         (ii)   cash on hand;

         (iii) prepaid expenses and accounts receivable less a reasonable amount for doubtful accounts; and

         (iv) the estimated market value of all assets, not separately specified above, determined in accordance with standard industry valuation procedures.

There shall be deducted from the foregoing sum the following items:

         (i) an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

         (ii) any distributions made to the Participants between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, after the presentment request, of natural gas, oil or other mineral production, or of a producing property owned by the Partnership, for purposes of determining the reduction of the presentment price, the distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves.

6.04(d). Further Adjustment May Be Allowed. The presentment price may be further adjusted by the Managing General Partner for estimated changes therein from the date of the report to the date of payment of the presentment price to the Participants because of the following:

         (i) the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the request for purchase; and

         (ii) any of the following occurring before payment of the presentment price to the selling Participants:

                (a)   changes in well performance;

                (b) increases or decreases in the market price of natural gas, oil or other minerals;

                (c) revision of regulations relating to the importing of hydrocarbons;

                (d) changes in income, ad valorem, and other tax laws such as material variations in the provisions for depletion; and

                (e)   similar matters.

6.04(e). Selection by Lot. If less than all Units presented at any time are to be purchased, then the Participants whose Units are to be purchased will be selected by lot.

The Managing General Partner's obligation to purchase Units presented may be discharged for its benefit by a third-party or an Affiliate. The Units of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his Units, together with any other documentation as the Managing General Partner may reasonably request.

6.04(f). No Obligation of the Managing General Partner to Establish a Reserve. The Managing General Partner shall have no obligation to establish any reserve to satisfy the presentment obligations under this section.

6.04(g). Suspension of Presentment Feature. The Managing General Partner may suspend this presentment feature by so notifying Participants at any time if it:

         (i)    does not have sufficient cash flow; or

         (ii) is unable to borrow funds for this purpose on terms it deems reasonable.

In addition, the presentment feature may be conditioned, in the Managing General Partner's sole discretion, on the Managing General Partner's receipt of an opinion of counsel that the transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.

The Managing General Partner shall hold the purchased Units for its own account and not for resale.

                                   ARTICLE VII
                      DURATION, DISSOLUTION, AND WINDING UP

7.01. Duration.

7.01(a). Fifty Year Term. The Partnership shall continue in existence for a term of 50 years from the effective date of this Agreement unless sooner terminated as set forth below.

7.01(b). Termination. The Partnership shall terminate following the occurrence of:

         (i)    a Final Terminating Event; or

         (ii) any event which under the Delaware Revised Uniform Limited Partnership Act causes the dissolution of a limited partnership.

7.01(c). Continuance of Partnership Except on Final Terminating Event. Other than the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all the terms of this Agreement. The successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term "Partnership" shall include the successor limited partnerships and the parties to the successor limited partnerships.

7.02. Dissolution and Winding Up.

7.02(a). Final Terminating Event. On the occurrence of a Final Terminating Event the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining Partnership assets.

7.02(b). Time of Liquidating Distribution. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by:

         (i) the end of the taxable year in which liquidation occurs, determined without regard toss.706(c)(2)(A) of the Code; or

         (ii)   if later, within 90 days after the date of the liquidation.

Notwithstanding, the following amounts are not required to be distributed within the foregoing time periods so long as the withheld amounts are distributed as soon as practical:

         (i) amounts withheld for reserves reasonably required for liabilities of the Partnership; and

         (ii)   installment obligations owed to the Partnership.

7.02(c). In-Kind Distributions. The Managing General Partner shall not be obligated to offer in-kind property distributions to the Participants, and shall do so, in its discretion. Any in-kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

         (i) the Managing General Partner offers the individual Participants the election of receiving in-kind property distributions and the Participants accept the offer after being advised of the risks associated with direct ownership; or

         (ii) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

If the Managing General Partner has not received a Participant's consent within 30 days after the Managing General Partner mailed the request for consent, then it shall be presumed that the Participant has refused his consent.

7.02(d). Sale If No Consent. Any Partnership asset which would otherwise be distributed in-kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third-party, who is not an Affiliate of the Managing General Partner or to itself or its Affiliates, including an Affiliated Income Program, at fair market value as determined by an Independent Expert selected by the Managing General Partner.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.01. Notices.

8.01(a). Method. Any notice required under this Agreement shall be:

         (i)    in writing; and

         (ii) given by mail or wire addressed to the party to receive the notice at the address designated in ss.1.03.

If there is a transfer of Units under this Agreement, no notice to the transferee shall be required, nor shall the transferee have any rights under this Agreement, until notice has been given to the Managing General Partner.

Any transfer of rights under this Agreement shall not increase the duty to give notice. If there is a transfer of Units under this Agreement to more than one party, then notice to any owner of any interest in the Units shall be notice to all owners of the Units.

8.01(b). Change in Address. The address of any party to this Agreement may be changed by written notice as follows:

         (i) to the Participants if there is a change of address by the Managing General Partner; or

         (ii) to the Managing General Partner if there is a change of address by a Participant.

8.01(c). Time Notice Deemed Given. If the notice is given by the Managing General Partner, then the notice shall be considered given, and any applicable time shall run, from the date the notice is placed in the mail or delivered to the telegraph company.

If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run from the date the notice is received.

8.01(d). Effectiveness of Notice. Any notice to a party other than the Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of the following:

         (i)    whether or not the notice is actually received; or

         (ii) any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

8.01(e). Failure to Respond. Except pursuant to ss.7.02(c) or when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing General Partner as set forth below, for approval of or concurrence in a proposed action shall be conclusively deemed to have approved the action. The Managing General Partner shall send the first request and the time period shall be not less than 15 business days from the date of mailing of the request. If the Participant does not respond to the first request, then the Managing General Partner shall send a second request. If the Participant does not respond within seven calendar days from the date of the mailing of the second request, then the Participant shall be conclusively deemed to have approved the action.

8.02. Time. Time is of the essence of each part of this Agreement.

8.03. Applicable Law. The terms and provisions of this Agreement shall be construed under the laws of the State of Delaware, provided, however, this section shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of the State of Delaware. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

8.04. Agreement in Counterparts. This Agreement may be executed in counterpart and shall be binding on all parties executing this or similar agreements from and after the date of execution by each party.

8.05. Amendment.

8.05(a). Procedure for Amendment. No changes in this Agreement shall be binding unless:

         (i) proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Units equal a majority of the total Units; or

         (ii) proposed in writing by Participants whose Units equal 10% or more of the total Units and approved by an affirmative vote of Participants whose Units equal a majority of the total Units.

8.05(b). Circumstances Under Which the Managing General Partner Alone May Amend. The Managing General Partner is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it to:

         (i) add or substitute in the case of an assigning party additional Participants;

         (ii)   enhance the tax benefits of the Partnership to the parties; and

         (iii) satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the SEC, the IRS, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership.

Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests will be so affected.

8.06. Additional Partners. Each Participant hereby consents to the admission to the Partnership of additional Participants as the Managing General Partner, in its discretion, chooses to admit.

8.07. Legal Effect. This Agreement shall be binding on and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject to this Agreement. The terms "Partnership," "Limited Partner," "Investor General Partner," "Participant," "Partner," "Managing General Partner," "Operator," or "parties" shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.

IN WITNESS WHEREOF, the parties hereto set their hands as of the day and year hereinabove shown.

ATLAS:                                      ATLAS RESOURCES, INC.
                                            Managing General Partner

                                            By:
                                               ---------------------------------

                                  EXHIBIT (I-A)

                     MANAGING GENERAL PARTNER SIGNATURE PAGE

                                  EXHIBIT (I-A)
                     MANAGING GENERAL PARTNER SIGNATURE PAGE



Attached to and made a part of the AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS AMERICA PUBLIC #11-2002 LTD.

The undersigned agrees:

     1. to serve as the Managing General Partner of ATLAS AMERICA PUBLIC #11-2002 LTD. (the "Partnership"), and hereby executes, swears to, and agrees to all the terms of the Partnership Agreement;

     2. to pay the required subscription of the Managing General Partner underss.3.03(b)(1) of the Partnership Agreement; and

     3.   to subscribe to the Partnership as follows:

          (a)  $___________________ [________] Unit(s)] under Section 3.03(b)(2)
               of the Partnership Agreement as a Limited Partner; or

          (b)  $___________________ [________] Unit(s)] under Section 3.03(b)(2)
               of the Partnership Agreement as an Investor General Partner.



Managing General Partner:

Atlas Resources, Inc.                                           Address:


By:   ______________________________________                    311 Rouser Road
                                                                Moon Township, Pennsylvania 15108




ACCEPTED this ________ day of __________________ , 2002.



                                                                ATLAS RESOURCES, INC.
                                                                MANAGING GENERAL PARTNER

                                                                By: ____________________________________



                                  EXHIBIT (I-B)

                             SUBSCRIPTION AGREEMENT

                       ATLAS AMERICA PUBLlC #11-2002 LTD.


--------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

I, the undersigned, hereby offer to purchase Units of Atlas America Public #11-2002 Ltd. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas America Public #11-2002 Ltd., as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") the form of which is attached as Exhibit (A) to the Prospectus and I agree to be bound by all of the terms and conditions of the Partnership Agreement if my subscription is accepted by Atlas Resources, Inc., the Managing General Partner. I understand and agree that I may not assign this offer, nor may it be withdrawn after it has been accepted by the Managing General Partner. I hereby irrevocably constitute and appoint the Managing General Partner, and its duly authorized agents, my agent and attorney-in-fact, in my name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Amended and Restated Certificate and Agreement of Limited Partnership and any certificates related thereto.

In order to induce the Managing General Partner to accept this subscription, I hereby represent, warrant, covenant and agree as follows:

Investor's Initials
-------------------

 _____   I have received the Prospectus.

 _____ I, other than if I am a Minnesota or Maine resident, recognize and understand that:

         o before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market;

         o  the transferability of the Units is restricted; and

         o in case of emergency or other change in circumstances I cannot expect to be able to readily liquidate my investment in the Units.

 _____   I am purchasing the Units for the following:

         o  my own account;

         o  for investment purposes and not for the account of others; and

         o  with no present intention of reselling them.

 _____   If an individual, I am:

         o  a citizen of the United States of America; and

         o  at least twenty-one years of age.

_____ If a partnership, corporation or trust, then the members, stockholders or beneficiaries thereof are citizens of the United States. I am at least twenty-one years of age and empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including its exhibits.

         (a) I have either:

_____        o      a net worth of at least $225,000, exclusive of  home,
                    furnishings and automobiles; or

_____        o      a net worth, exclusive of home, furnishings and automobiles, of:

                    o   at least $60,000; and

                    o had during the last tax year, or estimate that I will have during the current tax year, "taxable income" as defined in Section 63 of the Code of at least $60,000, without regard to an investment in the Partnership.

_____   (b)  In addition, if I am a resident of Alabama, Arizona, California,
             Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan,
             Minnesota, Mississippi, Missouri, New Hampshire, New Mexico, North
             Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota,
             Tennessee, Texas, Vermont or Washington, then I represent that I am aware of and meet that state's qualifications and suitability standards set forth in Exhibit (B) to the Prospectus.

_____   (c)  If I am a fiduciary, then I am purchasing for a person or entity having the appropriate income and/or net worth specified in (a) or
             (b) above.

_____ I, other than if I am a Minnesota or Maine resident, understand that if I am an Investor General Partner, then I will have unlimited joint and several liability for Partnership obligations and liabilities including amounts in excess of my subscription to the extent the obligations and liabilities exceed the following:

        o    the Partnership's insurance proceeds;

        o    the Partnership's assets; and

        o    indemnification by the Managing General Partner.

        Insurance may be inadequate to cover these liabilities and there is no insurance coverage for certain claims.

_____ I, other than if I am a Minnesota or Maine resident, understand that if I am a Limited Partner, then I may only use my Partnership losses to the extent of my net passive income from passive activities in the year, with any excess losses being deferred.

_____ I, other than if I am a Minnesota or Maine resident, understand that no state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

_____ I, other than if I am a Minnesota or Maine resident, understand that the Selling Agent or registered representative is required to inform me and the other potential investors of all pertinent facts relating to the Units, including the following:

        o the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for natural gas and oil;

        o the financial hazards involved in the offering, including the risk of losing my entire investment;

        o    the lack of liquidity of my investment;

        o    the restrictions on transferability of my Units;

        o    the background of the Managing General Partner and the Operator;

        o    the tax consequences of my investment; and

        o the unlimited joint and several liability of the Investor General Partners.

The above representations do not constitute a waiver of any rights that I may have under the Acts administered by the SEC or by any state regulatory agency administering statutes bearing on the sale of securities.

Instructions to Investor
------------------------
You are required to execute your own Subscription Agreement and the Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership. Once you subscribe you may withdraw your subscription only by providing the Managing General Partner with written notice of your withdrawal before your subscription is accepted by the Managing General Partner. The Managing General Partner has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you immediately.

If your subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Partnership. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

The Managing General Partner may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing General Partner will send you a confirmation of purchase.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1), does not require enlarging or contracting the size of the area on the basis of geological data in all cases.

If a resident of California I acknowledge the receipt of California Rule
260.141.11 set forth in Exhibit (B) to the Prospectus.


------------------------------------------------------------------------------------------------------------------------------------
                                        SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------

I, the undersigned, agree to purchase ________ Units at $10,000 per Unit in ATLAS AMERICA PUBLIC #11-2002 LTD. (the "Partnership")
as (check one):

       |_|    INVESTOR GENERAL PARTNER                                                   Subscription Price
       |_|    LIMITED PARTNER                                                            $_______________________________
                                                                                         (______________________# Units)

Instructions
====================================================================================================================================
Make your check payable to: "Atlas America Public #11-2002 Ltd., Escrow Agent, National City Bank of PA"
Minimum Subscription: one Unit ($10,000), however, the Managing General Partner, in its discretion, may accept one-half Unit
($5,000) subscriptions. Additional Subscriptions in $1,000 increments. If you are an individual investor you must personally sign this signature page and provide the information requested below.
====================================================================================================================================

Subscriber (All individual investors must personally                   My Home Address (Do not use P.O. Box)
            sign this Signature Page.)

_________________________________________________                      ___________________________________________________
Print Name

_________________________________________________                      ___________________________________________________
Signature

_________________________________________________                      ___________________________________________________
Print Name
                                                                       My Address for Distributions if Different from Above
-------------------------------------------------
Signature                                                              ___________________________________________________

                                                                       ___________________________________________________

Date: _______________


My Tax I.D. No. (Social Security No.):  _________________              Account No.: ________________________________________


My Telephone No.: Business ___________________  Home ________________________

My E-mail Address: ____________________________________

(CHECK ONE):  I am a:               |_|   Calendar Year Taxpayer       |_|   Fiscal Year Taxpayer

(CHECK ONE): OWNERSHIP OF THE UNITS-                |_|   Tenants-in-Common                  |_|  Partnership
                                                    |_|   Joint Tenancy                      |_|  C Corporation
                                                    |_|   Individual                         |_|  S Corporation
                                                    |_|   Trust                              |_|  Community Property
                                                    |_|   Limited Liability Company          |_|  Other

NAME OF TRUST, CORPORATION, LLC, PARTNERSHIP:   Name ____________________________________________
(Enclose supporting documents.)



------------------------------------------------------------------------------------------------------------------------------------
                      TO BE COMPLETED BY REGISTERED REPRESENTATIVE (For Commission and Other Purposes)
------------------------------------------------------------------------------------------------------------------------------------

I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct
Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio, and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

_________________________________________________                      ____________________________________________________
Name of Registered Representative and CRD Number                       Name of Broker/Dealer

_________________________________________________                      ____________________________________________________
Signature of Registered Representative                                 Broker/Dealer CRD Number

Registered Representative Office Address:                              Broker/Dealer E-mail Address:________________________

_________________________________________________

_________________________________________________

Phone Number:____________________________________

Facsimile Number:________________________________

E-mail Address:__________________________________

_________________________________________________
Company Name (if other than Broker/Dealer Name)

NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS and THE CHECK to:

     Mr. John S. Coffey
     Anthem Securities, Inc.
     311 Rouser Road
     P.O. Box 926
     Coraopolis, Pennsylvania 15108
     (412) 262-1680
     FACSIMILE: (412) 262-7430
     EMAIL:  jcoffey@atlasamerica.com

------------------------------------------------------------------------------------------------------------------------------------
                                          TO BE COMPLETED BY THE MANAGING GENERAL PARTNER
------------------------------------------------------------------------------------------------------------------------------------


ACCEPTED THIS ______ day                                                    ATLAS RESOURCES, INC.,
of  _________________ , 2002                                                MANAGING GENERAL PARTNER


                                                                            By:_____________________________________________



                                  EXHIBIT (II)

                        DRILLING AND OPERATING AGREEMENT
                       ATLAS AMERICA PUBLIC #11-2002 LTD.

                (This Drilling and Operating Agreement Is Written
                      For a Natural Gas Development Well In
                    The Clinton/Medina Geological Formation.
           The Drilling and Operating Agreement Will Be Appropriately
           Modified for Different Formations or Areas and Oil Wells.)

                                                 INDEX

Section                                                                                                        Page

1.    Assignment of Well Locations; Representations; Designation of Additional Well Locations;
      Outside Activities Are Not Restricted.......................................................................1

2.    Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations.................2

3.    Operator - Responsibilities in General; Covenants; Term.....................................................3

4.    Operator's Charges for Drilling and Completing Wells; Payment; Completion Determination;
      Dry Hole Determination; Excess Funds and Cost Overruns - Intangible Drilling Costs; Excess
      Funds and Cost Overruns - Tangible Costs....................................................................4

5.    Title Examination of Well Locations; Developer's Acceptance and Liability; Additional Well Locations........7

6.    Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs;
      Pipelines; Price Determinations; Plugging and Abandonment...................................................7

7.    Billing and Payment Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale
      Proceeds; Records and Reports; Additional Information.......................................................9

8.    Operator's Lien; Right to Collect From Gas Purchaser.......................................................11

9.    Successors and Assigns; Transfers; Appointment of Agent....................................................11

10.   Operator's Insurance; Subcontractors' Insurance; Operator's Liability......................................12

11.   Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind..................13

12.   Effect of Force Majeure; Definition of Force Majeure; Limitation...........................................14

13.   Term.......................................................................................................14

14.   Governing Law; Invalidity..................................................................................14

15.   Integration; Written Amendment.............................................................................14

16.   Waiver of Default or Breach................................................................................15

17.   Notices....................................................................................................15

18.   Interpretation.............................................................................................15

19.   Counterparts...............................................................................................15

      Signature Page.............................................................................................15

      Exhibit A                          Description of Leases and Initial Well Locations
      Exhibits A-l through A-___         Maps of Initial Well Locations
      Exhibit B                          Form of Assignment
      Exhibit C                          Form of Addendum

                        DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT made this ______ day of _______________, 2002, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Atlas" or "Operator"),

                                       and

ATLAS AMERICA PUBLIC #11-2002 LTD., a Delaware limited partnership, (hereinafter referred to as the "Developer").

                                WITNESSETH THAT:

WHEREAS, the Operator, by virtue of the Oil and Gas Leases (the "Leases") described on Exhibit A attached to and made a part of this Agreement, has certain rights to develop the ____________ (______) initial well locations (the "Initial Well Locations") identified on the maps attached to and made a part of this Agreement as Exhibits A-l through A-______;

WHEREAS, the Developer, subject to the terms and conditions of this Agreement, desires to acquire certain of the Operator's rights to develop the Initial Well Locations and to provide for the development on the terms and conditions set forth in this Agreement of additional well locations ("Additional Well Locations") which the parties may from time to time designate; and

WHEREAS, the Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (collectively the "Well Locations") and to operate the wells completed on the Well Locations, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Assignment of Well Locations; Representations; Designation of Additional Well Locations; Outside Activities Are Not Restricted.

     (a) Assignment of Well Locations. The Operator shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the top of the Queenston formation in Pennsylvania and Ohio when the primary objective is the Clinton/Medina geological formation.

          The assignment shall be substantially in the form of Exhibit B attached to and made a part of this Agreement. The amount of acreage included in each Initial Well Location and the configuration of the Initial Well Location are indicated on the maps attached as Exhibits A-l through A-______. The amount of acreage included in each Additional Well Location and the configuration of the Additional Well Location shall be indicated on the maps to be attached as exhibits to the applicable addendum to this Agreement as provided in sub-section
          (c) below.

     (b) Representations. The Operator represents and warrants to the Developer that:

          (i) the Operator is the lawful owner of the Lease and rights and interest under the Lease and of the personal property on the Lease or used in connection with the Lease;

          (ii) the Operator has good right and authority to sell and convey the rights, interest, and property;

          (iii) the rights, interest, and property are free and clear from all liens and encumbrances; and

          (iv) all rentals and royalties due and payable under the Lease have been duly paid.

          These representations and warranties shall also be included in each recorded assignment of the acreage included in each Initial Well Location and Additional Well Location designated pursuant to sub-section (c) below, substantially in the manner set forth in Exhibit B.

          The Operator agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys' fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the above representations and warranties. It is understood and agreed that, except as specifically set forth above, the Operator makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.

     (c) Designation of Additional Well Locations. If the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, then the parties shall execute an addendum substantially in the form of Exhibit C attached to and made a part of this Agreement (Exhibit "C") specifying:

          (i) the undivided percentage of Working Interest and the Oil and Gas Leases to be included as Leases under this Agreement;

          (ii) the amount and configuration of acreage included in each Additional Well Location on maps attached as exhibits to the addendum; and

          (iii) their agreement that the Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

     (d) Outside Activities Are Not Restricted. It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations and the Additional Well Locations. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties to conduct without the participation of the other party any additional activities relating to exploration, development, drilling, production, or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the Well Locations or elsewhere.

2. Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations.

     (a) Drilling of Wells. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate ____________ (_____) natural gas wells on the ____________ (______) Initial Well Locations in accordance with the terms and conditions of this Agreement. Developer, as a minimum commitment, agrees to participate in and pay the Operator's charges for drilling and completing the wells and any extra costs pursuant to Section 4 in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all initial wells. It is understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the initial wells to be drilled under this Agreement.

     (b) Timing. Operator will use its best efforts to begin drilling the first well within thirty (30) days after the date of this Agreement and to begin drilling each of the other initial wells for which payment is made pursuant to Section 4(b) of this Agreement, on or before March 31, 2003. Subject to the foregoing time limits, Operator shall determine the timing of and the order of drilling the Initial Well Locations.

     (c) Depth. All of the wells to be drilled under this Agreement (c) shall be:

          (i) drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations; and

          (ii) drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

     (d) Interest of Developer. Except as otherwise provided in this Agreement, all costs, expenses, and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 2,500 feet on the Well Location, equipment, materials, and facilities acquired, constructed or installed under this Agreement shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor's royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled under this Agreement shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

     (e) Right to Substitute Well Locations. Notwithstanding the provisions of sub-section (a) above, if the Operator or Developer determines in good faith, with respect to any Well Location, before operations begin under this Agreement on the Well Location, that it would not be in the best interest of the parties to drill a well on the Well Location, then the party making the determination shall notify the other party of its determination and its basis for its determination and, unless otherwise instructed by Developer, the well shall not be drilled. This determination may be based on:

          (i) the production or failure of production of any other wells which may have been recently drilled in the immediate area of the Well Location;

          (ii)  newly discovered title defects; or

          (iii) any other evidence with respect to the Well Location as may be obtained.

          If the well is not drilled, then Operator shall promptly propose a new well location (including all information for the Well Location as Developer may reasonably request) within Pennsylvania, Ohio, or other areas of the United States to be substituted for the original Well Location. Developer shall then have seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, then Operator shall promptly propose another substitute well location pursuant to the provisions of this sub-section.

          Once the Developer accepts a substitute well location or does not reject it within said seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions of this Agreement.

3.   Operator - Responsibilities in General; Covenants; Term.

     (a) Operator - Responsibilities in General. Atlas shall be the Operator of the wells and Well Locations subject to this Agreement and, as the Developer's independent contractor, shall, in addition to its other obligations under this Agreement do the following:

          (i) arrange for drilling and completing the wells and installing the necessary gas gathering line systems and connection facilities;

          (ii) make the technical decisions required in drilling, testing, completing, and operating the wells;

          (iii) manage and conduct all field operations in connection with the drilling, testing, completing, equipping, operating, and producing the wells;

          (iv) maintain all wells, equipment, gathering lines, and facilities in good working order during their useful lives; and

          (v)   perform the necessary administrative and accounting functions.

          In performing the work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

     (b)  Covenants. Operator covenants and agrees that under this Agreement:

          (i) it shall perform and carry on (or cause to be performed and carried on) its duties and obligations in a good, prudent, diligent, and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the Well Locations;

          (ii) all drilling and other operations conducted by, for and under the control of Operator shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements;

          (iii) unless otherwise agreed in writing by the Developer, all work performed pursuant to a written estimate shall conform to the technical specifications set forth in the written estimate and all equipment and materials installed or incorporated in the wells and facilities shall be new or used and of good quality;

          (iv) in the course of conducting operations, it shall comply with all terms and conditions, other than any minimum drilling commitments, of the Leases (and any related assignments, amendments, subleases, modifications and supplements);

          (v) it shall keep the Well Locations and all wells, equipment and facilities located on the Well Locations free and clear of all labor, materials and other liens or encumbrances arising out of operations;

          (vi) it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities; and

          (vii) it will provide competent and experienced personnel to supervise drilling, completing (or plugging), and operating the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties.

     (c) Term. Atlas shall serve as Operator under this Agreement until the earliest of:

          (i)   the termination of this Agreement pursuant to Section 13;

          (ii) the termination of Atlas as Operator by the Developer at any time in the Developer's discretion, with or without cause on sixty (60) days' advance written notice to the Operator; or

          (iii) the resignation of Atlas as Operator under this Agreement which may occur on ninety (90) days' written notice to the Developer at any time after five (5) years from the date of this Agreement, it being expressly understood and agreed that Atlas shall have no right to resign as Operator before the expiration of the five-year period.

          Any successor Operator shall be selected by the Developer. Nothing contained in this sub-section shall relieve or release Atlas or the Developer from any liability or obligation under this Agreement which accrued or occurred before Atlas' removal or resignation as Operator under this Agreement. On any change in Operator under this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations under this Agreement and owned by the Developer.

4. Operator's Charges for Drilling and Completing Wells; Payment; Completion Determination; Dry Hole Determination; Excess Funds and Cost
     Overruns-Intangible Drilling Costs; Excess Funds and Cost Overruns-Tangible Costs.

     (a) Operator's Charges for Drilling and Completing Wells. All natural gas wells which are drilled and completed under this Agreement shall be drilled and completed on a Cost plus 15% basis. "Cost," when used with respect to services, shall mean the reasonable, necessary, and actual expenses incurred by Operator on behalf of Developer in providing the services under this Agreement, determined in accordance with generally accepted accounting principles. As used elsewhere, "Cost" shall mean the price paid by Operator in an arm's-length transaction.

          The estimated price for each of the wells shall be set forth in an Authority for Expenditure ("AFE") which shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing each well for production of natural gas. This includes without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator's overhead and profit, rights-of-way, drilling rigs, equipment and materials, costs of title examination, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 2,500 feet of gathering line per well, geological and engineering services and completing two (2) zones. The estimated price shall not include the cost of:

          (i)   completing more than two (2) zones;

          (ii) completion procedures, equipment, or any facilities necessary or appropriate for the production and sale of oil and/or natural gas liquids; and

          (iii) equipment or materials necessary or appropriate to collect, lift, or dispose of liquids for efficient gas production, except that the cost of saltwater collection tanks, separators, siphon string and tubing shall be included in the estimated price.

          These extra costs, if any, shall be billed to Developer in proportion to the share of the Working Interest owned by the Developer in the wells on a Cost plus 15% basis.

     (b) Payment. The Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs as those terms are defined below, for drilling and completing all initial wells on execution of this Agreement. Notwithstanding, Atlas' payments for its share of the estimated Tangible Costs as that term is defined below of drilling and completing all initial wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer's payment shall be nonrefundable in all events in order to enable Operator to do the following:

          (i)   commence site preparation for the initial wells;

          (ii) obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

          (iii) insure the availability of equipment and materials.

          For purposes of this Agreement, "Intangible Drilling Costs" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes all expenditures made with respect to any well before the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of the well and the preparation of the well for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Internal Revenue Code of 1986, as amended, (the "Code"), and Treasury Reg.
          Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well before a completion attempt. "Tangible Costs" shall mean those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code. This includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

          With respect to each additional well drilled on the Additional Well Locations, if any, Developer shall pay Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs for the well on execution of the applicable addendum pursuant to Section l(c) above. Notwithstanding, Atlas' payments for its share of the estimated Tangible Costs of drilling and completing all additional wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer's payment shall be nonrefundable in all events in order to enable Operator to do the following:

          (i)   commence site preparation;

          (ii) obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

          (iii) insure the availability of equipment and materials.

          Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred for each well pursuant to sub-section (a) above within ten (10) business days of its receipt of Operator's statement for the extra costs.

     (c) Completion Determination. Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled under this Agreement. However, a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

     (d) Dry Hole Determination. If Operator determines at any time during the drilling or attempted completion of any well under this Agreement, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the Well Location that the well should not be completed, then it shall promptly and properly plug and abandon the well.

     (e) Excess Funds and Cost Overruns-Intangible Drilling Costs. Any estimated Intangible Drilling Costs paid by Developer with respect to any well which exceed Operator's price specified in sub-section (a) above for the Intangible Drilling Costs of the well shall be retained by Operator and shall be applied to:

          (i) the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

          (ii) any cost overruns owed by the Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

          Conversely, if Operator's price specified in sub-section (a) above for the Intangible Drilling Costs of any well exceeds the estimated Intangible Drilling Costs paid by Developer for the well, then:

          (i)  Developer shall pay the additional price to Operator within five
               (5) business days after notice from Operator that the additional amount is due and owing; or

          (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional amounts to Operator. If doing so results in any excess prepaid Intangible Drilling Costs, then these funds shall be applied to:

               o the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

               o any cost overruns owed by Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

               The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

     (f) Excess Funds and Cost Overruns - Tangible Costs. Any estimated Tangible Costs paid by Developer with respect to any well which exceed Operator's price specified in sub-section (a) above for the Tangible Costs of the well shall be retained by Operator and shall be applied to:

          (i) the Intangible Drilling Costs or Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

          (ii) any cost overruns owed by Developer to Operator for Intangible Drilling Costs or Tangible Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

          Conversely, if Operator's price specified in sub-section (a) above for the Tangible Costs of any well exceeds the estimated Tangible Costs paid by Developer for the well, then:

          (i)  Developer shall pay the additional price to Operator within ten
               (10) business days after notice from Operator that the additional price is due and owing; or

          (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional price to Operator. If doing so results in any excess prepaid Tangible Costs, then these funds shall be applied to:

               o the Intangible Drilling Costs or Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

               o any cost overruns owed by Developer to Operator for Intangible Drilling Costs or Tangible Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owed by the Developer in the wells.

          The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

5. Title Examination of Well Locations, Developer's Acceptance and Liability; Additional Well Locations.

     (a) Title Examination of Well Locations, Developer's Acceptance and Liability. The Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer accepts the title to the Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost, or liability caused by the breach of any of the warranties and representations made by the Operator in Section l(b), any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer.

     (b) Additional Well Locations. Before beginning drilling of any well on any Additional Well Location, Operator shall conduct, or cause to be conducted, a title examination of the Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by the Lease. The results of the title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance. No drilling on the Additional Well Locations shall begin until the title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost, or liability whatsoever, caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost, or liability was caused by the breach of any of the warranties and representations made by the Operator in Section l(a).

6. Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs; Pipelines; Price Determinations; Plugging and Abandonment.

     (a) Operations Subsequent to Completion of the Wells. Beginning with the month in which a well drilled under this Agreement begins to produce, Operator shall be entitled to an operating fee of $275 per month for each well being operated under this Agreement, proportionately reduced to the extent the Developer owns less than 100% of the Working Interest in the wells. This fee shall be in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of the wells and related pipelines and facilities. Also, this fee shall not be received by Operator if a third-party serves as the actual operator of the well, in which case Operator's duties under this Agreement with respect to the well shall consist of reviewing the costs and expenses charged by the third-party operator and monitoring the third-party operator's accounting and production records for the well on behalf of the Developer.

          The operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation:

          (i)   well tending, routine maintenance and adjustment;

          (ii) reading meters, recording production, pumping, maintaining appropriate books and records;

          (iii) preparing reports to the Developer and government agencies; and

          (iv)  collecting and disbursing revenues.

          The operating fees shall not cover costs and expenses related to the following:

          (i)   the production and sale of oil;

          (ii) the collection and disposal of salt water or other liquids produced by the wells;

          (iii) the rebuilding of access roads; and

          (iv)  the purchase of equipment, materials or third party services;

          which, subject to the provisions of sub-section (c) of this Section 6, shall be paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

          Any well which is temporarily abandoned or shut-in continuously for the entire month shall not be considered a producing well for purposes of determining the number of wells in the month subject to the operating fee.

     (b)  Fee Adjustments. The monthly operating fee set forth in sub-section
          (a) above may in the following manner be adjusted annually as of the first day of January (the "Adjustment Date") each year beginning January l, 2004. Such adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, SIC Code #131-2, or any successor index thereto, since January l, 2002, in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment.

     (c) Extraordinary Costs. Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced under this Agreement reasonably estimated to result in an expenditure of more than $5,000, unless the project or extraordinary cost is necessary for the following:

          (i)   to safeguard persons or property; or

          (ii) to protect the well or related facilities in the event of a sudden emergency.

          In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, contractors, licensees, or invitees.

          All extraordinary costs incurred and the cost of projects undertaken with respect to a well being produced shall be billed at the invoice cost of third-party services performed or materials purchased together with a reasonable charge by Operator for services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance of undertaking any project all or a portion of the estimated costs of the project in proportion to the share of the Working Interest owned by the Developer in the wells.

     (d) Pipelines. Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator or its Affiliates and shall be maintained at their sole cost and expense.

     (e) Price Determinations. Notwithstanding anything herein to the contrary, the Developer shall have full responsibility for and bear all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. This responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with the Act and the implementing state regulations.

          Operator agrees to furnish the information and render the assistance as the Developer may reasonably request in order to comply with the Act and the implementing state regulations without charge for services performed by its employees.

     (f) Plugging and Abandonment. The Developer shall have the right to direct Operator to plug and abandon any well that has been completed under this Agreement as a producer. In addition, Operator shall not plug and abandon any well that has been drilled and completed as a producer before obtaining the written consent of the Developer. However, if the Operator in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, determines that any well should be plugged and abandoned and makes a written request to the Developer for authority to plug and abandon the well and the Developer fails to respond in writing to the request within forty-five (45) days following the date of the request, then the Developer shall be deemed to have consented to the plugging and abandonment of the well. All costs and expenses related to plugging and abandoning the wells which have been drilled and completed as producing wells shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

          At any time after one (1) year from the date each well drilled and completed is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well up to $200, in proportion to the share of the Working Interest owned by the Developer in the wells, for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All these funds shall be deposited in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator's reasonable estimate of the costs.

7. Billing and Payment Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale Proceeds; Records and Reports; Additional Information.

     (a) Billing and Payment Procedure with Respect to Operation of Wells. Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells, all severance taxes, royalties, overriding royalties, operating fees, pipeline gathering charges, and other expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement. Operator shall also pay, in proportion to the share of the Working Interest owned by the Developer in the wells, on or before the due date any third-party invoices rendered to Operator with respect to costs and expenses incurred in connection with the operation of the wells. Operator, however, shall not be required to pay and discharge any of the above costs and expenses which are being contested in good faith by Operator.

          Operator shall deduct the foregoing costs and expenses from the Developer's share of the proceeds of the oil and/or gas sold from the wells and shall keep an accurate record of the Developer's account, showing expenses incurred and charges and credits made and received with respect to each well. If the proceeds are insufficient to pay the costs and expenses, then Operator shall promptly and timely pay and discharge the costs and expenses, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for the costs and expenses. The invoice shall be accompanied by the form of statement specified in sub-section (b) below, and shall be paid by the Developer within ten (10) business days of its receipt.

     (b) Disbursements. Operator shall disburse to the Developer, on a monthly basis, the Developer's share of the proceeds received from the sale of oil and/or gas sold from the wells operated under this Agreement, less:

          (i)   the amounts charged to the Developer under sub-section (a); and

          (ii) the amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6.

          Each disbursement made and/or invoice submitted pursuant to sub-section (a) above shall be accompanied by a statement itemizing with respect to each well:

          (i) the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer's share of the production;

          (ii) the total proceeds received from any sale of the production, and the Developer's share of the proceeds;

          (iii) the costs and expenses deducted from the proceeds and/or being billed to the Developer pursuant to sub-section (a) above;

          (iv)  the amount withheld for future plugging costs; and

          (v) any other information as Developer may reasonably request, including without limitation copies of all third-party invoices listed on the statement for the period.

     (c) Separate Account for Sale Proceeds. Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated under this Agreement in a separate checking account maintained by Operator. This account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production under this Agreement.

     (d) Records and Reports. In addition to the statements required under sub-section (b) above, Operator, within seventy-five (75) days after the completion of each well drilled, shall furnish the Developer with a detailed statement itemizing with respect to the well the total costs and charges under Section 4(a) and the Developer's share of the costs and charges, and any information as is necessary to enable the
          Developer:

          (i) to allocate any extra costs incurred with respect to the well between Tangible Costs and Intangible Drilling Costs; and

          (ii)  to determine the amount of investment tax credit, if applicable.

     (e) Additional Information. On request, Operator shall promptly furnish the Developer with any additional information as it may reasonably request, including without limitation geological, technical, and financial information, in the form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer's sole cost and expense:

          (i) on at least ten (10) days' written notice have access during normal business hours to all of Operator's records pertaining to operations, including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges, expenses and disbursements under this Agreement (including information regarding the separate account required under sub-section (c)); and

          (ii) have access, at its sole risk, to any wells drilled by Operator under this Agreement at all times to inspect and observe any machinery, equipment and operations.

8.   Operator's Lien; Right to Collect From Gas Purchaser.

     (a) Operator's Lien. To secure the payment of all sums due from Developer to Operator under the provisions of this Agreement the Developer grants Operator a first and preferred lien on and security interest in the following:

          (i) the Developer's interest in the Leases covered by this Agreement;

          (ii) the Developer's interest in oil and gas produced under this Agreement and its proceeds from the sale of the oil and gas; and

          (iii) the Developer's interest in materials and equipment under this Agreement.

     (b) Right to Collect From Gas Purchaser. If the Developer fails to timely pay any amount owing under this Agreement by it to the Operator, then Operator, without prejudice to other existing remedies, may collect and retain from any purchaser or purchasers of oil or gas the Developer's share of the proceeds from the sale of the oil and gas until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis, and any additional costs (including without limitation actual attorneys' fees and costs) resulting from the delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely on Operator's written statement concerning the amount of any default.

9.   Successors and Assigns; Transfers; Appointment of Agent.

     (a) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the undersigned parties and their respective successors and permitted assigns. However, the Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of the rights or obligations under this Agreement, without the prior written consent of the Developer. Notwithstanding, this consent shall not be required in connection with:

          (i) the assignment of work to be performed for Operator by subcontractors, it being understood and agreed, however, that any assignment to Operator's subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement;

          (ii) any lien, assignment, security interest, pledge or mortgage arising under Operator's present or future financing arrangements; or

          (iii) the liquidation, merger, consolidation, or other corporate reorganization or sale of substantially all of the assets of Operator.

          Further, in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provisions to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered by this Agreement unless the disposition encompasses either:

          (i) the entire interest of the Developer in all wells, production, equipment and leasehold interests subject to this Agreement; or

          (ii) an equal undivided interest in all such wells, production, equipment, and leasehold interests.

     (b) Transfers. Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered by this Agreement shall be made:

          (i)   expressly subject to this Agreement;

          (ii)  without prejudice to the rights of the Operator; and

          (iii) in accordance with and subject to the provisions of the Lease.

     (c) Appointment of Agent. If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, at its discretion, require the co-owners to appoint a single trustee or agent with full authority to do the following:

          (i) receive notices, reports and distributions of the proceeds from production;

          (ii)  approve expenditures;

          (iii) receive billings for and approve and pay all costs, expenses and liabilities incurred under this Agreement;

          (iv) exercise any rights granted to the co-owners under this Agreement;

          (v) grant any approvals or authorizations required or contemplated by this Agreement;

          (vi) sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated by this Agreement; and

          (vii) deal generally with, and with power to bind, the co-owners with respect to all activities and operations contemplated by this Agreement.

          However, all the co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled under this Agreement in accordance with sub-section (c) of Section 11.

10.  Operator's Insurance; Subcontractors' Insurance; Operator's Liability.

     (a) Operator's Insurance. Operator shall obtain and maintain at its own expense so long as it is Operator under this Agreement all required Workmen's Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which insurance shall include coverage for blow-outs and total liability coverage of not less than $10,000,000.

          Subject to the above limits, the Operator's general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement; Operator's general public liability insurance shall, if permitted by Operator's insurance carrier:

          (i)   name the Developer as an additional insured party; and

          (ii) provide that at least thirty (30) days' prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer.

          However, the Developer shall reimburse Operator for the additional cost, if any, of including it as an additional insured party under the Operator's insurance.

          Current copies of all policies or certificates of the Operator's insurance coverage shall be delivered to the Developer on request. It is understood and agreed that Operator's insurance coverage may not adequately protect the interests of the Developer and that the Developer shall carry at its expense such excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

     (b) Subcontractors' Insurance. Operator shall require all of its subcontractors to carry all required Workmen's Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

     (c) Operator's Liability. Operator's liability to the Developer as Operator under this Agreement shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages, or expenses (including but not limited to reasonable attorneys' fees) relating to, caused by or arising out of:

          (i) the noncompliance with or violation by Operator, its employees, agents, or subcontractors of any local, state or federal law, statute, regulation, or ordinance;

          (ii) the negligence or misconduct of Operator, its employees, agents or subcontractors; or

          (iii) the breach of or failure to comply with any provisions of this Agreement.

11. Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind.

     (a) Internal Revenue Code Election. With respect to this Agreement, each of the parties elects under Section 761(a) of the Internal Revenue Code of 1986, as amended, to be excluded from the provisions of Subchapter K of Chapter 1 of Sub Title A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered by this Agreement is located contain, or may subsequently contain, a similar election, each of the parties agrees that the election shall be exercised.

          Beginning with the first taxable year of operations under this Agreement, each party agrees that the deemed election provided by
          Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2 (b)(3)(i) and (ii) of the Regulations to revoke the election. Each party agrees to execute the documents and make the filings with the appropriate governmental authorities as may be necessary to effect the election.

     (b) Relationship of Parties. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth in this Agreement or as otherwise directed by the Developer.

     (c) Right to Take Production in Kind. Subject to the provisions of Section 8 above, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled under this Agreement, exclusive of production:

          (i)   that may be used in development and producing operations;

          (ii)  unavoidably lost; and

          (iii) used to fulfill any free gas obligations under the terms of the applicable Lease or Leases.

          Operator shall not have any right to sell or otherwise dispose of the oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled under this Agreement.

          Developer shall have no interest in any gas supply agreements of Operator, except the right to receive Developer's share of the proceeds received from the sale of any gas or oil from wells developed under this Agreement. The Developer agrees to designate Operator or Operator's designated bank agent as the Developer's collection agent in any contracts. On request, Operator shall assist Developer in arranging the sale or disposition of Developer's oil and gas under this Agreement and shall promptly provide the Developer with all relevant information which comes to Operator's attention regarding opportunities for sale of production.

          If Developer fails to take in kind or separately dispose of its proportionate share of the oil and gas produced under this Agreement, then Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase the oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for the production. Notwithstanding, Operator shall have no liability to Developer should Operator fail to market the production.

          Any purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in-kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil and gas shall be only for reasonable periods of time as are consistent with the minimum needs of the oil and gas industry under the particular circumstances, but in no event for a period in excess of one (1) year.

12.  Effect of Force Majeure; Definition of Force Majeure; Limitation.

     (a) Effect of Force Majeure. If Operator is rendered unable, wholly or in part, by force majeure (as defined below) to carry out its obligations under this Agreement, the Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it. After the notice is given, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within reasonable control.

     (b) Definition of Force Majeure. The term "force majeure" shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly precludes Operator's performance under this Agreement and is not reasonably within the control of the Operator.

     (c) Limitation. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator, contrary to its wishes. The method of handling these difficulties shall be entirely within the discretion of the Operator.

13.  Term.

     This Agreement shall become effective when executed by Operator and the Developer. Except as provided in sub-section (c) of Section 3, this Agreement shall continue and remain in full force and effect for the productive lives of the wells being operated under this Agreement.

14.  Governing Law; Invalidity.

     (a) Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     (b) Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

15. Integration; Written Amendment.

     (a) Integration. This Agreement, including the Exhibits to this Agreement, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter of this Agreement.

     (b) Written Amendment. No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which the change, waiver, modification, or amendment is sought to be enforced.

16.  Waiver of Default or Breach.

     No waiver by any party to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

17.  Notices.

     Unless otherwise provided in this Agreement, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until changed by certified or registered letter so addressed to the other party:

     (i)  If to the Operator, to:

          Atlas Resources, Inc.
          311 Rouser Road
          Moon Township, Pennsylvania 15108
          Attention: President

     (ii) If to Developer, to:

          Atlas America Public #11-2002 Ltd.
          c/o Atlas Resources, Inc.
          311 Rouser Road
          Moon Township, Pennsylvania 15108

     Notices which are served by registered or certified mail on the parties in the manner provided in this Section shall be deemed sufficiently served or given for all purposes under this Agreement at the time the notice is mailed in any post office or branch post office regularly maintained by the United States Postal Service or any successor. All payments shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until changed by certified or registered letter so addressed to the other party.

18.  Interpretation.

     The titles of the Sections in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions of this Agreement. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19.  Counterparts.

     The parties may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties, shall have the force and effect of an original; but all such counterparts shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       ATLAS RESOURCES, INC.

                                       By:
                                       -----------------------------------------

                                       ATLAS AMERICA PUBLIC #11-2002 LTD.

                                       By its Managing General Partner:
                                       ATLAS RESOURCES, INC.

                                       By:
                                       -----------------------------------------

                DESCRIPTION OF LEASES AND INITIAL WELL LOCATIONS

               [To be completed as information becomes available]


1.    WELL LOCATION

      (a)  Oil and Gas Lease from ______________________________________ dated
           _____________________ and recorded in Deed Book Volume __________,  Page __________ in the
           Recorder's Office of County, ____________, covering approximately _________ acres in
           ____________________________ Township, ___________________ County,
           __________________________.

      (b)  The portion of the leasehold estate constituting the
           ____________________________________________ No. __________ Well Location is described on the map attached hereto as Exhibit A-l.

      (c)  Title Opinion of _________________________________,
           ____________________________________, ________________________________________,
           ________________________________________, dated ___________________, 200___.

      (d)  The Developer's interest in the leasehold estate constituting this
           Well Location is an undivided ____% Working Interest to those oil and gas rights from the surface to the bottom of the __________________
           Formation, subject to the landowner's royalty interest and overriding royalty interests.


                                    Exhibit A

                                                                 Well Name, Twp.
                                                                   County, State

ASSIGNMENT OF OIL AND GAS LEASE


STATE OF _______________________________

COUNTY OF _____________________________

KNOW ALL MEN BY THESE PRESENTS:


         THAT the undersigned __________________________________________________
(hereinafter called "Assignor"), for and in consideration of One Dollar and other valuable consideration ($1.00 ovc), the receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over unto _____________ _______________________________________________ (hereinafter called "Assignee"), an undivided _____________________________ in, and to, the oil and gas lease described as follows:







together with the rights incident thereto and the personal property thereto, appurtenant thereto, or used, or obtained, in connection therewith.

         And for the same consideration, the assignor covenants with the said assignee his or its heirs, successors, or assigns that assignor is the lawful owner of said lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the undersigned has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid.

         In Witness Whereof, the undersigned owner ______ and assignor ______ ha___ signed and sealed this instrument the ______ day of _______________, 200___.


Signed and acknowledged in the presence of
                                                              -------------------------------------------------------------

------------------------------------------------------        -------------------------------------------------------------

------------------------------------------------------        -------------------------------------------------------------

                                    Exhibit B
                                    (Page 1)

                          ACKNOWLEDGMENT BY INDIVIDUAL


STATE OF
         --------------------------------------------
                                                              BEFORE ME, a Notary Public, in and for said
COUNTY OF
          -------------------------------------------


         County and State, on this day personally appeared ___________________________________________________ who
acknowledged to me that ____ he ____ did sign the foregoing instrument and that the same is _____________
free act and deed.

         In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.


                                                              _______________________________________________________
                                                              Notary Public



                           CORPORATION ACKNOWLEDGMENT


STATE OF
         --------------------------------------------
                                                              BEFORE ME, a Notary Public, in and for said
COUNTY OF
          -------------------------------------------


         County and State, on this day personally appeared ____________________________________________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged that the same was the act of the said ______________________________________________, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.


                                                              _______________________________________________________
                                                              Notary Public

This instrument prepared by:

Atlas Resources, Inc.
311 Rouser Road
P.O. Box 611
Moon Township, PA  15108



                                    Exhibit B
                                    (Page 2)

                             ADDENDUM NO. __________

                       TO DRILLING AND OPERATING AGREEMENT
                        DATED ___________________ , 2002

THIS ADDENDUM NO. __________ made and entered into this ______ day of ________________, 2002, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Operator"),

                                       and

ATLAS AMERICA PUBLIC #11-2002 LTD., a Delaware limited partnership, (hereinafter referred to as the Developer).

                                WITNESSETH THAT:

WHEREAS, Operator and the Developer have entered into a Drilling and Operating Agreement dated ___________________, 2002, (the "Agreement"), which relates to the drilling and operating of ________________ (______)wells on the ________________ (______) Initial Well Locations identified on the maps attached as Exhibits A-l through A-______ to the Agreement, and provides for the development on the terms and conditions set forth in the Agreement of Additional Well Locations as the parties may from time to time designate; and

WHEREAS, pursuant to Section l(c) of the Agreement, Operator and Developer presently desire to designate ________________ Additional Well Locations described below to be developed in accordance with the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum and intending to be legally bound, the parties agree as follows:

1. Pursuant to Section l(c) of the Agreement, the Developer hereby authorizes Operator to drill, complete (or plug) and operate, on the terms and conditions set forth in the Agreement and this Addendum No.__________, ________________ additional wells on the ________________ Additional Well Locations described on Exhibit A to this Addendum and on the maps attached to this Addendum as Exhibits A-______ through A-______.

2. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate the additional wells on the Additional Well Locations in accordance with the terms and conditions of the Agreement and further agrees to use its best efforts to begin drilling the first additional well within thirty
(30) days after the date of this Addendum and to begin drilling all the additional wells on or before March 31, 2003.

3. Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A to this Addendum, and such other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the above Additional Well Locations. The Developer accepts the title to the Additional Well Locations and leased premises in accordance with the provisions of Section 5 of the Agreement.

4. The drilling and operation of the additional wells on the Additional Well Locations shall be in accordance with and subject to the terms and conditions set forth in the Agreement as supplemented by this Addendum No. __________ and except as previously supplemented, all terms and conditions of the Agreement shall remain in full force and effect as originally written.

5. This Addendum No. __________ shall be legally binding on, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.


                                    Exhibit C
                                    (Page 1)

WITNESS the due execution of this Addendum on the day and year first above written.




                                      ATLAS RESOURCES, INC.
                                      By _______________________________________






                                      ATLAS AMERICA PUBLIC #11-2002 LTD.

                                      By its Managing General Partner:

                                      ATLAS RESOURCES, INC.


                                      By _______________________________________




























                                    Exhibit C
                                    (Page 2)

                                   EXHIBIT (B)
                        SPECIAL SUITABILITY REQUIREMENTS
                          AND DISCLOSURES TO INVESTORS

          SPECIAL SUITABILITY REQUIREMENTS AND DISCLOSURES TO INVESTORS

If you are a resident of one of the following states, then you must meet that state's qualification and suitability standards as follows:

Subscribers to Limited Partner Units.

If you are a resident of:

     o Michigan; or

     o North Carolina;

and you purchase limited partner units, then you must:

     o have a net worth of not less than $225,000, exclusive of home, home furnishings and automobiles; or

     o have a net worth of not less than $60,000, exclusive of home, home furnishings and automobiles, and estimated current year taxable income as defined in Section 63 of the Internal Revenue Code of $60,000 or more without regard to an investment in the partnership.

In addition, if you are a resident of:

     o Michigan;

     o Ohio; or

     o Pennsylvania;

then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

If you are a resident of California and you purchase limited partners units, then you must:

     o have a net worth of not less than $250,000, exclusive of home, home furnishings and automobiles, and expect to have gross income in the current year of $65,000 or more; or

     o have a net worth of not less than $500,000, exclusive of home, home furnishings and automobiles; or

     o have a net worth of not less than $1 million; or

     o expect to have gross income in the current tax year of not less than $200,000.

If you are a resident of New Hampshire and you purchase limited partner units, then you must have:

     o a net worth, exclusive of home, home furnishings, and automobiles of $250,000, or

     o a net worth, exclusive of home, home furnishings, and automobiles of $125,000, and $50,000 of taxable income.

Subscribers to Investor General Partner Units.

If you are a resident of California and you purchase investor general partner units, then you must:

     o have a net worth of not less than $250,000, exclusive of home, home furnishings and automobiles, and expect to have annual gross income in the current year of $120,000 or more; or

     o have a net worth of not less than $500,000, exclusive of home, home furnishings and automobiles; or

     o have a net worth of not less than $1 million; or

     o expect to have gross income in the current year of not less than $200,000.

If you are a resident of:

     o Alabama;

     o Maine;

     o Massachusetts;

     o Minnesota;

     o North Carolina;

     o Ohio;

     o Oklahoma;

     o Pennsylvania;

     o Tennessee;

     o Texas; or

     o Washington;

and you purchase investor general partner units, then you must:

     o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and a combined gross income of $100,000 or more for the current year and for the two previous years; or

     o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

     o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

     o have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If you are a resident of:

     o Arizona;

     o Indiana;

     o Iowa;

     o Kansas;

     o Kentucky;

     o Michigan;

     o Mississippi;

     o Missouri;

     o New Mexico;

     o Oregon;

     o South Dakota; or

     o Vermont;

and you purchase investor general partner units, then you must:

     o have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

     o have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

     o have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

     o have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If you are a resident of New Hampshire and you purchase investor general partner units, then you must:

     o have a net worth, exclusive of home, home furnishings, and automobiles of $250,000, or

     o have a net worth, exclusive of home, home furnishings, and automobiles of $125,000, and $50,000 of taxable income.

In addition, if you are a resident of:

     o Iowa;

     o Michigan;

     o Ohio; or

     o Pennsylvania;

then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, furnishings and automobiles.

If a resident of Missouri, I am aware that:

       THESE SECURITIES ARE NOT ELIGIBLE FOR ANY TRANSACTIONAL EXEMPTION UNDER THE MISSOURI UNIFORM SECURITIES ACT (SECTION 409.402(b), R.S.MO.(1978). UNLESS THESE SECURITIES ARE AGAIN REGISTERED UNDER THE ACT, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MISSOURI (SECTION 409.301, R.S.MO.(1978)).

If a resident of California, I am aware that:

       IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

California Administrative Code, Title 10, Ch. 3, Rule 260.141.11. Restriction on transfer.

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 and 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

         (i)    to the issuer;

         (ii)   pursuant to the order or process of any court;

         (iii) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (iv) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants or spouse, or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

         (v)    to holders of securities of the same class of the same issuer;

         (vi)   by way of gift or donation inter vivos or on death;

         (vii) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (viii) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

         (ix) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

         (x) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (xi) by a corporation or wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

         (xii) by way of an exchange qualified under Sections 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (xiii) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (xiv) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

         (xv) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

         (xvi) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

         (xvii) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

         provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

If a resident of North Carolina, I am aware that:

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $4,000,000 you are cautioned to carefully evaluate the partnership's ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions.

TABLE OF CONTENTS
======================================================                        ====================================================

                                                  Page
Summary of the Offering..............................1
Risk Factors.........................................7                                            ATLAS AMERICA
Additional Information..............................15
Forward Looking Statements and Associated                                                     PUBLIC #11-2002 LTD.
   Risks............................................15
Investment Objectives...............................16
Actions to be Taken by Managing General
   Partner to Reduce Risks of Additional
   Payments by Investor General Partners............17
Capitalization and Source of Funds and Use of
   Proceeds.........................................19
Compensation........................................21
Terms of the Offering...............................27
Prior Activities....................................31
Management..........................................38
Management's Discussion and Analysis of                                                      ----------------------
   Financial Condition, Results of Operations,                                                     PROSPECTUS
   Liquidity and Capital Resources..................43                                       ----------------------
Proposed Activities.................................44
Competition, Markets and Regulation.................57
Participation in Costs and Revenues.................60
Conflicts of Interest...............................65
Fiduciary Responsibility of the Managing
   General Partner..................................75
Tax Aspects.........................................76
Summary of Partnership Agreement....................91
Summary of Drilling and Operating Agreement.........94
Reports to Investors................................94
Presentment Feature.................................95
Transferability of Units............................97
Plan of Distribution................................98
Sales Material.....................................100
Legal Opinions.....................................101
Experts............................................101
Litigation.........................................101
Financial Information Concerning the Managing                                Until December 31, 2002, all dealers that effect
   General Partner and the Partnership.............101                       transactions in these securities, whether or not
                                                                             participating in this offering, may be required to
APPENDIX A - Information Regarding                                           deliver a prospectus. This is in addition to the
   Currently Proposed Wells                                                  dealers' obligation to deliver a prospectus when
                                                                             acting as underwriters and with respect to their
EXHIBIT (A) - Amended and Restated Certificate                               unsold allotments or subscriptions.
   and Agreement of Limited Partnership
EXHIBIT (I-A) - Managing General Partner
   Signature Page
EXHIBIT (I-B) - Subscription Agreement
EXHIBIT (II) - Drilling and Operating Agreement
EXHIBIT (B) - Special Suitability Requirements and
   Disclosures to Investors

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the managing general partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted.


======================================================                        ====================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.   Other Expenses of Issuance and Distribution.
The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

               Accounting Fees and Expenses................................................................$   15,000.00*
               Legal Fees (including Blue Sky) and Expenses................................................    75,000.00*
               Printing....................................................................................   155,000.00*
               SEC Registration Fee........................................................................     3,680.00
               Blue Sky Filing Fees (excluding legal fees).................................................    50,000.00*
               NASD Filing Fee.............................................................................     4,500.00
               Miscellaneous............................................................................... 1,496,820.00*
                                                                                                            ------------

                                                     Total.................................................$   1,800,000*
                                                                                                             ===========

-------------------
*Estimated

Item 14.  Indemnification of Directors and Officers.
Section 1741 et seq. of the Pennsylvania Business Corporation Law provides for indemnification of officers, directors, employees and agents by a corporation subject to certain limitations.

Under Section 4.05 of the Amended and Restated Certificate and Agreement of Limited Partnership, the Participants, within the limits of their Capital Contributions, and the Partnership, generally agree to indemnify and exonerate the Managing General Partner, the Operator and their Affiliates from claims of liability to any third party arising out of operations of the Partnership provided that:

         o they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

         o they were acting on behalf of or performing services for the Partnership; and

         o the course of conduct was not the result of their negligence or misconduct.

Paragraph 11 of the Dealer-Manager Agreement provides for the indemnification of the Managing General Partner, the Partnership and control persons under specified conditions by the Dealer-Manager and/or Selling Agent.

Item 15.   Recent Sales of Unregistered Securities.
None by the Registrant.

Atlas Resources, Inc. ("Atlas"), an Affiliate of the Registrant, has made sales of unregistered and registered securities within the last three years. See the section of the Prospectus captioned "Prior Activities" regarding the sale of limited and general partner interests. In the opinion of Atlas, the foregoing unregistered securities in each case have been and/or are being offered and sold in compliance with exemptions from registration provided by the Securities Act of 1933, as amended, including the exemptions provided by Section 4(2) of that Act and certain rules and regulations promulgated thereunder. The securities in each case have been and/or are being offered and sold to a limited number of persons who had the sophistication to understand the merits and risks of the investment and who had the financial ability to bear such risks. The units of limited and general partner interests were sold to persons who were Accredited Investors, as that term is defined in Regulation D (17 CFR 230.501(a)), or who had, at the time of purchase, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or a net worth (exclusive of home, furnishings and automobiles) of at least $125,000 and gross income of at least $75,000, or otherwise satisfied Atlas that the investment was suitable.


Item 16. Exhibits and Financial Statement Schedules.
        (a) Exhibits

            1(a)   Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.

            1(b)   Proposed form of Dealer-Manager Agreement with Bryan Funding, Inc.

            1(c)   Proposed form of Agreement with Registered Investment Advisors. *

            3(a)   Articles of Incorporation of Atlas Resources, Inc. *

            3(b)   Bylaws of Atlas Resources, Inc. *

            4(a)   Certificate of Limited Partnership for Atlas America Public #11-2002 Ltd. *

            4(b)   Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #10 Ltd.
                   (See Exhibit (A) to Prospectus)

            5      Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units registered hereby

            8      Opinion of Kunzman & Bollinger, Inc. as to tax matters

            10(a)  Escrow Agreement

            10(b)  Proposed Form of Drilling and Operating Agreement (See Exhibit (II) to the Amended and Restated Certificate
                   and Agreement of Limited Partnership, Exhibit (A) to Prospectus)

            23(a)  Consent of Grant Thornton, L.L.P.

            23(b)  Consent of United Energy Development Consultants, Inc. **

            23(c)  Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

            23(d)  Consent of Wright & Company, Inc. *

            24     Power of Attorney *


            *     Previously submitted in the Registration Statement filed June 21, 2002.
            **    Previously submitted in the Pre-Effective Amendment No. 1 filed August 15, 2002.


        (b) Financial Statement Schedules

         All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

         o For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         o For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania on October 11, 2002



                                ATLAS AMERICA PUBLIC #11-2002 LTD.
                                (Registrant)

                                By: Atlas Resources, Inc.,
                                    Managing General Partner

                           By: /s/ Jack L. Hollander
                               -------------------------------------------------
                               Jack L. Hollander, Senior Vice President - Direct Participation Programs


Jack L. Hollander, pursuant
to the Registration Statement, has
been granted Power of Attorney and is
signing on behalf of the names shown
below, in the capacities indicated.



In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                       Title                                                       Date
---------                                       -----                                                       ----
Freddie M. Kotek         President, Chief Executive Officer and Chairman of the Board of Directors        10/11/2002
Frank P. Carolas         Executive Vice President - Land and Geology and a Director Executive Vice        10/11/2002
Jeffrey C. Simmons       President - Operations and a Director                                            10/11/2002
Nancy J. McGurk          Senior Vice President, Chief Financial                                           10/11/2002
Louis Tierno, Jr.        Officer and Chief Accounting Officer Controller and Assistant Secretary          10/11/2002


================================================================================

    As filed with the Securities and Exchange Commission on October 11, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS
                                       TO
                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

        -----------------------------------------------------------------

                       ATLAS AMERICA PUBLIC #11-2002 LTD.
             (Exact name of Registrant as Specified in its Charter)

        -----------------------------------------------------------------




    Jack L. Hollander, Senior Vice President - Direct Participation Programs
                              Atlas Resources, Inc.
               311 Rouser Road, Moon Township, Pennsylvania 15108
                                 (412) 262-2830
            (Name, Address and Telephone Number of Agent for Service)





                                   Copies to:

       Wallace W. Kunzman, Jr., Esq.        Jack L. Hollander
       Kunzman & Bollinger, Inc.            Atlas Resources, Inc.
       5100 N. Brookline, Suite 600         311 Rouser Road
       Oklahoma City, Oklahoma 73112        Moon Township, Pennsylvania 15108


================================================================================

                                  EXHIBIT INDEX



  Exhibit No.                                                       Description
  -----------                                                       -----------
     1(a)                   Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.
     1(b)                   Proposed form of Dealer-Manager Agreement with Bryan Funding, Inc.

     1(c)                   Proposed Form of Selected Investment Advisor Agreement *

     3(a)                   Articles of Incorporation of Atlas Resources, Inc. *

     3(b)                   Bylaws of Atlas Resources, Inc. *

     4(a)                   Certificate of Limited Partnership for Atlas America Public #11-2002 Ltd. *

     4(b)                   Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America
                            Public #11-2002 Ltd. (See Exhibit (A) to Prospectus)

       5                    Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units registered hereby

       8                    Opinion of Kunzman & Bollinger, Inc. as to tax matters

     10(a)                  Escrow Agreement

     10(b)                  Proposed form of Drilling and Operating Agreement (See Exhibit (II) to the Amended and
                            Restated Certificate and Agreement of Limited Partnership, Exhibit (A) to Prospectus)

     23(a)                  Consent of Grant Thornton, L.L.P.

     23(b)                  Consent of United Energy Development Consultants, Inc. **

     23(c)                  Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

     23(d)                  Consent of Wright & Company, Inc. *

      24                    Power of Attorney *

                            ---------------------
                            *      Previously submitted in the Registration Statement filed June 21, 2002.
                            **     Previously submitted in the Pre-Effective Amendment No. 1 filed August 15, 2002.
